UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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HLTH CORPORATION
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 10, 2008

To the Stockholders of HLTH Corporation:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of HLTH Corporation will be held at 9:30 a.m., Eastern time, on December 10, 2008, at The Waldorf-Astoria Hotel, 301 Park Avenue, New York, NY 10022, for the following purposes:

1. To elect two Class I directors, each to serve a three-year term expiring at our Annual Meeting of Stockholders in 2011 or until his successor is elected and has qualified or his earlier resignation or removal.

2. To consider and vote on a proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as HLTH’s independent auditor for the fiscal year ending December 31, 2008.

3. To consider and transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on October 24, 2008 will be entitled to vote at this meeting. The stock transfer books will not be closed.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as promptly as possible.

By Order of the Board of Directors
of HLTH Corporation

Charles A. Mele
Executive Vice President,
General Counsel and Secretary

Elmwood Park, New Jersey
November 3, 2008

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING,
PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

FORWARD-LOOKING STATEMENTS
HLTH CORPORATION 2007 ANNUAL REPORT
HLTH CORPORATION 669 River Drive, Center 2 Elmwood Park, New Jersey 07407-1361
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 10, 2008
PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING
VOTING RIGHTS AND RELATED MATTERS
Record Date and Outstanding Shares
Vote and Quorum Required
Voting of Proxies
Revocability of Proxies
Solicitation of Proxies
No Appraisal Rights
DIRECTORS AND EXECUTIVE OFFICERS
Directors
Executive Officers
SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 1: ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
Board of Directors
Director Independence
Communications with HLTH Directors
Committees of the Board of Directors
NON-EMPLOYEE DIRECTOR COMPENSATION
2007 Director Compensation Table
Compensation for Service on WebMD Board
EXECUTIVE COMPENSATION
Overview
2007 Report of the Compensation Committee
Compensation Committee Interlocks and Insider Participation
Compensation Discussion and Analysis
Executive Compensation Tables
Potential Payments and Other Benefits upon Termination of Employment or a Change in Control
Employment Agreements with Named Executive Officers
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions with WebMD
Other Related Party Transactions
Audit Committee Review of Related Party Transactions
REPORT OF THE AUDIT COMMITTEE
HLTH PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Services and Fees of Ernst & Young
STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
WHERE YOU CAN FIND MORE INFORMATION
MISCELLANEOUS
ANNEX A-1
ANNEX A-2
ANNEX A-3
ANNEX A-4
ANNEX B

FORWARD-LOOKING STATEMENTS

This proxy statement contains both historical and forward-looking statements. All statements, other than statements of historical fact, are or may be, forward-looking statements. For example, statements concerning projections, predictions, expectations, estimates or forecasts and statements that describe our objectives, future performance, plans or goals are, or may be, forward-looking statements. These forward-looking statements reflect management’s current expectations concerning future results and events and can generally be identified by the use of expressions such as “may,” “will,” “should,” “could,” “would,” “likely,” “predict,” “potential,” “continue,” “future,” “estimate,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” and other similar words or phrases, as well as statements in the future tense.

Forward-looking statements are not guarantees of future performance. They involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. Factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, those disclosed in the section entitled “Risk Factors” and in other reports filed by HLTH with the Securities and Exchange Commission.

The forward-looking statements included in this proxy statement are made only as of the date of this proxy statement. Except as required by applicable law or regulation, we do not undertake any obligation to update any forward-looking statements to reflect subsequent events or circumstances.

HLTH CORPORATION 2007 ANNUAL REPORT

Annexes A-1 through A-4 and Annex B of this proxy statement constitute portions of the 2007 Annual Report required to be distributed with this proxy statement to stockholders of HLTH. For 2007, HLTH will not be distributing a stand-alone Annual Report document. The Annexes, together with other information contained in this proxy statement, contain all of the information that HLTH would have included in its Annual Report.

HLTH CORPORATION
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 10, 2008

This proxy statement and the enclosed form of proxy are furnished to stockholders of HLTH Corporation, a Delaware corporation, in connection with the solicitation of proxies by our board of directors from holders of outstanding shares of our Common Stock, par value $0.0001 per share, for use at our Annual Meeting of Stockholders to be held on December 10, 2008, at 9:30 a.m., Eastern time, at The Waldorf-Astoria Hotel, 301 Park Avenue, New York, NY 10022, and at any adjournment or postponement thereof. The date of this proxy statement is November 3, 2008 and it and a form of proxy are first being mailed or otherwise delivered to stockholders on or about November 5, 2008.

PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING

The following proposals will be considered and voted on at the Annual Meeting:

•	Proposal 1: Election of two Class I directors of HLTH, each to serve a three-year term expiring at the Annual Meeting of Stockholders in 2011 or until his successor is elected and has qualified or his earlier resignation or removal. The two nominees are:

Neil F. Dimick
Joseph E. Smith

•	Proposal 2: A proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as HLTH’s independent auditor for the fiscal year ending December 31, 2008.

The board of directors of HLTH recommends a vote “FOR” the election of each of the nominees for director listed in Proposal 1 and “FOR” Proposal 2.

VOTING RIGHTS AND RELATED MATTERS

Record Date and Outstanding Shares

Only holders of record of HLTH Common Stock at the close of business on October 24, 2008, the record date, are entitled to notice of and to vote at the HLTH Annual Meeting. On the record date, approximately 185,602,915 shares of HLTH Common Stock were issued and outstanding and held by approximately 3,200 holders of record, although HLTH believes that there are approximately 45,000 beneficial owners of HLTH Common Stock. Unvested shares of restricted HLTH Common Stock granted under HLTH’s equity compensation plans (which we refer to as HLTH restricted stock) are entitled to vote at the Annual Meeting and are included in the above number of outstanding shares of HLTH Common Stock. No other voting securities of HLTH are outstanding.

As of the record date for the HLTH Annual Meeting, the directors and executive officers of HLTH held and are entitled to vote, in the aggregate, shares of HLTH Common Stock representing approximately 5.3% of the outstanding shares.

Vote and Quorum Required

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of HLTH Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented and even though the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (sometimes referred to as a “broker non-vote”). If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

On all matters to be considered at the Annual Meeting, each share of HLTH Common Stock is entitled to one vote per share.

Proposal 1 (Election of Directors).  Election of directors is by a plurality of the votes cast at the Annual Meeting with respect to such election. Accordingly, the two nominees receiving the greatest number of votes for their election will be elected. Abstentions and instructions on the accompanying proxy card to withhold authority to vote with respect to a nominee will result in that nominee receiving fewer votes for the election.

Proposal 2 (Ratification of Appointment of Independent Registered Public Accounting Firm).  The affirmative vote of the holders of a majority of the shares present or represented at the meeting and entitled to vote on the matter is required to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as HLTH’s independent auditor described in Proposal 2. Abstentions with respect to Proposal 2 will be treated as shares that are present or represented at the meeting, but will not be counted in favor of that proposal. Accordingly, an abstention from voting on Proposal 2 will have the same effect as a vote “AGAINST” that proposal.

Voting of Proxies

If you hold shares of HLTH Common Stock in your name, please sign, date and return your proxy card with voting instructions. All shares represented by properly executed proxies received in time for the HLTH Annual Meeting will be voted at the HLTH Annual Meeting in the manner specified by the stockholders giving those proxies. Unless your shares of HLTH Common Stock are held in a brokerage account, if you sign, date and send your proxy and do not indicate how you want to vote, your proxy will be voted “FOR” the election of each of the nominees for director listed in Proposal 1 and “FOR” Proposal 2.

If your stock is held in “street name” through a bank or a broker, please direct your bank or broker to vote your stock in the manner described in the instructions you have received from your bank or broker. Stockholders are urged to utilize telephone or Internet voting if their bank or broker has provided them with the opportunity to do so. See the relevant voting instruction form for instructions. If a stockholder’s bank or broker holds its shares and such stockholder attends the HLTH Annual Meeting in person, such stockholder should please bring a letter from its bank or broker identifying it as the beneficial owner of the shares and authorizing it to vote such shares at the meeting.

HLTH does not expect that any matters other than those discussed above will be brought before the HLTH Annual Meeting. If, however, other matters are properly presented at the HLTH Annual Meeting, the individuals named as proxies will vote on such matters in their discretion.

Revocability of Proxies

Submitting a proxy on the enclosed form does not preclude a HLTH stockholder of record from voting in person at the HLTH Annual Meeting. A HLTH stockholder of record may revoke a proxy at any time before it is voted by taking any of the following actions:

•	delivering to the Secretary of HLTH, at the address set forth above, prior to the vote at the HLTH Annual Meeting, a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and so delivering a proxy relating to the same shares and bearing a later date prior to the vote at the HLTH Annual Meeting; or

•	attending the HLTH Annual Meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.

HLTH stockholders whose shares are held in street name should contact their broker, bank or nominee for instructions regarding voting at the HLTH Annual Meeting or revoking previously submitted instructions regarding how their shares are to be voted.

Solicitation of Proxies

HLTH will pay the expenses of soliciting proxies from its stockholders to be voted at the HLTH Annual Meeting and the cost of preparing and mailing this proxy statement to its stockholders. Following the original mailing of this proxy statement and other soliciting materials, HLTH and its agents also may solicit proxies by mail, telephone, facsimile or in person. In addition, proxies may be solicited from HLTH stockholders by HLTH’s directors, officers and employees in person or by telephone, facsimile or other means of communication. These officers, directors and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. Following the original mailing of this proxy statement and other soliciting materials, HLTH will request brokers, custodians, nominees and other record holders of HLTH Common Stock to forward copies of this proxy statement and other soliciting materials to persons for whom they hold shares of HLTH Common Stock and to request authority for the exercise of proxies. In these cases, HLTH will, upon the request of the record holders, reimburse these holders for their reasonable expenses. HLTH has retained Innisfree M&A Incorporated, a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the Annual Meeting and will pay customary fees plus reimbursement of out-of-pocket expenses.

No Appraisal Rights

The stockholders of HLTH will not be entitled to exercise dissenters’ rights with respect to any matter to be voted upon at the Annual Meeting.

DIRECTORS AND EXECUTIVE OFFICERS

The charts below list HLTH’s directors and executive officers and are followed by biographical information about them and a description of certain corporate governance matters.

Directors

Name	Age	Positions

Mark J. Adler, M.D.(3)(4)	52	Director; Chairman of the Compensation Committee
Paul A. Brooke(1)(2)(5)(6)	62	Director
Kevin M. Cameron	42	Director
Neil F. Dimick(4)(5)	59	Director; Chairman of the Nominating Committee; Chairman of the Governance & Compliance Committee
James V. Manning(1)(2)(4)	61	Director; Chairman of the Audit Committee
Herman Sarkowsky(3)(5)(6)	82	Director
Joseph E. Smith(1)(2)(3)(6)	69	Director
Martin J. Wygod(1)	68	Chairman of the Board; Acting Chief Executive Officer

(1)	Member of the Executive Committee

(2)	Member of the Audit Committee

(3)	Member of the Compensation Committee

(4)	Member of the Governance & Compliance Committee

(5)	Member of the Nominating Committee

(6)	Member of the Related Parties Committee

For a description of each of the standing committees of the board of directors and other corporate governance matters, see “Corporate Governance” below. Dr. Adler and Messrs. Dimick, Manning and Wygod are also members of the board of directors of WebMD. HLTH, through its ownership of WebMD Class B Common Stock, owns approximately 84% of the total outstanding Common Stock of WebMD and approximately 96% of the combined voting power of WebMD’s outstanding Common Stock as of October 24, 2008.

Executive Officers

Name	Age	Positions

Martin J. Wygod	68	Chairman of the Board and Acting Chief Executive Officer
Mark D. Funston	49	Executive Vice President and Chief Financial Officer
Wayne T. Gattinella	56	CEO and President of the WebMD segment
Charles A. Mele	52	Executive Vice President, General Counsel and Secretary
William G. Midgette	52	CEO of the Porex segment

Mark J. Adler, M.D., has been a director of HLTH since September 2000. Since September 2005, he has also served as a member of the board of directors of WebMD. Dr. Adler is an oncologist and has, for more than five years, been CEO and Medical Director of the San Diego Cancer Center and a director of the San Diego Cancer Research Institute. Until April 2006, he had also been, for more than five years, the Chief Executive Officer of the internal medicine and oncology group of Medical Group of North County, which is based in San Diego, California, and he continues to be a member of that Medical Group.

Paul A. Brooke has been a director of HLTH since November 2000. Mr. Brooke has been Chairman of the Board of Alsius Corporation, a medical device company, since June 2007 and was Chairman and Chief Executive Officer of a predecessor company from 2005 to June 2007. Mr. Brooke has been the Managing Member of PMSV Holdings LLC, a private investment firm, since 1993. Mr. Brooke has also been a Senior

Advisor to Morgan Stanley since April 2000. From 1997 through 2006, Mr. Brooke was a Venture Partner of MPM Capital, a venture capital firm specializing in the healthcare industry. From 1983 until April 1999, Mr. Brooke was a Managing Director and the Global Head of Healthcare Research and Strategy at Morgan Stanley. From April 1999 until May 2000, he was a Managing Director at Tiger Management LLC. He serves as a member of the boards of directors of the following other public companies: Incyte Corporation, a drug discovery company; and Viropharma Incorporated, a pharmaceutical company.

Kevin M. Cameron has served as a director of HLTH since October 2004. He also served as Chief Executive Officer of HLTH from October 2004 until February 2008, when he went on medical leave. From November 2005 until November 2006, Mr. Cameron also served as Acting CEO of Emdeon Business Services, which was then one of HLTH’s segments. From January 2002 until October 2004, Mr. Cameron was Special Advisor to the Chairman. From September 2000 to January 2002, he served as Executive Vice President, Business Development of HLTH and, in addition, from September 2001 through January 2002, was a member of the Office of the President. From April 2000 until its merger with HLTH in September 2000, Mr. Cameron served as Executive Vice President, Business Development of a predecessor to HLTH. Prior to April 2000, Mr. Cameron was a Managing Director of the Health Care Investment Banking Group of UBS and held various positions at Salomon Smith Barney, which is now part of Citigroup.

Neil F. Dimick has been a director of HLTH since December 2002. Since September 2005, he has also served as a member of the board of directors of WebMD. Mr. Dimick served as Executive Vice President and Chief Financial Officer of AmerisourceBergen Corporation, a wholesale distributor of pharmaceuticals, from 2001 to 2002 and as Senior Executive Vice President and Chief Financial Officer and as a director of Bergen Brunswig Corporation, a wholesale distributor of pharmaceuticals, for more than five years prior to its merger in 2001 with AmeriSource Health Corporation to form AmerisourceBergen. He also serves as a member of the boards of directors of the following companies: Alliance Imaging Inc., a provider of outsourced diagnostic imaging services to hospitals and other healthcare companies; Global Resources Professionals, an international professional services firm that provides outsourced services to companies on a project basis; Mylan Laboratories, Inc., a pharmaceutical manufacturer; and Thoratec Corporation, a developer of products to treat cardiovascular disease.

Mark D. Funston has served as Executive Vice President and Chief Financial Officer of HLTH since November 2006 and of WebMD since August 11, 2007. Prior to joining HLTH, Mr. Funston was Interim Chief Financial Officer of Digital Harbor, Inc., a privately held software company, from November 2005. Prior to that, Mr. Funston served as Chief Financial Officer of Group 1 Software, Inc., a publicly traded software company, from 1996 until its acquisition by Pitney Bowes in 2004. From 1989 to 1996, Mr. Funston was Chief Financial Officer of COMSAT RSI, Inc. (formerly Radiation Systems, Inc.), a publicly traded telecommunications manufacturing company acquired by COMSAT Corporation in 1994.

Wayne T. Gattinella has served as President of the WebMD segment since joining HLTH in 2001 and as its Chief Executive Officer since 2005. Since 2005, he has held the same positions at WebMD and has also served as a member of its board of directors. From 2000 to 2001, Mr. Gattinella was Executive Vice President and Chief Marketing Officer for People PC, an Internet services provider. Mr. Gattinella had previously held senior management positions with Merck-Medco (now Medco Health Solutions) and MCI Telecommunications. Mr. Gattinella currently serves on Drexel University’s LeBow College of Business Advisory Board.

James V. Manning has been a director of HLTH since September 2000 and, prior to that, was a member of a predecessor company’s board of directors for more than five years. Since September 2005, he has also served as a member of the board of directors of WebMD.

Charles A. Mele has been Executive Vice President, General Counsel and Secretary of HLTH since January 2001 and has served in senior executive positions for HLTH and predecessor companies since 1995.

William G. Midgette has been Chief Executive Officer of the Porex segment since August 2002. For more than five years prior to that, Mr. Midgette served in senior management positions at C. R. Bard, Inc., a healthcare products company, the last of which was President, Bard International.

Herman Sarkowsky has been a director of HLTH since November 2000 and, prior to that, was a member of a predecessor company’s board of directors for more than five years. Mr. Sarkowsky has been President of Sarkowsky Investment Corporation, a private investment company, for more than five years.

Joseph E. Smith has been a director of HLTH since September 2000. Mr. Smith served in various positions with Warner-Lambert Company, a pharmaceutical company, from March 1989 to September 1997, the last of which was Corporate Executive Vice President and a member of the Office of the Chairman and the firm’s Management Committee. Mr. Smith serves on the board of directors of Par Pharmaceutical Companies, Inc., a manufacturer and distributor of generic and branded pharmaceuticals, and on the Board of Trustees of the International Longevity Center, a non-profit organization.

Martin J. Wygod has served as Acting Chief Executive Officer of HLTH since February 2008, as Chairman of the Board of HLTH since March 2001, and as a director since September 2000. Since May 2005, he has also served as Chairman of the Board of WebMD. From October 2000 until May 2003, Mr. Wygod also served as HLTH’s Chief Executive Officer. From September 2000 until October 2000, Mr. Wygod served as Co-Chief Executive Officer of HLTH. Mr. Wygod is also engaged in the business of racing, boarding and breeding thoroughbred horses, and is President of River Edge Farm, Inc.

No family relationship exists among any of HLTH’s directors or executive officers. No arrangement or understanding exists between any director or executive officer of HLTH and any other person pursuant to which any of them were selected as a director or executive officer.

SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of HLTH Common Stock, as of October 24, 2008 (except where otherwise indicated), by each person or entity known by HLTH to beneficially own more than 5% of HLTH Common Stock, by each of HLTH’s directors, by each of HLTH’s Named Executive Officers, and by all of HLTH’s directors and executive officers as a group. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons listed in the table below have sole voting and investment power with respect to all shares of HLTH Common Stock shown as beneficially owned by them. Unless otherwise indicated, the address of each of the beneficial owners identified is c/o HLTH Corporation, 669 River Drive, Center 2, Elmwood Park, New Jersey 07407-1361.

	Common			Total	Percent of
Name and Address of Beneficial Owner	Stock(1)		Other(2)	Shares	Outstanding(2)

FMR Corp.(3)	14,821,042		—	14,821,042	8.0%
82 Devonshire Street Boston, MA 02109
Ziff Asset Management, L.P.(4)	13,409,998		—	13,409,998	7.2%
283 Greenwich Avenue Greenwich, CT 06830
Baron Capital Group, Inc.(5)	13,208,187		—	13,208,187	7.1%
767 Fifth Avenue New York, NY 10153
Kensico Capital Management Corp.(6)	12,054,389		—	12,054,389	6.5%
55 Railroad Avenue, 2nd Floor Greenwich, CT 06830
Mark J. Adler, M.D.	10,600	(7)	219,749	230,349	*
Paul A. Brooke	371,667	(8)	193,749	565,416	*
Kevin M. Cameron	601,184	(9)	3,257,168	3,858,352	2.0%
Neil F. Dimick	—		41,665	41,665	*
Mark D. Funston	60,000	(10)	90,000	150,000	*
Wayne T. Gattinella	20,218		489,881	510,099	*
James V. Manning	568,515	(11)	231,749	800,264	*
Charles A. Mele	228,446	(12)	1,858,000	2,086,446	1.1%
Herman Sarkowsky	495,996		368,749	864,745	*
Joseph E. Smith	29,250		149,749	178,999	*
Martin J. Wygod	7,516,183	(13)	4,400,000	11,916,183	6.3%
All executive officers and directors as a group (12 persons)	9,788,073		11,610,459	21,398,532	10.9%

*	Less than 1%.

(1)	The amounts set forth in this column include 156, 1,855 and 236 shares of HLTH Common Stock held in the respective accounts of each of Messrs. Cameron, Mele and Wygod in the HLTH 401(k) Plan (which we refer to in this table as 401(k) Plan Shares), all of which are vested in accordance with terms of the Plan. The amount set forth in this column for “All executive officers and directors as a group” includes 2,247 401(k) Plan Shares, all of which are vested in accordance with the terms of the HLTH 401(k) Plan.

Messrs. Cameron, Funston, Mele and Wygod are beneficial owners of shares of HLTH restricted stock in the respective amounts stated in the footnotes below. Holders of HLTH restricted stock have voting power, but not dispositive power, with respect to unvested shares of HLTH restricted stock. For information regarding the vesting schedules of the HLTH restricted stock, see “Executive Compensation — Executive Compensation Tables — Outstanding Equity Awards at End of 2007” below.

(2)	Beneficial ownership is determined under the rules and regulations of the SEC, which provide that shares of common stock that a person has the right to acquire within 60 days are deemed to be outstanding and beneficially owned by that person for the purpose of computing the total number of shares beneficially owned by that person and the percentage ownership of that person. However, those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Accordingly, we have set forth, in the column entitled “Other,” where applicable, the number of shares of HLTH Common Stock that the person has the right to acquire pursuant to options that are currently exercisable or that will be exercisable within 60 days of October 24, 2008. HLTH has calculated the percentages set forth in the column entitled “Percent of Outstanding” based on the number of shares outstanding as of October 24, 2008 (which was 185,602,915 including unvested shares of HLTH restricted stock) plus, for each listed person or group, the number of additional shares deemed outstanding, as set forth in the column entitled “Other.”

(3)	The information shown is as of February 29, 2008 and is based upon information disclosed by FMR Corp., Fidelity Management and Research Company, Fidelity Growth Company Fund and Edward C. Johnson, 3d in a Schedule 13G filed with the SEC. Such persons reported that FMR Corp. and the other members of the filing group had, as of February 29, 2008, sole power to dispose of or to direct the disposition of 14,821,042 shares of HLTH Common Stock. Sole power to vote the other shares of HLTH Common Stock beneficially owned by the filing group resides in the respective boards of trustees of the funds that have invested in the shares.

(4)	The information shown is as of December 31, 2007 and is based upon information disclosed by Ziff Asset Management, L.P., PBK Holdings, Inc., Philip B. Korsant and ZBI Equities, L.L.C. in a Schedule 13G filed with the SEC. Such persons reported that they had, as of December 31, 2007, shared power to dispose of or to direct the disposition of 13,409,998 shares of HLTH Common Stock and sole power to vote or to direct the vote of 13,409,998 shares of HLTH Common Stock, except that Ziff Asset Management, L.P. had shared voting power and shared dispositive power with respect to only 12,278,030 of those shares.

(5)	The information shown is as of December 31, 2007 and is based upon information disclosed by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management and Ronald Baron in a Schedule 13G filed with the SEC. Such persons reported that they had, as of December 31, 2007, sole power to dispose or direct the disposition of 150,000 shares of HLTH Common Stock, shared power to dispose or direct the disposition of 13,058,187 shares of HLTH Common Stock, sole power to vote or to direct the vote of 150,000 shares of HLTH Common Stock and shared power to vote or to direct the vote of 11,556,876 shares of HLTH Common Stock, except that Baron Capital Management, Inc. had shared voting power with respect to only 475,800 of those shares and shared dispositive power with respect to only 491,100 of those shares and BAMCO, Inc. did not have sole voting or dispositive power with respect to any of those shares and had shared voting power with respect to only 11,081,076 of those shares and shared dispositive power with respect to only 12,567,087 of those shares.

(6)	The information shown is as of December 31, 2007 and is based upon information disclosed by Kensico Capital Management Corp., Michael Lowenstein and Thomas J. Coleman in a Schedule 13G filed with the SEC. Such persons reported that they had, as of December 31, 2007, sole power to dispose of or to direct the disposition of 12,054,389 shares of HLTH Common Stock and sole power to vote or to direct the vote of 12,054,389 shares of HLTH Common Stock.

(7)	Represents 10,000 shares held by Dr. Adler and 600 shares held by Dr. Adler’s son.

(8)	Represents 170,000 shares held by Mr. Brooke and 201,667 shares held by PMSV Holdings LLC, of which Mr. Brooke is the managing member.

(9)	Represents 318,778 shares held by Mr. Cameron, 156 401(k) Plan Shares and 282,250 unvested shares of HLTH restricted stock.

(10)	Represents 15,000 shares held by Mr. Funston and 45,000 unvested shares of HLTH restricted stock.

(11)	Represents 503,018 shares held by Mr. Manning (including 12,500 through an IRA), 3,000 shares held by Mr. Manning’s wife through an IRA, and 62,497 shares held by the WebMD Health Foundation, Inc., a charitable foundation of which Messrs. Manning and Wygod are trustees and share voting and dispositive power.

(12)	Represents 88,591 shares held by Mr. Mele, 1,855 401(k) Plan Shares, 73,000 unvested shares of HLTH restricted stock and 65,000 shares held by the Rose Foundation, a private charitable foundation of which Messrs. Mele and Wygod are trustees and share voting and dispositive power.

(13)	Represents 6,953,118 shares held by Mr. Wygod, 236 401(k) Plan Shares, 269,000 shares of unvested HLTH restricted stock, 5,000 shares held by Mr. Wygod’s spouse through an IRA, 161,332 shares held by SYNC, Inc., which is controlled by Mr. Wygod, 62,497 shares held by the WebMD Health Foundation, Inc., a charitable foundation of which Messrs. Wygod and Manning are trustees and share voting and dispositive power, and 65,000 shares held by the Rose Foundation, a private charitable foundation of which Messrs. Wygod and Mele are trustees and share voting and dispositive power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and directors, and persons who beneficially own more than ten percent of a registered class of HLTH’s equity securities, to file reports of ownership and changes in ownership of these securities with the SEC. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish HLTH with copies of all Section 16(a) forms they file. Based solely upon a review of the forms furnished to HLTH during or with respect to the most recent fiscal year, all of HLTH’s directors and officers subject to the reporting requirements and each beneficial owner of more than ten percent of HLTH Common Stock satisfied all applicable filing requirements under Section 16(a).

PROPOSAL 1: ELECTION OF DIRECTORS

Election of two Class I directors of HLTH, each to serve a three-year term expiring at the HLTH Annual Meeting of Stockholders in 2011 or until his successor is elected and has qualified or his earlier resignation or removal.

The HLTH board of directors has eight members and is divided into three classes, two of which currently have three directors and one of which currently has two directors. At each Annual Meeting, the term of one of the classes of directors expires and HLTH stockholders vote to elect nominees for the directorships in that class for a new three-year term. At this year’s Annual Meeting, the terms of the two Class I directors, Neil F. Dimick and Joseph E. Smith, will expire. The terms of Messrs. Brooke, Manning and Wygod will expire at the Annual Meeting in 2009; and the terms of Dr. Adler and Messrs. Cameron and Sarkowsky will expire at the Annual Meeting in 2010.

The board of directors, based on the recommendation of the Nominating Committee of the board of directors, has nominated Messrs. Dimick and Smith for re-election at the Annual Meeting, each to serve a three-year term expiring at the Annual Meeting in 2011 or until his successor is elected and has qualified or his earlier resignation or removal. For biographical information regarding the nominees and other directors, see “Directors and Executive Officers” above.

The persons named in the enclosed proxy intend to vote for the election of Messrs. Dimick and Smith, unless you indicate on the proxy card that your vote should be withheld.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF THESE NOMINEES AS DIRECTORS.

HLTH has inquired of each nominee and has determined that each will serve if elected. While the HLTH board of directors does not anticipate that any of the nominees will be unable to serve, if any nominee is not able to serve, proxies will be voted for a substitute nominee unless the board of directors chooses to reduce the number of directors serving on the board.

For information regarding corporate governance and related matters involving HLTH’s board of directors and its committees, see “Corporate Governance” below. For information regarding the compensation of non-employee directors, see “Non-Employee Director Compensation” below. Employees of HLTH who serve on the board of directors do not receive additional compensation for board service.

CORPORATE GOVERNANCE

Board of Directors

HLTH’s board of directors has eight members. Two of the members are also employees of HLTH: Mr. Cameron, who served as Chief Executive Officer and is currently on medical leave, and Mr. Wygod, Chairman of the Board and Acting Chief Executive Officer. Six of the members are non-employee directors: Dr. Adler and Messrs. Brooke, Dimick, Manning, Sarkowsky and Smith. The board of directors has determined that each of the non-employee directors is also an independent director under applicable SEC rules and Nasdaq Global Select Market listing standards. See “Director Independence” below. The non-employee directors meet regularly in private sessions with the Chairman of the Board and also meet regularly without any employee directors or other HLTH employees present. For information regarding the compensation of non-employee directors, see “Non-Employee Director Compensation” below.

The board of directors met 11 times during 2007. During 2007, each of the directors attended 75% or more of the meetings held by the board and the board committees on which he served. In addition to meetings, the board and its committees reviewed and acted upon matters by unanimous written consent. HLTH’s board of directors encourages its members to attend the Annual Meetings of Stockholders. All but two of our directors attended the 2007 Annual Meeting.

Director Independence

HLTH’s board of directors has delegated to the Governance & Compliance Committee of the board the authority to make determinations regarding the independence of members of the board. The Governance & Compliance Committee has determined that Dr. Adler, and Messrs. Brooke, Dimick, Manning, Sarkowsky and Smith (all six of HLTH’s non-employee directors) are “independent” in accordance with the published listing requirements of the Nasdaq Global Select Market applicable generally to members of HLTH’s board and, with respect to the committees of HLTH’s board on which they serve, those applicable to the specific committees. The other two directors, Messrs. Cameron and Wygod, as officers of HLTH’s company, are not independent.

The Nasdaq independence definition includes a series of objective tests, including one that requires a three-year period to have elapsed since employment by the listed company and other tests relating to specific types of transactions or business dealings between a director (or persons or entities related to the director) and the listed company. In addition, as further required by the Nasdaq Marketplace Rules, the Governance & Compliance Committee of the HLTH board has made a subjective determination as to each non-employee director that no relationships exist which, in the opinion of the Governance & Compliance Committee, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In considering whether Mr. Manning qualified as “independent,” the Governance & Compliance Committee considered that (1) he had previously served as an executive officer of a predecessor of HLTH, more than nine years ago and (2) he and Mr. Wygod both serve as trustees of the WebMD Health Foundation, Inc., a charitable foundation. In considering whether Mr. Sarkowsky qualified as “independent,” the Governance & Compliance Committee considered the fact that he and Mr. Wygod have jointly owned race horses. Each member of the Governance & Compliance Committee abstained from voting with respect to his own independence.

Communications with HLTH Directors

The board of directors encourages HLTH’s security holders to communicate in writing to its directors. Security holders may send written communications to the board of directors or to specified individual directors by sending such communications c/o the Corporate Secretary’s Office, HLTH Corporation, 669 River Drive, Center 2, Elmwood Park, New Jersey 07407-1361. Such communications will be reviewed by HLTH’s Legal Department and, depending on the content, will be:

•	forwarded to the addressees or distributed at the next scheduled board meeting; or

•	if they relate to financial or accounting matters, forwarded to the Audit Committee or discussed at the next scheduled Audit Committee meeting; or

•	if they relate to the recommendation of the nomination of an individual, forwarded to the Nominating Committee or discussed at the next scheduled Nominating Committee meeting; or

•	if they relate to the operations of HLTH, forwarded to the appropriate officers of HLTH, and the response or other handling reported to the board at the next scheduled board meeting.

Committees of the Board of Directors

This section describes the roles of each of the committees of the HLTH board in the corporate governance of HLTH. The board of directors currently has six standing committees: an Executive Committee, a Compensation Committee, an Audit Committee, a Governance & Compliance Committee, a Nominating Committee and a Related Parties Committee. The Compensation Committee, the Audit Committee, the Governance & Compliance Committee, the Nominating Committee and the Related Parties Committee each has the authority to retain such outside advisors as it may determine to be appropriate.

With respect to certain committees, including the Audit Committee, the Compensation Committee and the Nominating Committee, a portion of their responsibilities are specified by SEC rules and the listing standards of the Nasdaq Global Select Market. These committees work with their counterparts at WebMD where their responsibilities overlap or where they otherwise believe it is appropriate to do so. To assist in that coordination of responsibilities, the Chairpersons of the Audit Committee, Compensation Committee, Governance & Compliance Committee and Nominating Committee are the same persons who hold those positions on those committees of the WebMD board of directors.

Executive Committee.  The Executive Committee, which met once during 2007, is currently comprised of Messrs. Brooke, Manning, Smith and Wygod. Mr. Cameron was also a member of the Executive Committee until February 2008. The Executive Committee has the power to exercise, to the fullest extent permitted by law, the powers of the entire board.

Audit Committee.  The Audit Committee, which met nine times during 2007, is currently comprised of Messrs. Brooke, Manning and Smith; Mr. Manning is its Chairman. Each of the members of the Audit Committee meets the standards of independence applicable to audit committee members under applicable SEC rules and Nasdaq Global Select Market listing standards and is financially literate, as required under applicable Nasdaq Global Select Market listing standards. In addition, the board of directors of HLTH has determined that Mr. Manning qualifies as an “audit committee financial expert,” as that term is used in applicable SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002, based on his training and experience as a certified public accountant, including as a partner of a major accounting firm, and based on his service as a senior executive and chief financial officer of public companies.

The Audit Committee operates under a written charter adopted by the board of directors, which sets forth the responsibilities and powers delegated by the board to the Audit Committee. A copy of the Audit Committee Charter, as amended through July 26, 2007, was included as Annex A to the Proxy Statement for HLTH’s 2007 Annual Meeting. The Audit Committee’s responsibilities are summarized below in “Report of the Audit Committee” and include oversight of the administration of HLTH’s Code of Business Conduct. A copy of the joint HLTH and WebMD Code of Business Conduct, as amended, was filed as Exhibit 14.1 to the Current Report on Form 8-K filed on February 9, 2006. The Code of Business Conduct applies to all directors and employees of HLTH and its subsidiaries. Any waiver of applicable requirements in the Code of Business Conduct that is granted to any of HLTH’s directors, principal executive officer, any senior financial officers (including the principal financial officer, principal accounting officer or controller) or any other person who is an executive officer of HLTH requires the approval of the Audit Committee and waivers will be disclosed on HLTH’s corporate Web site, www.hlth.com, in the “Investor Relations” section, or in a Current Report on Form 8-K.

Compensation Committee.  The Compensation Committee, which met seven times during 2007, is currently comprised of Dr. Adler and Messrs. Sarkowsky and Smith; Dr. Adler is its Chairman. Each of these directors is a non-employee director within the meaning of the rules promulgated under Section 16 of the Securities Exchange Act, an outside director within the meaning of Section 162(m) of the Internal Revenue Code and an independent director under applicable Nasdaq Global Select Market listing standards. The responsibilities delegated by the board to the Compensation Committee include:

•	oversight of the HLTH executive compensation program and its incentive and equity compensation plans;

•	determination of compensation levels for and grants of incentive and equity-based awards to executive officers and the terms of any employment agreements with them;

•	determination of compensation levels for non-employee directors; and

•	review of and making recommendations regarding other matters relating to HLTH’s compensation practices.

The Compensation Committee operates under a written charter adopted by the board of directors, which sets forth the responsibilities and powers delegated by the board to the Compensation Committee. A copy of the Compensation Committee Charter, as amended through July 26, 2007, was included as Annex B to the Proxy Statement for HLTH’s 2007 Annual Meeting. For additional information regarding HLTH’s Compensation Committee and its oversight of executive compensation, see “Executive Compensation — Compensation Discussion and Analysis” below.

Nominating Committee.  The Nominating Committee, which met once during 2007, is currently comprised of Messrs. Brooke, Dimick and Sarkowsky; Mr. Dimick is its Chairman. Each of these directors is an independent director under applicable Nasdaq Global Select Market listing standards. The responsibilities delegated by the board to the Nominating Committee include:

•	identifying individuals qualified to become board members;

•	recommending to the board the director nominees for each Annual Meeting of Stockholders; and

•	recommending to the board candidates for filling vacancies that may occur between Annual Meetings.

The Nominating Committee operates pursuant to a written charter adopted by the board of directors, which sets forth the responsibilities and powers delegated by the board to the Nominating Committee. A copy of the Nominating Committee Charter, as amended through July 26, 2007, was included as Annex C to the Proxy Statement for HLTH’s 2007 Annual Meeting. The Nominating Committee has not adopted specific objective requirements for service on the HLTH board. Instead, the Nominating Committee considers various factors in determining whether to recommend to the board potential new board members, or the continued service of existing members, including:

•	the amount and type of the potential nominee’s managerial and policy-making experience in complex organizations and whether any such experience is particularly relevant to HLTH;

•	any specialized skills or experience that the potential nominee has and whether such skills or experience are particularly relevant to HLTH;

•	in the case of non-employee directors, whether the potential nominee has sufficient time to devote to service on the HLTH board and the nature of any conflicts of interest or potential conflicts of interest arising from the nominee’s existing relationships;

•	in the case of non-employee directors, whether the nominee would be an independent director and would be considered a “financial expert” or to have “financial sophistication” under applicable SEC rules and the listing standards of the Nasdaq Global Select Market;

•	in the case of potential new members, whether the nominee assists in achieving a mix of board members that represents a diversity of background and experience, including with respect to age, gender, race, areas of expertise and skills; and

•	in the case of existing members, the nominee’s contributions as a member of the board during his or her prior service.

The Nominating Committee will consider candidates recommended by stockholders in the same manner as described above. Any such recommendation should be sent in writing to the Nominating Committee, c/o Secretary, HLTH Corporation, 669 River Drive, Center 2, Elmwood Park, New Jersey 07407-1361. To facilitate consideration by the Nominating Committee, the recommendation should be accompanied by a full statement of the qualifications of the recommended nominee, the consent of the recommended nominee to serve as a director of HLTH if nominated and to be identified in HLTH’s proxy materials and the consent of the recommending stockholder to be named in HLTH’s proxy materials. The recommendation and related materials will be provided to the Nominating Committee for consideration at its next regular meeting.

Governance & Compliance Committee.  The Governance & Compliance Committee is currently comprised of Dr. Adler and Messrs. Dimick and Manning; Mr. Dimick is its Chairman. The Governance & Compliance Committee met twice in 2007. The responsibilities delegated by the board to the Governance & Compliance Committee include:

•	evaluating and making recommendations to the board regarding matters relating to the governance of HLTH;

•	assisting the board in coordinating the activities of the board’s other standing committees, including with respect to HLTH’s compliance programs and providing additional oversight of those compliance programs; and

•	providing oversight of senior executive recruitment and management development.

As part of its responsibilities relating to corporate governance, the Governance & Compliance Committee evaluates and makes recommendations to the board regarding any proposal for which a stockholder has provided required notice that such stockholder intends to make at an Annual Meeting of Stockholders, including recommendations regarding the board’s response and regarding whether to include such proposal in HLTH’s proxy statement.

The Governance & Compliance Committee operates pursuant to a written charter adopted by the board of directors. A copy of the Governance & Compliance Committee Charter, as amended through July 26, 2007, was included as Annex D to the Proxy Statement for HLTH’s 2007 Annual Meeting. Pursuant to that Charter, the membership of the Governance & Compliance Committee consists of the Chairpersons of the Nominating, Audit and Compensation Committees and the Chairperson of the Nominating Committee serves as the Chairperson of the Governance & Compliance Committee, unless otherwise determined by the Governance & Compliance Committee.

Related Parties Committee.  In September 2005, HLTH’s board of directors established the Related Parties Committee. The Related Parties Committee is currently comprised of Messrs. Brooke, Sarkowsky and Smith. Each of the members of the Related Parties Committee is an independent director and none of its members serves as a director of WebMD. The Related Parties Committee met once during 2007. The responsibilities delegated by the board to the Related Parties Committee include:

•	oversight of transactions between HLTH and WebMD; and

•	oversight of other matters in which the interests of HLTH and WebMD conflict or may potentially conflict.

Other Committees.  From time to time, HLTH’s board of directors forms additional committees to make specific determinations or to provide oversight of specific matters or initiatives. For example:

•	Messrs. Brooke, Manning, Sarkowsky and Smith and Dr. Adler are members of a special committee of the board to oversee matters relating to the investigations described in “Legal Proceedings — Investigations by United States Attorney for the District of South Carolina and the SEC” in Note 12 to the Consolidated Financial Statements included as Annex A-1 to this proxy statement; and

•	Messrs. Wygod, Manning and Smith are members of a special committee of the board authorized to make determinations relating to HLTH’s stock repurchase program.

NON-EMPLOYEE DIRECTOR COMPENSATION

This section describes the compensation paid by HLTH during 2007 to the members of its board of directors who are not also HLTH or WebMD employees. These individuals are referred to as non-employee directors. The Compensation Committee of the HLTH board is authorized to determine the compensation of the non-employee directors.

As described below, only two types of compensation were paid by HLTH to non-employee directors in 2007 for their board and board committee service: (1) cash and (2) a grant of non-qualified options to purchase HLTH Common Stock. None of the non-employee directors received any other compensation from HLTH during 2007 and none of them provided any services to HLTH during 2007, except their service as a director. HLTH does not offer any deferred compensation plans or retirement plans to its non-employee directors.

2007 Director Compensation Table

This table provides information regarding the value of the compensation of the HLTH non-employee directors for 2007, as calculated in accordance with applicable SEC regulations. This table should be read together with the additional information under the headings “Cash Compensation” and “Option Grants” below.

(a)	(b)	(c)	(d)
	Fees Earned or
	Paid in Cash	Option Awards	Total
Name	($)	($)(1)(2)	($)

Mark J. Adler, M.D.(3)	77,500	54,996	132,496
Paul A. Brooke	90,000	54,996	144,996
Neil F. Dimick(3)	57,500	54,996	112,496
James V. Manning(3)	95,000	54,996	149,996
Herman Sarkowsky	80,000	54,996	134,996
Joseph E. Smith	90,000	54,996	144,996

(1)	The amounts reported in Column (c) above reflect the aggregate dollar amounts recognized by HLTH in 2007 for stock option awards for income statement reporting purposes under Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-based Payments” (disregarding any estimate of forfeitures related to service-based vesting conditions). See Note 13 (Stock-Based Compensation) to the Consolidated Financial Statements included as Annex A-1 to this proxy statement for an explanation of the methodology and assumptions used in determining the fair value of stock option awards granted. The amounts reported in Column (c) reflect HLTH’s accounting expense for these stock option awards, not amounts realized by non-employee directors. The actual amounts, if any, ultimately realized by non-employee directors from options to purchase HLTH Common Stock will depend on the price of HLTH Common Stock at the time they exercise vested stock options.

(2)	Under HLTH’s Amended and Restated 2000 Long-Term Incentive Plan (which we refer to as the 2000 Plan), each non-employee director of HLTH automatically receives a non-qualified option to purchase 20,000 shares of HLTH Common Stock on each January 1, with an exercise price equal to the closing price on the last trading date of the prior year. The grants made on January 1, 2007 each had an exercise price of $12.39 per share and each had a total grant date fair value equal to $77,774, based on the methodology and assumptions referred to in Footnote 1 above. The following lists the total number of shares of HLTH Common Stock subject to outstanding unexercised option awards held by each of non-employee directors as of December 31, 2007 and the weighted average exercise price of those options:

	Number of Shares Subject	Weighted Average
Name	to Outstanding Options	Exercise Price

Mark J. Adler, M.D.	236,000	$10.16
Paul A. Brooke	210,000	$8.02
Neil F. Dimick	57,916	$9.82
James V. Manning	248,000	$8.89
Herman Sarkowsky	410,000	$10.65
Joseph E. Smith	166,000	$11.60

See “Option Grants” below for additional information.

(3)	These three non-employee directors of HLTH are also non-employee directors of WebMD, for which they received compensation from WebMD. For information regarding the compensation they received from WebMD, see below under “Compensation for Service on WebMD Board.”

Cash Compensation

Overview.  For each of the HLTH non-employee directors, the amount set forth in Column (a) of the 2007 Director Compensation Table represents the sum of the following amounts, each of which is described below:

•	an annual retainer for service on the board;

•	annual fees for service on standing committees of the board;

•	annual fees, if any, for serving as Chairperson of standing committees of the board; and

•	quarterly fees for service on other committees of the board.

Non-employee directors do not receive per meeting fees but are reimbursed for out-of-pocket expenses they incur in connection with attending board and board committee meetings and the Annual Meeting of Stockholders.

Board Service.  Each HLTH non-employee director receives an annual retainer of $30,000 for service on the HLTH board.

Service on Standing Committees.  HLTH pays annual fees for service on some of the standing committees of the board, as well as an additional fee to the Chairperson of each of those committees, in the following amounts:

Type of Service	Annual Fee

Membership on Audit Committee (Messrs. Brooke, Manning and Smith)	$15,000
Membership on Compensation Committee (Dr. Adler and Messrs. Sarkowsky and Smith) or Nominating Committee (Messrs. Brooke, Dimick and Sarkowsky)	$5,000
Membership on Governance & Compliance Committee (Dr. Adler and Messrs. Dimick and Manning) or Related Parties Committee (Messrs. Brooke, Sarkowsky and Smith)	$10,000
Chairperson of Compensation Committee (Dr. Adler) or Nominating Committee (Mr. Dimick)	$2,500
Chairperson of Audit Committee (Mr. Manning) or Governance & Compliance Committee (Mr. Dimick)	$10,000

The amounts of the fees payable to HLTH non-employee directors for service on the board and its standing committees are determined by the Compensation Committee and may be changed by it from time to time. The Compensation Committee also has discretion to determine whether such compensation is paid in cash, in HLTH Common Stock or some other form of compensation.

Service on Other Committees.  HLTH non-employee directors may also receive additional fees for service on committees established by the board for specific purposes. Those fees are generally paid on a quarterly basis for the period that the committee exists and may be set by the board, the Compensation Committee or the committee itself. Messrs. Brooke, Manning, Sarkowsky and Smith and Dr. Adler were each paid $30,000 for their service in 2007 as members of a special committee of the board to oversee matters relating to the investigations described in “Legal Proceedings — Investigations by United States Attorney for the District of South Carolina and the SEC” in Note 12 to the Consolidated Financial Statements included as Annex A-1 to this proxy statement. Members of this special committee will continue to receive compensation for their service on the committee. The current quarterly payment is $3,750 per member.

Option Grants

Annual Stock Option Grants.  On January 1 of each year, each HLTH non-employee director receives a non-qualified option to purchase 20,000 shares of HLTH Common Stock pursuant to automatic annual grants of stock options under WebMD’s 2000 Plan. The annual stock option awards are granted with a per-share exercise price equal to the fair market value of a share of HLTH Common Stock on the grant date. For these purposes, and in accordance with the terms of the 2000 Plan and HLTH’s equity award grant practices, the fair market value is equal to the closing price of a share of HLTH Common Stock on the Nasdaq Global Select

Market on the last trading day of the prior year. The vesting schedule for each automatic annual grant is as follows: 1/4 of the grant on the first anniversary of the date of grant and 1/48 of the grant on a monthly basis over the next three years (full vesting on the fourth anniversary of the date of grant). Each non-employee director received automatic annual grants of options to purchase 20,000 shares of HLTH Common Stock on January 1, 2007 (with an exercise price of $12.39 per share) and January 1, 2008 (with an exercise price of $13.40 per share). The options granted to non-employee directors do not include any dividend or dividend equivalent rights. Each such option will expire, to the extent not previously exercised, ten years after the date of grant or earlier if their service as a director ends.

Under the 2000 Plan, outstanding unvested options held by HLTH non-employee directors vest and become fully exercisable: (a) upon the non-employee director’s death or termination of service as a result of disability; and (b) upon a “Change in Control” of HLTH. Those options, and any others that had previously vested, will then continue to be exercisable or lapse in accordance with the other provisions of the 2000 Plan and the award agreement. For purposes of the 2000 Plan, a “Change in Control” generally includes (i) a change in the majority of the board of directors of HLTH without the consent of the incumbent directors, (ii) any person or entity becoming the beneficial owner of 25% or more of the voting shares of HLTH and the Compensation Committee determining that such transaction constitutes a change in control, taking into consideration all relevant facts, (iii) consummation of a reorganization, merger or similar transaction as a result of which HLTH’s stockholders prior to the consummation of the transaction no longer represent 50% of the voting power, and (iv) consummation of a sale of all or substantially all of HLTH’s assets.

Discretionary Grants.  Non-employee directors may receive discretionary grants of stock options under the 2000 Plan. No discretionary grants were made in 2007.

Compensation for Service on WebMD Board

Dr. Adler and Messrs. Dimick and Manning serve as non-employee directors of WebMD and receive compensation from WebMD for their service. The Compensation Committee of the WebMD board is authorized to determine the compensation of WebMD’s non-employee directors.

The HLTH directors serving on the WebMD board received two types of compensation in 2007 from WebMD for their board and board committee service: (1) annual fees paid in the form of shares of WebMD Class A Common Stock and (2) a grant of non-qualified options to purchase WebMD Class A Common Stock. None of these non-employee directors received any other compensation from WebMD during 2007 and none of them provided any services to WebMD during 2007, except their service as a director. WebMD does not offer any deferred compensation plans or retirement plans to its non-employee directors.

This table provides information regarding the value of the compensation from WebMD to the individuals listed for 2007, as calculated in accordance with applicable SEC regulations.

(a)	(b)	(c)	(d)
Name	Stock Awards(1)	Option Awards(2)(3)	Total

Mark J. Adler, M.D.	$65,894	$134,519	$200,413
Neil F. Dimick	90,894	134,519	225,413
James V. Manning	83,394	134,519	217,913

(1)	Shares of WebMD Class A Common Stock were issued by WebMD on September 28, 2007 (the anniversary of WebMD’s initial public offering) in payment for annual fees for service on the WebMD board and its standing committees. These shares are not subject to vesting requirements or forfeiture. The amounts (expressed in dollars) of the fees are the same as those applicable to the HLTH board and its standing committees, as described above. For each individual listed in Column (a) of this table, the number of shares to be issued was determined by dividing the aggregate dollar amount of the fees by $52.10, the closing price of WebMD Class A Common Stock on the Nasdaq Global Select Market on September 28, 2007 (with cash paid in lieu of issuing fractional shares). Dr. Adler received 911 shares of WebMD Class A Common Stock; Mr. Dimick received 1,391 shares; and Mr. Manning received 1,247 shares. In addition, this column includes $18,394 for each individual, which reflects the aggregate dollar amounts recognized by WebMD in 2007, for income statement reporting purposes under SFAS No. 123R (based on the methodology and assumptions referred to in Footnote 2 below), for grants of WebMD restricted stock made to these directors at the time of WebMD’s initial public offering. That amount reflects WebMD’s accounting expense for these WebMD restricted stock awards, not amounts realized by non-employee directors. The actual amounts, if any, ultimately realized by non-employee directors from WebMD restricted stock will depend on the price of WebMD Class A Common Stock at the time the WebMD restricted stock vests.

(2)	The amounts reported in Column (c) above reflect the aggregate dollar amounts recognized by WebMD in 2007 for stock option awards for income statement reporting purposes under SFAS No. 123R (disregarding any estimate of forfeitures related to service-based vesting conditions). See “WebMD Plans” in Note 13 (Stock-Based Compensation) to the Consolidated Financial Statements included as Annex A-1 to this proxy statement for an explanation of the methodology and assumptions used in determining the fair value of stock option awards granted. The amounts reported in Column (c) reflect WebMD’s accounting expense for these stock option awards, not amounts realized by the individuals listed in the table. The actual amounts, if any, ultimately realized by these individuals from WebMD equity compensation will depend on the price of WebMD Class A Common Stock at the time they exercise vested stock options or at the time of vesting of WebMD restricted stock.

(3)	Under WebMD’s Amended and Restated 2005 Long-Term Incentive Plan (which we refer to as the WebMD 2005 Plan), each non-employee director of WebMD automatically receives a non-qualified option to purchase 13,200 shares of WebMD Class A Common Stock on each January 1, with an exercise price equal to the closing price on the last trading date of the prior year. The grants made on January 1, 2007 each had an exercise price of $40.02 per share and each had a total grant date fair value equal to $227,555, based on the methodology and assumptions referred to in Footnote 2 above. The Compensation Committee of the WebMD board has discretion to make other grants of options to purchase WebMD Class A Common Stock to WebMD’s non-employee directors, but did not do so in 2007. The following lists the total number of shares of WebMD Class A Common Stock subject to outstanding unexercised option awards held by the listed individuals as of December 31, 2007 and the weighted average exercise price of those options:

	Number of Shares Subject	Weighted Average
Name	to Outstanding WebMD Options	Exercise Price

Mark J. Adler, M.D.	39,600	$28.86
Neil F. Dimick	39,600	$28.86
James V. Manning	39,600	$28.86

In addition, as of December 31, 2007, each of the listed individuals held 2,200 shares of unvested WebMD restricted stock that were granted at the time of WebMD’s initial public offering.

EXECUTIVE COMPENSATION

Overview

This section contains information regarding HLTH’s compensation programs and policies and, in particular, their application to a specific group of individuals that we refer to as HLTH’s Named Executive Officers. Under applicable SEC rules, HLTH’s Named Executive Officers for 2007 consist of the Chief Executive Officer during that year, the Chief Financial Officer during that year and the three other executive officers of HLTH who received the most compensation for 2007. This section is organized as follows:

•	2007 Report of the Compensation Committee. This section contains a report of the Compensation Committee of the board of directors regarding the “Compensation Discussion and Analysis” section described below. The material in the 2007 Report of the Compensation Committee will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that HLTH specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

•	Compensation Committee Interlocks and Insider Participation. This section contains information regarding certain types of relationships involving HLTH’s Compensation Committee members.

•	Compensation Discussion and Analysis. This section contains a description of the specific types of compensation HLTH pays, a discussion of its compensation policies, information regarding how those policies were applied to the compensation of the Named Executive Officers for 2007 and other information that may be useful to investors regarding compensation of HLTH’s Named Executive Officers and other employees.

•	Executive Compensation Tables. This section provides information, in tabular formats specified in applicable SEC rules, regarding the amounts or value of various types of compensation paid to HLTH’s Named Executive Officers and related information.

•	Potential Payments and Other Benefits upon Termination or Change in Control. This section provides information regarding amounts that could become payable to HLTH’s Named Executive Officers following specified events.

•	Employment Agreements with Named Executive Officers. This section contains summaries of the employment agreements between HLTH (or its subsidiaries) and its Named Executive Officers. We refer to these summaries in various other places in this Executive Compensation section.

The parts of this Executive Compensation section described above are intended to be read together and each provides information not included in the others. In addition, for background information regarding the Compensation Committee of HLTH’s board of directors and its responsibilities, please see “Corporate Governance — Committees of the Board of Directors — Compensation Committee” above.

2007 Report of the Compensation Committee

The Compensation Committee of HLTH’s board of directors provides oversight of HLTH’s compensation programs and makes specific compensation decisions regarding compensation of the Named Executive Officers and HLTH’s other executive officers. Set out below is the Compensation Discussion and Analysis section of this proxy statement. That section contains a discussion of HLTH’s executive compensation programs and policies and their application by the Compensation Committee for 2007 to the Named Executive Officers. The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis. Based upon this review and the Compensation Committee’s discussions, the Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis section be included in this proxy statement.

Mark J. Adler, M.D. (Chairperson)
Herman Sarkowsky
Joseph E. Smith

Compensation Committee Interlocks and Insider Participation

Each of the Compensation Committee members whose name appears under the Compensation Committee Report was a committee member for all of 2007. No current member of the Compensation Committee is a current or former executive officer or employee of HLTH or had any relationships in 2007 requiring disclosure by HLTH or WebMD under the SEC’s rules requiring disclosure of certain relationships and related-party transactions.

None of HLTH’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee of the HLTH board or the Compensation Committee of the WebMD board during the fiscal year ended December 31, 2007.

Compensation Discussion and Analysis

This section contains a description of the specific types of compensation HLTH pays, a discussion of HLTH’s compensation policies, information regarding how the compensation of HLTH’s Named Executive Officers for 2007 was determined under those policies and other information that may be useful to investors regarding compensation of HLTH’s Named Executive Officers and other employees.

Overview of Types of Compensation Used by HLTH.  The compensation of HLTH’s Named Executive Officers consists primarily of the following:

•	cash salary;

•	an annual cash bonus, the amount of which was determined, for 2007, by the Compensation Committee in its discretion;

•	special bonuses to provide recognition for specific accomplishments or at the time of a promotion, if determined by the Compensation Committee to be appropriate and in amounts determined by the Compensation Committee in its discretion;

•	grants of non-qualified options to purchase shares of HLTH Common Stock, subject to vesting based on continued employment, with an exercise price that is equal to the fair market value of HLTH Common Stock on the grant date (and, in the case of certain Named Executive Officers, options to purchase shares of WebMD Class A Common Stock, with an exercise price that is equal to the fair market value of WebMD Class A Common Stock on the grant date); and

•	grants of shares of restricted HLTH Common Stock (which we refer to as HLTH restricted stock), subject to vesting based on continued employment and, in the case of Messrs. Gattinella and Wygod only, shares of restricted WebMD Class A Common Stock (which we refer to as WebMD restricted stock), subject to vesting based on continued employment.

A discussion of the above types of compensation, to the extent used in 2007, follows under the heading “Use of Specific Types of Compensation in 2007.” The compensation of HLTH’s other executives generally consists of the same types (other than WebMD equity compensation), with the specific amounts determined by the Chief Executive Officer and other members of senior management.

In determining the forms of compensation to be used by HLTH, the Compensation Committee considers various factors, including the effectiveness of the incentives provided, tax and accounting considerations, the compensation practices of other companies and the expectations of employees and investors. In addition, the Compensation Committee believes that it is important that compensation be understood by the employees who receive it and by HLTH’s investors. The Compensation Committee believes that HLTH’s compensation programs, including the types of stock options and restricted stock that HLTH uses, are effective forms of compensation and well understood. HLTH has not offered any deferred compensation plans to its executive officers or other employees. HLTH has also not offered any retirement plans to its executive officers, other than 401(k) plans generally available to its employees. Subject to the terms of the HLTH 401(k) Savings and Employee Stock Ownership Plan (which we refer to as the HLTH 401(k) Plan), HLTH matches, in cash, 25%

of amounts contributed to that Plan by each Plan participant, up to 6% of eligible pay. The matching contribution made by HLTH is subject to vesting, based on continued employment, with 50% scheduled to vest on each of the first and second anniversaries of an employee’s date of hire (with employees vesting immediately in any matching contribution made after the second anniversary). Messrs. Cameron, Funston and Gattinella are the Named Executive Officers who chose to participate in the HLTH 401(k) Plan in 2007. WebMD employees are eligible to participate in the HLTH 401(k) Plan. HLTH’s Porex subsidiary also sponsors a 401(k) plan for its employees, including one employee of Porex who is an executive officer of HLTH.

Discussion of Compensation Policies.  The Compensation Committee’s guiding philosophy is to establish a compensation program that is:

•	Competitive with the market in order to help attract, motivate and retain highly qualified managers and executives. HLTH seeks to attract and retain talent by offering competitive base salaries, annual incentive opportunities and the potential for long-term rewards through equity-based awards, such as stock options and restricted stock. HLTH has, in the past, granted and may continue to grant equity-based awards to a large portion of its employees, not just its executives. Those awards have been primarily in the form of non-qualified options to purchase HLTH Common Stock.

•	Performance-based to link executive pay to company performance over the short-term and long-term and to facilitate shareholder value creation. It is HLTH’s practice to provide compensation opportunities in addition to base salary that are linked to HLTH’s performance and the individual’s performance. Achievement of short-term goals is rewarded through annual cash bonuses, while achievement of long-term objectives is encouraged through nonqualified stock option grants and restricted stock awards that are subject to vesting over periods generally ranging from three to four years. Through annual and long-term incentives, a major portion of the total potential compensation of HLTH’s executive officers (and other members of senior management) is placed at risk in order to motivate them to improve the performance of HLTH’s businesses and to increase the value of the company.

•	Designed to foster a long-term commitment by management. The Compensation Committee believes that there is great value to HLTH in having a team of long-tenured, seasoned executives and managers. HLTH’s compensation practices are designed to foster a long-term commitment to HLTH by its management team. The vesting schedules attributable to equity grants are typically three to four years with, in some cases (particularly for more senior executives), scheduled vestings that are smaller in the early vesting periods and greater in the later vesting periods.

The Compensation Committee has not retained outside consultants to assist it in implementing these policies or making specific decisions relating to executive compensation. The Compensation Committee does, from time to time, review general information regarding the compensation practices of other companies, including some that are likely to compete with HLTH for the services of its executives and employees, and that information is a factor used by the Committee in its decisions and in its general oversight of compensation practices at HLTH. However, the Compensation Committee does not use that information to generate specific compensation amounts or targets and does not seek to create an objective standard for HLTH compensation based on what other companies have done. Instead, in each compensation decision, the committee exercises its business judgment regarding the appropriateness of types and amounts of compensation in light of the value to HLTH of specific individuals. With respect to 2007 compensation, the Compensation Committee took into account recommendations made by the Chairman of the Board and Chief Executive Officer of HLTH with respect to determinations of the types and amounts of compensation to be paid to the other executive officers and also discussed with the Chairman of the Board and the Chief Executive Officer the types and amounts such individuals believed would be appropriate to pay each of them in light of the amounts being recommended for the other executive officers and amounts being paid to other HLTH executives.

HLTH’s senior management generally applies a similar philosophy and similar policies to determine the compensation of officers and managers who are not executive officers and reports to the Compensation Committee regarding these matters.

Use of Specific Types of Compensation in 2007

Base Salary.  The Compensation Committee reviews the base salaries of HLTH’s executive officers from time to time, but has made few changes in those salaries in recent years except upon a change in position. In 2007, no changes were made to the salaries of any of HLTH’s Named Executive Officers. In general, it is the Compensation Committee’s view that increases in the cash compensation of HLTH’s executive officers should be performance-based and achieved through the bonus-setting process, rather than through an increase in base salary. However, the Compensation Committee considers various factors when it contemplates an adjustment to base salary, including: company performance, the executive’s individual performance, scope of responsibility and changes in that scope (including as a result of promotions), tenure, prior experience and market practice. HLTH’s senior management considers similar factors in determining whether to make adjustments to salaries of other employees, and such changes are made more frequently.

Annual Cash Bonuses.  HLTH’s Named Executive Officers have the opportunity to earn annual cash bonuses. However, HLTH’s Named Executive Officers (and its other executive officers) do not participate in a formal annual bonus plan and the Compensation Committee did not set quantitative performance targets, in advance, for use in determining bonus amounts for executive officers for 2007. After the end of 2007, the Compensation Committee determined such amounts based on its subjective assessment of the performance of HLTH and its business segments in 2007, taking into consideration its views regarding the extent to which financial and operational goals discussed by management and the board at various times during 2007 were achieved. The Compensation Committee believes that, for HLTH at this time, a flexible annual bonus process is a more appropriate one for motivating HLTH’s executive officers than setting quantitative targets in advance because it allows the Compensation Committee to consider, in its bonus determinations:

•	goals of any type set by the board and communicated to senior management at any point in the year;

•	the effects of acquisitions and dispositions of businesses made during the year; and

•	the effects of unexpected events and changes in HLTH’s businesses during the year.

The Compensation Committee may, at some point in the future, determine that it will use quantitative targets set in advance in determining executive officer bonuses. In addition, in some years, bonus awards for some of HLTH’s executive officers (particularly newly-hired executive officers) may be dictated by the terms of the executive’s employment agreement, providing for payment of a specified bonus amount or an amount within a specific range with respect to a specific employment period. No such requirements applied with respect to HLTH’s Named Executive Officers for 2007.

While the Compensation Committee does not set quantitative performance targets in advance, it does set individual target bonus opportunities, as a percentage of base salary, for each Named Executive Officer. In some cases, these percentages are reflected in the employment agreement for the Named Executive Officer approved by the Compensation Committee. The higher the target percentage of an individual’s salary that the annual bonus opportunity represents, the greater the percentage of total annual cash compensation that is not guaranteed for that individual. Generally, the target percentage (and therefore the percentage of annual compensation that is not guaranteed) increases with the level and scope of responsibility of the executive, as does salary. The target bonus opportunities for the Named Executive Officers for 2007 are set forth in the following table:

				Target Annual
			Target Annual	Bonus Amount
		Annual	Bonus	as a Percent
Named Executive Officer	Title	Salary	Opportunity	of Salary

Kevin M. Cameron	Chief Executive Officer	$660,000	$660,000	100%
Mark D. Funston	Executive Vice President and Chief Financial Officer	$375,000	$187,000	50%
Wayne T. Gattinella	CEO and President, WebMD	$560,000	$560,000	100%
Charles A. Mele	Executive Vice President, General Counsel & Secretary	$450,000	$225,000	50%
Martin J. Wygod	Chairman of the Board	$975,000	$975,000	100%

However, the Compensation Committee (or, in the case of Mr. Gattinella, the WebMD Compensation Committee) retained discretion in 2007 regarding the actual annual bonus amounts to be paid, which could be less than, equal to or more than the target bonus opportunity. The following table lists the amount of the annual cash bonuses paid to the Named Executive Officers with respect to 2007 and 2006 and the percentage this represented of the target bonus opportunity:

		2007 Annual Bonus		2006 Annual Bonus
Named Executive Officer	Title	Amount	% of Target	Amount	% of Target

Kevin M. Cameron	Chief Executive Officer	$520,000	79%	$780,000	173%
Mark D. Funston	Executive Vice President and Chief Financial Officer	$100,000	53%	$35,000	n/a
Wayne T. Gattinella	CEO and President, WebMD	$270,000	48%	$340,000	61%
Charles A. Mele	Executive Vice President, General Counsel & Secretary	$233,000	104%	$350,000	106%
Martin J. Wygod	Chairman of the Board	$520,000	53%	$780,000	80%

For 2007, the Compensation Committee primarily considered HLTH’s financial performance in setting annual bonuses for its executive officers, including the Named Executive Officers. However, the Compensation Committee did not attempt to tie the amounts of the 2007 annual bonuses for the executive officers to any specific measures and, instead, based its bonus determinations on its subjective view of HLTH’s results. In addition, the Compensation Committee did not focus on making individualized determinations of each Named Executive Officer’s specific contributions for 2007 and instead relied primarily on its evaluation of the management team as a whole, as reflected in the financial results. Accordingly, differences in the amounts of 2007 bonuses among the Named Executive Officers result primarily from differences in their level of responsibility with the company. Because HLTH’s financial performance in 2007 did not fully achieve expectations, including publicly disclosed guidance issued by management, the Compensation Committee set bonus amounts at lower levels than in 2006. For Messrs Cameron, Mele and Wygod, their 2007 annual bonus amounts represented approximately 67% of their 2006 bonus amounts. Mr. Funston’s 2007 bonus represented approximately 50% of an annualized amount based on his 2006 annual bonus. Mr. Funston’s employment by HLTH began in November 2006 and the amount of his bonus for 2006 was set by the Compensation Committee based on that part-year employment period.

The WebMD Compensation Committee applied similar considerations in setting bonuses for its executive officers. For 2007, there were two separate bonus amounts for Mr. Gattinella: (1) a cash bonus of $135,000 paid in March 2008; and (2) an award of $135,000 under the Supplemental Bonus Program (the “SBP”) described below. In making comparisons to 2006 bonuses, the WebMD Compensation Committee considered the total of these two amounts, which represented approximately 80% of Mr. Gattinella’s 2006 bonus.

Supplemental Bonus Program (SBP).  The Compensation Committee of the WebMD board approved the contribution, in March 2008, to a trust (which we refer to as the Supplemental Bonus Trust) of SBP Awards for WebMD’s executive officers, including a $135,000 contribution for Mr. Gattinella. The amounts of the SPB Awards were determined by the Compensation Committee of the WebMD board, in its discretion. The Supplemental Bonus Trust will distribute the SPB Awards, together with actual net interest earned on the respective amounts, to those receiving SPB Awards as promptly as practicable following March 1, 2009 (but in no event later than 2 1/2 months following such date); provided, however, that in order to receive such payment, the individual must continue to be employed by WebMD on March 1, 2009 (subject to limited exceptions for death, disability, or certain terminations in connection with a reduction in force or a sale of a subsidiary). Certain other WebMD officers and employees also received SBP Awards, subject to similar terms and conditions as apply to WebMD’s executive officers.

Special Bonuses.  None of the Named Executive Officers received any special bonuses in 2007.

Equity Compensation.  HLTH uses two types of long-term incentives: non-qualified stock options and restricted stock. Stock options are granted with an exercise price that is equal to the fair market value of HLTH Common Stock on the grant date. Thus, the Named Executive Officers will only realize value on their stock options if the price of HLTH Common Stock increases after the grant date. Historically, long-term incentives at HLTH consisted almost exclusively of stock option grants. However, in light of market trends and changes in the accounting treatment applicable to such option grants, HLTH has increased its use of HLTH restricted stock as part of the mix of equity compensation for its executives and certain other employees. The Compensation Committee believes that equity compensation, subject to vesting periods of three to four years, encourages employees to focus on the long-term performance of HLTH. The amount that employees receive from equity awards increases when the price of HLTH Common Stock increases, which rewards employees for increasing shareholder value. The vesting schedules applicable to these equity awards are intended to promote retention of employees during the vesting period.

The Compensation Committee does not make equity grants to HLTH’s Named Executive Officers on an annual or other pre-determined basis, and no such grants were made during 2007. In determining whether and when to make equity grants, the Compensation Committee expects to consider the history of prior grants made to individual Named Executive Officers, their vesting status and the amounts that have been or may be realized by those individuals from those grants. In addition, the Compensation Committee expects to consider factors similar to those it considers in its decisions relating to cash compensation, as described above, including factors relating to individual and company performance. Finally, the Compensation Committee expects that it will typically make larger grants to the executive officers it believes have the greatest potential to affect the value of HLTH and improve results for stockholders. Similar considerations will apply to grants made to other officers and employees.

Application of Compensation Policies to Individual Named Executive Officers.  Differences in compensation among the Named Executive Officers result from a number of factors and may vary from year to year. The primary factors that may create differences in compensation are disparities in: (a) the level of responsibility of the individual Named Executive Officers, (b) individual performance of the Named Executive Officers, and (c) HLTH’s need to motivate and retain specific individuals at specific points in time. In general, larger equity grants are made to the most senior executive officers because they have the greatest potential to affect the value of HLTH and to improve results for stockholders. Similarly, a greater portion of their total cash compensation is likely to come from their annual bonus. In 2007, no equity grants were made to HLTH’s Named Executive Officers and no changes were made to their salaries. Accordingly, the application of compensation policies to individual Named Executive Officers in 2007 related solely to their bonuses and is described under “Annual Cash Bonuses” above.

Benefits and Perquisites.  HLTH’s executive officers are generally eligible to participate in HLTH’s benefit plans on the same basis as other employees (including matching contributions to a 401(k) Plan and company-paid group term life insurance). HLTH, for the past several years, has maintained a sliding scale for the cost of employee premiums for its health plan, under which employees with higher salaries pay a higher amount. The limited perquisites (or “perks”) received by HLTH’s executive officers in 2007 are described in the footnotes to the Summary Compensation Table and consisted primarily of car allowances. In addition,

HLTH’s executive officers (as part of a larger group of employees generally having a salary of $180,000 or more) receive company-paid supplemental disability insurance, the cost of which is listed in those footnotes.

Compensation Following Termination of Employment or a Change in Control

Overview.  HLTH does not offer any deferred compensation plans to its executive officers or other employees and does not offer any retirement plans to its executive officers, other than 401(k) plans generally available to other employees. Accordingly, the payment and benefit levels for HLTH’s Named Executive Officers applicable upon a termination or a change in control result from provisions in the employment agreements between HLTH and the individual Named Executive Officers. However, unlike annual or special bonuses or the amounts of equity grants (which the Compensation Committee generally determines in its discretion at the time of payment or grant), the terms of employment agreements are the result of negotiations between HLTH and those individuals, generally occurring at the time the individual joined HLTH or in connection with a promotion to a more senior position with HLTH (subject to the approval of the Compensation Committee in the case of executive officer employment agreements). The Compensation Committee has, in the past, usually been willing to include similar provisions relating to potential terminations and changes in control in connection with the renewal of or extensions to an employment agreement with an existing executive officer as those in the existing employment agreement with that executive officer. The employment agreements with HLTH’s Named Executive Officers are described under the heading “Employment Agreements with Named Executive Officers” below and summaries of the types of provisions relating to post-termination compensation included in those agreement are included in this section under the headings “Employment Agreement Provisions Regarding Termination Benefits” and “Employment Agreement Provisions Regarding Change in Control Benefits” below.

In determining whether to approve executive officer employment agreements (or renewals of or extensions to those agreements), the Compensation Committee considers HLTH’s need for the services of the specific individual and the alternatives available to HLTH, as well as potential alternative employment opportunities available to the individual from other companies. In considering whether to approve employment agreement terms that may result in potential payments and other benefits for executives that could become payable following a termination or change in control, the Compensation Committee considers both the costs that could potentially be incurred by HLTH, as well as the potential benefits to HLTH, including benefits to HLTH from post-termination confidentiality, non-solicit and non-compete obligations imposed on the executive and provisions relating to post-termination services required of certain Named Executive Officers. In the case of potential payments and other benefits that could potentially become payable following a change in control, the Compensation Committee considers whether those provisions would provide appropriate benefit to an acquiror, in light of the cost the acquiror would incur, as well as benefits to HLTH during the period an acquisition is pending.

Employment Agreement Provisions Regarding Termination Benefits.  HLTH’s employment agreements with Named Executive Officers provide for some or all of the following to be paid if the Named Executive Officer is terminated without cause or resigns for good reason (the definitions of which are typically set forth in the applicable employment agreement), dies or ceases to be employed as a result of disability:

•	continuation of cash compensation (including salary and, in some cases, an amount based on past bonuses) for a period following termination;

•	continuation of vesting and/or exercisability of some or all options or restricted stock; and

•	continued participation in certain of HLTH’s health and welfare insurance plans or payment of COBRA premiums.

The amount and nature of these benefits vary by individual, with the most senior of the Named Executive Officers typically receiving more of these benefits and receiving them for a longer period. These benefits also vary depending on the reason for the termination. See “Employment Agreements with Named Executive Officers” below for a description of the specific provisions that apply to each of HLTH’s Named Executive Officers and “Potential Payments and Other Benefits upon Termination of Employment or Change in Control” below for a sample calculation, based on applicable SEC rules, of the amounts that would have been payable if termination for specified reasons had occurred as of December 31, 2007. No such post-termination benefits apply if a Named Executive Officer is terminated for cause (the definition of which is typically set forth in the applicable employment agreement). The Compensation Committee believes that the protections provided to executive officers by the types of employment agreement provisions described above are appropriate for the attraction and retention of qualified and talented executives and consistent with good corporate governance.

Employment Agreement Provisions Regarding Change in Control Benefits.  The Compensation Committee believes that executives should generally not be entitled to severance benefits solely upon the occurrence of a change in control, but that it is appropriate to provide for such benefits if a change in control is followed by a termination of employment or other appropriate triggering event. See “Employment Agreement Provisions Regarding Termination Benefits” above. However, as more fully described below under “Employment Agreements with the Named Executive Officers” and “Potential Payments and Other Benefits upon Termination of Employment or Change in Control” below, the Compensation Committee has approved the following exceptions:

•	Mr. Wygod’s employment agreement includes terms providing that if there is a change in control of HLTH, all of his outstanding options and other equity compensation (including WebMD equity) would become immediately vested and the options would remain exercisable for the remainder of the originally scheduled term. The employment agreement also contains provisions providing that he may resign and receive severance payments, but it requires Mr. Wygod to provide consulting services during any period in which he is receiving severance.

•	With respect to Messrs. Cameron and Mele, their employment agreements include terms providing that:

—	they would be able to resign following a change in control, after the completion of a transition period with the successor, and receive the same benefits that they would be entitled to upon a termination without cause following the change in control (as set forth in the tables below and the descriptions of their respective employment agreements that follow); and

—	they would receive accelerated vesting of the options to purchase shares of WebMD Class A Common Stock granted to them on September 28, 2005 in the event of a change in control of WebMD or if WebMD is no longer an affiliate of HLTH since, as a result of such a transaction, they would no longer have a direct involvement with WebMD’s business.

•	In the case of Mr. Gattinella, his employment agreement provides that, so long as he remains employed for 6 months following a change in control of WebMD, his options to purchase WebMD Class A Common Stock would continue to vest until the next vesting date following the change in control, even if he resigns from the employ of WebMD prior to such vesting date.

In the negotiations with those Named Executive Officers regarding their employment agreements, the Compensation Committee recognized that, for those individuals, a change in control is likely to result in a fundamental change in the nature of their responsibilities. Accordingly, under their employment agreements, the Compensation Committee approved those Named Executive Officers having, following a change in control, the rights described above. The Compensation Committee believes that the rights provided are likely to be viewed as appropriate by a potential acquiror in the case of those specific individuals. In addition, the Compensation Committee sought to balance the rights given to those Named Executive Officers with certain requirements to provide transitional or consulting services in types and amounts likely to be viewed as reasonable by a potential acquiror.

If the benefits payable to Mr. Cameron, Mr. Mele, or Mr. Wygod in connection with a change in control would be subject to the excise tax imposed under Section 280G of the Internal Revenue Code of 1986 (“Section 280G”), HLTH has agreed to make an additional payment to the executive so that the net amount of such payment (after taxes) that such individual receives is sufficient to pay the excise tax due.

Application in 2007.  No changes were made during 2007 to the provisions of the employment agreements with the Named Executive Officers relating to post-termination compensation.

Deductibility of Compensation.  Section 162(m) of the Internal Revenue Code generally limits the ability of a publicly held corporation to deduct compensation in excess of $1 million per year paid to certain executive officers. It is the policy of the Compensation Committee to structure, where practicable, compensation paid to its executive officers so that it will be deductible under Section 162(m) of the Code. Accordingly, HLTH’s equity plans under which awards are made to officers and directors are generally designed to ensure that compensation attributable to stock options granted will be tax deductible by HLTH. However, cash bonuses for HLTH’s executive officers and grants of restricted stock do not qualify as performance-based within the meaning of Section 162(m) and, therefore, are subject to its limits on deductibility. In determining that the compensation of HLTH’s executive officers for 2007 was appropriate under the circumstances and in the best interests of HLTH and its stockholders, the Compensation Committee considered the amount of net operating loss carryforwards available to HLTH to offset income for federal income tax purposes. See Note 16 to the Consolidated Financial Statements included as Annex A-1 to this proxy statement.

Executive Compensation Tables

This section provides information, in tabular formats specified in applicable SEC rules, regarding the amounts of compensation paid to HLTH’s Named Executive Officers and related information. The tables included are:

•	Summary Compensation Table, which presents information regarding HLTH’s Named Executive Officers’ total compensation and the types and value of its components; and

•	three tables providing additional information regarding HLTH’s equity compensation, entitled: Grants of Plan-Based Awards in 2007; Outstanding Equity Awards at End of 2007; and Option Exercises and Stock Vested in 2007.

As permitted by the SEC rules relating to these tables, the tables reflect only the types of compensation that HLTH and WebMD paid to their Named Executive Officers. For example, since HLTH’s only retirement plan is a 401(k) plan, tables applicable to other types of retirement plans are not included. For a general description of the types of compensation paid by WebMD and HLTH, see “Compensation Discussion and Analysis — Overview of Types of Compensation.” In addition, since no grants of stock options or restricted stock were made to the Named Executive Officers during 2007, we have omitted the table that would otherwise appear under the heading “Grants of Plan-Based Awards in 2007.”

Summary Compensation Table

Table.  The following table presents information regarding the amount of the total compensation of HLTH’s Named Executive Officers for services rendered during 2007 and 2006, as well as the amount of the specific components of that compensation. The compensation reported in the table reflects all compensation to the Named Executive Officers by HLTH and its subsidiaries (including WebMD and its subsidiaries). Amounts reflecting equity grants by HLTH are noted with an “H” and amounts reflecting equity grants by WebMD are noted with a “W.”

(a)					(e)		(f)		(g)
Name and	(b)	(c)	(d)		Stock		Option		All Other		(h)
Principal Position	Year	Salary	Bonus(1)		Awards(2)		Awards(2)		Compensation		Total

Kevin M. Cameron	2007	$660,000	$520,000		$1,478,740	H	$2,227,811	H	$17,627	(4)	$5,038,119
Chief Executive Officer(3)							133,941	W

							2,361,752

	2006	660,000	3,530,000		714,830	H	1,682,494	H	17,552	(5)	6,843,998
							239,122	W

							1,921,616

Mark D. Funston	2007	375,000	100,000		173,881	H	182,503	H	169,948	(6)	1,001,332
Executive VP and Chief Financial Officer
	2006	46,875	35,000		22,867	H	24,000	H	526	(7)	129,268

Wayne T. Gattinella	2007	560,000	270,000	(8)	7,457	H	84,850	H	9,214	(9)	1,699,682
Chief Executive Officer					229,931	W	538,230	W

and President of WebMD					237,388		623,080
Segment
	2006	560,000	340,000		46,977	H	229,800	H	8,313	(10)	2,585,752
					439,809	W	960,853	W

					486,786		1,190,653

Charles A. Mele	2007	450,000	233,000		402,430	H	523,569	H	16,663	(11)	1,732,815
Executive VP, General Counsel							107,153	W

and Secretary							630,722

	2006	450,000	1,350,000		121,643	H	312,736	H	16,663	(11)	2,442,339
							191,297	W

							504,033

Martin J. Wygod	2007	975,000	520,000		1,623,018	H	1,813,757	H	10,847	(12)	5,710,783
Chairman of the Board(3)					229,931	W	538,230	W

					1,852,949		2,351,987

	2006	975,000	3,530,000		629,691	H	709,598	H	10,847	(12)	7,255,798
					439,809	W	960,853	W

					1,069,500		1,670,451

(1)	The amounts reported in Column (d) above for Messrs. Cameron, Mele and Wygod in 2006 reflect both regular annual bonuses for that year, as well as special bonuses that were made in recognition of the contributions of those Named Executive Officers to the completion of the sale of Emdeon Practice Services and the Emdeon Business Services Sale and the related repositioning of HLTH. The amounts of the special bonuses, which were determined by the Compensation Committee of the HLTH board in its discretion, were as follows: Mr. Cameron — $2,750,000; Mr. Mele — $1,000,000; and Mr. Wygod — $2,750,000. No special bonuses were granted for 2007.

(2)	The amounts reported in Columns (e) and (f) above reflect the aggregate dollar amounts recognized by HLTH for stock awards and option awards for income statement reporting purposes under SFAS No. 123R (disregarding any estimate of forfeitures related to service-based vesting conditions). See Note 13 (Stock-Based Compensation) to the Consolidated Financial Statements included as Annex A-1 to this proxy statement for an explanation of the methodology and assumptions used in determining the fair value of stock option awards granted. The amounts reported in Columns (e) and (f) reflect HLTH’s accounting expense for these equity awards, not amounts realized by its Named Executive Officers. The actual amounts, if any, ultimately realized by HLTH’s Named Executive Officers from equity compensation will depend on the price of HLTH Common Stock (or the price of WebMD Class A Common Stock in the case of WebMD equity awards) at the time they exercise vested stock options or at the time of vesting of restricted stock. Holders of shares of HLTH restricted stock and WebMD restricted stock have voting power and the right to receive dividends, if any, that are declared on those shares, but their ability to sell those shares is subject to vesting requirements based on continued employment.

(3)	Mr. Cameron served as Chief Executive Officer of HLTH during all of 2007. In February 2008, he went on medical leave and Mr. Wygod began serving as HLTH’s Acting Chief Executive Officer, while also continuing as Chairman of the Board.

(4)	Consists of: (a) $3,375 in company matching contributions under the HLTH 401(k) Plan; (b) $1,712 for company-paid supplemental disability insurance; (c) $540 for company-paid group term life insurance; and (d) an automobile allowance of $12,000.

(5)	Consists of: (a) $3,300 in company matching contributions under the HLTH 401(k) Plan; (b) $1,712 for company-paid supplemental disability insurance; (c) $540 for company-paid group term life insurance; and (d) an automobile allowance of $12,000.

(6)	Consists of: (a) $3,338 in company matching contributions under the HLTH 401(k) Plan; (b) $3,570 for company-paid supplemental disability insurance; (c) $810 for company-paid group term life insurance; and (d) $88,545 for reimbursement of relocation costs plus $73,685 for reimbursement of amounts required to pay income taxes resulting from the payment for such relocation costs.

(7)	Consists of: (a) $433 in company matching contributions under the HLTH 401(k) Plan; and (b) $93 for company-paid group term life insurance.

(8)	Consists of: (a) an annual bonus of $135,000 for 2007; and (b) an SBP Award of $135,000 (see “Additional Information” below).

(9)	Consists of: (a) $2,906 in company matching contributions under the HLTH 401(k) Plan; (b) $3,986 for company-paid supplemental disability insurance; and (c) $2,322 for company-paid group term life insurance.

(10)	Consists of: (a) $3,085 in company matching contributions under the HLTH 401(k) Plan; (b) $3,986 for company-paid supplemental disability insurance; and (c) $1,242 for company-paid group term life insurance.

(11)	Consists of: (a) $3,421 for company-paid supplemental disability insurance; (b) $1,242 for company-paid group term life insurance; and (c) an automobile allowance of $12,000.

(12)	Consists of: (a) $3,989 for company-paid supplemental disability insurance; and (b) $6,858 for company-paid group term life insurance.

Additional Information.  The Summary Compensation Table above quantifies the amount or value of the different forms of compensation earned by or awarded to HLTH’s Named Executive Officers in each of 2007 and 2006 and provides a dollar amount for total compensation. All amounts reported in the Summary Compensation Table for Mr. Gattinella reflect compensation from WebMD, except for amounts reflecting grants of HLTH restricted stock and options to purchase HLTH Common Stock which he received prior to WebMD’s initial public offering and which continue to vest in accordance with their terms. The amounts reported in the Summary Compensation Table for HLTH’s other Named Executive Officers reflect compensation from HLTH, except for amounts reflecting grants of WebMD restricted stock and options to purchase WebMD Class A Common Stock. In the case of Mr. Funston, the Summary Compensation Table reflects compensation beginning in mid-November 2006, when he joined HLTH.

The Compensation Committee of the WebMD board approved the contribution, in March 2008, to a trust (which we refer to Supplemental Bonus Trust) of Supplemental Bonus Plan (SBP) Awards for WebMD’s executive officers, including a $135,000 contribution for Mr. Gattinella. The amounts of the SPB Awards were determined by the Compensation Committee of the WebMD board, in its discretion. The Supplemental Bonus Trust will distribute the SPB Awards, together with actual net interest earned on the respective amounts, to those receiving SPB Awards as promptly as practicable following March 1, 2009 (but in no event later than 2 1/2 months following such date); provided, however, that in order to receive such payment, the individual must continue to be employed by WebMD on March 1, 2009 (subject to limited exceptions for death, disability, or certain terminations in connection with a reduction in force or a sale of a subsidiary).

Descriptions of the material terms of each Named Executive Officer’s employment agreement and related information is provided under “Employment Agreements with Named Executive Officers” below. The agreements provide the general framework and some of the specific terms for the compensation of the Named Executive Officers. Approval of the Compensation Committee is required prior to HLTH entering into employment agreements with its executive officers or amendments to those agreements. However, many of the decisions relating to compensation for a specific year made by the Compensation Committee (or, in the case of Mr. Gattinella, by the WebMD Compensation Committee) are implemented without changes to the general terms of employment set forth in those agreements. For a discussion of the salary, bonus and equity compensation of HLTH’s Named Executive Officers for 2007 and the decisions made by the Compensation Committee relating to 2007 compensation, see “Compensation Discussion and Analysis” above. In addition, the Named Executive Officers earned or were paid the other benefits listed in Column (g) of the Summary Compensation Table and described in the related footnotes to the table in this “Executive Compensation Tables” section.

Grants of Plan-Based Awards in 2007

During 2007, neither HLTH nor WebMD granted any restricted stock, stock options or other equity incentive awards to any of the Named Executive Officers.

Outstanding Equity Awards at End of 2007

The following table presents information regarding the outstanding equity awards held by each Named Executive Officer as of December 31, 2007, including the vesting dates for the portions of these awards that had not vested as of that date. Awards of HLTH equity are indicated with “(H)” at the beginning of column (b) in the table and awards of WebMD equity are indicated with “(W)” at the beginning of that column.

(a)	(b)			(c)		(d)	(e)	(f)	(g)		(h)	(i)
	Option Awards(1)								Stock Awards(2)
	Number of			Number of								Market
	Securities			Securities					Number of			Value of
	Underlying			Underlying					Shares of		Stock	Shares of
	Unexercised			Unexercised		Option	Option	Option	Stock That		Award	Stock
	Options			Options		Exercise	Grant	Expiration	Have Not		Grant	That Have
Name	Exercisable			Unexercisable		Price	Date	Date	Vested		Date	Not Vested(3)

Kevin M. Cameron	(H	)	243,000	657,000	(4)	$11.86	10/23/06	10/23/16	219,000	(4)	10/23/06	$2,934,600
	(H	)	832,500	667,500	(5)	6.99	10/01/04	10/01/14	122,375	(5)	10/01/04	1,639,825
	(H	)	200,000	—		8.59	3/17/04	3/17/14	—		—	—
	(H	)	87,168	—		3.43	9/20/01	9/20/11	—		—	—
	(H	)	200,000	—		12.75	8/21/00	8/21/10	—		—	—
	(H	)	125,000	—		11.55	6/05/00	6/05/10	—		—	—
	(H	)	325,000	—		17.55	4/04/00	4/04/10	—		—	—
	(H	)	625,000	—		12.21	4/04/00	4/04/10	—		—	—
	(W	)	27,500	27,500	(6)	17.50	9/28/05	9/28/15	—		—	—
Mark D. Funston	(H	)	45,000	135,000	(6)	11.60	11/13/06	11/13/16	45,000	(6)	11/13/06	603,000
Wayne T. Gattinella	(H	)	250,000	—		8.59	3/17/04	3/17/14	—		—	—
	(H	)	239,881	—		4.81	8/20/01	8/20/11	—		—	—
	(W	)	110,000	110,000	(6)	17.50	9/28/05	9/28/15	27,500	(6)	9/28/05	1,129,425
Charles A. Mele	(H	)	81,000	219,000	(4)	11.86	10/23/06	10/23/16	73,000	(4)	10/23/06	978,200
	(H	)	250,000	—		8.59	3/17/04	3/17/14	—		—	—
	(H	)	110,000	—		3.43	9/20/01	9/20/11	—		—	—
	(H	)	200,000	—		12.75	8/21/00	8/21/10	—		—	—
	(H	)	625,000	—		11.55	6/05/00	6/05/10	—		—	—
	(H	)	97,500	—		34.23	10/04/99	10/04/09	—		—	—
	(H	)	187,500	—		18.20	10/04/99	10/04/09	—		—	—
	(H	)	208,000	—		13.85	6/15/99	6/15/09	—		—	—
	(H	)	212,500	—		14.75	1/07/98	1/07/08	—		—	—
	(W	)	22,000	22,000	(6)	17.50	9/28/05	9/28/15	—		—	—
Martin J. Wygod	(H	)	243,000	657,000	(4)	11.86	10/23/06	10/23/16	219,000	(4)	10/23/06	2,934,600
	(H	)	25,000	450,000	(6)	8.77	1/27/06	1/27/16	100,000	(7)	1/27/06	1,340,000
	(H	)	3,000,000	—		12.75	8/21/00	8/21/10	—		—	—
	(H	)	585,000	—		13.85	6/15/99	6/15/09	—		—	—
	(H	)	25,000	—		22.90	7/01/98	7/01/13	—		—	—
	(H	)	25,000	—		15.50	7/01/97	7/01/12	—		—	—
	(H	)	25,000	—		14.80	7/01/96	7/01/11	—		—	—
	(H	)	25,000	—		10.00	7/03/95	7/03/10	—		—	—
	(W	)	110,000	110,000	(6)	17.50	9/28/05	9/28/15	27,500	(6)	9/28/05	1,129,425

(1)	Each stock option grant reported in the table above was granted under, and is subject to, HLTH’s 2000 Plan, HLTH’s 1996 Stock Plan, WebMD’s 2005 Plan or another plan or agreement that contains substantially the same terms. The option expiration date shown in Column (f) above is the normal expiration date, and the last date that the options may be exercised. For each Named Executive Officer, the unexercisable options shown in Column (c) above are also unvested. Unvested shares are generally forfeited if the Named Executive Officer’s employment terminates, except to the extent otherwise provided in an employment agreement. For information regarding the effect on vesting of options on the death, disability or termination of employment of a Named Executive Officer or a change in control of HLTH, see “Potential Payments and Other Benefits upon Termination of Employment or a Change in Control” below. If a Named Executive Officer’s employment is terminated by HLTH for cause, options (including the vested portion) are generally forfeited. The exercisable options shown in Column (b) above, and any unexercisable options shown in Column (c) above that subsequently become exercisable, will generally expire earlier than the normal expiration date if the Named Executive Officer’s employment terminates, except as otherwise specifically provided in the Named Executive Officer’s employment agreement. For a description of the material terms of the Named Executive Officer’s employment agreements, see “Employment Agreements with Named Executive Officers” below.

(2)	The stock awards held by some of HLTH’s Named Executive Officers are subject to accelerated or continued vesting in connection with a change in control of HLTH or WebMD, as the case may be, and upon certain terminations of employment, as described below in more detail under “Employment Agreements with Named Executive Officers” and “Potential Payments and Other Benefits upon Termination of Employment or a Change in Control.” Except as otherwise indicated in those sections, unvested stock awards will generally be forfeited if a Named Executive Officer’s employment terminates.

(3)	The market or payout value of stock awards reported in Column (i) is computed by multiplying the number of shares of stock reported in Column (g) by (A) $13.40, the closing market price of HLTH Common Stock on December 31, 2007, the last trading day of 2007 for HLTH restricted stock, or (B) $41.07, the closing market price of WebMD Class A Common Stock on that date, for WebMD restricted stock.

(4)	Vesting schedule is: 27% of the grant on first anniversary of the date of the grant, 33% on second anniversary and 40% on third anniversary.

(5)	Vesting schedule is: 17% of the grant on first anniversary of the date of the grant, 18.5% on second anniversary, 20% on third anniversary, 21.5% on the fourth anniversary, and 23% on the fifth anniversary.

(6)	Vesting schedule is: 25% of the grant on each of first, second, third and fourth anniversaries of the date of the grant.

(7)	Vesting schedule is: 1/3 of the grant on each of the first, second and third anniversaries of the date of grant.

Option Exercises and Stock Vested in 2007

No options to purchase WebMD Class A Common Stock were exercised during 2007 by HLTH’s Named Executive Officers. The following table presents information regarding the exercise of options to purchase HLTH Common Stock by HLTH’s Named Executive Officers during 2007, and regarding the vesting during 2007 of WebMD restricted stock and HLTH restricted stock previously granted to HLTH’s Named Executive Officers. Amounts with respect to HLTH equity are noted with an “H” and amounts with respect to WebMD equity are noted with a “W.”

(a)	(b)		(c)		(d)		(e)
	Option Awards				Stock Awards
	Number of Shares		Value Realized		Number of Shares		Value Realized
Name	Acquired on Exercise		on Exercise(1)		Acquired on Vesting		on Vesting(2)

Kevin M. Cameron	—		$—		146,000	H	$2,076,360	H
Mark D. Funston	—		—		15,000	H	216,600	H
Wayne T. Gattinella	—		—		12,500	H	179,375	H
					13,750	W	716,375	W

							895,750

Charles A. Mele	—		—		39,500	H	557,645	H
Martin J. Wygod	125,000	H	623,750	H(3)	131,000	H	1,802,810	H
					13,750	W	716,375	W

							2,519,185

(1)	The dollar amounts shown in Column (c) above for option awards are determined by multiplying (i) the number of shares of HLTH Common Stock to which the exercise of the option related, by (ii) the difference between (1) the per-share closing price of HLTH Common Stock on the date of exercise (or, for any shares sold on the date of exercise, the actual sale price received) and (2) the exercise price of the options.

(2)	The dollar amounts shown in Column (e) above for stock awards are determined by multiplying the number of shares that vested by the per-share closing price of HLTH Common Stock or WebMD Class A Common Stock on the vesting date.

(3)	The 125,000 shares acquired on exercise have not been sold by Mr. Wygod. The amount reported in column (c) was calculated as described in footnote 1 above, based on the closing price of HLTH Common Stock on the date of exercise.

Potential Payments and Other Benefits upon Termination of Employment or a Change in Control

Background and Assumptions.  In this section, we provide tables containing estimates of amounts that may become payable to our Named Executive Officers under their employment agreements as a result of a termination of employment under specific circumstances, as well as estimates regarding the value of other benefits they may become entitled to receive as a result of such termination. For a general discussion of matters relating to compensation that may become payable by HLTH after termination of employment or a change in control, see “Compensation Discussion and Analysis — Compensation Following Termination of Employment or a Change in Control” above and for a detailed description of the applicable provisions of the employment agreements of the Named Executive Officers, see “Employment Agreements with Named Executive Officers” below. As prescribed by applicable SEC rules, in estimating the amount of any potential payments to Named Executive Officers under their employment agreements and the value of other benefits they may become entitled to receive, we have assumed that the applicable triggering event (i.e., termination of employment or change in control) occurred on December 31, 2007, that the price per share of HLTH Common Stock is $13.40 (the closing price per share on December 31, 2007, the last trading day in 2007); and that the price per share of WebMD Class A Common Stock is $41.07 (the closing price per share on December 31, 2007). We have also treated the right to continue to vest in options as accelerated to December 31, 2007 for purposes of this disclosure only.

If the benefits payable to Mr. Cameron, Mr. Mele, or Mr. Wygod in connection with a change in control would be subject to the excise tax imposed under Section 280G of the Internal Revenue Code of 1986, HLTH has agreed to make an additional payment to the executive so that the net amount of such payment (after taxes) that such individual receives is sufficient to pay the excise tax due. In the tables below, HLTH has calculated the Section 280G excise tax on the basis of IRS regulations and Rev. Proc. 2003-68 and has assumed that the Named Executive Officer’s outstanding equity awards would be accelerated and terminated in exchange for a cash payment upon the change in control. The value of this acceleration (and thus the amount of the additional payment) would be slightly higher if the accelerated awards were assumed by the acquiring company rather than terminated upon the transaction. For purposes other than calculating the Section 280G excise tax, we have calculated the value of any option or stock award that may be accelerated in connection with a change in control to be the amount the holder can realize from such award as of December 31, 2007: for options, that is the market price of the shares that would be received upon exercise, less the applicable exercise price; and for restricted stock, that is the market value of the shares that would vest. HLTH has also assumed that they have no accrued and unused vacation at December 31, 2007.

Tables.  The tables below set forth estimates (rounded to the nearest $1,000), based on assumptions described above and in the footnotes to the tables, of the potential payments and the potential value of other benefits applicable to each Named Executive Officer upon the occurrence of specified termination or change in control triggering events. The terms used in the tables have the meanings given to them in each Named Executive Officer’s employment agreement and described below under “Employment Agreements with Named Executive Officers.” In addition, the amounts set forth in each table reflect the following:

•	In the column entitled “Permanent Disability or Death,” the amounts reflect both provisions in those employment agreements and the fact that HLTH’s and WebMD’s equity plans generally provide for acceleration of vesting of awards in the event of a termination of employment as a result of death or disability.

•	Under their employment agreements, Messrs. Cameron, Mele and Wygod are eligible to continue to participate in HLTH’s health and welfare plans (or comparable plans) for a specified period and Messrs. Funston and Gattinella are eligible to receive payment for their COBRA premiums for a specified period. In the row entitled “Health and Welfare Benefits Continuation,” the amounts are based upon the current average cost to HLTH of these benefits per employee and are net of amounts that the executives would continue to be responsible for. We have not made any reduction in the amounts in this row to reflect the fact that the obligation to continue benefits ceases in the event the executive becomes eligible for comparable coverage with a subsequent employer.

Kevin M. Cameron, Chief Executive Officer

										Termination of
			Voluntary							Employment
			Termination							without “Cause” or
	Voluntary		in Connection					Involuntary		for “Good Reason”
	Termination		with a	Other		Permanent	Involuntary	Termination		Following a
	for “Good		“Change in	Voluntary		Disability or	Termination	without		“Change in
Executive Benefits and Payments	Reason”		Control”(1)	Termination		Death	for “Cause”	“Cause”		Control”

Cash Severance	$2,760,000	(2)	$4,320,000	$780,000	(3)	$2,760,000	$-0-	$2,760,000	(2)	$4,320,000
Stock Options	5,060,000		5,939,000	-0-		5,939,000	-0-	5,060,000		5,939,000
Restricted Stock	2,966,000		4,574,000	-0-		4,574,000	-0-	2,966,000		4,574,000
Health and Welfare Benefits Continuation	38,000		38,000	-0-		38,000	-0-	38,000		38,000
280G Tax Gross-Up(4)	-0-		4,264,000	-0-		-0-	-0-	-0-		4,264,000
Other	-0-		-0-	-0-		-0-	-0-	-0-		-0-
TOTAL	10,824,000		19,135,000	780,000		13,311,000	-0-	10,824,000		19,135,000

(1)	Mr. Cameron may resign from his employment upon 30 days notice after 11 months following a Change in Control of HLTH and receive the benefits as if he was terminated without Cause or for Good Reason following a Change in Control (three years of salary and bonus, plus the bonus for the year of termination). He may not unilaterally resign without Good Reason prior to such date and receive these benefits. However, for purposes of calculating the amounts included in the column for “Voluntary Termination in Connection with Change in Control,” we treat such resignation as occurring on December 31, 2007 and assume that the requirement for the transition period has been met.

(2)	Represents three years of salary and an annual bonus for 2007. We have assumed, solely for purposes of preparing this table, that the amount of such annual bonus is $780,000 (based on what was actually paid for 2006, the year prior to the year of the assumed termination).

(3)	Mr. Cameron is entitled to receive his bonus (if any) so long as he remains employed through December 31 of the applicable year. Solely for purposes of preparing this table, We have assumed that the amount of such bonus is $780,000, the actual amount of the annual bonus paid to him for 2006 (the year prior to the year of the assumed termination).

(4)	We have assumed, solely for purposes of preparing this table, that 50% of the salary continuation portion of the severance (for up to two years) constitutes “reasonable compensation” for the restrictive covenants to which the executive is bound following the termination of employment. In addition, the portion of the cash severance attributable to his bonus for 2007 is excluded from the calculation as “reasonable compensation” for services rendered during such year. Accordingly, we have not treated that portion of the salary continuation or the 2007 bonus amount as a parachute payment for purposes of Section 280G. Such assumption may change at the time of an actual change in control.

Mark D. Funston, Executive VP and Chief Financial Officer

		Voluntary					Termination of
		Termination					Employment
	Voluntary	in Connection				Involuntary	without “Cause”
	Termination	with a	Other	Permanent	Involuntary	Termination	Following a
Executive Benefits and	for “Good	“Change in	Voluntary	Disability	Termination	without	“Change in
Payments	Reason”	Control”	Termination	or Death	for “Cause”	“Cause”	Control”

Cash Severance(1)	$-0-	$-0-	$-0-	$375,000	$-0-	$375,000	$750,000
Stock Options	-0-	-0-	-0-	243,000	-0-	81,000	81,000
Restricted Stock	-0-	-0-	-0-	603,000	-0-	201,000	201,000
Health and Welfare Benefits Continuation	-0-	-0-	-0-	10,000	-0-	10,000	10,000
280G Tax Gross-Up	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Other	-0-	-0-	-0-	-0-	-0-	-0-	-0-
TOTAL	-0-	-0-	-0-	1,231,000	-0-	667,000	1,042,000

(1)	$375,000 represents one year of salary; $750,000 represents two years of salary.

Wayne T. Gattinella, Chief Executive Officer and President of WebMD Segment

							Termination of
		Voluntary					Employment
		Termination					without “Cause” or
	Voluntary	in Connection				Involuntary	for “Good Reason”
	Termination	with a	Other	Permanent	Involuntary	Termination	Following a
Executive Benefits and	for “Good	“Change in	Voluntary	Disability	Termination	without	“Change in
Payments	Reason”	Control”(1)	Termination	or Death	for “Cause”	“Cause”	Control”

Cash Severance(2)	$900,000	$-0-	$-0-	$-0-	$-0-	$900,000	$900,000
Stock Options	1,296,000	1,296,000	-0-	2,593,000	-0-	1,296,000	1,296,000
Restricted Stock	-0-	-0-	-0-	1,129,000	-0-	-0-	-0-
Health and Welfare Benefits Continuation	10,000	-0-	-0-	-0-	-0-	10,000	10,000
280G Tax Gross-Up	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Other	-0-	-0-	-0-	-0-	-0-	-0-	-0-
TOTAL	2,206,000	1,296,000	-0-	3,722,000	-0-	2,206,000	2,206,000

(1)	In the event of a Change in Control of WebMD, the unvested portion of the options granted to Mr. Gattinella at the time of WebMD’s initial public offering would continue to vest until the next vesting date following the Change in Control, so long as he remains employed for six months following the Change in Control. For purposes of calculating the amounts included in the column entitled “Voluntary Termination in Connection with Change in Control,” we treat such resignation as occurring on December 31, 2007 and assume that the requirement for the six month transition period has been met.

(2)	Represents one year of salary and an annual bonus for 2007. We have assumed, solely for purposes of this table, that the amount of the annual bonus used for calculating the amounts in this line of the table, is $340,000, the amount of Mr. Gattinella’s bonus for 2006 (the year prior to the year of the assumed termination).

Charles A. Mele, Executive VP, General Counsel and Secretary

									Termination of
									Employment
			Voluntary						without “Cause”
			Termination						or for
	Voluntary		in Connection				Involuntary		“Good Reason”
	Termination		with a	Other	Permanent	Involuntary	Termination		Following a
Executive Benefits and	for “Good		“Change in	Voluntary	Disability	Termination	without		“Change in
Payments	Reason”		Control”(1)	Termination	or Death	for “Cause”	“Cause”		Control”

Cash Severance	$2,750,000	(2)	$2,817,000	$-0-	$2,750,000	$-0-	$2,750,000	(2)	$2,817,000
Stock Options	412,000		856,000	-0-	856,000	-0-	412,000		856,000
Restricted Stock	442,000		978,000	-0-	978,000	-0-	442,000		978,000
Health and Welfare Benefits Continuation	38,000		38,000	-0-	38,000	-0-	38,000		38,000
280G Tax Gross-Up(3)	-0-		-0-	-0-	-0-	-0-	-0-		-0-
Other	-0-		-0-	-0-	-0-	-0-	-0-		-0-
TOTAL	3,642,000		4,689,000	-0-	4,622,000	-0-	3,642,000		4,689,000

(1)	Mr. Mele may resign from his employment after six months following a Change in Control of HLTH and receive the same benefits as if he was terminated without Cause or for Good Reason following a Change in Control (salary and bonus through February 1, 2011). He may not unilaterally resign without Good Reason prior to such date and receive these benefits. However, for purposes of calculating the amounts included in the column for “Voluntary Termination in Connection with a Change in Control,” we treat such resignation as occurring on December 31, 2007 and assume that the six month transition period requirement has been met.

(2)	Represents three years of salary and three years of annual bonuses, plus an annual bonus for 2007. We have assumed, solely for purposes of preparing this table, that the amount of such annual bonus is $350,000 (based on what was actually paid for 2006, the year prior to the year of the assumed termination).

(3)	We have assumed, solely for purposes of preparing this table, that 50% of the salary continuation portion of the severance (for up to two years) constitutes “reasonable compensation” for the restrictive covenants to which the executive is bound following the termination of employment. In addition, the portion of the cash severance attributable to his bonus for 2007 is excluded from the calculation as “reasonable compensation” for services rendered during such year. Accordingly, we have not treated that portion of the salary continuation or the 2007 bonus amount as a parachute payment for purposes of Section 280G. Such assumption may change at the time of an actual change in control.

Martin J. Wygod, Chairman of the Board

							Termination of
							Employment
		Voluntary					without “Cause”
		Termination					or for
	Voluntary	in Connection				Involuntary	“Good Reason”
	Termination	with a	Other	Permanent	Involuntary	Termination	Following a
Executive Benefits and	for “Good	“Change in	Voluntary	Disability	Termination	without	“Change in
Payments	Reason”	Control”	Termination	or Death	for “Cause”	“Cause”	Control”

Cash Severance(1)	$2,527,000	$2,527,000	$-0-	$2,527,000	$-0-	$2,527,000	$2,527,000
Stock Options	5,688,000	5,688,000	-0-	5,688,000	-0-	5,688,000	5,688,000
Restricted Stock	5,404,000	5,404,000	-0-	5,404,000	-0-	5,404,000	5,404,000
Health and Welfare Benefits Continuation	32,000	32,000	-0-	32,000	-0-	32,000	32,000
280G Tax Gross-Up(2)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Other	-0-	-0-	-0-	-0-	-0-	-0-	-0-
TOTAL	13,651,000	13,651,000	-0-	13,651,000	-0-	13,651,000	13,651,000

(1)	Represents salary through August 3, 2010. Mr. Wygod is required to provide consulting services during the period he is receiving severance payments. Please see the description of his employment agreement contained below under “Employment Agreements with Named Executive Officers.”

(2)	We have assumed, solely for purposes of preparing this table, that the salary continuation portion of the severance is the only portion of the severance benefits that constitutes “reasonable compensation” for the consulting services required of Mr. Wygod and the restrictive covenants to which the executive is bound following the termination of employment. Accordingly, we have not treated the salary continuation portion as a parachute payment for purposes of Section 280G. Such assumption may change at the time of an actual change in control.

Employment Agreements with Named Executive Officers

The following are summaries of the employment agreements with HLTH’s Named Executive Officers. The agreements provide the general framework and some of the specific terms for the compensation of the Named Executive Officers. Approval of the Compensation Committee is required prior to HLTH entering into employment agreements with its executive officers. However, many of the decisions relating to the compensation of Named Executive Officers for a specific year made by the Compensation Committee (or, in the case of Mr. Gattinella, by the WebMD Compensation Committee) are implemented without changes to the general terms of employment set forth in those agreements. With respect to 2007, those decisions and their implementation are discussed earlier in this “Executive Compensation” section.

Kevin M. Cameron

HLTH is party to an employment agreement with Kevin M. Cameron entered into in September 2004, at the time he was elected by the board to be HLTH’s Chief Executive Officer, and amended on February 1, 2006. The following is a description of Mr. Cameron’s employment agreement, as amended:

•	The agreement provides for an employment period through September 23, 2009.

•	The agreement provides for an annual base salary of $660,000 and an annual bonus of up to 100% of base salary. For the fiscal year ended December 31, 2007, Mr. Cameron received an annual bonus of $520,000, an amount that was determined by the Compensation Committee in its discretion. See “Compensation Discussion and Analysis — Use of Specific Types of Compensation in 2007 — Annual Cash Bonuses” above. The agreement provides that, for subsequent years, the amount of the annual bonus will be based upon performance goals to be approved by the Compensation Committee with respect to each such year. For information regarding Mr. Cameron’s equity compensation, see the “Executive Compensation Tables” above.

•	In the event of the termination of Mr. Cameron’s employment by HLTH without “Cause” or by Mr. Cameron for “Good Reason,” prior to a “Change in Control” (as those terms are described below), he would be entitled to:

(a)	continue to receive his base salary at the rate in effect at the time of termination for a period of time equal to the length of his employment after the effective date of the agreement, rounded down to the nearest six months, but not longer than three years; and

(b)	continue to participate in HLTH’s benefit plans (or comparable plans) for the duration of the severance period.

In addition: (i) all options to purchase HLTH Common Stock and all HLTH restricted stock granted to Mr. Cameron at or prior to October 1, 2004 would remain outstanding and continue to vest, and would otherwise be treated as if Mr. Cameron remained employed by HLTH through the three year period that his salary is continued; and (ii) the portion of the options to purchase WebMD Class A Common Stock granted to Mr. Cameron by WebMD on September 28, 2005 that would have vested on the next vesting date following the date of termination will vest on the date of termination and the vested portion of those options will remain exercisable for 90 days plus an additional period of 2 1/2 months or, if longer, through the remainder of the calendar year during which the termination occurred, but not beyond the expiration of the original 10 year term (we refer to this period of extension, which is the period permitted by Section 409A of the Internal Revenue Code, as the “Permitted 409A Extension Period”). In addition, pursuant to the applicable award agreement, the option to purchase HLTH Common Stock granted to Mr. Cameron on October 23, 2006 would remain outstanding and continue to vest until the next vesting date, and the next vesting of the HLTH restricted stock grant made on the same date would accelerate to the date of termination.

•	For purposes of the employment agreement: (a) “Cause” includes (i) any willful misconduct relating, directly or indirectly, to HLTH or any of its affiliates, that remains uncured, if susceptible to cure, after 30 days following written notice from HLTH detailing such misconduct; (ii) any breach of any material provision contained in the employment agreement or any material policy, which breach remains uncured, if susceptible to cure, after 30 days following written notice from HLTH detailing such breach, or (iii) conviction of a felony or crime involving moral turpitude; and (b) “Good Reason” includes any of the following which remains uncured 30 days after written notice is provided to HLTH: (i) HLTH’s material breach of the employment agreement, (ii) a material demotion of his position, and (iii) required relocation from his present residence or a requirement that he commute, on a regular basis, to HLTH’s headquarters and such headquarters is outside of the New York City metropolitan area.

•	For purposes of the employment agreement:

(a)	a “Change in Control” of HLTH includes (i) a change in the majority of the board of directors of HLTH without the consent of the incumbent directors, (ii) any person or entity becoming the beneficial owner of 25% or more of the voting shares of HLTH and the Compensation Committee determining that such transaction constitutes a change in control, taking into consideration all relevant facts, (iii) consummation of a reorganization, merger or similar transaction as a result of which HLTH’s stockholders prior to the consummation of the transaction no longer represent 50% of the voting power, and (iv) consummation of a sale of all or substantially all of HLTH’s assets; and

(b)	a “Change in Control” of WebMD includes (i) a change in the majority of the board of directors of WebMD without the consent of the incumbent directors, (ii) any person or entity becoming the beneficial owner of 50% or more of the voting shares of WebMD, (iii) consummation of a reorganization, merger or similar transaction as a result of which WebMD’s stockholders prior to the consummation of the transaction no longer represent 50% of the voting power, (iv) consummation of a sale of all or substantially all of WebMD’s assets, and (v) adoption of a plan of liquidation by WebMD;

provided that no public offering nor any split-off, spin-off, stock dividend or similar transaction as a result of which the voting securities of WebMD are distributed to HLTH’s stockholders will constitute a Change in Control of WebMD or HLTH.

•	Mr. Cameron may terminate his employment upon 30 days’ notice after 11 months following a Change in Control of HLTH and, if this occurs:

(a)	Mr. Cameron would be entitled to continue to receive his base salary at his then current rate for three years following the termination of his employment;

(b)	Mr. Cameron would be entitled to annual bonus payments for the period of salary continuance in an amount equal to the amount of his bonus for the year prior to the termination or, if higher, the bonus paid for the year immediately prior to the Change in Control;

(c)	his participation in HLTH’s benefit plans (or comparable plans) would continue for the duration of the salary continuation period;

(d)	all options to purchase HLTH Common Stock and HLTH restricted stock granted to Mr. Cameron at or prior to October 1, 2004 that have not vested prior to the date of termination would be vested as of the date of termination and all such options would remain exercisable as if he remained in HLTH’s employ through the expiration date specified in the respective stock option plans and agreements;

(e)	any remaining unvested portion of the option to purchase WebMD Class A Common Stock would be vested as of the date of termination and all such options would remain exercisable through the 90 day post-termination exercise period plus the Section 409A Extension Period; and

(f)	pursuant to the applicable award agreement, Mr. Cameron would vest in the remaining unvested portion of the grants to him made on October 23, 2006.

In addition, Mr. Cameron would be entitled to these benefits if his employment is terminated without Cause following a Change in Control.

•	In the event of a Change in Control of WebMD or if WebMD is no longer an affiliate of HLTH, the options granted to Mr. Cameron by WebMD on September 28, 2005 that have not vested prior to such event would be vested as of the date of such event and would remain exercisable for 90 days plus the Permitted 409A Extension Period.

•	If Mr. Cameron’s employment is terminated by HLTH for Cause or by him without Good Reason, he (a) would not be entitled to any further compensation or benefits and (b) would not be entitled to any additional rights or vesting with respect to his stock options following the date of termination.

•	In the event of the termination of Mr. Cameron’s employment as a result of his death or permanent disability, he (or his estate) would be entitled to three years of salary continuation, three years of benefits continuation and three years of vesting of the equity granted on or prior to October 1, 2004 and three years of continued exercisability of options to purchase HLTH Common Stock. In accordance with the WebMD 2005 Plan, the options to purchase WebMD Class A Common Stock would vest on the date of termination as a result of death or disability and remain outstanding for one year.

•	The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the second anniversary of the date of cessation of Mr. Cameron’s employment. The severance payments and other post-employment benefits due to Mr. Cameron under the employment agreement are subject to Mr. Cameron’s continued compliance with these covenants.

•	The employment agreement contains a tax gross-up provision relating to any excise tax that Mr. Cameron incurs by reason of his receipt of any payment that constitutes an excess parachute payment as defined in Section 280G of the Internal Revenue Code. Any excess parachute payments and related tax gross-up payments made to Mr. Cameron will not be deductible by HLTH for federal income tax purposes.

•	The employment agreement is governed by the laws of New Jersey.

Mark D. Funston

HLTH is party to an employment agreement with Mark Funston entered into on November 9, 2006, at the time he was initially hired to be HLTH’s Chief Financial Officer. Since August 2007, Mr. Funston has also been serving as WebMD’s Chief Financial Officer. The following is a description of Mr. Funston’s employment agreement:

•	The agreement provides for an employment period for five years from November 13, 2006 (subject to earlier termination as described in the employment agreement).

•	Under the agreement, Mr. Funston’s annual base salary is $375,000 and Mr. Funston is eligible to receive an annual bonus of up to 50% of his annual base salary. The amount of any bonus is in the discretion of the Compensation Committee of the board of HLTH. For 2007, Mr. Funston received a bonus of $100,000. See “Compensation Discussion and Analysis — Use of Specific Types of Compensation in 2007 — Annual Cash Bonuses” above. For information regarding Mr. Funston’s equity compensation, see the “Executive Compensation Tables” above.

•	In the event of the termination of Mr. Funston’s employment by HLTH without “cause” (as described below), he would be entitled to: (i) continuation of his base salary, as severance, for one year for each year of completed service with a minimum of one year and a maximum of three years (provided that if the termination occurs following a Change in Control (as defined in the 2000 Plan), the minimum severance pay period will be two years); (ii) payment of COBRA premiums as if he were an active employee with similar coverage during the period he is receiving severance (up to 18 months); (iii) the restricted stock described above will vest and the restrictions thereon will lapse on the date of termination for that portion of the award that would have vested on the next vesting date following the termination of employment or, if such termination occurs after the second anniversary of the grant date, the next two vesting dates (to the extent not previously vested); and (iv) the option described above will continue to vest and remain outstanding through the next vesting date following the termination of employment (or, if such termination occurs following the second anniversary of the grant date, the next two vesting dates (to the extent not previously vested). If his employment is terminated as a result of his becoming disabled or his death, he (or his estate) will be entitled to the payments and benefits as if his employment had been terminated by HLTH without cause.

•	If Mr. Funston’s employment is terminated by HLTH for “cause” or by him, he (a) would not be entitled to any further compensation or benefits and (b) would not be entitled to any additional rights or vesting with respect to the restricted stock or the stock options following the date of termination.

•	For purposes of Mr. Funston’s employment agreement, “cause” generally includes: (i) his bad faith in connection with the performance of his duties or his willful failure to follow the lawful instructions of the Chief Executive Officer, the board or the Audit Committee, following written notice and a 20 day period of time to remedy such failure; (ii) his engaging in any willful misconduct that is, or is reasonably likely to be, injurious to HLTH (or any of its affiliates) or which could reasonably be expected to reflect negatively upon HLTH or otherwise impair or impede its operations; (iii) his material breach of a policy of HLTH, which breach is not remedied (if susceptible to remedy) following written notice and a 20 day period of time to remedy such breach; (iv) his material breach of the employment agreement, which breach is not remedied (if susceptible to remedy) following written notice and a 20 day period of time to remedy such breach; or (v) his commission of a felony in respect of a dishonest or fraudulent act or other crime of moral turpitude.

•	The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the second anniversary of the date employment has ceased for any reason. The severance payments and other post-employment benefits due to Mr. Funston under the employment agreement are subject to Mr. Funston’s continued compliance with these covenants.

•	The employment agreement is governed by the laws of the State of New Jersey.

Wayne T. Gattinella

A subsidiary of WebMD is party to an employment agreement, dated as of April 28, 2005, with Wayne Gattinella, who serves as CEO and President of the WebMD segment and of WebMD. The following is a description of Mr. Gattinella’s employment agreement:

•	Mr. Gattinella currently receives an annual base salary of $560,000 and is eligible to earn a bonus of up to 100% of his base salary. For 2007, Mr. Gattinella received an annual bonus of $135,000, determined by WebMD’s Compensation Committee in its discretion (and ratified by HLTH’s Compensation Committee). In addition, WebMD’s Compensation Committee approved an SBP Award of $135,000 with respect to Mr. Gattinella. See “Compensation Discussion and Analysis — Use of Specific Types of Compensation in 2007 — Annual Cash Bonuses” and “Supplemental Bonus Program (SBP)” above. With respect to subsequent years, the employment agreement provides that achievement of 50% of Mr. Gattinella’s bonus will be based upon WebMD’s attainment of corporate financial and strategic goals to be established by WebMD’s Compensation Committee, with the financial goals generally related to revenue and/or other measures of operating results and achievement of the remaining 50% of Mr. Gattinella’s bonus will be based on performance goals to be established by WebMD’s Compensation Committee. For information regarding Mr. Gattinella’s equity compensation, see the “Executive Compensation Tables” above.

•	In the event of the termination of Mr. Gattinella’s employment, prior to April 30, 2009, by WebMD without “Cause” or by Mr. Gattinella for “Good Reason” (as those terms are described below), he would be entitled to continue to receive his base salary for one year from the date of termination, to receive any unpaid bonus for the year preceding the year in which the termination occurs, and to receive healthcare coverage until the earlier of one year following his termination and the date upon which he receives comparable coverage under another plan. Amounts with respect to Mr. Gattinella’s SBP Award are payable only in accordance with the terms of the Supplemental Bonus Program Trust (see “Compensation Discussion and Analysis — Use of Specific Types of Compensation in 2007 — Annual Cash Bonuses” and “Supplemental Bonus Program (SBP)” above). In addition, in the event that a termination of Mr. Gattinella’s employment by WebMD without Cause or by Mr. Gattinella for Good Reason occurs before the fourth anniversary of the grant of the options to purchase WebMD Class A Common Stock made in connection with WebMD’s initial public offering, 25% of such options would continue to vest on the next vesting date following the date of termination.

•	In the event of a “Change in Control” of WebMD (as that term is described below), the unvested portion of the options to purchase WebMD Class A Common Stock would continue to vest until the next scheduled vesting date following the Change in Control. The continued vesting applies only if Mr. Gattinella remains employed until six months following such Change in Control or is terminated by WebMD’s successor without Cause or he resigns for Good Reason during such six-month period. For purposes of the employment agreement, a “Change in Control” would occur when: (i) a person, entity or group acquires more than 50% of the voting power of WebMD, (ii) there is a reorganization, merger or consolidation or sale involving all or substantially all of WebMD’s assets, or (iii) there is a complete liquidation or dissolution of WebMD.

•	For purposes of the employment agreement: (a) “Cause” includes (i) a continued willful failure to perform duties after 30 days’ written notice, (ii) willful misconduct or violence or threat of violence that would harm WebMD, (iii) a material breach of WebMD’s policies, the employment agreement, or the Trade Secret and Proprietary Information Agreement (as described below), that remains unremedied after 30 days’ written notice, or (iv) conviction of a felony in respect of a dishonest or fraudulent act or other crime of moral turpitude; and (b) “Good Reason” includes any of the following conditions or events remaining in effect after 30 days written notice: (i) a reduction in base salary, (ii) a material reduction in authority, or (iii) any material breach of the employment agreement by WebMD.

•	The employment agreement and the related agreement described below are governed by the laws of the State of New York.

Mr. Gattinella is also a party to a related Trade Secret and Proprietary Information Agreement that contains confidentiality obligations that survive indefinitely. The agreement also includes non-solicitation provisions that prohibit Mr. Gattinella from hiring WebMD’s employees or soliciting any of WebMD’s clients or customers that he had a relationship with during the time he was employed by WebMD, and non-competition provisions that prohibit Mr. Gattinella from being involved in a business that competes with WebMD’s business or that competes with any other business engaged in by any affiliates of WebMD if he is directly involved in such business. The non-solicitation and non-competition obligations end on the first anniversary of the date his employment has ceased. The severance payments and other post-employment benefits due to Mr. Gattinella under the employment agreement are subject to Mr. Gattinella’s continued compliance with the covenants contained in the Trade Secret and Proprietary Information Agreement and the employment agreement that are described in this paragraph.

Charles A. Mele

HLTH is party to an employment agreement with Charles A. Mele, HLTH’s Executive Vice President, General Counsel and Secretary, which was amended and restated as of February 1, 2006. The following is a description of Mr. Mele’s employment agreement. In this description, the term “Change in Control” has the same meanings, as applied to HLTH and WebMD, as in the description of Mr. Cameron’s employment agreement, above.

•	The agreement provides for an employment period through February 1, 2011.

•	Mr. Mele receives an annual base salary of $450,000. The amount of any bonus is in the discretion of the Compensation Committee of the board of HLTH. For 2007, Mr. Mele received an annual bonus of $233,000, determined by the Compensation Committee in its discretion. See “Compensation Discussion and Analysis — Use of Specific Types of Compensation in 2007 — Annual Cash Bonuses” above. For information regarding Mr. Mele’s equity compensation, see the “Executive Compensation Tables” above.

•	If Mr. Mele’s employment is terminated due to his death or disability, by HLTH without “Cause” or by Mr. Mele for “Good Reason” (as those terms are described below), he would be entitled to: (a) continuation of his base salary, at the rate then in effect, for three years; (b) an amount for each of the three years equal to the greater of the average annual bonus he received in the three years prior to termination or the amount of the bonus he received in the last of those years; and (c) continued participation in HLTH’s benefit plans (or comparable plans) for three years; provided, however, that if the termination is for Good Reason or without Cause following a Change in Control of HLTH, the payments in (a) and (b) above will continue for the remainder of the term of the agreement, if longer. If such termination occurs after the end of a fiscal year but before payment of the bonus for that year, he would also be entitled to receive the bonus, if any, earned for that fiscal year. In addition:

—	all options to purchase HLTH Common Stock and HLTH restricted stock granted to Mr. Mele by HLTH prior to the date of the agreement that have not vested prior to the date of termination would be vested as of the date of termination and the options would remain exercisable as if he remained in our employ through the expiration date specified in each applicable stock option agreement, except that the options granted to Mr. Mele on March 17, 2004 would remain exercisable only for 90 days plus the Permitted 409A Extension Period;

—	the portion of the options to purchase WebMD Class A Common Stock granted to Mr. Mele by WebMD on September 28, 2005 that would have vested on the next vesting date following the date of termination will vest on the date of termination and the vested portion of those options will remain exercisable for 90 days plus the Permitted 409A Extension Period; provided, however, that, if termination is for Good Reason or without Cause following a Change in Control of HLTH, all of the options that have not vested prior to the date of termination would be vested as of the date of termination; and

—	pursuant to the applicable award agreement, the option to purchase HLTH Common Stock granted to Mr. Mele on October 23, 2006 would remain outstanding and continue to vest until the next vesting date and the next vesting of the HLTH restricted stock grant made on the same date would accelerate to the date of termination (provided, however, that if his employment is terminated without Cause or Good Reason following a Change in Control, then such awards are deemed fully vested on the date of termination).

•	In the event of a Change in Control of WebMD or if WebMD is no longer an affiliate of HLTH, the options granted to Mr. Mele by WebMD on September 28, 2005 that have not vested prior to such event would be vested as of the date of such event and would remain exercisable for 90 days plus the Permitted 409A Extension Period.

•	If Mr. Mele’s employment is terminated by HLTH for Cause or by him without Good Reason, he (a) would not be entitled to any further compensation or benefits and (b) would not be entitled to any additional rights or vesting with respect to the stock options or restricted stock following the date of termination.

•	For purposes of Mr. Mele’s employment agreement: (a) “Cause” includes (i) a material breach of the employment agreement that remains unremedied after 30 days’ written notice, or (ii) conviction of a felony; and (b) “Good Reason” includes (i) a material reduction in title or responsibilities, (ii) a requirement that Mr. Mele report to anyone other than the Chief Executive Officer of HLTH, (iii) a reduction in base salary or material fringe benefits, (iv) a material breach of the employment agreement, (v) a requirement that Mr. Mele relocate to a location that is more than 25 miles from his current residence, or (vi) a Change in Control of HLTH occurs and he remains in the employ of HLTH for six months after the Change in Control.

•	Mr. Mele is subject to confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that survive for two years or, if applicable, for the three year period in which severance is payable under the agreement. The severance payments and other post-employment benefits due to Mr. Mele under the employment agreement are subject to Mr. Mele’s continued compliance with these covenants.

•	There is a tax gross-up provision relating to any excise tax that Mr. Mele incurs by reason of his receipt of any payment that constitutes an excess parachute payment as defined in Section 280G of the Internal Revenue Code. Any excess parachute payments and related tax gross-up payments made to Mr. Mele will not be deductible by HLTH for federal income tax purposes.

Martin J. Wygod

On August 3, 2005, HLTH amended and restated its original employment agreement, dated October 8, 2001, with Martin J. Wygod. The agreement was further amended on February 1, 2006. Under the amended agreement, Mr. Wygod serves as HLTH’s Chairman of the Board, and also serves as the Chairman of the Board of WebMD. In these positions, Mr. Wygod focuses on the overall strategy, strategic relationships and transactions intended to create long-term value for stockholders. He is also currently serving as Acting Chief Executive Officer of HLTH. The following is a description of Mr. Wygod’s amended employment agreement. In this description, the term “Change in Control” has the same meanings, as applied to HLTH and WebMD, as in the description of Mr. Cameron’s employment agreement, above.

•	The employment agreement provides for an employment period through August 3, 2010.

•	Under the employment agreement, Mr. Wygod received an annual base salary of $1.26 million until the completion of WebMD’s initial public offering; when the initial public offering was completed in September 2005, Mr. Wygod’s base salary was reduced to $975,000 per year. The amount of any bonus is in the discretion of the Compensation Committee of the board of HLTH. For 2007, Mr. Wygod received an annual bonus of $520,000. See “Compensation Discussion and Analysis — Use of Specific Types of Compensation in 2007 — Annual Cash Bonuses” above. For information regarding Mr. Wygod’s equity compensation, see the “Executive Compensation Tables” above.

•	In the event of the termination of Mr. Wygod’s employment by HLTH without “Cause” or by Mr. Wygod for “Good Reason” (as those terms are described below), Mr. Wygod would become a consultant for HLTH and would be entitled to receive his salary, at the rate then in effect, and continuation of benefits until the later of (i) two years following such termination or (ii) August 3, 2010. In addition, all options, or other forms of equity compensation, granted to Mr. Wygod by HLTH or any of our affiliates (which would include WebMD) that have not vested prior to the date of termination would become vested as of the date of termination and, assuming there has not been a Change in Control of HLTH or of WebMD, would continue to be exercisable as long as he remains a consultant (or longer if the plan or agreement expressly provided). The amount of past bonuses would not be included in the calculation of the amount of Mr. Wygod’s severance payments. In the event that Mr. Wygod’s employment is terminated due to death or disability, he or his estate would receive the same benefits as described above.

•	The employment agreement provides that in the event there is a Change in Control of HLTH, all outstanding options and other forms of equity compensation (including equity compensation granted by WebMD) would become immediately vested on the date of the Change in Control and, if following the Change in Control, Mr. Wygod’s employment terminates for any reason other than Cause, they would continue to be exercisable until the tenth anniversary of the applicable date of grant. A Change in Control of HLTH is also an event that constitutes Good Reason for purposes of a termination by Mr. Wygod. In the event there is a Change in Control of WebMD, any portion of Mr. Wygod’s equity that relates to WebMD will fully vest and become exercisable on the date of such event, and if following such event, Mr. Wygod’s engagement with WebMD is terminated for any reason other than Cause, such equity will remain outstanding until the expiration of its original term.

•	For purposes of the employment agreement: (a) “Cause” includes a final court adjudication that Mr. Wygod (i) committed fraud or a felony directed against HLTH or an affiliate relating to his employment, or (ii) materially breached any of the material terms of the employment agreement; and (b) the definition of “Good Reason” includes the following conditions or events: (i) a material reduction in title or responsibility that remains in effect for 30 days after written notice, (ii) a final court adjudication that HLTH materially breached any material provisions of the employment agreement, (iii) failure to serve on the board or Executive Committee of the board, or (iv) the occurrence of a Change in Control of HLTH.

•	In the event Mr. Wygod terminates his engagement with WebMD for “Good Reason” (as described in the following sentence), any portion of equity that relates to WebMD will fully vest and become exercisable on the date his engagement terminates and will remain exercisable for the period beginning on such date and ending on the later of two years following such termination or August 3, 2010. For the purposes of a termination of Mr. Wygod’s engagement with WebMD by him, “Good Reason” means a material reduction in Mr. Wygod’s title or responsibilities as Chairman of the Board of WebMD.

•	In the event that Mr. Wygod’s employment with HLTH is terminated for any reason, but he remains Chairman of the Board of WebMD, WebMD will have no obligation to pay a salary to Mr. Wygod.

•	The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that continue until the second anniversary of the date his employment has ceased. The consulting fees and other post-employment payments and benefits due to Mr. Wygod under the employment agreement are subject to Mr. Wygod’s continued compliance with these covenants.

•	The employment agreement contains a tax gross-up provision relating to any excise tax that Mr. Wygod incurs by reason of his receipt of any payment that constitutes an excess parachute payment as defined in Section 280G of the Internal Revenue Code. Any excess parachute payments and related tax gross-up payments made to Mr. Wygod will not be deductible for federal income tax purposes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with WebMD

This section describes the material provisions of agreements between WebMD (or one of its subsidiaries) and HLTH (or one of its subsidiaries other than WebMD and its subsidiaries). The Consolidated Financial Statements of HLTH include the accounts of HLTH and all of its majority-owned subsidiaries. Accordingly, transactions between HLTH and WebMD are eliminated in consolidation. For additional information regarding the financial terms of certain of these agreements and charges from WebMD to HLTH and from HLTH to WebMD under certain of these agreements and certain predecessor arrangements, see “Transactions with HLTH” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Item 7 of WebMD’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the WebMD Annual Report) and Note 5 to the Consolidated Financial Statements included in the WebMD Annual Report.

Termination Agreement

On October 19, 2008, pursuant to the terms of a termination agreement (the “Termination Agreement”), HLTH and WebMD mutually agreed, in light of recent turmoil in financial markets, to terminate the Agreement and Plan of Merger, dated as of February 20, 2008, between HLTH and WebMD, as amended by Amendment No. 1, dated as of May 6, 2008, and Amendment No. 2, dated as of September 12, 2008 (the “Merger Agreement”). The termination was by mutual agreement of the companies and was unanimously approved by the Board of Directors of each of the companies and by a special committee of independent directors of WebMD. The Termination Agreement maintains HLTH’s obligation, under the terms of the Merger Agreement, to pay the expenses of WebMD incurred in connection with the merger.

Services Agreement

HLTH has entered into a Services Agreement with WebMD pursuant to which HLTH charges WebMD for specified services provided by HLTH. Under the Services Agreement, HLTH receives an amount that reasonably approximates its cost of providing services to WebMD. The services that HLTH provides to WebMD include certain administrative services, including services relating to payroll, accounting, tax planning and compliance, employee benefit plans, legal matters and information processing. In addition, WebMD reimburses HLTH for an allocated portion of certain expenses that HLTH incurs for outside services and similar items, including insurance and audit fees, outside personnel, facilities costs, professional fees, software maintenance fees and telecommunications costs. HLTH has agreed to make the services available to WebMD for a term of up to five years following WebMD’s initial public offering. However, WebMD is not required, under the Services Agreement, to continue to obtain services from HLTH. In the event WebMD wishes to receive those services from a third party or provide them internally, WebMD has the option to terminate services, in whole or in part, at any time it chooses to do so, generally by providing, with respect to the specified services or groups of services, 60 days’ notice and, in some cases, paying a termination fee of not more than $30,000 to cover costs of HLTH relating to the termination. HLTH has the option to terminate the services that it provides to WebMD, in whole or in part, if it ceases to provide such services for itself, upon at least 180 days’ written notice to WebMD. WebMD paid HLTH approximately $3,340,000 for services under the Services Agreement in 2007.

Registration Rights Agreement

HLTH has entered into a Registration Rights Agreement with WebMD, which requires WebMD to use its reasonable best efforts, upon HLTH’s request, to register under the applicable federal and state securities laws any of the shares of WebMD’s equity securities owned by HLTH for sale in accordance with HLTH’s intended method of disposition, and to take such other actions as may be necessary to permit the sale in other jurisdictions, subject to specified limitations. HLTH has the right to include the shares of WebMD’s equity securities it beneficially owns in other registrations of these equity securities WebMD initiates. WebMD is required to pay all expenses incurred in connection with each registration, excluding underwriters’ discounts, if any. Subject to specified limitations, the registration rights are assignable by HLTH and its assignees. The Registration Rights Agreement contains customary indemnification and contribution provisions.

Tax Sharing Agreement

HLTH is a party to a Tax Sharing Agreement with WebMD that governs the respective rights, responsibilities, and obligations of HLTH and WebMD with respect to tax liabilities and benefits, tax attributes, tax contests and other matters regarding taxes and related tax returns. In general, the Tax Sharing Agreement does not require HLTH or WebMD to reimburse the other party to the extent of any net tax savings realized by the consolidated group, as a result of the group’s utilization of WebMD’s or HLTH’s attributes, including net operating losses, during the period of consolidation. However, under the Tax Sharing Agreement, HLTH was required to compensate WebMD for any use of WebMD’s net operating losses that resulted from certain extraordinary transactions that occurred prior to January 1, 2008. Specifically, the Tax Sharing Agreement provides that, with respect such extraordinary transactions, if HLTH or any corporation that is controlled, directly or indirectly, by HLTH, other than WebMD or its subsidiaries, had income or gain from the sale of assets (including a subsidiary) outside the ordinary course of business, extinguishment of debt or other extraordinary transaction (“Extraordinary Gains”) that occurred prior to January 1, 2008, HLTH was required to make a payment to WebMD and its subsidiaries (collectively, the “WebMD Subgroup”) equal to 35% of the amount of the WebMD Subgroup’s NOL carryforwards that are absorbed in the consolidated tax return as a result of the incurrence of such Extraordinary Gains. Under the Tax Sharing Agreement, HLTH reimbursed WebMD approximately $150 million with respect to the sale of EPS to Sage Software, Inc. on November 14, 2006, which we refer to as the EPS Sale, and the 2006 EBS Sale.

WebMD has agreed in the Tax Sharing Agreement that it will not knowingly take or fail to take any action that could reasonably be expected to preclude HLTH’s ability to undertake a split-off or spin-off on a tax-free basis. WebMD has also agreed that, in the event that HLTH decides to undertake a split-off or spin-off of WebMD’s capital stock to HLTH’s stockholders, WebMD will enter into a new Tax Sharing Agreement with HLTH that will set forth the parties’ respective rights, responsibilities and obligations with respect to any such split-off or spin-off.

Beneficial ownership of at least 80% of the total voting power and value of WebMD’s capital stock is required in order for HLTH to continue to include the WebMD Subgroup in its consolidated group for federal income tax purposes. It is the present intention of HLTH to continue to file a single consolidated federal income tax return with its eligible subsidiaries. Each member of the consolidated group for federal income tax purposes will be jointly and severally liable for the federal income tax liability of each other member of the consolidated group. Accordingly, although the Tax Sharing Agreement allocates tax liabilities between WebMD and HLTH during the period in which WebMD is included in the consolidated group of HLTH, WebMD could be liable for the federal income tax liability of any other member of the consolidated group in the event any such liability is incurred and not discharged by such other member. The Tax Sharing Agreement provides, however, that HLTH will indemnify WebMD to the extent that, as a result of being a member of the consolidated group of HLTH, WebMD becomes liable for the federal income tax liability of any other member of the consolidated group, other than the WebMD Subgroup. Correspondingly, the Tax Sharing Agreement requires WebMD to indemnify HLTH and the other members of the consolidated group with respect to WebMD’s federal income tax liability. Similar principles generally will apply for income tax purposes in some state, local and foreign jurisdictions.

Indemnity Agreement

WebMD and HLTH have entered into an Indemnity Agreement, under which WebMD and HLTH have agreed to indemnify each other with respect to some matters. WebMD has agreed to indemnify HLTH against liabilities arising from or based on:

•	the operations of WebMD’s business;

•	any material untrue statements or omissions in the Prospectus included in the IPO Registration Statement, other than material untrue statements or omissions contained in or pertaining to information relating solely to HLTH; and

•	guarantees or undertakings made by HLTH to third parties in respect of WebMD’s liabilities or obligations or those of WebMD’s subsidiaries.

HLTH has agreed to indemnify WebMD against liabilities arising from or based on:

•	the operations of HLTH’s business;

•	any material untrue statements or omissions in the Prospectus included in the IPO Registration Statement, other than material untrue statements or omissions contained in or pertaining to information relating solely to WebMD; and

•	certain pre-existing legal proceedings.

The agreement contains provisions governing notice and indemnification procedures.

Intellectual Property License Agreement

The Intellectual Property License Agreement governs certain rights, responsibilities, and obligations of HLTH and WebMD with respect to the name “WebMD” and related intellectual property that HLTH has used. Under the Intellectual Property License Agreement, HLTH transferred its rights to the name “WebMD” and related intellectual property to WebMD prior to the completion of WebMD’s initial public offering.

Private Portals License

HLTH has licensed WebMD’s private portal health and benefits management services for use by HLTH’s employees and the employees of its other subsidiaries for a period of three years, through June 30, 2008. The fees payable by HLTH to WebMD for this license for 2007 were approximately $250,000.

Product Development, Marketing and Related Arrangements

On January 31, 2006, HLTH and WebMD entered into agreements to support each other’s product development and marketing of certain product lines. The parties agreed that WebMD would, in general, manage the product development and marketing of HLTH’s and WebMD’s product lines in the following areas:

•	online tools and applications that are displayed to physicians and consumers that provide “quality” ratings of providers and that analyze patient care (we refer to these types of applications as External Clinical Quality Applications); and

•	online tools and applications that are displayed to end-user consumers, plan members and/or patients to assist in (a) communicating with, or viewing information from, providers or payers, (b) making informed benefit, provider and/or treatment choices, through access to content, personal health records, plan comparison tools, benefit comparison tools, cost treatment indicators, calculators, etc., or (c) managing and utilizing consumer-directed health plans and the related health savings accounts and other consumer directed financial accounts (we refer to all of these types of applications as Consumer-Directed Applications).

The agreements provided that HLTH could continue to develop and market products and services that were principally provided for internal use by healthcare payers. The provisions of these agreements applicable solely to relationships between HLTH and WebMD have been terminated. However, in connection with the EPS Sale and the 2006 EBS Sale and 2008 EBS Sale, separate agreements were entered into with EPS and

EBS with respect to certain matters under those agreements, and the separate agreements continue in effect with respect to the following products and services:

•	EPS has agreed to continue its relationship with WebMD to exclusively integrate WebMD’s personal health record with EPS’s clinical products, including EPS’s electronic medical record.

•	EBS has agreed to continue its strategic relationship with WebMD and to offer WebMD the opportunity to provide EBS with External Clinical Quality Applications and Consumer Directed Applications subject to mutual agreement on certain terms. In addition, if WebMD determines to pursue a Consumer Directed Application for the financial administration of the patient encounter, such as clinical messaging or a personal financial record, and requests EBS to assist WebMD in that regard, WebMD and EBS have agreed to use reasonable efforts to integrate and market such applications. In addition, EBS agreed to license certain de-identified data to HLTH for use in the development and commercialization of certain applications. In the Termination Agreement relating to the merger with WebMD, HLTH agreed to assign this license to WebMD.

Other Business Arrangements with WebMD

HLTH has in the past entered into, and may from time to time in the future enter into, other ordinary course business arrangements with WebMD or its subsidiaries that are not material to either company and may not be the subject of any ongoing contract. For example, from time to time, HLTH has advertised some of its products and services on WebMD’s physician portals. In addition, from time to time, WebMD and ViPS have worked together on projects or provided services to each other.

Other Related Party Transactions

HLTH was reimbursed approximately $278,000 and $255,000 for 2007 and 2006, respectively, by Martin J. Wygod, HLTH’s Chairman of the Board, and a corporation that he controls, for personal use of certain of HLTH’s staff and office facilities and for the personal portion of certain travel expenses.

Affiliates of FMR Corp. provide services to HLTH in connection with the HLTH 401(k) Savings and Employee Stock Ownership Plan and the Porex 401(k) Savings Plan. FMR Corp. beneficially owned, based on its holdings as of December 31, 2007 shares representing approximately 13.6% of HLTH’s outstanding Common Stock and approximately 16.5% of the outstanding WebMD Class A Common Stock. The aggregate amount charged to HLTH for these services was approximately $37,000 for 2007 and approximately $82,000 for 2006. In 2004, the WebMD segment entered into an agreement with Fidelity Human Resources Services Company LLC (“FHRS”) (formerly known as Fidelity Employer Services Company LLC), an affiliate of FMR Corp., to integrate WebMD’s private portals product into the services FHRS provides to its clients. FHRS provides human resources administration and benefit administration services to employers. HLTH recorded revenue of $10,362,000 in 2007 and $7,802,000 in 2006 related to the FHRS agreement, and $1,544,000 and $2,145,000, respectively, were included in accounts receivable, related to the FHRS agreement, as of December 31, 2007 and December 31, 2006. For additional information, see “WebMD — Private Portals — Relationship with Fidelity Human Resources Services Company LLC” in Item 1 of HLTH’s Annual Report on Form 10-K for the year ended December 31, 2007 and Note 19 to the Consolidated Financial Statements included as Annex A-1 to this proxy statement.

Audit Committee Review of Related Party Transactions

Under HLTH’s Code of Business Conduct, directors and executive officers are required to disclose to HLTH’s General Counsel or Compliance Officer any transactions or relationships they are involved in that present or may present a conflict of interest with HLTH, including those that would be required to be disclosed as a related party transaction under applicable SEC rules. Under HLTH’s Code of Business Conduct and the Audit Committee Charter, the Audit Committee has authority to determine whether to approve or ratify such transactions and relationships on behalf of HLTH, other than transactions between HLTH and WebMD which, as described below, are overseen by the Related Parties Committee of the board. The Audit

Committee considers whether to ratify or approve such transactions and relationships on a case-by-case basis, rather than pursuant to a general policy.

If not disclosed to the Audit Committee or if, after disclosure, not ratified or approved by the Audit Committee, a transaction or relationship presenting a conflict of interest or potential conflict of interest between a director or executive officer and HLTH may violate HLTH’s Code of Business Conduct and other company policies. When reviewing such a relationship or transaction, the Audit Committee will examine the terms of the transaction to determine how close they are to terms that would be likely to be found in a similar arm’s-length transaction and, if not, whether they are otherwise reasonable and fair to HLTH. In addition, the Audit Committee will consider the nature of the related party’s interest in the transaction and the significance of the transaction to the related party. If the transaction involves a non-employee director, the Audit Committee may also consider whether the transaction would compromise the director’s independence. The Audit Committee may condition its ratification or approval of a transaction or relationship on imposition of specified limitations on the transaction or relationship or specific monitoring requirements on an ongoing basis.

In the case of transactions and relationships between HLTH and WebMD, HLTH’s board has delegated ongoing authority to ratify, approve and monitor them to the Related Parties Committee of the board. See “Corporate Governance — Committees of the Board of Directors — Related Parties Committee” above. The Related Parties Committee of the HLTH board consists solely of non-employee directors who are not also directors of WebMD. WebMD has a similar committee with authority to ratify, approve and monitor those transactions and relationships on its behalf, consisting solely of non-employee directors who are not also directors of HLTH.

REPORT OF THE AUDIT COMMITTEE

The current members of the Audit Committee of HLTH’s board of directors are Paul A. Brooke, James V. Manning and Joseph E. Smith and Mr. Manning is the Chairman. The Audit Committee is responsible for, among other things:

•	retaining and overseeing the registered public accounting firm that serves as HLTH’s independent auditor and evaluating its performance and independence;

•	reviewing the annual audit plan with HLTH’s management and registered public accounting firm;

•	pre-approving any permitted non-audit services provided by HLTH’s registered public accounting firm;

•	approving the fees to be paid to HLTH’s registered public accounting firm;

•	reviewing the adequacy and effectiveness of HLTH’s internal controls with HLTH’s management, internal auditors and registered public accounting firm;

•	reviewing and discussing the annual audited financial statements and the interim unaudited financial statements with HLTH’s management and registered public accounting firm;

•	approving HLTH’s internal audit plan and reviewing reports of HLTH’s internal auditors;

•	determining whether to approve related party transactions (see “Certain Relationships and Related Transactions — Audit Committee Review of Related Party Transactions” above); and

•	overseeing the administration of HLTH’s Code of Business Conduct.

The Audit Committee operates under a written charter adopted by the board of directors.

This report reviews the actions taken by the Audit Committee with regard to HLTH’s financial reporting process for 2007 and particularly with regard to HLTH’s audited consolidated financial statements and the related schedule included in HLTH’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

HLTH’s management has the primary responsibility for HLTH’s financial statements and reporting process, including the systems of internal controls. HLTH’s independent auditors are responsible for performing an independent audit of HLTH’s consolidated financial statements and the related schedule in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon and a report on the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. In carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to HLTH’s financial statements or systems of internal controls or any professional certification as to the independent auditors’ work. The Audit Committee has implemented procedures to ensure that, during the course of each fiscal year, it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements and the Report of Management on Internal Control Over Financial Reporting included in HLTH’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and in HLTH’s Current Report on Form 8-K filed on June 27, 2008. In addition, the Audit Committee reviewed with HLTH’s independent auditors, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, rather than just the acceptability, of HLTH’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, other standards of the Public Company Accounting Oversight Board (United States) SEC rules, and other professional standards. The Audit Committee also reviewed with Ernst & Young the “Report of Independent Registered Public Accounting Firm on Internal Control Over Financial Reporting” included in HLTH’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and in HLTH’s Current Report on Form 8-K filed on June 27, 2008. In addition, the Audit Committee discussed with Ernst & Young their independence from management and HLTH, including the matters in the written disclosures required of Ernst & Young by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also considered whether the provision of non-audit services (see the section entitled “Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm — Services and Fees of Ernst & Young” below) during 2007 by Ernst & Young is compatible with maintaining Ernst & Young’s independence.

Additionally, the Audit Committee discussed with HLTH’s independent auditors the overall scope and plan for their audit of HLTH’s financial statements and their audits of its internal control over financial reporting. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of HLTH’s internal controls and the overall quality of HLTH’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our board of directors that the audited financial statements and related schedule and management’s assessment of the effectiveness of HLTH’s internal control over financial reporting be included in HLTH’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC. The Audit Committee has also approved the retention of Ernst & Young as HLTH’s independent auditors for 2008.

Paul A. Brooke
James V. Manning
Joseph E. Smith

HLTH PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

A proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as HLTH’s independent auditor for the fiscal year ending December 31, 2008.

The Audit Committee has appointed the firm of Ernst & Young LLP, an independent registered public accounting firm, to be HLTH’s independent auditor for the current fiscal year and, with the endorsement of the board of directors, recommends to stockholders that they ratify that appointment. Ernst & Young has served as HLTH’s independent auditors since 1995.

Although stockholder approval of the Audit Committee’s appointment of Ernst & Young is not required by law, the board of directors believes that it is advisable and a matter of good corporate practice to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, the Audit Committee will reconsider its appointment of Ernst & Young.

A representative of Ernst & Young is expected to be present at the Annual Meeting. The representative will be afforded an opportunity to make a statement and will be available to respond to questions by stockholders. If the selection of Ernst & Young is ratified, the Audit Committee nevertheless retains the discretion to select different accounting firms in the future, should the Audit Committee then deem such selection to be in HLTH’s best interest and in the best interest of the stockholders. Any such selection need not be submitted to a vote of stockholders.

THE HLTH BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE APPROVAL OF PROPOSAL 2.

Services and Fees of Ernst & Young

In addition to retaining Ernst & Young LLP to audit its consolidated financial statements for 2007 and 2006 and to review its quarterly financial statements during those years, HLTH retained Ernst & Young to provide certain related services. The fees for Ernst & Young’s services to HLTH (including services to WebMD) were:

Type of Fees	2007	2006

Audit Fees	$1,903,198	$3,919,332
Audit-Related Fees	162,775	2,393,470
Tax Fees	353,561	280,982
All Other Fees	1,500	1,500

Total Fees	$2,421,034	$6,595,284

In the above table, in accordance with applicable SEC rules:

•	“audit fees” include: (a) fees billed for professional services (i) for the audit of the consolidated financial statements included in HLTH’s and WebMD’s Annual Reports on Form 10-K for that fiscal year, (ii) for review of the consolidated financial statements included in HLTH’s and WebMD’s Quarterly Reports on Form 10-Q filed during that fiscal year, and (iii) for the audits of internal control over financial reporting and management’s assessment of internal control over financial reporting for that fiscal year with respect to HLTH and WebMD; and (b) fees billed for services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements for that year;

•	“audit-related fees” are fees billed in the year for assurance and related services that are reasonably related to the performance of the audit or review of HLTH’s financial statements, which consisted of fees related to audits of HLTH’s employee benefit plans for that year and, for 2006, included fees for the audit, due diligence and other services related to the 2006 EBS Sale and the EPS Sale;

•	“tax fees” are fees billed in the year for professional services for tax compliance, tax advice, and tax planning and analysis; and

•	“all other fees” are fees billed in the year for any products and services not included in the first three categories and consisted of a subscription to Ernst & Young’s online research tool.

None of these services was provided pursuant to a waiver of the requirement that such services be pre-approved by the Audit Committee. The Audit Committee has determined that the provision by Ernst & Young of non-audit services to HLTH in 2007 is compatible with Ernst & Young maintaining their independence.

The Audit Committee considers whether to pre-approve permissible non-audit services and fees on a case-by-case basis, rather than pursuant to a general policy, with the exception of acquisition-related due diligence engagements, which have been pre-approved by the Audit Committee and are subject to monitoring by the Chairman of the Audit Committee. To ensure prompt handling of unexpected matters, the Audit Committee has delegated to its Chairman the authority to pre-approve permissible non-audit services and fees and to amend or modify pre-approvals that have been granted by the entire Audit Committee. A report of any such actions taken by the Chairman is provided to the Audit Committee at the next Audit Committee meeting.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

HLTH expects to hold its 2009 Annual Meeting of Stockholders on September 24, 2009. Proposals that stockholders intend to present at that meeting must be received by HLTH not later than April 20, 2009 if they are to be eligible for consideration for possible inclusion in HLTH’s proxy statement and form of proxy relating to that meeting, unless the date of the meeting is changed to a later one, in which case such proposals must be received a reasonable time before a solicitation is made. In addition, HLTH’s bylaws establish an advance notice procedure with regard to director nominations and proposals by stockholders intended to be presented at an annual meeting, but not included in its proxy statement. For these nominations or other business to be properly brought before the meeting by a stockholder, the stockholder must provide written notice delivered to the Secretary of HLTH at least 60 days and not more than 90 days in advance of the annual meeting date, which notice must contain specified information concerning the matters to be brought before the meeting and concerning the stockholder proposing these matters. All notices of proposals by stockholders, whether or not intended to be included in HLTH’s proxy materials, should be sent to: Corporate Secretary, HLTH Corporation, 669 River Drive, Center 2, Elmwood Park, New Jersey 07407-1361. If a stockholder intends to submit a proposal at the next annual meeting of stockholders which is not intended for inclusion in the proxy statement relating to that meeting, notice from the stockholder in accordance with the requirements in HLTH’s bylaws must be received by HLTH no later than July 20, 2009 unless the date of the meeting is changed, in which case HLTH will announce any change in the date by which the notice must be received by HLTH when HLTH first announces the change in meeting date.

WHERE YOU CAN FIND MORE INFORMATION

HLTH files annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect, read and copy these reports, proxy statements and other information at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549. HLTH will provide its stockholders without charge a copy of its Annual Report on Form 10-K for the year ended December 31, 2007 and of its Quarterly Reports on Form 10-Q filed in 2007 and 2008, upon written request to Investor Relations, HLTH Corporation, 669 River Drive, Center 2, Elmwood Park, NJ 07407.

HLTH makes available free of charge at www.hlth.com (in the “Investor Relations” section) copies of materials it files with, or furnishes to, the SEC. You can also obtain copies of these materials at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site at www.sec.gov that makes available reports, proxy statements and other information regarding issuers that file electronically with it.

MISCELLANEOUS

Where information contained in this proxy statement rests particularly within the knowledge of a person other than HLTH, we have relied upon information furnished by such person or contained in filings made by such person with the SEC.

The material under the headings “Report of the Audit Committee” (other than the description of the responsibilities of the Audit Committee in the first paragraph of that Report) and “Report of the Compensation Committee” shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that HLTH specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

ANNEX A-1

HLTH CORPORATION 2007 ANNUAL REPORT

FINANCIAL STATEMENTS

All other schedules not listed above have been omitted as not applicable or because the required information is included in the Consolidated Financial Statements or in the notes thereto. Columns omitted from the schedule filed have been omitted because the information is not applicable.

HLTH 2007 Annual Report — Financial Statements Annex

ANNEX A-1 – PAGE 1

REPORT OF MANAGEMENT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Management of HLTH Corporation is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Securities Exchange Act of 1934 (the Exchange Act) as a process designed by, or under the supervision of, a company’s principal executive and principal financial officers and effected by its board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Internal control over financial reporting includes those policies and procedures that:

•	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;

•	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Internal control over financial reporting includes the controls themselves, monitoring and internal auditing practices and actions taken to correct deficiencies as identified.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

HLTH management assessed the effectiveness of HLTH’s internal control over financial reporting as of December 31, 2007. In making this assessment, HLTH management used the criteria set forth in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on that assessment and those criteria, HLTH management concluded that HLTH maintained effective internal control over financial reporting as of December 31, 2007.

Ernst & Young LLP, the independent registered public accounting firm that audited and reported on the Company’s financial statements as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007, has audited the Company’s internal control over financial reporting as of December 31, 2007, as stated in their report which appears on page 3.

February 28, 2008

HLTH 2007 Annual Report — Financial Statements Annex

ANNEX A-1 – PAGE 2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON
INTERNAL CONTROL OVER FINANCIAL REPORTING

The Board of Directors and Stockholders of
HLTH Corporation

We have audited HLTH Corporation’s internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). HLTH Corporation’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Report of Management on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, HLTH Corporation maintained, in all material respects, effective internal control over financial reporting as of December 31, 2007 based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the 2007 consolidated financial statements of HLTH Corporation and our report dated February 28, 2008 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP
MetroPark, New Jersey
February 28, 2008

HLTH 2007 Annual Report — Financial Statements Annex

ANNEX A-1 – PAGE 3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
HLTH Corporation

We have audited the accompanying consolidated balance sheets of HLTH Corporation (and subsidiaries) as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2007. Our audits also included the financial statement schedule listed in the Index. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of HLTH Corporation (and subsidiaries) at December 31, 2007 and 2006, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed in Note 1 to the consolidated financial statements, effective January 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123(R), “Share-Based Payment” using the modified prospective transition method. Also, as discussed in Note 1 to the consolidated financial statements, effective January 1, 2007, the Company adopted the provisions of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes.”

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), HLTH Corporation’s internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 28, 2008 expressed an unqualified opinion thereon.

/s/  Ernst & Young LLP

MetroPark, New Jersey
February 28, 2008,
except for Notes 2 and 9, as to which the date is
June 26, 2008

HLTH 2007 Annual Report — Financial Statements Annex

ANNEX A-1 – PAGE 4

HLTH CORPORATION

CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31,
	2007	2006

ASSETS
Current assets:
Cash and cash equivalents	$536,879	$614,691
Short-term investments	290,858	34,140
Accounts receivable, net of allowance for doubtful accounts of $1,165 at December 31, 2007 and $956 at December 31, 2006	86,081	89,652
Due from EBS Master LLC	1,224	30,716
Prepaid expenses and other current assets	71,090	27,794
Assets of discontinued operations	262,964	274,232

Total current assets	1,249,096	1,071,225
Marketable equity securities	2,383	2,633
Property and equipment, net	49,554	46,076
Goodwill	217,323	223,484
Intangible assets, net	36,314	45,268
Investment in EBS Master LLC	25,261	1,521
Other assets	71,466	80,159

TOTAL ASSETS	$1,651,397	$1,470,366

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$49,598	$102,781
Deferred revenue	76,401	76,086
Liabilities of discontinued operations	123,131	55,098

Total current liabilities	249,130	233,965
1.75% convertible subordinated notes due 2023	350,000	350,000
3 1/8% convertible notes due 2025	300,000	300,000
Other long-term liabilities	21,137	13,246
Minority interest in WHC	131,353	101,860
Convertible redeemable exchangeable preferred stock, $0.0001 par value; 10,000 shares authorized; no shares outstanding at December 31, 2007; 10,000 shares issued and outstanding at December 31, 2006	—	98,768
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 4,990,000 shares authorized; no shares outstanding	—	—
Common stock, $0.0001 par value; 900,000,000 shares authorized; 457,803,361 shares issued at December 31, 2007; 449,600,747 shares issued at December 31, 2006	46	45
Additional paid-in capital	12,479,574	12,290,126
Treasury stock, at cost; 275,786,634 shares at December 31, 2007; 287,770,823 shares at December 31, 2006	(2,564,948)	(2,585,769)
Accumulated deficit	(9,320,748)	(9,341,985)
Accumulated other comprehensive income	5,853	10,110

Total stockholders’ equity	599,777	372,527

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,651,397	$1,470,366

See accompanying notes.

HLTH 2007 Annual Report — Financial Statements Annex

ANNEX A-1 – PAGE 5

HLTH CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Years Ended December 31,
	2007	2006	2005

Revenue	$331,693	$908,927	$852,010
Costs and expenses:
Cost of operations	117,281	545,706	528,004
Sales and marketing	93,645	119,103	104,669
General and administrative	104,321	132,334	118,202
Depreciation and amortization	28,256	44,558	43,548
Interest income	42,035	32,339	21,527
Interest expense	18,593	18,794	16,321
Gain on 2006 EBS Sale	399	352,297	—
Other income (expense), net	3,406	(4,252)	(27,965)

Income from continuing operations before income tax (benefit) provision	15,437	428,816	34,828
Income tax (benefit) provision	(8,741)	50,389	(2,170)
Minority interest in WHC	10,667	405	775
Equity in earnings of EBS Master LLC	28,566	763	—

Income from continuing operations	42,077	378,785	36,223
(Loss) income from discontinued operations (net of taxes of ($5,206), $36,531 and $6,109 in 2007, 2006 and 2005)	(22,198)	393,132	32,588

Net income	$19,879	$771,917	$68,811

Basic income (loss) per common share:
Income from continuing operations	$0.24	$1.36	$0.11
(Loss) income from discontinued operations	(0.13)	1.41	0.09

Net income	$0.11	$2.77	$0.20

Diluted income (loss) per common share:
Income from continuing operations	$0.21	$1.20	$0.10
(Loss) income from discontinued operations	(0.12)	1.18	0.10

Net income	$0.09	$2.38	$0.20

Weighted-average shares outstanding used in computing income (loss) per common share:
Basic	179,330	279,234	341,747

Diluted	188,763	331,642	352,852

See accompanying notes.

HLTH 2007 Annual Report — Financial Statements Annex

ANNEX A-1 – PAGE 6

HLTH CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(In thousands, except share data)

	Stockholders’ Equity
								Accumulated
			Additional	Deferred				Other	Total
	Common Stock		Paid-In	Stock	Treasury Stock		Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Capital	Compensation	Shares	Amount	Deficit	Income	Equity

Balances at January 1, 2005	394,041,320	$39	$11,776,911	$(7,819)	80,849,495	$(379,968)	$(10,182,244)	$7,957	$1,214,876
Net income	—	—	—	—	—	—	68,811	—	68,811
Net increase in unrealized gains on securities	—	—	—	—	—	—	—	2,976	2,976
Foreign currency translation adjustment	—	—	—	—	—	—	—	(3,326)	(3,326)

Comprehensive income	—	—	—	—	—	—	—	—	68,461
Issuance of common stock for option exercises, ESPP, 401(k) and other issuances	11,385,269	1	48,570	—	—	—	—	—	48,571
Gain on issuance of WHC Class A Common Stock	—	—	82,275	—	—	—	—	—	82,275
Conversion of 3 1/4% convertible subordinated notes	23,197,650	3	214,014	—	—	—	—	—	214,017
Accretion of convertible redeemable exchangeable preferred stock	—	—	—	—	—	—	(234)	—	(234)
Deferred stock compensation	—	—	2,241	(2,241)	—	—	—	—	—
Stock-based compensation expense	—	—	330	3,451	—	—	—	—	3,781
Purchase of treasury stock under repurchase program	—	—	—	—	2,541,000	(21,246)	—	—	(21,246)
Purchase of treasury stock in tender offer	—	—	—	—	66,905,919	(549,268)	—	—	(549,268)
Adjustment to deferred stock compensation for terminations	—	—	(2,910)	2,910	—	—	—	—	—

Balances at December 31, 2005	428,624,239	43	12,121,431	(3,699)	150,296,414	(950,482)	(10,113,667)	7,607	1,061,233
Net income	—	—	—	—	—	—	771,917	—	771,917
Net decrease in unrealized gains on securities	—	—	—	—	—	—	—	(1,108)	(1,108)
Foreign currency translation adjustment	—	—	—	—	—	—	—	3,611	3,611

Comprehensive income	—	—	—	—	—	—	—	—	774,420
Issuance of common stock for option exercises, ESPP and other issuances	20,976,508	2	151,237	—	—	—	—	—	151,239
Accretion of convertible redeemable exchangeable preferred stock	—	—	—	—	—	—	(235)	—	(235)
Reversal of deferred stock compensation — adoption of SFAS 123R	—	—	(3,699)	3,699	—	—	—	—	—
Stock-based compensation expense	—	—	26,720	—	—	—	—	—	26,720
Purchase of treasury stock under repurchase program	—	—	—	—	8,240,245	(83,167)	—	—	(83,167)
Purchase of treasury stock in tender offer	—	—	—	—	129,234,164	(1,552,120)	—	—	(1,552,120)
Gain on issuance of WHC Class A Common Stock	—	—	16,779	—	—	—	—	—	16,779
Minority interest impact of cash transferred to WHC	—	—	(22,342)	—	—	—	—	—	(22,342)

Balances at December 31, 2006	449,600,747	45	12,290,126	—	287,770,823	(2,585,769)	(9,341,985)	10,110	372,527
Net income	—	—	—	—	—	—	19,879	—	19,879
Net decrease in unrealized gains on securities	—	—	—	—	—	—	—	(249)	(249)
Foreign currency translation adjustment	—	—	—	—	—	—	—	3,318	3,318
HLTH’s share of EBSCo’s comprehensive loss	—	—	—	—	—	—	—	(7,326)	(7,326)

Comprehensive income	—	—	—	—	—	—	—	—	15,622
Cumulative effect to prior year related to the adoption of FIN 48	—	—	—	—	—	—	1,475	—	1,475
Issuance of stock for option exercises, ESPP and other issuances	8,202,614	1	96,893	—	(4,715,883)	22,840	—	—	119,734
Tax benefit realized from issuances of common stock and valuation reversal	—	—	7,171	—	—	—	—	—	7,171
Gain on issuance of WHC Class A Common Stock	—	—	14,492	—	—	—	—	—	14,492
Conversion and accretion of convertible redeemable exchangeable preferred stock	—	—	53,781	—	(10,638,297)	45,104	(117)	—	98,768
Stock-based compensation expense	—	—	18,699	—	—	—	—	—	18,699
Purchase of treasury stock under repurchase program	—	—	—	—	3,369,991	(47,123)	—	—	(47,123)
Minority interest impact of cash transferred to WHC	—	—	(1,588)	—	—	—	—	—	(1,588)

Balances at December 31, 2007	457,803,361	$46	$12,479,574	$—	275,786,634	$(2,564,948)	$(9,320,748)	$5,853	$599,777

See accompanying notes.

HLTH 2007 Annual Report — Financial Statements Annex

ANNEX A-1 – PAGE 7

HLTH CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended December 31,
	2007	2006	2005

Cash flows from operating activities:
Net income	$19,879	$771,917	$68,811
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (income) from discontinued operations, net of tax	22,198	(393,132)	(32,588)
Depreciation and amortization	28,256	44,558	43,548
Minority interest in WHC	10,667	405	775
Equity in earnings of EBS Master LLC	(28,566)	(763)	—
Amortization of debt issuance costs	2,916	2,906	2,541
Non-cash advertising	5,264	7,414	10,870
Non-cash stock-based compensation	32,652	42,145	4,713
Deferred income taxes	(10,136)	26,841	4,247
Gain on 2006 EBS Sale	(399)	(352,297)	—
Loss on investments	—	—	6,365
Loss on redemption of convertible debt	—	—	1,902
Changes in operating assets and liabilities:
Accounts receivable	3,840	(41,727)	(22,151)
Prepaid expenses and other, net	5,329	(12,092)	57
Accounts payable	(629)	(722)	(6,453)
Accrued expenses and other long-term liabilities	(43,689)	21,727	4,809
Deferred revenue	314	17,516	4,016

Net cash provided by continuing operations	47,896	134,696	91,462
Net cash provided by discontinued operations	27,497	64,324	69,824

Net cash provided by operating activities	75,393	199,020	161,286
Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	670,326	928,284	1,063,606
Purchases of available-for-sale securities	(927,038)	(686,815)	(758,687)
Purchases of property and equipment	(19,053)	(49,420)	(47,241)
Cash paid in business combinations, net of cash acquired	—	(152,672)	(93,622)
Proceeds from the 2006 EBS Sale, net	2,898	1,199,872	—
Proceeds from advances to EBS Master LLC	18,792	(20,016)	—
Proceeds from the sale of discontinued operations	11,667	522,604	—

Net cash (used in) provided by continuing operations	(242,408)	1,741,837	164,056
Net cash used in discontinued operations	(4,741)	(3,296)	(15,124)

Net cash (used in) provided by investing activities	(247,149)	1,738,541	148,932

HLTH 2007 Annual Report — Financial Statements Annex

ANNEX A-1 – PAGE 8

	Years Ended December 31,
	2007	2006	2005

Cash flows from financing activities:
Proceeds from issuance of HLTH and WHC common stock	133,054	156,078	48,571
Tax benefit on stock-based awards	6,601	—	—
Purchases of treasury stock under repurchase program	(47,123)	(83,167)	(21,246)
Purchases of treasury stock in tender offer	—	(1,552,120)	(549,268)
Payments of notes payable and other	(20)	(337)	(552)
Net proceeds from issuance of convertible debt	—	—	289,875
Issuance of WHC common stock in initial public offering	—	—	123,344
Redemption of convertible debt	—	—	(86,694)

Net cash provided by (used in) continuing operations	92,512	(1,479,546)	(195,970)
Net cash used in discontinued operations	(175)	(100)	(79)

Net cash provided by (used in) financing activities	92,337	(1,479,646)	(196,049)
Effect of exchange rates on cash	1,607	1,135	(678)

Net (decrease) increase in cash and cash equivalents	(77,812)	459,050	113,491
Changes in cash of discontinued operations	—	25	2,145
Cash and cash equivalents at beginning of period	614,691	155,616	39,980

Cash and cash equivalents at end of period	$536,879	$614,691	$155,616

HLTH 2007 Annual Report — Financial Statements Annex

ANNEX A-1 – PAGE 9

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share data)

1.	Summary of Significant Accounting Policies

Background

HLTH Corporation (“HLTH” or the “Company”) is a Delaware corporation that was incorporated in December 1995 and commenced operations in January 1996 as Healtheon Corporation. HLTH’s Common Stock began trading on the Nasdaq National Market under the symbol “HLTH” on February 11, 1999 and now trades on the Nasdaq Global Select Market. The Company changed its name to Healtheon/WebMD Corporation in November 1999 and to WebMD Corporation in September 2000. In October 2005, WebMD Corporation changed its name to Emdeon Corporation in connection with the initial public offering of equity securities of WebMD Health Corp. (“WHC”). In connection with the November 2006 sale of a 52% interest in the Company’s Emdeon Business Services segment, the Company transferred its rights to the name “Emdeon” and related intellectual property to Emdeon Business Services. Accordingly, in May 2007, the Company changed its name to HLTH Corporation.

Basis of Presentation

The accompanying consolidated financial statements include the consolidated accounts of HLTH Corporation and its subsidiaries and have been prepared in United States dollars, and in accordance with U.S. generally accepted accounting principles (“GAAP”). The consolidated accounts include 100% of the assets and liabilities of the majority-owned WHC and the ownership interests of minority stockholders of WHC are recorded as minority interest in WHC in the accompanying consolidated balance sheets.

The accompanying consolidated financial statements and footnotes are for the same periods as the consolidated financial statements that were included in the Company’s Annual Report on Form 10-K filed on February 29, 2008 (the “2007 Form 10-K”), however, they reflect the reclassification of its ViPS and Porex segments to discontinued operations (as described in Note 2) and reflect the reclassification of segment information for WebMD into two WebMD segments (as described in Note 9). In connection with the Registration Statement on Form S-4 that WHC intends to file relating to the proposed merger of the Company and WHC, the reclassifications described above are required with respect to the previously issued financial statements included in the 2007 Form 10-K. While the accompanying consolidated financial statements reflect the reclassifications described above, they do not reflect any other events occurring after the filing of the 2007 Form 10-K on February 29, 2008. Other events occurring after that date have been disclosed in other public filings made by the Company including various Current Reports on Form 8-K and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008.

On September 14, 2006, the Company completed the sale of its Emdeon Practice Services (“EPS”) segment to Sage Software, Inc. (the “EPS Sale”). Accordingly, the historical results of EPS, including the gain related to the sale, have been reclassified as discontinued operations in the accompanying consolidated financial statements. See Note 2 for a further description of this transaction.

On November 16, 2006, the Company completed the sale of a 52% interest in its Emdeon Business Services segment, excluding the ViPS business unit (“EBS”) to an affiliate of General Atlantic LLC (the “2006 EBS Sale”). The Company’s remaining 48% ownership interest in EBS is being accounted for under the equity method since the transaction date. Additionally, in February 2008, the Company sold its remaining 48% ownership in EBS. See Notes 3 and 23 for further descriptions of these transactions.

HLTH 2007 Annual Report — Financial Statements Annex

ANNEX A-1 – PAGE 10

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As of December 31, 2007, the Company, through WHC, entered into an Asset Sale Agreement and completed the sale of certain assets and certain liabilities of its medical reference publications business, including the publications ACP Medicine and ACS Surgery: Principles and Practice (“ACS/ACP Business”), to Decker Intellectual Properties Inc. and BC Decker Inc. Accordingly, the historical financial information of the ACS/ACP Business, including the gain related to the sale, has been reclassified as discontinued operations in the accompanying consolidated financial statements. See Note 2 for a further description of this transaction.

Business

As a result of the Company’s intention to divest its ViPS and Porex segments, the Company’s only remaining operating segments are WebMD Online Services and WebMD Publishing and Other Services (the “WebMD Segments”). Additionally, until the 2006 EBS Sale, EBS also represented an operating segment. These segments and the Company’s Corporate segment are described as follows:

•	WebMD Online Services. WebMD provides health information services to consumers, physicians, healthcare professionals, employees and health plans through its public and private online portals. WebMD’s public portals for consumers enable them to obtain detailed information on a particular disease or condition, check symptoms, locate physicians, store individual healthcare information, receive periodic e-newsletters on topics of individual interest, enroll in interactive courses and participate in online communities with peers and experts. WebMD’s public portals for physicians and healthcare professionals make it easier for them to access clinical reference sources, stay abreast of the latest clinical information, learn about new treatment options, earn continuing medical education (“CME”) credit and communicate with peers. WebMD’s private portals enable employers and health plans to provide their employees and plan members with access to personalized health and benefit information and decision-support technology that helps them make more informed benefit, provider and treatment choices. WebMD provides related services for use by such employees and members, including lifestyle education and personalized telephonic health coaching as a result of the acquisition of Summex Corporation on June 13, 2006. WebMD also provides e-detailing promotion and physician recruitment services for use by pharmaceutical, medical device and healthcare companies as a result of the acquisition of Medsite, Inc. on September 11, 2006.

•	WebMD Publishing and Other Services. WebMD publishes The Little Blue Book, a physician directory; and, since 2005, WebMD the Magazine, a consumer magazine distributed to physician office waiting rooms. WebMD also conducted in-person CME through December 31, 2006, as a result of the acquisition of the assets of Conceptis Technologies, Inc. in December 2005. WebMD also published medical reference textbooks until it divested this business on December 31, 2007. See Note 2 for further details.

•	Corporate includes personnel costs and other expenses related to functions that are not directly managed by one of the Company’s segments or by the Porex and ViPS businesses included in discontinued operations. The personnel costs include executive personnel, legal, accounting, tax, internal audit, risk management, human resources and certain information technology functions. Other corporate costs and expenses include professional fees including legal and audit services, insurance, costs of leased property and facilities, telecommunication costs and software maintenance expenses. Corporate expenses are net of $3,340, $3,190 and $5,117 for the years ended December 31, 2007, 2006 and 2005, respectively, which are costs allocated to WebMD for services provided by the Corporate segment. In connection with the 2006 EBS Sale and EPS Sale, the Company entered into transition services agreements whereby the Company provided Sage Software and EBSCo certain administrative services, including payroll, accounting, purchasing and procurement, tax, and human resource services, as well as information technology support. Additionally, EBSCo provided certain administrative

HLTH 2007 Annual Report — Financial Statements Annex

ANNEX A-1 – PAGE 11

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

services to the Company. See Note 2 and Note 3. These services were provided through the Corporate segment, and the related transition services fees that the Company charged to EBSCo and Sage Software, net of the fee the Company paid to EBSCo, were also included in the Corporate segment, which approximates the cost of providing these services.

•	Emdeon Business Services provides solutions that automate key business and administrative functions for healthcare payers and providers, including electronic patient eligibility and benefit verification; electronic and paper claims processing; electronic and paper paid-claims communication services; and patient billing, payment and communications services. In addition, EBS provides clinical communications services that improve the delivery of healthcare by enabling physicians to manage laboratory orders and results, hospital reports and electronic prescriptions. As a result of the 2006 EBS Sale, beginning November 17, 2006, the results of EBS are no longer included in the segment results. See Note 3.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and all majority-owned subsidiaries. The results of operations for companies acquired or disposed of are included in the consolidated financial statements from the effective date of acquisition or up to the date of disposal. The Company has made certain reclassifications to the consolidated financial statements to provide comparative financial information for segments reflected as discontinued operations. All material intercompany balances and transactions have been eliminated in consolidation.

Accounting Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The Company bases its estimates on historical experience, current business factors, and various other assumptions that the Company believes are necessary to consider in order to form a basis for making judgments about the carrying values of assets and liabilities, the recorded amounts of revenue and expenses, and the disclosure of contingent assets and liabilities. The Company is subject to uncertainties such as the impact of future events, economic, environmental and political factors, and changes in the Company’s business environment; therefore, actual results could differ from these estimates. Accordingly, the accounting estimates used in the preparation of the Company’s financial statements will change as new events occur, as more experience is acquired, as additional information is obtained and as the Company’s operating environment changes. Changes in estimates are made when circumstances warrant. Such changes in estimates and refinements in estimation methodologies are reflected in reported results of operations; if material, the effects of changes in estimates are disclosed in the notes to the consolidated financial statements. Significant estimates and assumptions by management affect: the allowance for doubtful accounts, the carrying value of prepaid advertising, the carrying value of long-lived assets (including goodwill and intangible assets), the amortization period of long-lived assets (excluding goodwill), the carrying value, capitalization and amortization of software and Web site development costs, the carrying value of short-term and long-term investments, the provision for income taxes and related deferred tax accounts, certain accrued expenses, revenue recognition, contingencies, litigation and related legal accruals and the value attributed to employee stock options and other stock-based awards.

HLTH 2007 Annual Report — Financial Statements Annex

ANNEX A-1 – PAGE 12

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Seasonality

The timing of the Company’s revenue is affected by seasonal factors. WebMD’s advertising and sponsorship revenue is seasonal, primarily as a result of the annual budget approval process of the advertising and sponsorship clients of the public portals. This portion of revenue is usually the lowest in the first quarter of each calendar year, and increases during each consecutive quarter throughout the year. WebMD’s private portal licensing revenue is historically highest in the second half of the year as new customers are typically added during this period in conjunction with their annual open enrollment periods for employee benefits. Additionally, the annual distribution cycle for certain publishing products results in a significant portion of WebMD’s publishing revenue being recognized in the second and third quarter of each calendar year.

Minority Interest

Minority interest represents the minority stockholders’ proportionate share of equity and net income of WHC. Additionally, minority interest includes the non-cash stock-based compensation expense related to stock options and other stock awards based on WHC Class A Common Stock that have been expensed since the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123, “(Revised 2004): Share-Based Payment” on January 1, 2006, and to a much lesser extent, the expense associated with these awards that were expensed in connection with Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) prior to January 1, 2006. Additionally, as of December 31, 2006, minority interest includes the value of committed, but unissued WHC equity, in connection with the December 2006 Subimo acquisition. The minority stockholders’ proportionate share of the equity in WHC of $131,353 and $101,860, as of December 31, 2007 and 2006, respectively, is reflected as minority interest in WHC in the accompanying consolidated balance sheets. The minority stockholders’ proportionate share of net income for the years ended December 31, 2007, 2006 and 2005 was $10,667, $405 and $775, respectively, and is reflected as minority interest in WHC in the accompanying consolidated statements of operations.

Sale of Stock by a Subsidiary

The Company accounts for the sale of stock by a subsidiary of the Company in accordance with the Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) No. 51, “Accounting for Sales of Stock by a Subsidiary” (“SAB 51”), which requires that the difference between the carrying amount of the parent’s investment in a subsidiary and the underlying net book value of the subsidiary after the issuance of stock by the subsidiary be reflected as either a gain or loss in the statement of operations or reflected as an equity transaction. The Company has elected to record gains or losses resulting from the sale of a subsidiary’s stock as equity transactions. The Company does not record any deferred taxes related to the SAB 51 gains associated with WHC, as it has under current federal tax rules and regulations, the ability to recover its investment in WHC on a tax free basis. On February 20, 2008, the Company and WHC entered into a Merger Agreement, pursuant to which the Company will merge into WHC. For federal income tax purposes, the merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended.

Cash and Cash Equivalents

All highly liquid investments with an original maturity from the date of purchase of three months or less are considered to be cash equivalents. These investments are stated at cost, which approximates market. The Company’s cash and cash equivalents are generally invested in various money market accounts.

HLTH 2007 Annual Report — Financial Statements Annex

ANNEX A-1 – PAGE 13

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Marketable Securities

The Company classifies its investments in marketable securities as either available-for-sale or held-to-maturity at the time of purchase and re-evaluates such classifications at each balance sheet date. The Company does not invest in trading securities. Debt securities in which the Company has the positive intent and ability to hold the securities to maturity are classified as held-to-maturity; otherwise they are classified as available-for-sale. Investments in marketable equity securities are also classified as available-for-sale.

Held-to-maturity securities are carried at amortized cost and available-for-sale securities are carried at fair value as of each balance sheet date. Unrealized gains and losses associated with available-for-sale securities are recorded as a component of accumulated other comprehensive income within stockholders’ equity. Realized gains and losses and declines in value determined to be other-than-temporary are recorded in the consolidated statements of operations. A decline in value of a debt security is deemed to be other-than-temporary if the Company does not have the intent and ability to retain the investment until any anticipated recovery in market value. The cost of securities is based on the specific identification method.

Equity Investment in EBS Master LLC

The Company accounts for its investment in EBS Master LLC in accordance with APB Opinion No. 18, “The Equity Method of Accounting for Investments in Common Stock” (“APB 18”), which stipulates that the equity method should be used to account for investments whereby an investor has “the ability to exercise significant influence over operating and financial policies of an investee,” but does not exercise control. APB 18 generally considers an investor to have the ability to exercise significant influence when it owns 20% or more of the voting stock of an investee.

The Company assesses the recoverability of the carrying value of its investments whenever events or changes in circumstances indicate a loss in value that is other than a temporary decline. A decline in value is deemed to be other-than-temporary, but not limited to, if the Company does not have the intent and ability to retain the investment until any anticipated recovery in carrying amount of the investment, inability of the investment to sustain an earnings capacity which would justify the carrying amount or the current fair value of the investment is less than its carrying amount.

Allowance for Doubtful Accounts

The allowance for doubtful accounts receivable reflects the Company’s best estimate of losses inherent in the Company’s receivable portfolio determined on the basis of historical experience, specific allowances for known troubled accounts and other currently available evidence.

HLTH 2007 Annual Report — Financial Statements Annex

ANNEX A-1 – PAGE 14

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Long-Lived Assets

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. The useful lives are generally as follows:

Computer equipment	3 to 5 years
Office equipment, furniture, fixtures and other	3 to 7 years
Software	3 to 5 years
Web site development costs	3 years
Leasehold improvements	Shorter of useful life or lease term

Expenditures for maintenance, repair and renewals of minor items are charged to expense as incurred. Major betterments are capitalized.

Goodwill and Intangible Assets

Goodwill and intangible assets result from acquisitions accounted for under the purchase method. Goodwill is subject to impairment review by applying a fair value based test. Intangible assets with definite lives are amortized on a straight-line basis over the individually estimated useful lives of the related assets as follows:

Content	2 to 5 years
Customer relationships	2 to 12 years
Acquired technology and patents	3 years
Trade names	3 to 10 years

Recoverability

In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), the Company reviews the carrying value of goodwill annually and whenever indicators of impairment are present. The Company measures impairment losses by comparing the carrying value of its reporting units to the fair value of its reporting units determined using an income approach valuation. The Company’s reporting units are determined in accordance with SFAS 142, which defines a reporting unit as an operating segment or one level below an operating segment.

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), long-lived assets used in operations are reviewed for impairment whenever events or changes in circumstances indicate that carrying amounts may not be recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and fair value. Long-lived assets held for sale are reported at the lower of cost or fair value less costs to sell.

HLTH 2007 Annual Report — Financial Statements Annex

ANNEX A-1 – PAGE 15

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Software Development Costs

Internal Use Software

The Company accounts for internal use software development costs in accordance with Statement of Position (“SOP”) No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” (“SOP 98-1”). Software development costs that are incurred in the preliminary project stage are expensed as incurred. Once certain criteria of SOP 98-1 have been met, internal and external direct costs incurred in developing or obtaining computer software are capitalized in the accompanying consolidated balance sheets as property and equipment. Training and data conversion costs are expensed as incurred. Capitalized software costs are depreciated over a three-year period. The Company capitalized $5,423 and $18,391 during the years ended December 31, 2007 and 2006, respectively. Depreciation expense related to internal use software was $3,492, $7,307 and $7,122 for the years ended December 31, 2007, 2006 and 2005, respectively.

Web Site Development Costs

In accordance with Emerging Issues Task Force (“EITF”) Issue No. 00-2, “Accounting for Web Site Development Costs,” costs related to the planning and post implementation phases of the Company’s Web site development efforts, as well as minor enhancements and maintenance, are expensed as incurred. Direct costs incurred in the development phase are capitalized. The Company capitalized $7,980 and $12,187 during the years ended December 31, 2007 and 2006, respectively. These capitalized costs are included in property and equipment in the accompanying consolidated balance sheets and are depreciated over a three-year period. Depreciation expense related to Web site development costs was $4,501 and $446 during the years ended December 31, 2007 and 2006, respectively. There was no depreciation expense related to Web site development costs during the year ended December 31, 2005.

Restricted Cash

The Company’s restricted cash primarily relates to collateral for letters of credit obtained to support the Company’s operations. As of December 31, 2007 and 2006, the total restricted cash was $15,093 and $16,260, respectively, and is included in other assets in the accompanying consolidated balance sheets.

Deferred Charges

Other assets includes costs associated with the issuance of the convertible notes that are amortized to interest expense in the accompanying consolidated statements of operations, using the effective interest method over the period from issuance through the earliest date on which holders can demand redemption. The Company capitalized $10,731 of issuance costs in connection with the issuance of the $300,00031/8% Convertible Notes due 2025 and $10,354 of issuance costs in connection with the issuance of the $350,000 1.75% Convertible Subordinated Notes due 2023. As of December 31, 2007 and 2006, the total unamortized issuance costs for all outstanding convertible notes were $11,192 and $14,108, respectively.

Leases

The Company recognizes rent expense on a straight-line basis, including predetermined fixed escalations, over the initial lease term including reasonably assured renewal periods, net of lease incentives, from the time that the Company controls the leased property. Leasehold improvements made at the inception of the lease are amortized over the shorter of the useful life of the asset or the lease term. Lease incentives are recorded as a

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ANNEX A-1 – PAGE 16

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

deferred credit and recognized as a reduction to rent expense on a straight-line basis over the lease term as described above.

Revenue

Recognition

Revenue is derived from the Company’s WebMD Segments and was derived from the Company’s EBS segment until the date of its sale on November 16, 2006.

•	WebMD Online Services. The Company generates revenue from its public portals through the sale of advertising and sponsorship products. The Company generates revenue from private portals through the licensing of its content and technology to employers, payers and others. The Company also distributes its online content and services to other entities and generates revenue from these arrangements from the sale of advertising and sponsorship products and from content syndication fees.

•	WebMD Publishing and Other Services. The Company generates revenue from sales of The Little Blue Book physician directory and from sales of advertisements in those directories and WebMD the Magazine. As a result of the acquisition of the assets of Conceptis Technologies, Inc. in December 2005, the Company also generated revenue from in-person CME programs in 2006. As of December 31, 2006, these services were no longer offered by the Company.

Through the WebMD Segments, the Company generates revenue from advertising which is recognized as advertisements are delivered or as publications are distributed. Revenue from sponsorship arrangements, content syndication and distribution arrangements and licenses of healthcare management tools and private portals as well as related health coaching services are recognized ratably over the term of the applicable agreement. Revenue from the sponsorship of CME is recognized over the period the Company substantially completes its contractual deliverables as determined by the applicable agreements. When contractual arrangements contain multiple elements, revenue is allocated to each element based on its relative fair value determined using prices charged when elements are sold separately. In certain instances where fair value does not exist for all the elements, the amount of revenue allocated to the delivered elements equals the total consideration less the fair value of the undelivered elements. In instances where fair value does not exist for the undelivered elements, revenue is recognized when the last element is delivered.

Through the date of the 2006 EBS Sale on November 16, 2006, the Company generated revenue by selling transaction services to healthcare payers and providers, generally on either a per transaction basis or, in the case of some providers, on a monthly fixed fee basis. The Company also generated revenue through EBS by selling its document conversion, patient statement and paid-claims communication services, typically on a per document, per statement or per communication basis. Revenue for transaction services, patient statement and paid-claims communication services was recognized as the services were provided. EBS generally charged a one-time implementation fee to healthcare payers and providers at the inception of a contract, in connection with their related setup to submit and receive medical claims and other related transactions through EBS’s clearinghouse network. The implementation fees were deferred and amortized to revenue on a straight-line basis over the contract period of the related transaction processing services, which generally vary from one to three years.

HLTH 2007 Annual Report — Financial Statements Annex

ANNEX A-1 – PAGE 17

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Cash receipts or billings in advance of revenue recognition are recorded as deferred revenue in the accompanying consolidated balance sheets. The deferred revenue is reversed at the time revenue is recognized.

Sales, Use and Value Added Tax

The Company excludes sales, use and value added tax from revenue in the accompanying consolidated statements of operations.

Advertising Costs

Advertising costs are generally expensed as incurred and included in sales, marketing, general and administrative expense in the accompanying consolidated statements of operations. Advertising expense totaled $15,714, $18,825 and $18,862 in 2007, 2006 and 2005, respectively. Included in advertising expense were non-cash advertising costs of $5,264, $7,414 and $10,534 in 2007, 2006 and 2005, respectively. These non-cash advertising costs resulted from the issuance of the Company’s equity securities in connection with past advertising agreements with certain service providers. The values of the equity securities issued were capitalized and are being amortized as the advertisements are broadcast or over the term of the underlying agreement. As of December 31, 2007 and 2006, the current portion of unamortized prepaid advertising costs was $2,329 and $2,656, respectively, and is included in prepaid expenses and other current assets. As of December 31, 2007 and 2006, the long-term portion of unamortized prepaid advertising costs was $4,521 and $9,459, respectively, and is included in other assets.

Foreign Currency

The financial statements and transactions of the Company’s foreign facilities are generally maintained in their local currency. In accordance with SFAS No. 52, “Foreign Currency Translation,” the translation of foreign currencies into United States dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using average exchange rates during the year. The gains or losses resulting from translation are included as a component of accumulated other comprehensive income within stockholders’ equity. Foreign currency transaction gains and losses are included in net income and were not material in any of the periods presented. The Company’s foreign operations, which are part of the Company’s Porex segment, are included in discontinued operations.

Concentration of Credit Risk

None of the Company’s customers individually accounted for more than 10% of the Company’s revenue in 2007, 2006 or 2005 or more than 10% of the Company’s accounts receivable as of December 31, 2007, 2006 or 2005, The Company’s revenue is principally generated in the United States. An adverse change in economic conditions in the United States could negatively affect the Company’s revenue and results of operations. Due to the acquisition of Conceptis Technologies, Inc., the Company recorded revenue from foreign customers of $3,660, $3,475 and $405 during the years ended December 31, 2007, 2006 and 2005, respectively.

Income Taxes

Income taxes are accounted for using the liability method in accordance with SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”). Under this method, deferred income taxes are recognized for

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ANNEX A-1 – PAGE 18

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the future tax consequence of differences between the tax and financial reporting basis of assets and liabilities at each reporting period. A valuation allowance is established to reduce deferred tax assets to the amount expected to be realized. Tax contingencies are recorded to address potential exposure involving tax positions the Company has taken that could be challenged by tax authorities. These potential exposures result from applications of various statutes, rules, regulations and interpretations. The Company’s estimates of tax contingencies contain assumptions and judgments about potential actions by taxing jurisdictions.

On January 1, 2007, the Company adopted the Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with SFAS 109. The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on derecognizing, classification, interest and penalties, accounting in interim periods, disclosure and transition. Consistent with its historical financial reporting, the Company has elected to reflect interest and penalties related to uncertain tax positions as part of the income tax provision in the accompanying consolidated statements of operations. Upon adoption, the Company reduced its existing reserves for uncertain income tax positions by $1,475, primarily related to a reduction in state income tax matters. This reduction was recorded as a cumulative effect adjustment to accumulated deficit in the accompanying consolidated balance sheet. In addition, the Company reduced $5,213 of a deferred tax asset and its associated valuation allowance upon adoption of FIN 48.

Accounting for Stock-Based Compensation

On January 1, 2006, the Company adopted SFAS No. 123, “(Revised 2004): Share-Based Payment” (“SFAS 123R”), which replaces SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”) and supersedes APB 25. SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized as compensation expense over the service period (generally the vesting period) in the consolidated financial statements based on their fair values. The Company elected to use the modified prospective transition method and as a result, prior period results were not restated. Under the modified prospective transition method, awards that were granted or modified on or after January 1, 2006 are measured and accounted for in accordance with SFAS 123R. Unvested stock options and restricted stock awards that were granted prior to January 1, 2006 will continue to be accounted for in accordance with SFAS 123, using the same grant date fair value and same expense attribution method used under SFAS 123, except that all awards are recognized in the results of operations over the remaining vesting periods. The impact of forfeitures that may occur prior to vesting is also estimated and considered in the amount recognized for all stock-based compensation beginning January 1, 2006.

Prior to January 1, 2006, the Company accounted for stock-based employee compensation using the intrinsic value method under the recognition and measurement principles of APB 25, and related interpretations. In accordance with APB 25, the Company did not recognize stock-based compensation cost with respect to stock options granted with an exercise price equal to the market value of the underlying common stock on the date of grant. As a result, the recognition of stock-based compensation expense was generally limited to the expense related to restricted stock awards and stock option modifications, as well as the amortization of deferred compensation related to certain acquisitions in 2000. Additionally, all restricted stock awards and stock options granted prior to January 1, 2006 had graded vesting, and the Company valued these awards and recognized actual and pro-forma expense, with respect to restricted stock awards and stock options, as if each vesting portion of the award was a separate award. This resulted in an accelerated attribution of compensation expense over the vesting period. As permitted under SFAS 123R, the Company

HLTH 2007 Annual Report — Financial Statements Annex

ANNEX A-1 – PAGE 19

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

began using a straight-line attribution method beginning January 1, 2006 for all stock options and restricted stock awards granted on or after January 1, 2006, but will continue to apply the accelerated attribution method for the remaining unvested portion of any awards granted prior to January 1, 2006.

Net Income Per Common Share

Basic income (loss) per common share and diluted income (loss) per common share are presented in conformity with SFAS No. 128, “Earnings Per Share” (“SFAS 128”). In accordance with SFAS 128, basic income (loss) per common share has been computed using the weighted-average number of shares of common stock outstanding during the period, increased to give effect to the participating rights of the convertible redeemable exchangeable preferred stock. Diluted income per common share has been computed using the weighted-average number of shares of common stock outstanding during the period, increased to give effect to potentially dilutive securities and assumes that any dilutive convertible notes were converted, only in the periods in which such effect is dilutive. Additionally, for purposes of calculating diluted income (loss) per common share of the Company, the numerator has been adjusted to consider the effect of potentially dilutive securities of WHC, which can dilute the portion of WHC’s net income otherwise retained by the Company. The following table presents the calculation of basic and diluted income (loss) per common share (shares in thousands):

	Years Ended December 31,
	2007	2006	2005

Numerator:
Income from continuing operations	$42,077	$378,785	$36,223
Convertible redeemable exchangeable preferred stock fee	174	350	350

Income from continuing operations — Basic	42,251	379,135	36,573
Interest expense on convertible notes	—	18,406	—
Effect of WHC dilutive securities	(2,053)	(189)	(125)

Income from continuing operations — Diluted	$40,198	$397,352	$36,448

(Loss) income from discontinued operations, net of tax — Basic	$(22,198)	$393,132	$32,588
Effect of WHC dilutive securities	(108)	4	1

(Loss) income from discontinued operations, net of tax — Diluted	$(22,306)	$393,136	$32,589

HLTH 2007 Annual Report — Financial Statements Annex

ANNEX A-1 – PAGE 20

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Years Ended December 31,
	2007	2006	2005

Denominator:
Common stock	174,052	268,596	331,109
Convertible redeemable exchangeable preferred stock	5,278	10,638	10,638

Weighted-average shares — Basic	179,330	279,234	341,747
Employee stock options, restricted stock and warrants	9,433	10,392	11,105
Convertible notes	—	42,016	—

Adjusted weighted-average shares — Diluted	188,763	331,642	352,852

Basic income (loss) per common share:
Income from continuing operations	$0.24	$1.36	$0.11
(Loss) income from discontinued operations	(0.13)	1.41	0.09

Net income	$0.11	$2.77	$0.20

Diluted income (loss) per common share:
Income from continuing operations	$0.21	$1.20	$0.10
(Loss) income from discontinued operations	(0.12)	1.18	0.10

Net income	$0.09	$2.38	$0.20

The Company has excluded convertible subordinated notes and convertible notes, as well as certain outstanding warrants and stock options, from the calculation of diluted income (loss) per common share during the periods in which such securities were anti-dilutive. The following table presents the total number of shares that could potentially dilute income (loss) per common share in the future that were not included in the computation of diluted income (loss) per common share during the periods presented (shares in thousands):

	Years Ended December 31,
	2007	2006	2005

Options and warrants	19,762	50,505	60,007
Convertible notes	42,016	—	42,016

	61,778	50,505	102,023

Discontinued Operations

The Company accounts for discontinued operations in accordance with SFAS 144. Under SFAS 144, the operating results of a business unit are reported as discontinued if its operations and cash flows can be clearly distinguished from the rest of the business, the operations have been sold or will be sold within a year, there will be no continuing involvement in the operation after the disposal date and certain other criteria are met. Significant judgments are involved in determining whether a business component meets the criteria for discontinued operation reporting and the period in which these criteria are met.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), “Business Combinations” (“SFAS 141R”), a replacement of FASB Statement No. 141. SFAS 141R is effective for fiscal years beginning on or after December 15, 2008 and applies to all business combinations. SFAS 141R provides that, upon

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ANNEX A-1 – PAGE 21

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

initially obtaining control, an acquirer shall recognize 100 percent of the fair values of acquired assets, including goodwill, and assumed liabilities, with only limited exceptions, even if the acquirer has not acquired 100 percent of its target. As a consequence, the current step acquisition model will be eliminated. Additionally, SFAS 141R changes current practice, in part, as follows: (1) contingent consideration arrangements will be fair valued at the acquisition date and included on that basis in the purchase price consideration; (2) transaction costs will be expensed as incurred, rather than capitalized as part of the purchase price; (3) pre-acquisition contingencies, such as legal issues, will generally have to be accounted for in purchase accounting at fair value; and (4) in order to accrue for a restructuring plan in purchase accounting, the requirements in FASB Statement No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” would have to be met at the acquisition date. While there is no expected impact to the Company’s consolidated financial statements on the accounting for acquisitions completed prior to December 31, 2008, the adoption of SFAS 141R on January 1, 2009 could materially change the accounting for business combinations consummated subsequent to that date.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51,” (“SFAS 160”). SFAS 160 requires the recognition of a noncontrolling interest (minority interest) as equity in the financial statements and separate from the parent’s equity. The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the results of operations. SFAS 160 clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date. SFAS 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and is to be applied prospectively as of the beginning of the fiscal year in which the statement is applied. Early adoption is not permitted. The Company is currently evaluating the impact that SFAS 160 will have on its operations, financial position and cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of SFAS 115” (“SFAS 159”), which permits but does not require us to measure financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. As the Company does not expect to elect to fair value any of our financial instruments under the provisions of SFAS 159, the adoption of this statement is not expected to have any impact on the Company’s consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in GAAP and establishes a hierarchy that categorizes and prioritizes the sources to be used to estimate fair value. SFAS 157 also expands financial statement disclosures about fair value measurements. On February 6, 2008, the FASB issued FASB Staff Position 157-b (“FSP 157-b”) which delays the effective date of SFAS 157 for one year for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). SFAS 157 and FSP 157-b are effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company has elected a partial deferral of SFAS 157 under the provisions of FSP 157-b related to the measurement of fair value used when evaluating goodwill, other intangible assets and other long-lived assets for impairment and valuing asset

HLTH 2007 Annual Report — Financial Statements Annex

ANNEX A-1 – PAGE 22

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

retirement obligations and liabilities for exit or disposal activities. The impact of partially adopting SFAS 157 effective January 1, 2008 is not expected to be material to the Company’s consolidated financial statements.

Reclassifications

Certain reclassifications have been made to the prior period financial statements to conform to the current year presentation.

2.	Discontinued Operations

ViPS and Porex

In November 2007, the Company announced its intention to propose a transaction that would allow HLTH’s stockholders to participate more directly in the ownership of WHC stock. Also at that time, the Company announced its intention to explore potential sales transactions for its ViPS and Porex businesses, as the cash proceeds from the potential sales of ViPS and Porex would partially fund the cash necessary to consummate the potential transaction with WHC.

In February 2008, the Company announced the WHC Merger (as defined in Note 23) and its intention to divest the ViPS and Porex segments. These divestitures are not dependent on the WHC Merger and do not require shareholder approval. The Company expects the disposal of these entities will be completed within one year. As a result of the Company’s intention to divest the ViPS and Porex segments, the financial information of these businesses has been reclassified to discontinued operations in the accompanying consolidated financial statements.

ViPS

Summarized operating results for ViPS for the years ended December 31, 2007, 2006 and 2005 are as follows:

	Years Ended December 31,
	2007	2006	2005

Revenue	$103,083	$98,874	$90,313

Earnings before taxes	$6,601	$6,752	$4,800

HLTH 2007 Annual Report — Financial Statements Annex

ANNEX A-1 – PAGE 23

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The major classes of assets and liabilities of ViPS as of December 31, 2007 and 2006 are as follows:

	December 31,
	2007	2006

Assets of discontinued operations:
Accounts receivable, net	$17,240	$19,378
Property and equipment, net	4,020	4,182
Goodwill	71,253	71,253
Intangible assets, net	47,815	58,498
Deferred tax assets	804	1,075
Other assets	2,833	3,154

Total	$143,965	$157,540

Liabilities of discontinued operations:
Accounts payable	$1,599	$1,595
Accrued expenses and other	4,370	5,213
Deferred revenue	10,982	9,757
Deferred tax liability	16,924	21,525

Total	$33,875	$38,090

Porex

Summarized operating results for Porex for the years ended December 31, 2007, 2006 and 2005 are as follows:

	Years Ended December 31,
	2007	2006	2005

Revenue	$92,581	$85,702	$79,124

Earnings before taxes	$20,790	$16,862	$16,827

HLTH 2007 Annual Report — Financial Statements Annex

ANNEX A-1 – PAGE 24

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The major classes of assets and liabilities of Porex as of December 31, 2007 and 2006 are as follows:

	December 31,
	2007	2006

Assets of discontinued operations:
Accounts receivable, net	$12,922	$12,658
Inventory	11,772	9,966
Property and equipment, net	21,176	21,782
Goodwill	43,283	42,932
Intangible assets, net	24,872	25,707
Deferred tax assets	1,420	1,204
Other assets	3,554	2,395

Total	$118,999	$116,644

Liabilities of discontinued operations:
Accounts payable	$1,533	$1,624
Accrued expenses	7,684	6,243
Deferred tax liability	24,375	7,296
Other long-term liabilities	101	200

Total	$33,693	$15,363

ACS/ACP Business

As of December 31, 2007, the Company, through WHC, entered into an Asset Sale Agreement and completed the sale of certain assets and certain liabilities of its medical reference publications business, including the publications ACP Medicine and ACS Surgery: Principles and Practice, to Decker Intellectual Properties Inc. and BC Decker Inc. ACP Medicine and ACS Surgery are official publications of the American College of Physicians and the American College of Surgeons, respectively. As a result of the sale, the historical financial information of the ACS/ACP Business has been reclassified as discontinued operations in the accompanying consolidated financial statements. The Company will receive net cash proceeds of $2,809, consisting of $1,328 received in January 2008 and $1,481 which will be received by June 30, 2008. The Company incurred approximately $800 of professional fees and other expenses associated with the sale of the ACS/ACP Business. In connection with the sale, the Company recognized a pre-tax gain of $3,394, which is included in income from discontinued operations in the accompanying consolidated statement of operations for the year ended December 31, 2007. Summarized operating results for the ACS/ACP Business and the gain recognized on the sale are as follows:

	Years Ended December 31,
	2007	2006	2005

Revenue	$4,219	$5,105	$5,028

(Loss) earnings before taxes	$(129)	$385	$161

Gain on disposal before taxes	$3,394	$—	$—

HLTH 2007 Annual Report — Financial Statements Annex

ANNEX A-1 – PAGE 25

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The assets and liabilities of the ACS/ACP Business are reflected as discontinued operations as of December 31, 2006 and were comprised of the following:

Assets of discontinued operations:
Other assets	$48

Total	$48

Liabilities of discontinued operations:
Deferred revenue	$1,645

Total	$1,645

EPS

In February 2006, the Company announced that, in connection with inquiries received from several third parties expressing an interest in acquiring EPS and EBS, the Company’s Board of Directors authorized commencing a process to evaluate strategic alternatives relating to EPS and EBS. For information regarding the sale transaction involving EBS, see Note 3.

On August 8, 2006, the Company entered into a Stock Purchase Agreement for the sale of EPS to Sage Software, Inc. (“Sage Software”), an indirect wholly owned subsidiary of The Sage Group plc. On September 14, 2006, the Company completed the sale of Emdeon Practice Services, Inc., which together with its subsidiaries comprised EPS (the “EPS Sale”). Accordingly, the historical financial information of EPS has been reclassified as discontinued operations in the accompanying consolidated financial statements. The Company and Sage Software made an IRC Section 338(h)(10) election and treated the EPS Sale as a sale of assets for tax purposes. The Company received cash proceeds of $532,991, net of professional fees and other expenses associated with the EPS Sale. These cash proceeds include the receipt of $11,667 that was released from escrow in September 2007, but does not include $23,333 being held in escrow as security for the Company’s indemnification obligations under the Stock Purchase Agreement. The amount in escrow is scheduled to be released in March 2008, subject to pending and paid claims, if any, and is included in other current assets in the accompanying consolidated balance sheet as of December 31, 2007. In connection with the EPS Sale, the Company recognized a gain of $353,158, which is included in income from discontinued operations, net of tax of $33,037, in the accompanying consolidated statements of operations during the year ended December 31, 2006.

In connection with the EPS Sale, the Company entered into a transition services agreement with EPS whereby it provided EPS with certain administrative services, including payroll, accounting, purchasing and procurement, tax and human resource services, as well as IT support. The transition services agreement terminated on December 31, 2007 and the fee charged to EPS for the year ended December 31, 2007 and the period from September 15, 2006 to December 31, 2006 was $3,894 and $2,099, respectively. The fee is included in the Company’s Corporate segment, and within other expense, net in the accompanying consolidated statement of operations for the years ended December 31, 2007 and 2006.

In connection with the EPS Sale, EPS agreed to continue its strategic relationship with WebMD and to integrate WebMD’s personal health record with the clinical products, including the electronic medical record, of EPS to allow import of data from one to the other, subject to applicable law and privacy and security requirements.

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HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company has certain indemnity obligations to advance amounts for reasonable defense costs for initially ten and now nine former officers and directors of EPS, who were indicted in connection with the previously disclosed investigation by the United States Attorney for the District of South Carolina (the “Investigation”), which is more fully described in Note 12, “Commitments and Contingencies.” In connection with the sale of EPS, the Company agreed to indemnify Sage Software relating to these indemnity obligations. During the quarter ended June 30, 2007, based on information it had recently received at that time, the Company determined a reasonable estimate of the range of probable costs with respect to its indemnification obligation and accordingly, recorded a pre-tax charge of $57,774, which represented the Company’s estimate of the low end of the probable range of costs related to this matter. The Company had reserved the low end of the probable range of costs because no estimate within the range was a better estimate than any other amount. That estimate included assumptions as to the duration of the trial and pre-trial periods, and the defense costs to be incurred during these periods. During the quarter ended December 31, 2007, the Company updated the estimate of the range of its indemnification obligation, and as a result, recorded an additional pre-tax charge of $15,573, which reflects the increase in the low end of the probable range of costs related to this matter. As of December 31, 2007, the probable range of future costs with respect to this matter is approximately $46,600 to $70,500. The increase in this estimate is primarily due to a delay in the expected trial date and an increase in the estimated costs during the pre-trial period. The ultimate outcome of this matter is still uncertain, and accordingly, the amount of cost the Company may ultimately incur could be substantially more than the reserve the Company has currently provided. If the recorded reserves are insufficient to cover the ultimate cost of this matter, the Company will need to record additional charges to its consolidated statement of operations in future periods. The remaining accrual related to this obligation is $55,563 and is reflected as liabilities of discontinued operations in the accompanying consolidated balance sheet as of December 31, 2007.

Also included in loss from discontinued operations for the year ended December 31, 2007 is stock-based compensation expense from the Company’s equity held by EPS employees, offset by a reduction of certain sales and use tax contingencies, which were indemnified by the Company for Sage Software, resulting from the expiration of statutes.

Summarized operating results for the discontinued operations of EPS through September 14, 2006, the indemnification obligation and the gain recorded on disposal were as follows:

	Years Ended December 31,
	2007	2006	2005

Revenue	$—	$212,329	$304,175

(Loss) earnings before taxes (a)	$(58,722)	$19,469	$16,909

Gain on disposal before taxes	$662	$386,195	$—

(a)	In 2007, the amount includes (i) the aggregate charge of $73,347 related to the indemnification obligation and (ii) the benefit of $14,625 related to insurance settlements (see Note 12).

3.	Emdeon Business Services

Sale of Interest in Emdeon Business Services

On November 16, 2006, the Company completed the sale of a 52% interest in EBS to an affiliate of General Atlantic LLC (“GA”). The 2006 EBS Sale was structured so that the Company and GA each own interests in a limited liability company, EBS Master LLC (“EBSCo”), which owns the entities comprising EBS through a wholly owned limited liability company, Emdeon Business Services LLC. The Company

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HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

received gross cash proceeds of approximately $1,209,000 at closing, and received $11,099 subsequent to December 31, 2006 in connection with the working capital adjustment. Additionally, the Company advanced cash of $10,000 to EBSCo at closing, to support general working capital needs, and paid $10,016 of expenses on EBSCo’s behalf through December 31, 2006. These amounts are included in due from EBS Master LLC in the accompanying consolidated balance sheet as of December 31, 2006 and were repaid in full subsequent to December 31, 2006. The acquisition was financed with approximately $925,000 in bank debt and an investment of approximately $320,000 by GA. The bank debt is an obligation of Emdeon Business Services LLC and is guaranteed by EBSCo, but is not an obligation of or guaranteed by the Company. In connection with the 2006 EBS Sale, the Company recognized a gain of $352,297, which considers approximately $16,103 of professional fees and other expenses associated with the 2006 EBS Sale. During the three months ended March 31, 2007, the Company recognized a gain of $399 which relates to the finalization of the working capital adjustment.

In connection with the 2006 EBS Sale, the Company entered into a transition services agreement whereby it provided EBSCo with certain administrative services, including payroll, accounting, tax, treasury, contract and litigation support, real estate vendor management and human resource services, as well as IT support. Additionally, EBSCo provided certain administrative services to the Company, including telecommunication infrastructure and management services, data center support, purchasing and procurement and certain other services. Some of the services provided by EBSCo to HLTH were, in turn, used to fulfill HLTH’s obligation to provide transition services to EPS. The transition services agreement terminated on December 31, 2007 and the fee charged to EBSCo of $3,009 and $610 for the year ended December 31, 2007 and the period from November 17, 2006 to December 31, 2006; net of the amount charged to the Company of $1,070 and $185, respectively, is included in the Company’s Corporate segment, and within other income (expense), net in the accompanying statements of operations for the year ended December 31, 2007 and 2006.

In connection with the 2006 EBS Sale, EBSCo agreed to continue its strategic relationship with WebMD and to market WebMD’s online decision-support platform and tools that support consumer directed health plans and health savings accounts to its payer customers for integration into their consumer directed health plan offerings. In addition, EBSCo agreed to license certain de-identified data to HLTH and its subsidiaries, including WebMD, for use in the development and commercialization of certain applications that use clinical information, including consumer decision-support applications.

Equity Investment in EBSCo

The Company’s 48% ownership interest in EBSCo is reflected as an investment in the Company’s consolidated financial statements, accounted for under the equity method. The 48% equity interest is $25,261 at December 31, 2007, which results in a difference of $119,987 in the carrying value and the underlying equity in the investment. This difference is principally due to the excess of the fair value of EBSCo’s net assets as adjusted for in purchase accounting, over the carryover basis of the Company’s investment in EBSCo. The Company’s share of EBSCo’s net earnings after the date of sale is reported as equity in earnings of EBS Master LLC in our accompanying consolidated statements of operations. On February 8, 2008, the Company entered into a Securities Purchase Agreement and simultaneously completed the sale of its 48% minority ownership interest in EBSCo for $575,000 in cash to an affiliate of GA and affiliates of Hellman & Friedman, LLC. See Note 23 for a further description of this transaction.

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ANNEX A-1 – PAGE 28

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following is summarized financial information of EBSCo for the year ended December 31, 2007, for the period from November 17, 2006 to December 31, 2006 and as of December 31, 2007 and 2006:

		Period From
		November 17, 2006
	Year Ended	through
	December 31, 2007	December 31, 2006

Statement of Operations Data:
Revenue	$808,537	$87,903
Cost of operations	517,884	56,775
Net income (loss)	34,493	(1,198)

	December 31,
	2007	2006

Balance Sheet Data:
Current assets	$168,108	$164,207
Noncurrent assets	1,179,116	1,197,641

Total Assets	$1,347,224	$1,361,848

Current liabilities	$104,404	$125,837
Noncurrent liabilities	940,220	959,535
Members’ equity	302,600	276,476

Total Liabilities and Members’ Equity	$1,347,224	$1,361,848

4.	Business Combinations

2006 Acquisitions

On December 15, 2006, the Company acquired, through WHC, all of the outstanding limited liability company interests of Subimo, LLC (“Subimo”), a privately held provider of healthcare decision support applications to large employers, health plans and financial institutions. The total purchase consideration for Subimo was approximately $59,320, comprised of $32,820 in cash paid at closing, net of cash acquired, $26,000 of WHC equity and $500 of estimated acquisition costs. Pursuant to the terms of the purchase agreement, WHC deferred the issuance of the $26,000 of equity, equal to 640,930 shares of WHC Class A Common Stock (the “Deferred Shares”), until December 2008. While a maximum of 246,508 of these shares may be used to settle any outstanding claims or warranties against the seller, the remaining 394,422 of these shares will be issued with certainty. Issuance of a portion of these shares may be further deferred until December 2010 subject to certain conditions. If the Deferred Shares have a market value that is less than $24.34 per share when issued, then WHC will pay additional consideration equal to this shortfall, either in the form of WHC Class A Common Stock or cash, in its sole discretion. The acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price was allocated to the tangible and intangible assets acquired and the liabilities assumed on the basis of their respective fair values. In connection with the allocation of the purchase price and intangible asset valuation, goodwill of $47,776 and intangible assets subject to amortization of $12,300 were recorded. The goodwill and intangible assets recorded will be deductible for tax purposes. The intangible assets are comprised of $10,000 relating to customer relationships with estimated useful lives of twelve years and $2,300 relating to acquired technology with an estimated useful life of three years. The results of operations of Subimo have been included in the financial statements

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ANNEX A-1 – PAGE 29

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

of the Company from December 15, 2006, the closing date of the acquisition, and are included in the WebMD Online Services segment.

On September 11, 2006, the Company acquired, through WHC, the interactive medical education, promotion and physician recruitment businesses of Medsite, Inc. (“Medsite”). Medsite provides e-detailing services for pharmaceutical, medical device and healthcare companies, including program development, targeted recruitment and online distribution and delivery. In addition, Medsite provides educational programs to physicians. The total purchase consideration for Medsite was approximately $31,467, comprised of $30,682 in cash, net of cash acquired, and $785 of acquisition costs. The acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price was allocated to the tangible and intangible assets acquired and the liabilities assumed on the basis of their respective fair values. In connection with the allocation of the purchase price and intangible asset valuation, goodwill of $31,934 and intangible assets subject to amortization of $11,000 were recorded. The goodwill and intangible assets recorded will be deductible for tax purposes. The intangible assets are comprised of $6,000 relating to customer relationships with estimated useful lives of twelve years, $2,000 relating to a trade name with an estimated useful life of ten years, $2,000 relating to content with an estimated useful life of four years and $1,000 relating to acquired technology with an estimated useful life of three years. The results of operations of Medsite have been included in the financial statements of the Company from September 11, 2006, the closing date of the acquisition, and are included in the WebMD Online Services segment.

On July 18, 2006, the Company acquired, through EBS, Interactive Payer Network, Inc. (“IPN”), a privately held provider of healthcare electronic data interchange services. The total purchase consideration for IPN was approximately $3,907, comprised of $3,799 in cash, net of cash acquired, and $108 of acquisition costs. In addition, the Company agreed to pay up to an additional $3,000 in cash over a two-year period beginning in August 2007 if certain financial milestones are achieved. The acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price was allocated to the tangible and intangible assets acquired and the liabilities assumed on the basis of their respective fair values. In connection with the preliminary allocation of the purchase price, goodwill of $3,692 was recorded. The goodwill recorded will be deductible for tax purposes. The IPN business is part of the EBS businesses that were sold on November 16, 2006. Accordingly, the results of operations of IPN have been included in the financial statements of the Company, specifically within the Emdeon Business Services segment, from July 18, 2006 (the closing date of the acquisition) through November 16, 2006 (the closing date of the 2006 EBS Sale). The obligation to pay up to $3,000 in earn out payments was also transferred in connection with the 2006 EBS Sale and is no longer an obligation of the Company.

On June 13, 2006, the Company acquired, through WHC, Summex Corporation (“Summex”), a provider of health and wellness programs that include online and offline health risk assessments, lifestyle education and personalized telephonic health coaching. The total purchase consideration for Summex was approximately $30,191, comprised of $29,691 in cash, net of the cash acquired, and $500 of acquisition costs. In addition, the Company has agreed to pay up to an additional $5,000 in cash in June 2008 if certain financial milestones are achieved. The acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price was allocated to the tangible and intangible assets acquired and the liabilities assumed on the basis of their respective fair values. In connection with the allocation of the purchase price and intangible asset valuation, goodwill of $19,000 and intangible assets subject to amortization of $11,300 were recorded. The goodwill and intangible assets recorded will not be deductible for tax purposes. The intangible assets are comprised of $6,000 relating to customer relationships with estimated useful lives of eleven years, $2,700 relating to acquired technology with an estimated useful life of three years, $1,100 relating to content with an estimated useful life of four years and $1,500 relating to a trade name with an estimated useful life of ten years.

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ANNEX A-1 – PAGE 30

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The results of operations of Summex have been included in the financial statements of the Company from June 13, 2006, the closing date of the acquisition, and are included in the WebMD Online Services segment.

On January 17, 2006, the Company acquired, through WHC, eMedicine.com, Inc. (“eMedicine”), a privately held online publisher of medical reference information for physicians and other healthcare professionals. The total purchase consideration for eMedicine was approximately $25,195, comprised of $24,495 in cash, net of cash acquired, and $700 of acquisition costs. The acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price was allocated to the tangible and intangible assets acquired and the liabilities assumed on the basis of their respective fair values. In connection with the allocation of the purchase price and intangible asset valuation, goodwill of $20,704 and an intangible asset subject to amortization of $6,390 were recorded. The goodwill and intangible asset recorded will not be deductible for tax purposes. The intangible assets recorded were $4,300 relating to content with an estimated useful life of three years, $1,000 relating to acquired technology with an estimated useful life of three years, $790 relating to a trade name with an estimated useful life of ten years and $300 relating to customer relationships with estimated useful lives of ten years. The results of operations of eMedicine have been included in the financial statements of the Company from January 17, 2006, the closing date of the acquisition, and are included in the WebMD Online Services segment

2005 Acquisitions

On December 2, 2005, the Company acquired, through WHC, the assets of and assumed certain liabilities of Conceptis Technologies, Inc. (“Conceptis”), a privately held Montreal-based provider of online and offline medical education and promotion aimed at physicians and other healthcare professionals. The total purchase consideration for Conceptis was approximately $19,859, comprised of $19,256 in cash and $603 of estimated acquisition costs. The acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price was allocated to the tangible and intangible assets acquired and the liabilities assumed on the basis of their respective fair values. In connection with the allocation of the purchase price and intangible asset valuation, goodwill of $14,694 and intangible assets subject to amortization of $6,140 were recorded. The goodwill and intangible assets recorded will be deductible for tax purposes. The intangible assets recorded were $1,900 relating to content with an estimated useful life of two years, $3,300 relating to acquired technology with an estimated useful life of three years and $940 relating to a trade name with an estimated useful life of ten years. The results of operations of Conceptis have been included in the financial statements of the Company from December 2, 2005, the closing date of the acquisition, and are included in the WebMD Online Services and the WebMD Publishing and Other Services segments.

On March 14, 2005, the Company acquired HealthShare Technology, Inc. (“HealthShare”), a privately held company that provides online tools that compare cost and quality measures of hospitals for use by consumers, providers and health plans. The total purchase consideration for HealthShare was approximately $29,985, comprised of $29,533 in cash, net of cash acquired, and $452 of acquisition costs. The acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price was allocated to the tangible and intangible assets acquired and the liabilities assumed on the basis of their respective fair values. In connection with the allocation of the purchase price, goodwill of $24,609 and intangible assets subject to amortization of $8,500 were recorded. The goodwill and intangible assets recorded will not be deductible for tax purposes. The intangible assets are comprised of $7,500 relating to customer relationships with estimated useful lives of five years and $1,000 relating to acquired technology with an estimated useful life of three years. The results of operations of HealthShare have been included in the financial statements of the Company from March 14, 2005, the closing date of the acquisition, and are included in the WebMD Online Services segment.

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ANNEX A-1 – PAGE 31

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Balance Sheet Data

The following table summarizes the tangible and intangible assets acquired, the liabilities assumed and the consideration paid for each acquisition:

			Other			Total
	Accounts	Deferred	Tangible Assets	Intangible		Purchase
	Receivable	Revenue	(Liabilities), net	Assets	Goodwill	Price

2006
Subimo	$1,725	$(6,900)	$4,419	$12,300	$47,776	$59,320
Medsite	2,469	(13,124)	(812)	11,000	31,934	31,467
IPN	358	—	(143)	—	3,692	3,907
Summex	1,064	(1,173)	—	11,300	19,000	30,191
eMedicine	1,717	(2,612)	(1,004)	6,390	20,704	25,195
2005
Conceptis	2,893	(2,866)	(1,002)	6,140	14,694	19,859
HealthShare	1,925	(4,622)	(427)	8,500	24,609	29,985

Unaudited Pro Forma Information

The following unaudited pro forma financial information for the year ended December 31, 2006 gives effect to the acquisitions of Subimo, Medsite, IPN, Summex and eMedicine, including the amortization of intangible assets, as if the acquisitions had occurred on January 1, 2006. The information is provided for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the transactions had been consummated on the date indicated, nor is it necessarily indicative of future operating results of the consolidated companies, and should not be construed as representative of these results for any future period.

Year Ended
December 31, 2006

Revenue	$933,788
Income from continuing operations	370,837
Net income	763,969
Basic income per common share:
Income from continuing operations	$1.33

Net income	$2.74

Diluted income per common share:
Income from continuing operations	$1.17

Net income	$2.36

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ANNEX A-1 – PAGE 32

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.	WebMD Health Corp.

Initial Public Offering

In May 2005, the Company formed WHC as a wholly-owned subsidiary to act as a holding company for the business of the WebMD Segments and to issue shares in an initial public offering. In September 2005, the Company contributed to WHC the subsidiaries, the assets and the liabilities included in the Company’s WebMD segment. On September 28, 2005, WHC sold, in an initial public offering, 7,935,000 shares of its Class A Common Stock at $17.50 per share. This resulted in proceeds of approximately $129,142, net of underwriting discounts of $9,721, which was retained by WHC to be used for working capital and general corporate purposes. Additionally, the Company incurred approximately $5,800 of legal, accounting, printing and other expenses related to the offering.

Minority Interest

The Company owned, on December 31, 2007 and 2006, the 48,100,000 shares of WHC Class B Common Stock that it owned at the time of the initial public offering, representing ownership of 84.1% and 85.2%, respectively, of the outstanding WHC Common Stock. WHC Class A Common Stock has one vote per share, while WHC Class B Common Stock has five votes per share. As a result, the WHC Class B Common Stock owned by the Company represented, as of December 31, 2007 and 2006, 96.2% and 96.5%, respectively, of the combined voting power of WHC’s outstanding Common Stock. Each share of WHC Class B Common Stock is convertible at the Company’s option into one share of WHC Class A Common Stock. In addition, shares of WHC Class B Common Stock will automatically be converted, on a one-for-one basis, into shares of WHC Class A Common Stock on a transfer to any person other than a majority-owned subsidiary of the Company or a successor of the Company. On the fifth anniversary of the closing date of the initial public offering, all then outstanding shares of WHC Class B Common Stock will automatically be converted, on a one-for-one basis, into shares of WHC Class A Common Stock.

As of December 31, 2007 and 2006, the minority stockholders’ proportionate share of the equity in WHC of $131,353 and $101,860, respectively, is reflected as Minority Interest in WHC in the accompanying consolidated balance sheets. The minority stockholders’ proportionate share of net income for the years ended December 31, 2007, 2006 and 2005 was $10,667, $405 and $775, respectively.

Relationships between the Company and WHC

The Company entered into a number of agreements with WHC governing the future relationship of the companies, including a Services Agreement, a Tax Sharing Agreement and an Indemnity Agreement. These agreements cover a variety of matters, including responsibility for certain liabilities, including tax liabilities, as well as matters related to providing WHC with administrative services, such as payroll, accounting, tax, employee benefit plan, employee insurance, intellectual property, legal and information processing services. Under the Services Agreement, the Company will receive an amount that reasonably approximates its cost of providing services to WHC. The Company has agreed to make the services available to WHC for up to five years; however, WHC is not required, under the Services Agreement, to continue to obtain services from the Company and is able to terminate services, in whole or in part, at any time generally by providing, with respect to the specified services or groups of services, 60 days’ prior notice and, in some cases, paying a nominal termination fee to cover costs relating to the termination. On January 31, 2006, the Company entered into additional agreements with WHC in which both parties agreed to support each other’s product development and marketing efforts of specific product lines for agreed upon fees, as defined in the

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ANNEX A-1 – PAGE 33

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

agreements. These agreements were amended, in connection with the EPS Sale and 2006 EBS Sale, to separate the provisions applicable to each of HLTH, EPS and EBS and to make certain modifications in the relationships between WebMD and each of those parties. In amended agreements with WebMD, EPS agreed to continue its strategic relationship with WebMD and to integrate WebMD’s personal health record with the clinical products of EPS, including the electronic medical record, to allow import of data from one to the other, subject to applicable law and privacy and security requirements. In amended agreements with WebMD, EBS agreed to continue its strategic relationship with WebMD and to market WebMD’s online decision-support platform and tools that support consumer directed health plans and health savings accounts to its payer customers for integration into their consumer directed health offerings. In addition, EBS agreed to license certain de-identified data to HLTH and its subsidiaries, including WebMD, for use in the development and commercialization of certain applications that use clinical information, including consumer decision-support applications.

On February 15, 2006, the Company amended the Tax Sharing Agreement with WHC. Under the amended Tax Sharing Agreement, the Company agreed to reimburse WHC, at the current federal statutory tax rate of 35%, for net operating loss carryforwards attributable to WHC that are utilized by the Company as a result of certain types of extraordinary transactions, as defined in the Tax Sharing Agreement, which includes the EPS Sale and 2006 EBS Sale. During 2007, the Company reimbursed WHC $149,682 as the payment required pursuant to the Tax Sharing Agreement with respect to the EPS Sale and the 2006 EBS Sale. The total cash reimbursement resulted in an increase to minority interest and a decrease to additional paid-in capital of $23,930, reflecting the portion of the aggregate reimbursement of $149,862 that related to the minority interest shareholders.

Gain Upon Sale of WHC Class A Common Stock

In connection with the initial public offering on September 28, 2005, the Company recorded a gain on the sale of WHC Class A Common Stock in the amount of approximately $82,275, which was reflected as an adjustment to additional paid-in capital in accordance with SAB 51. As a result of the sale of WHC Class A Common Stock at the time of the initial public offering, the Company’s ownership of WHC was reduced to 85.8%.

During the years ended December 31, 2007 and 2006, the issuance of WHC Class A Common Stock resulted in an aggregate SAB 51 gain to equity of $14,492 and $5,152, respectively, in connection with stock option exercises, restricted stock releases and annual board retainers discussed in Note 13.

Also during 2006, WHC purchased Subimo for cash and $26,000 of WHC equity (see Note 4). Pursuant to the terms of the purchase agreement, the $26,000 of WHC equity, equal to 640,930 shares of WHC Class A Common Stock, will not be issued until December 2008, subject to certain conditions. While a maximum of 246,508 of these shares may be used to settle any outstanding claims or warranties against the sellers, the remaining 394,422 of these shares will be issued with certainty. Accordingly, the Company recorded an additional SAB 51 gain to equity of $11,627, in connection with the issuance of these 394,422 shares.

As a result of the issuance of the WHC Class A Common Stock in 2006 and 2007, the Company’s ownership percentage in WHC decreased from 85.8% in 2005 to 85.2% in 2006 and then to 84.1% in 2007.

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ANNEX A-1 – PAGE 34

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Significant Transactions

America Online, Inc.

In May 2001, the Company entered into an agreement for a strategic alliance with Time Warner, Inc. (“Time Warner”). Under the agreement, the Company was the primary provider of healthcare content, tools and services for use on certain America Online (“AOL”) properties. The agreement ended on May 1, 2007. Under the agreement, the Company and AOL shared certain revenue from advertising, commerce and programming on the health channels of the AOL properties and on a co-branded service created for AOL by the Company.

The Company was entitled to share in revenue and was guaranteed a minimum of $12,000 during each contract year from May 1, 2005 through May 1, 2007 when the agreement ended, for its share of advertising revenue. Included in the accompanying consolidated statement of operations during the years ended December 31, 2007, 2006 and 2005 was revenue of $2,658, $8,312 and $7,805, respectively, related to sales to third parties of advertising and sponsorship on the AOL health channels, primarily sold through the Company’s sales organization. Also included in revenue during the years ended December 31, 2007, 2006 and 2005 was revenue of $1,515, $5,125 and $5,951, respectively, related to such guarantee.

News Corporation

In connection with the strategic relationship with News Corporation entered into in 2000 and amended in 2001, the Company received the rights to an aggregate of $205,000 of advertising services from News Corporation to be used over nine years expiring in 2009 in exchange for equity securities of the Company. The amount of advertising services received in any contract year is based on the current market rates in effect at the time the advertisement is placed. Additionally, the amount of advertising services that can be used in any contract year is subject to contract limitations. The advertising services were recorded at fair value determined using a discounted cash flow methodology. Also as part of the same relationship, the Company licensed its content to News Corporation for use across News Corporation’s media properties for four years, which ended in January 2005, for cash payments totaling $12,000 per contract year. The remaining current and long-term portions of the prepaid advertising services are included in prepaid expenses and other current assets, and other assets, respectively, in the accompanying consolidated balance sheets.

7.	Convertible Redeemable Exchangeable Preferred Stock

On March 19, 2004, the Company issued $100,000 of Convertible Redeemable Exchangeable Preferred Stock (the “Preferred Stock”) in a private transaction to CalPERS/PCG Corporate Partners, LLC (“CalPERS/PCG Corporate Partners”). CalPERS/PCG Corporate Partners is a private equity fund managed by the Pacific Corporate Group and principally backed by California Public Employees’ Retirement System, or CalPERS.

The Preferred Stock had a liquidation preference of $100,000 in the aggregate and was convertible into 10,638,297 shares of HLTH’s Common Stock in the aggregate, representing a conversion price of $9.40 per share of common stock. So long as the Preferred Stock remained outstanding, the Company was required to pay to CalPERS/PCG Corporate Partners, on a quarterly basis, an aggregate annual fee of 0.35% of the face amount of the then outstanding Preferred Stock. Holders of the Preferred Stock had the right to vote, together with the holders of HLTH’s Common Stock on an as converted to common stock basis, on matters that were put to a vote of the common stock holders. The Certificate of Designations for the Preferred Stock also provided that the Company would not, without the prior approval of holders of 75% of the shares of Preferred

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Stock then outstanding, voting as a separate class, issue any additional shares of the Preferred Stock, or create any other class or series of capital stock that ranks senior to or on a parity with the Preferred Stock.

On June 26, 2007, the Company notified the Holder that it had elected to redeem all outstanding shares of its Preferred Stock. On June 29, 2007, prior to the date set for the redemption, the Holder converted all of the then outstanding Preferred Stock to Common Stock. In aggregate, 10,000 shares of Preferred Stock were converted to 10,638,297 shares of HLTH Common Stock during 2007.

The Company incurred issuance costs related to the Preferred Stock of approximately $1,885, which were recorded against the Preferred Stock in the accompanying consolidated balance sheets. The issuance costs were being amortized to accretion of convertible redeemable exchangeable preferred stock, using the effective interest method over the period from issuance through March 19, 2012. In 2007, 2006 and 2005, $117, $235 and $234, respectively, were recorded to accretion of convertible redeemable exchangeable preferred stock, included within stockholders’ equity. In connection with the conversion of the Preferred Stock to Common Stock, the unamortized portion of the deferred issuance costs related to the Preferred Stock of $1,115 was reflected as a reduction to stockholders’ equity.

8.	Convertible Notes

$300,000 3 1/8% Convertible Notes due 2025

On August 24, 2005, the Company issued $300,000 aggregate principal amount of 3 1/8% Convertible Notes due 2025 (the “3 1/8% Notes”) in a private offering. Unless previously redeemed or converted, the 3 1/8% Notes will mature on September 1, 2025. Interest on the 3 1/8% Notes accrues at the rate of 3 1/8% per annum and is payable semiannually on March 1 and September 1, commencing March 1, 2006. The Company will also pay contingent interest of 0.25% per annum to the holders of the 3 1/8% Notes during specified six-month periods, commencing with the six-month period beginning on September 1, 2012, if the average trading price of a 3 1/8% Note for the specified period equals 120% or more of the principal amount of the 3 1/8% Note.

The 3 1/8% Notes are convertible into an aggregate of 19,273,393 shares of the Company’s common stock (representing a conversion price of $15.57 per share). Holders of the 3 1/8% Notes may require the Company to repurchase their 3 1/8% Notes on September 1, 2012, September 1, 2015 and September 1, 2020, at a price equal to 100% of the principal amount of the 3 1/8% Notes being repurchased, plus any accrued and unpaid interest, payable in cash. Additionally, the holders of the 3 1/8% Notes may require the Company to repurchase the 3 1/8% Notes upon a change in control of the Company at a price equal to 100% of the principal amount of the 3 1/8% Notes, plus accrued and unpaid interest, payable in cash or, at the Company’s option, in shares of the Company’s common stock or in a combination of cash and shares of the Company’s common stock. On or after September 5, 2010, September 5, 2011 and September 5, 2012, the 3 1/8% Notes are redeemable, at the option of the Company, for cash at redemption prices of 100.893%, 100.446% and 100.0%, respectively, plus accrued and unpaid interest.

$350,000 1.75% Convertible Subordinated Notes due 2023

On June 25, 2003, the Company issued $300,000 aggregate principal amount of 1.75% Convertible Subordinated Notes due 2023 (the “1.75% Notes”) in a private offering. On July 7, 2003, the Company issued an additional $50,000 aggregate principal amount of the 1.75% Notes. Unless previously redeemed or converted, the 1.75% Notes will mature on June 15, 2023. Interest on the 1.75% Notes accrues at the rate of 1.75% per annum and is payable semiannually on June 15 and December 15, commencing December 15,

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2003. The Company will also pay contingent interest of 0.25% per annum of the average trading price of the 1.75% Notes during specified six-month periods, commencing on June 20, 2010, if the average trading price of the 1.75% Notes for specified periods equals 120% or more of the principal amount of the 1.75% Notes.

The 1.75% Notes are convertible into an aggregate of 22,742,040 shares of HLTH’s Common Stock (representing a conversion price of $15.39 per share) if the sale price of HLTH’s Common Stock exceeds 120% of the conversion price for specified periods and in certain other circumstances. The 1.75% Notes are redeemable by the Company after June 15, 2008 and prior to June 20, 2010, subject to certain conditions, including the sale price of HLTH’s Common Stock exceeding certain levels for specified periods. If the 1.75% Notes are redeemed by the Company during this period, the Company will be required to make additional interest payments. After June 20, 2010, the 1.75% Notes are redeemable at any time for cash at 100% of their principal amount. Holders of the 1.75% Notes may require the Company to repurchase their 1.75% Notes on June 15, 2010, June 15, 2013 and June 15, 2018, for cash at 100% of the principal amount of the 1.75% Notes, plus accrued interest. Upon a change in control, holders may require the Company to repurchase their 1.75% Notes for, at the Company’s option, cash or shares of HLTH’s Common Stock, or a combination thereof, at a price equal to 100% of the principal amount of the 1.75% Notes being repurchased.

$300,000 3 1/4% Convertible Subordinated Notes due 2007

On April 1, 2002, the Company issued $300,000 aggregate principal amount of 3 1/4% Convertible Subordinated Notes due 2007 (the “3 1/4% Notes”) in a private offering. Interest on the 3 1/4% Notes accrued at the rate of 3 1/4% per annum and was payable semiannually on April 1 and October 1. At the time of issuance, the 3 1/4% Notes were convertible into an aggregate of approximately 32,386,916 shares of HLTH’s Common Stock (representing a conversion price of $9.26 per share). During the three months ended June 30, 2003, $1 principal amount of the 3 1/4% Notes was converted into 107 shares of HLTH’s Common Stock in accordance with the provisions of the 3 1/4% Notes.

On June 2, 2005, the Company completed the redemption of all of the outstanding 3 1/4% Notes. Prior to the redemption, the holders of the 3 1/4% Notes converted a total of $214,880 principal amount of the 3 1/4% Notes into 23,197,650 shares of common stock of the Company, plus cash in lieu of fractional shares, at a price of $9.26 per share. The Company redeemed the balance of $85,119 principal amount of the 3 1/4% Notes at an aggregate redemption price, together with accrued interest and redemption premium, of $86,694. In connection with this transaction, the Company wrote off the remaining unamortized portion of its deferred issuance costs related to the 3 1/4% Notes of $2,854, of which $2,009 was reflected as a reduction to additional paid-in capital, representing the portion related to the 3 1/4% Notes converted by the holders. The write-off of the remaining unamortized deferred issuance costs related to the portion of the 3 1/4% Notes that was redeemed, and the payment of the redemption premium resulted in a total charge of $1,902. This charge is included in other income (expense), net in the accompanying consolidated statements of operations and in loss on redemption of convertible debt in the accompanying consolidated statements of cash flows.

9.	Segment Information

Segment information has been prepared in accordance with SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS 131”). The accounting policies of the segments are the same as the accounting policies for the consolidated Company. Inter-segment revenue primarily represents printing services provided by the EBS segment and certain services provided by the WebMD Segments. The performance of the Company’s business is monitored based on earnings before interest, taxes, non-cash and other items. Other items include: legal expenses incurred by the Company, which reflect costs and expenses

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related to the investigation by the United States Attorney for the District of South Carolina and the SEC; income related to the reduction of certain sales and use tax contingencies; professional fees in 2007, primarily consisting of legal, accounting and financial advisory services, related to the merger of HLTH into WHC, the sale of the Company’s 48% ownership interest in EBSCo and the 2006 EBS Sale; a charge related to the redemption of the 3 1/4% Notes; loss recognized related to the sale of marketable securities; and costs and expenses related to the settlement of litigation in 2005.

Reclassification of Segment Information.  As a result of the Company’s intention to divest the ViPS and Porex segments and due to the December 31, 2007 sale of WHC’s ACS/ACP business, the financial information for these businesses has been reclassified to discontinued operations for the current and prior year periods. In addition, certain expenses of Porex related to activities that were previously managed by, and therefore reported within, the Corporate segment, were also reclassified to discontinued operations, as these expenses do not relate to the Company’s continuing operations. These expenses were reclassified for the current and prior year periods and amounted to $609, $1,684 and $290 in 2007, 2006 and 2005, respectively. Additionally, as a result of the discontinued operations presentation for ViPS and Porex, the Company’s only remaining operating segment is WebMD. The Company expanded its segment disclosure for WebMD to provide additional information related to the WebMD Online Services segment and the WebMD Publishing and Other Services segment. This additional information for WebMD has been provided for all periods presented.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Summarized financial information for each of the Company’s operating segments and Corporate segment and reconciliation to net income are presented below:

	Years Ended December 31,
	2007	2006(a)	2005

Revenue
Emdeon Business Services	$—	$661,090	$689,305
WebMD Online Services:
Advertising and sponsorship	229,333	170,626	109,850
Licensing	81,471	55,621	33,540
Content syndication and other	2,378	3,518	8,210

Total WebMD Online Services	313,182	229,765	151,600
WebMD Publishing and Other Services	18,772	19,011	11,610
Inter-segment eliminations	(261)	(939)	(505)

	$331,693	$908,927	$852,010

Earnings before interest, taxes, non-cash and other items
Emdeon Business Services	$—	$152,911	$138,529
WebMD Online Services	80,594	52,324	27,766
WebMD Publishing and Other Services	4,103	362	(386)
Corporate	(24,502)	(41,730)	(49,191)

	60,195	163,867	116,718
Interest, taxes, non-cash and other items
Depreciation and amortization	(28,256)	(44,558)	(43,548)
Non-cash stock-based compensation	(32,652)	(42,145)	(4,713)
Non-cash advertising	(5,264)	(7,414)	(10,870)
Interest income	42,035	32,339	21,527
Interest expense	(18,593)	(18,794)	(16,321)
Income tax benefit (provision)	8,741	(50,389)	2,170
Minority interest in WHC	(10,667)	(405)	(775)
Equity in earnings of EBS Master LLC	28,566	763	—
Gain on 2006 EBS Sale	399	352,297	—
Other expense, net	(2,427)	(6,776)	(27,965)

Income from continuing operations	42,077	378,785	36,223
(Loss) income from discontinued operations, net of tax	(22,198)	393,132	32,588

Net income	$19,879	$771,917	$68,811

(a)	The EBS segment was sold on November 16, 2006 and, therefore, the operations of the EBS segment are included only for the period January 1, 2006 through November 16, 2006.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table represents supplemental financial data for the Company’s segments:

	Emdeon
	Business	WebMD	Corporate
	Services	Segments	and Other (a)	Total (b)

2007
Capital expenditures	$—	$18,058	$995	$19,053
Total assets	—	713,605	674,828	1,388,433
2006
Capital expenditures	20,835	28,452	133	49,420
Total assets	—	475,184	720,950	1,196,134
2005
Capital expenditures	28,808	18,126	307	47,241

(a)	Includes the Company’s investment in EBS Master LLC.

(b)	Excludes information related to the Company’s discontinued operations.

10.	Long-Lived Assets

Property and Equipment

Property and equipment consist of the following:

	December 31,
	2007	2006

Computer equipment	$18,114	$14,859
Office equipment, furniture, fixtures and other	6,754	5,412
Software	17,100	16,798
Web site development costs	21,389	13,409
Leasehold improvements	16,799	16,743

	80,156	67,221
Less: accumulated depreciation	(30,602)	(21,145)

Property and equipment, net	$49,554	$46,076

Depreciation expense was $15,202, $22,253 and $22,194 in 2007, 2006 and 2005, respectively.

Goodwill and Intangible Assets

SFAS No. 141, “Business Combinations” (“SFAS 141”) requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. It also specifies the types of acquired intangible assets that are required to be recognized and reported separately from goodwill. SFAS 142 requires that goodwill and certain intangibles no longer be amortized, but instead tested for impairment at least annually. SFAS 142 also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives and reviewed for impairment in accordance with SFAS 144. Based on the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Company’s analysis, there was no impairment of goodwill in connection with the annual impairment tests that were performed during the years ended December 31, 2007, 2006 and 2005.

The changes in the carrying amount of goodwill during the years ended December 31, 2007 and 2006 were as follows:

			WebMD
	Emdeon	WebMD	Publishing
	Business	Online	And Other
	Services	Services	Services	Total

Balance as of January 1, 2006	$681,612	$89,624	$11,045	$782,281
Acquisitions during the period	3,692	122,782	—	126,474
Contingent consideration for prior period acquisitions(a)	(1,913)	—	—	(1,913)
Tax reversals(b)	(40,522)	(1,636)	—	(42,158)
Adjustments to finalize purchase price allocations	—	1,669	—	1,669
2006 EBS Sale	(642,869)	—	—	(642,869)

Balance as of January 1, 2007	—	212,439	11,045	223,484
Tax reversals(b)	—	(2,793)	—	(2,793)
Adjustments to finalize purchase price allocations	—	(3,368)	—	(3,368)

Balance as of December 31, 2007	$—	$206,278	$11,045	$217,323

(a)	The Company adjusted goodwill by $2,539 in connection with an over accrual of contingent consideration in the Emdeon Business Services segment. In addition, the Company made a contingent consideration payment in the amount of $626 for a 2003 acquisition within the Emdeon Business Services segment.

(b)	Represents a reduction to goodwill as a result of the reversal of a portion of the income tax valuation allowances that were originally established in connection with the purchase accounting of prior acquisitions. In 2006, a portion of these income tax valuation allowances, or $11,454, was reversed in connection with the utilization of net operating losses attributable to the discontinued operations, including the gain on disposal.

Intangible assets subject to amortization consist of the following:

	December 31, 2007				December 31, 2006
				Weighted				Weighted
				Average				Average
	Gross			Remaining	Gross			Remaining
	Carrying	Accumulated		Useful	Carrying	Accumulated		Useful
	Amount	Amortization	Net	Life(a)	Amount	Amortization	Net	Life(a)

Content	$15,954	$(12,581)	$3,373	2.1	$16,854	$(7,893)	$8,961	2.6
Customer relationships	33,191	(10,183)	23,008	9.2	28,191	(6,677)	21,514	9.4
Technology and patents	14,967	(10,126)	4,841	1.5	14,967	(6,036)	8,931	2.3
Trade names	7,817	(2,725)	5,092	7.7	7,817	(1,955)	5,862	8.5

Total	$71,929	$(35,615)	$36,314	7.3	$67,829	$(22,561)	$45,268	6.6

(a)	The calculation of the weighted average remaining useful life is based on the net book value and the remaining amortization period (reflected in years) of each respective intangible asset.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Amortization expense was $13,054, $22,305 and $21,354 in 2007, 2006 and 2005, respectively. Aggregate amortization expense for intangible assets is estimated to be:

Years Ending December 31,

2008	$9,715
2009	6,401
2010	3,337
2011	2,464
2012	2,464
Thereafter	11,933

11.	Accrued Expenses

Accrued expenses consist of the following:

	December 31,
	2007	2006

Accrued compensation	$20,146	$22,272
Accrued outside services	8,525	17,227
Accrued income, sales and other taxes	5,781	34,794
Other accrued liabilities	15,146	28,488

	$49,598	$102,781

12.	Commitments and Contingencies

Legal Proceedings

Investigations by United States Attorney for the District of South Carolina and the SEC

As previously disclosed, the United States Attorney for the District of South Carolina is conducting an investigation of the Company, which the Company first learned about on September 3, 2003. Based on the information available to the Company, it believes that the investigation relates principally to issues of financial accounting improprieties relating to Medical Manager Corporation, a predecessor of the Company (by its merger into the Company in September 2000), and, more specifically, its Medical Manager Health Systems, Inc. subsidiary. Medical Manager Health Systems was a predecessor to Emdeon Practice Services, Inc., a subsidiary that the Company sold to Sage Software in September 2006. The Company has been cooperating and intends to continue to cooperate fully with the U.S. Attorney’s Office. As previously reported, the Board of Directors of the Company has formed a special committee consisting solely of independent directors to oversee this matter with the sole authority to direct the Company’s response to the allegations that have been raised. As previously disclosed, the Company understands that the SEC is also conducting a formal investigation into this matter. In connection with the EPS Sale, the Company agreed to indemnify Sage Software with respect to this matter.

The United States Attorney for the District of South Carolina announced on January 10, 2005, that three former employees of Medical Manager Health Systems each had agreed to plead guilty to one count of mail fraud and that one such employee had agreed to plead guilty to one count of tax evasion for acts committed

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while they were employed by Medical Manager Health Systems. The three former employees include a Vice President of Medical Manager Health Systems responsible for acquisitions who was terminated for cause in January 2003; an executive who served in various accounting roles at Medical Manager Health Systems until his resignation in March 2002; and a former independent Medical Manager dealer who was a paid consultant to Medical Manager Health Systems until the termination of his services in 2002. According to the Informations, Plea Agreements and Factual Summaries filed by the United States Attorney in, and available from, the District Court of the United States for the District of South Carolina — Beaufort Division, on January 7, 2005, the three former employees and other then unnamed co-schemers were engaged in schemes between 1997 and 2002 that included causing companies acquired by Medical Manager Health Systems to pay the former vice president in charge of acquisitions and co-schemers kickbacks which were funded through increases in the purchase price paid by Medical Manager Health Systems to the acquired companies and that included fraudulent accounting practices to inflate artificially the quarterly revenues and earnings of Medical Manager Health Systems when it was an independent public company called Medical Manager Corporation from 1997 through 1999, when and after it was acquired by Synetic, Inc. in July 1999 and when and after it became a subsidiary of the Company in September 2000. A fourth former officer of Medical Manager Health Systems pleaded guilty to similar activities later in 2005.

The fraudulent accounting practices cited by the government in the January 7, 2005 District Court filings included: causing companies acquired by Medical Manager Health Systems to reclassify previously recognized sales revenue as deferred income so that such deferred income could subsequently be reported as revenue by Medical Manager Health Systems and its parents in later periods; fabricating deferred revenue entries which could be used to inflate earnings when Medical Manager Health Systems acquired companies; causing companies acquired by Medical Manager Health Systems to inflate reserve accounts so that these reserves could be reversed in later reporting periods in order to artificially inflate earnings for Medical Manager Health Systems and its parents; accounting for numerous acquisitions through the pooling of interests method in order to fraudulently inflate Medical Manager Health Systems’ quarterly earnings, when the individuals involved knew the transactions failed to qualify for such treatment; causing companies acquired by Medical Manager Health Systems to enter into sham purchases of software from Medical Manager Health Systems in connection with the acquisition, which purchases were funded by increasing the purchase price paid by Medical Manager Health Systems to the acquired company and using these “round trip” sales to create fraudulent revenue for Medical Manager Health Systems and its parents; and causing Medical Manager Health Systems to book and record sales and training revenue before the revenue process was complete in accordance with Generally Accepted Accounting Principles, and thereby fraudulently inflating Medical Manager Health Systems’ reported revenues and earnings. According to the Informations to which the former employees have pled guilty, the fraudulent accounting practices resulted in the reported revenues of Medical Manager Health Systems and its parents being overstated materially between June 1997 and at least December 31, 2001, and reported quarterly earnings being overstated by at least one cent per share in every quarter during that period.

The documents filed by the United States Attorney in January 2005 stated that the former employees engaged in their fraudulent conduct “in concert with senior management,” and “at the direction of senior Medical Manager officers.” In its statement at that time, the United States Attorney for the District of South Carolina stated that “the senior management and officers referred to in the Court documents were members of senior management of the Medical Manager subsidiary during the relevant time period.”

On December 15, 2005, the United States Attorney announced indictments of the following former officers and employees of Medical Manager Health Systems: Ted W. Dorman, a former Regional Vice President of Medical Manager Health Systems, who was employed until March 2003; Charles L. Hutchinson, a former Controller of Medical Manager Health Systems, who was employed until June 2001; Maxie L.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Juzang, a former Vice President of Medical Manager Health Systems, who was employed until August 2005; John H. Kang, a former President of Medical Manager Health Systems, who was employed until May 2001; Frederick B. Karl, Jr., a former General Counsel of Medical Manager Health Systems, who was employed until April 2000; Franklyn B. Krieger, a former Associate General Counsel of Medical Manager Health Systems, who was employed until February 2002; Lee A. Robbins, a former Vice President and Chief Financial Officer of Medical Manager Health Systems, who was employed until September 2000; John P. Sessions, a former President and Chief Operating Officer of Medical Manager Health Systems, who was employed until September 2003; Michael A. Singer, a former Chief Executive Officer of Medical Manager Health Systems and a former director of the Company, who was most recently employed by the Company as its Executive Vice President, Physician Software Strategies until February 2005; and David Ward, a former Vice President of Medical Manager Health Systems, who was employed until June 2005. The indictment charges the persons listed above with conspiracy to commit mail, wire and securities fraud, a violation of Title 18, United States Code, Section 371 and conspiracy to commit money laundering, a violation of Title 18, United States Code, Section 1956(h). The indictment charges Messrs. Sessions and Ward with substantive counts of money laundering, violations of Title 18, United States Code, Section 1957. The allegations set forth in the indictment describe activities that are substantially similar to those described above with respect to the January 2005 plea agreements.

On February 27, 2007, the United States Attorney filed a Second Superseding Indictment with respect to the former officers and employees of Medical Manager Health Systems charged under the prior Indictment, other than Mr. Juzang. The allegations set forth in the Second Superseding Indictment are substantially similar to those described above.

Based on the information it has obtained to date, including that contained in the court documents filed by the United States Attorney in South Carolina, the Company does not believe that any member of its senior management whose duties were not primarily related to the operations of Medical Manager Health Systems during the relevant time periods engaged in any of the violations or improprieties described in those court documents. The Company understands, however, that in light of the nature of the allegations involved, the U.S. Attorney’s office has been investigating all levels of the Company’s management. The Company has not uncovered information that it believes would require a restatement for any of the years covered by its financial statements. In addition, the Company believes that the amounts of the kickback payments referred to in the court documents have already been reflected in the financial statements of the Company to the extent required.

The Company has certain indemnity obligations to advance amounts for reasonable defense costs for the initial ten, and now nine former officers and directors of EPS. During the year ended December 31, 2007, the Company recorded a pre-tax charge of $73,347, related to its estimated liability with respect to these indemnity obligations. See Note 2 for a more detailed discussion regarding this charge.

Directors & Officers Liability Insurance Coverage Litigation

On July 23, 2007, the Company commenced litigation (the “Coverage Litigation”) in the Court of Chancery of the State of Delaware in and for New Castle County against ten insurance companies in which the Company is seeking to compel the defendant companies (collectively, the “Defendants”) to honor their obligations under certain directors and officers liability insurance policies (the “Policies”). The Company is seeking an order requiring the Defendants to advance and/or reimburse expenses that the Company has incurred and expects to continue to incur for the advancement of the reasonable defense costs of initially ten and now nine former officers and directors of the Company’s former EPS subsidiary who were indicted in

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

connection with the Investigation described above in this Note 12. The Company subsequently has settled with two of the insurance companies during January 2008, through which the Company received an aggregate amount of $14,625. This amount is included within (loss) income from discontinued operations in the accompanying statement of operations for the year ended December 31, 2007 and is included within prepaid expenses and other current assets in the accompanying consolidated balance sheet as of December 31, 2007.

Pursuant to a stipulation among the parties, the Coverage Litigation was transferred on September 13, 2007 to the Superior Court of the State of Delaware in and for New Castle County. The Policies were issued to the Company and to EPS, a former subsidiary of the Company, which is a co-plaintiff with the Company in the Coverage Litigation (collectively, the “Plaintiffs”). EPS was sold in September 2006 to Sage Software and has changed its name to Sage Software Healthcare, Inc. (“SSHI”). In connection with the Company’s sale of EPS to Sage Software, the Company retained certain obligations relating to the Investigation and agreed to indemnify Sage Software and SSHI with respect to certain expenses in connection with the Investigation. The Company retained the right to assert claims and recover proceeds under the Policies on behalf of SSHI.

The Policies at issue in the Coverage Litigation consist of two separate groups of insurance policies. Each group of policies consists of several layers of coverage, with different insurers having agreed to provide specified amounts of coverage at various levels. The first group of policies was issued to EPS in the amount of $20,000 (the “EPS Policies”) and the second group of policies was issued to Synetic, Inc. (the former parent of EPS, which merged into the Company) in the amount of $100,000, of which approximately $3,600 was paid by the primary carrier with respect to another unrelated matter (the “Synetic Policies”). To date, $31,000 has been paid by insurance companies representing the EPS Policies and the Synetic Policies through a combination of payment under the terms of the Policies, payment under reservation of rights and settlement. As a result of these payments, the Company has exhausted its coverage under the EPS Policies. Additionally, as of December 31, 2007, $16,414 has been paid under the Synetic Policies and the Company has remaining coverage under such policies of approximately $80,000. The Company’s insurance policies provide that under certain circumstances, amounts advanced by the insurance companies in connection with the defense costs of the indicted individuals, may have to be repaid by the Company, although the $14,625 that the Company has received in settlement from certain carriers is not subject to being repaid. The Company has obtained an undertaking from each indicted individual pursuant to which, under certain circumstances, such individual has agreed to repay defense costs advanced on such individual’s behalf.

The carrier with the third level of coverage in the Synetic Policies has filed a motion for summary judgment in the Coverage Litigation, which most of the carriers who have issued the Synetic policies have joined, seeking summary judgment that any liability to pay defense costs should be allocated among the three sets of policies available to the Company (including the policies with respect to which the Coverage Litigation relates and a third set of policies the issuers of which have not been named by the Company) such that the Synetic Policies would only be liable to pay about $23,000 of the $96,400 total coverage available under such policies. The Company believes that such assertion is without merit. The Company is due to file its opposition to the motion by February 29, 2008 together with its motion for summary judgment against such carrier and several other carriers who have issued the Synetic Policies seeking to require such carriers to advance payment of the defense costs that the Company is obligated to pay while the Coverage Litigation is pending. Oral argument with respect to both motions is set for May 5, 2008.

The Company believes that the Defendants are required to advance and/or reimburse amounts that the Company has incurred and expects to continue to incur for the advancement of the reasonable defense costs of the indicted individuals and as described above several carriers have reimbursed the Company through a combination of payment under the terms of the Policies, payment under reservation of rights and settlement.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

However, there can be no assurance that the Company will prevail in the Coverage Litigation or that the Defendants will be required to provide funding on an interim basis pending the resolution of the Coverage Litigation. The Company intends to continue to satisfy its legal obligations to the indicted individuals with respect to advancement of amounts for their defense costs.

Litigation Regarding Distribution of Shares in Healtheon Initial Public Offering

As previously disclosed, seven purported class action lawsuits were filed against Morgan Stanley & Co. Incorporated and Goldman Sachs & Co., underwriters of the initial public offering of the Company (then known as Healtheon Corporation) in the United States District Court for the Southern District of New York in the summer and fall of 2001. Three of these suits also named the Company and certain of its former officers and directors as defendants. These suits were filed in the wake of reports of governmental investigations of the underwriters’ practices in the distribution of shares in certain initial public offerings. Similar suits were filed in connection with over 300 other initial public offerings that occurred in 1999, 2000 and 2001.

The complaints against the Company and its former officers and directors alleged violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 under that Act and Section 11 of the Securities Act of 1933 because of failure to disclose certain practices alleged to have occurred in connection with the distribution of shares in the Healtheon IPO. Claims under Section 12(a)(2) of the Securities Act of 1933 were also brought against the underwriters. These claims were consolidated, along with claims relating to over 300 other initial public offerings, in the Southern District of New York. The plaintiffs have dismissed the claims against the four former officers and directors of the Company without prejudice, pursuant to Reservation of Rights Tolling Agreements with those individuals. On July 15, 2002, the issuer defendants in the consolidated action, including the Company, filed a joint motion to dismiss the consolidated complaints. On February 18, 2003, the District Court denied, with certain exceptions not relevant to the Company, the issuer defendants’ motion to dismiss.

After a lengthy mediation under the auspices of former United States District Judge Nicholas Politan, the issuer defendants in the consolidated action (including the Company), the affected insurance companies, and the plaintiffs reached an agreement on a settlement to resolve the matter among the participating issuer defendants, their insurers, and the plaintiffs. The settlement called for the participating issuers’ insurers jointly to guarantee that plaintiffs recover a certain amount in the IPO litigation and certain related litigation from the underwriters and other non-settling defendants. Accordingly, in the event the guarantee became payable, the agreement called for the Company’s insurance carriers, not the Company, to pay the Company’s pro rata share.

The Company, and virtually all of the approximately 260 other issuer defendants who were eligible to participate, elected to participate in the settlement. Although the Company believed that the claims alleged in the lawsuits were primarily directed at the underwriters and, as they relate to the Company, were without merit, the Company believed that the settlement was beneficial to the Company because it would have reduced the time, expense and risks of further litigation, particularly since virtually all the other issuer defendants elected to participate and the Company’s insurance carriers strongly supported the settlement.

On June 10, 2004, plaintiffs submitted to the court a Stipulation and Agreement of Settlement with Defendant Issuers and Individuals. On February 15, 2005, the court certified the proposed settlement class and preliminarily approved the settlement, subject to certain modifications, to which the parties agreed. On April 24, 2006, the court held a hearing for final approval of the settlement.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

On December 5, 2006, in response to an appeal by the underwriter defendants, the United States Court of Appeals for the Second Circuit reversed the district court’s certification of the classes in six related “focus cases” dealing with the offerings of other issuers. On April 6, 2007, the Second Circuit denied the plaintiffs’ petition for rehearing. In the view of counsel for the issuers and the insurance carriers and the district court, the definition of the proposed settlement class embodied in the settlement was inconsistent with the Second Circuit’s ruling on class certification in the focus cases. Accordingly, the parties to the previously-negotiated settlement agreement terminated the settlement agreement. On June 28, 2007, the court entered a Stipulation and Order terminating the settlement.

On August 14, 2007, the plaintiffs filed amended complaints in the six “focus cases,” in which they proposed a new class definition, and on September 27, 2007, they moved for class certification. Briefing on the amended complaints was completed on January 28, 2008, and briefing on the motion for class certification is underway. At this point, it is impossible to determine whether a class will be certified.

Porex Corporation v. Kleanthis Dean Haldopoulos, Benjamin T. Hirokawa and Micropore Plastics, Inc.

On September 24, 2005, the Company’s subsidiary Porex Corporation filed a complaint in the Superior Court of Fulton County against two former employees of Porex, Dean Haldopoulos and Benjamin Hirokawa, and their corporation, Micropore Plastics, Inc. (“Micropore”), alleging misappropriation of Porex’s trade secrets and breaches of Haldopoulos’ and Hirokawa’s employment agreements, and seeking monetary and injunctive relief. The lawsuit was subsequently transferred to the Superior Court of DeKalb County, Georgia. On October 24, 2005, the defendants filed an Answer and Counterclaims against Porex. In the Answer and Counterclaims, the defendants allege that Porex breached non-disclosure and standstill agreements in connection with a proposed transaction between Porex and Micropore and engaged in fraud. The defendants also seek punitive damages and expenses of litigation. On February 13, 2006, the Superior Court granted a motion by the defendants for summary judgment with respect to Porex’s trade secret claims, ruling that those claims are barred by the statute of limitations. Porex appealed that ruling to the Georgia Court of Appeals and, on March 27, 2007, the Georgia Court of Appeals reversed the ruling of the Superior Court. On April 16, 2007, the defendants filed a petition for certiorari with the Georgia Supreme Court, requesting that the Georgia Supreme Court review and reverse the March 27, 2007 decision of the Court of Appeals. On June 25, 2007, the Georgia Supreme Court denied the defendants’ petition for certiorari. On or about July 31, 2007, the Georgia Court of Appeals formally returned the case to the Superior Court for further proceedings, and the parties are proceeding with discovery. Porex is continuing to seek to vigorously enforce its rights in this litigation.

Other Legal Proceedings

In the normal course of business, the Company is involved in various other claims and legal proceedings. While the ultimate resolution of these matters, and those discussed above, has yet to be determined, the Company does not believe that their outcome will have a material adverse effect on the Company’s consolidated financial position, results of operations or liquidity.

Leases

During 2004, the Company entered into a ten-year and ten-month lease agreement for its WebMD Segments headquarters in New York, New York. In connection with this lease the Company received ten months of rent abatement and a landlord contribution totaling $5,393 in connection with leasehold

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

improvements. The Company recorded $4,854 as a deferred rent credit during 2005 related to this contribution and the remaining $539 during 2006. The balance of this deferred rent credit was $3,941 and $4,439 as of December 31, 2007 and 2006, respectively. According to the terms of the lease, the Company began making payments in December 2005. Payments will increase approximately 2% per annum with a one-time increase in December 2010 of approximately 15%. The lease terminates on November 30, 2015; however, the Company may exercise a five year renewal option at its discretion.

The Company leases its offices and other facilities under operating lease agreements that expire at various dates through 2015. Total rent expense for all operating leases was approximately $7,918, $12,266 and $13,063 in 2007, 2006 and 2005, respectively. Included in other long-term liabilities as of December 31, 2007 and 2006 were $9,278 and $7,888, respectively, related to lease incentives and the difference between rent expense and the rental amount payable for leases with fixed escalations.

Future minimum lease commitments under non-cancelable lease agreements at December 31, 2007 were as follows:

Years Ending December 31,

2008	$7,238
2009	7,260
2010	7,011
2011	5,437
2012	3,998
Thereafter	10,995

Total minimum lease payments	$41,939

Other Contingencies

The Company provides certain indemnification provisions within its license agreements to protect the other party from any liabilities or damages resulting from a claim of misappropriation or infringement by third parties relating to its products and services. The Company has not incurred a liability relating to any of these indemnification provisions in the past and management believes that the likelihood of any future payment relating to these provisions is unlikely. Therefore, the Company has not recorded a liability during any period for these indemnification provisions.

13.	Stock-Based Compensation

The Company has various stock-based compensation plans (collectively, the “Plans”) under which directors, officers and other eligible employees receive awards of options to purchase HLTH Common Stock and restricted shares of HLTH Common Stock. Additionally, WHC has two similar stock-based compensation plans that provide for stock options and restricted stock awards based on WHC Class A Common Stock. The Company also maintains an Employee Stock Purchase Plan which provides employees with the ability to buy shares of HLTH Common Stock at a discount. The following sections of this note summarize the activity for each of these plans.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

HLTH Plans

The Company had an aggregate of 5,726,256 shares of HLTH Common Stock available for future grants under the Plans as of December 31, 2007. In addition to the Plans, the Company has granted options to certain directors, officers and key employees pursuant to individual stock option agreements. At December 31, 2007, there were options to purchase 4,139,881 shares of HLTH Common Stock outstanding to these individuals. The terms of these grants are similar to the terms of the options granted under the Plans and accordingly, the stock option activity of these individuals is included in all references to the Plans. Beginning in April 2007, shares are issued from treasury stock when options are exercised or restricted stock is granted. Prior to this time, new shares were issued in connection with these transactions.

Stock Options

Generally, options under the Plans vest and become exercisable ratably over a three to five year period based on their individual grant dates subject to continued employment on the applicable vesting dates. The majority of options granted under the Plans expire within ten years from the date of grant. Options are granted at prices not less than the fair market value of HLTH Common Stock on the date of grant. The following table summarizes activity for the Plans for the years ended December 31, 2007, 2006 and 2005:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise Price	Contractual Life	Intrinsic
	Shares	Per Share	(In Years)	Value(1)

Outstanding at January 1, 2005	106,257,252	$12.44
Granted	3,920,913	9.03
Exercised	(9,235,018)	4.81
Cancelled	(12,760,052)	13.37

Outstanding at December 31, 2005	88,183,095	12.96
Granted	9,845,500	10.10
Exercised	(20,277,247)	7.40
Cancelled	(14,151,477)	14.08

Outstanding at December 31, 2006	63,599,871	14.04
Granted	170,000	12.86
Exercised	(12,081,643)	10.08
Cancelled	(4,394,651)	22.82

Outstanding at December 31, 2007	47,293,577	$14.35	3.8	$86,768

Vested and exercisable at the end of the year	41,266,988	$14.98	3.2	$66,445

(1)	The aggregate intrinsic value is based on the market price of HLTH’s Common Stock on December 31, 2007, which was $13.40, less the applicable exercise price of the underlying option. This aggregate intrinsic value represents the amount that would have been realized if all of the option holders had exercised their options on December 31, 2007.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes information with respect to options outstanding and options exercisable at December 31, 2007:

	Outstanding			Exercisable
			Weighted		Weighted
		Weighted	Average		Average
		Average	Remaining		Exercise
		Exercise Price	Contractual Life		Price Per
Exercise Prices	Shares	Per Share	(In Years)	Shares	Share

$0.68-$8.55	5,185,877	$6.52	5.3	4,000,998	$6.29
$8.58-$9.88	6,661,016	8.85	6.7	4,671,339	8.75
$9.89-$11.55	5,394,666	11.47	2.7	5,236,893	11.49
$11.60-$12.50	5,405,950	11.97	6.7	2,761,690	12.09
$12.54-$13.50	6,287,297	13.00	2.6	6,287,297	13.00
$13.63-$15.20	3,112,565	14.20	1.9	3,062,565	14.21
$15.38-$16.06	4,951,000	16.06	2.5	4,951,000	16.06
$16.13-$20.00	5,059,878	17.96	2.4	5,059,878	17.96
$20.50-$94.69	5,235,328	31.15	2.1	5,235,328	31.15

	47,293,577	$14.35	3.8	41,266,988	$14.98

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model, considering the assumptions noted in the following table. Expected volatility is based on implied volatility from traded options of HLTH Common Stock combined with historical volatility of HLTH Common Stock. Prior to January 1, 2006, only historical volatility was considered. The expected term represents the period of time that options are expected to be outstanding following their grant date, and was determined using historical exercise data. The risk-free rate is based on the U.S. Treasury yield curve for periods equal to the expected term of the options on the grant date.

	Years Ended December 31,
	2007	2006	2005

Expected dividend yield	0%	0%	0%
Expected volatility	0.31	0.37	0.50
Risk-free interest rate	4.67%	4.54%	3.48%
Expected term (years)	3.94	4.46	3.25-5.50
Weighted average fair value of options granted during the year	$4.01	$3.79	$3.68

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Restricted Stock Awards

HLTH Restricted Stock consists of shares of HLTH Common Stock which have been awarded to employees with restrictions that cause them to be subject to substantial risk of forfeiture and restrict their sale or other transfer by the employee until they vest. Generally, HLTH Restricted Stock awards vest ratably over a three to five year period from their individual award dates subject to continued employment on the applicable vesting dates. The following table summarizes the activity of non-vested HLTH Restricted Stock for the years ended December 31, 2007, 2006 and 2005:

	Years Ended December 31,
	2007		2006		2005
		Weighted		Weighted		Weighted
		Average		Average		Average
		Grant Date		Grant Date		Grant Date
	Shares	Fair Value	Shares	Fair Value	Shares	Fair Value

Balance at the beginning of the year	2,300,846	$10.44	1,042,557	$8.24	1,637,609	$8.02
Granted	—	—	2,298,010	10.66	239,000	9.38
Vested	(967,881)	10.14	(562,575)	8.39	(481,716)	8.04
Forfeited	(92,668)	9.50	(477,146)	9.13	(352,336)	8.26

Balance at the end of the year	1,240,297	$10.74	2,300,846	$10.44	1,042,557	$8.24

Proceeds received from the exercise of options to purchase HLTH Common Stock were $121,725, $150,065 and $44,456 for the years ended December 31, 2007, 2006 and 2005, respectively. The intrinsic value related to the exercise of these stock options, as well as the fair value of shares of HLTH Restricted Stock that vested was $67,393, $92,574 and $46,756 for the years ended December 31, 2007, 2006 and 2005, respectively.

WebMD Plans

During September 2005, WHC adopted the 2005 Long-Term Incentive Plan (the “WHC Plan”). In connection with the acquisition of Subimo in December 2006, WHC adopted the WebMD Health Corp. Long-Term Incentive Plan for Employees of Subimo (the “Subimo Plan”). The terms of the Subimo Plan are similar to the terms of the WHC Plan but it has not been approved by WHC stockholders. Awards under the Subimo Plan were made on the date of the Company’s acquisition of Subimo in reliance on the NASDAQ Global Select Market exception to shareholder approval for equity grants to new hires. No additional grants will be made under the Subimo Plan. The WHC Plan and the Subimo Plan are included in all references as the “WebMD Plans.” The maximum number of shares of WHC Class A Common Stock that may be subject to options or restricted stock awards under the WebMD Plans is 9,480,574, subject to adjustment in accordance with the terms of the WebMD Plans. WHC had an aggregate of 2,701,478 shares of Class A Common Stock available for future grants under the WebMD Plans at December 31, 2007.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock Options

Generally, options under the WebMD Plans vest and become exercisable ratably over a four year period based on their individual grant dates subject to continued employment on the applicable vesting dates. The options granted under the WebMD Plans expire within ten years from the date of grant. Options are granted at prices not less than the fair market value of WHC’s Class A Common Stock on the date of grant. The following table summarizes activity for the WebMD Plans for the years ended December 31, 2007, 2006 and 2005:

		Weighted	Weighted Average
		Average	Remaining	Aggregate
		Exercise Price	Contractual Life	Intrinsic
	Shares	Per Share	(In Years)	Value(1)

Outstanding at January 1, 2005	—	$—
Granted	4,574,900	18.31
Cancelled	(41,800)	17.50

Outstanding at December 31, 2005	4,533,100	18.31
Granted	1,683,700	38.16
Exercised	(291,154)	18.05
Cancelled	(523,863)	27.84

Outstanding at December 31, 2006	5,401,783	23.59
Granted	998,850	47.49
Exercised	(684,909)	20.96
Cancelled	(695,173)	31.80

Outstanding at December 31, 2007	5,020,551	$27.56	8.3	$74,102

Vested and exercisable at the end of the year	1,382,091	$20.41	7.9	$28,599

(1)	The aggregate intrinsic value is based on the market price of WHC’s Class A Common Stock on December 31, 2007, which was $41.07, less the applicable exercise price of the underlying option. This aggregate intrinsic value represents the amount that would have been realized if all of the option holders had exercised their options on December 31, 2007.

The following table summarizes information with respect to options outstanding and options exercisable at December 31, 2007:

	Outstanding			Exercisable
			Weighted		Weighted
		Weighted	Average		Average
		Average	Remaining		Exercise
		Exercise Price	Contractual Life		Price Per
Exercise Prices	Shares	Per Share	(In Years)	Shares	Share

$17.50	2,891,630	$17.50	7.7	1,137,776	$17.50
$24.00-$38.01	686,731	33.19	8.4	187,967	31.88
$38.03-$42.98	634,890	40.43	8.9	45,548	39.93
$43.09-$51.48	627,950	47.34	9.5	10,800	45.32
$51.50-$61.35	179,350	53.52	9.5	—	—

	5,020,551	$27.56	8.3	1,382,091	$20.41

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model, considering the assumptions noted in the following table. Prior to August 1, 2007, expected volatility was based on implied volatility from traded options of stock of comparable companies combined with historical stock price volatility of comparable companies. Beginning on August 1, 2007, expected volatility is based on implied volatility from traded options of WHC Class A Common Stock combined with historical volatility of WHC Class A Common Stock. The expected term represents the period of time that options are expected to be outstanding following their grant date, and was determined using historical exercise data of WHC employees who were previously granted HLTH stock options. The risk-free rate is based on the U.S. Treasury yield curve for periods equal to the expected term of the options on the grant date.

	Years Ended December 31,
	2007	2006	2005

Expected dividend yield	0%	0%	0%
Expected volatility	0.44	0.60	0.60
Risk-free interest rate	4.25%	4.69%	4.05%
Expected term (years)	3.40	3.24	3.25-5.50
Weighted average fair value of options granted during the year	$17.26	$17.33	$8.75

Restricted Stock Awards

WHC Restricted Stock consists of shares of WHC Class A Common Stock which have been awarded to employees with restrictions that cause them to be subject to substantial risk of forfeiture and restrict their sale or other transfer by the employee until they vest. Generally, WHC Restricted Stock awards vest ratably over a four year period from their individual award dates subject to continued employment on the applicable vesting dates. The following table summarizes the activity of non-vested WHC Restricted Stock for the years ended December 31, 2007, 2006 and 2005:

	Years Ended December 31,
	2007		2006		2005
		Weighted		Weighted		Weighted
		Average		Average		Average
		Grant Date		Grant Date		Grant Date
	Shares	Fair Value	Shares	Fair Value	Shares	Fair Value

Balance at the beginning of the year	441,683	$25.49	376,621	$17.55	—	$—
Granted	71,700	47.02	184,710	39.50	376,621	17.55
Vested	(104,809)	21.92	(94,418)	17.61	—	—
Forfeited	(100,852)	32.42	(25,230)	39.00	—	—

Balance at the end of the year	307,722	$29.46	441,683	$25.49	376,621	$17.55

Proceeds received from the exercise of options to purchase WHC Class A Common Stock were $14,355 and $5,257 for the years ended December 31, 2007 and 2006, respectively. The intrinsic value related to the exercise of these stock options, as well as the fair value of shares of WHC Restricted Stock that vested was $24,821 and $9,115 for the years ended December 31, 2007 and 2006, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Employee Stock Purchase Plan

The Company’s 1998 Employee Stock Purchase Plan, as amended from time to time (the “ESPP”), allows eligible employees the opportunity to purchase shares of HLTH Common Stock through payroll deductions, up to 15% of a participant’s annual compensation with a maximum of 5,000 shares available per participant during each purchase period. The purchase price of the stock is 85% of the fair market value on the last day of each purchase period. As of December 31, 2007, a total of 8,075,172 shares of HLTH Common Stock were reserved for issuance under the ESPP. The ESPP provides for annual increases equal to the lesser of 1,500,000 shares, 0.5% of the outstanding common shares, or a lesser amount determined by the Board of Directors. There were 69,800, 274,378 and 383,658 shares issued under the ESPP during the years ended December 31, 2007, 2006 and 2005, respectively.

Other

At the time of the WHC initial public offering and each year on the anniversary of the IPO, WHC issued shares of WHC Class A Common Stock to each non-employee director with a value equal to their annual board and committee retainers. The Company recorded $340, $340 and $85 of stock-based compensation expense during the years ended December 31, 2007, 2006 and 2005, respectively, in connection with these issuances.

Additionally, the Company recorded $1,094 and $69 of stock-based compensation expense during 2007 and 2006, respectively, in connection with a stock transferability right for shares required to be issued in connection with the acquisition of Subimo by WHC.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Summary of Stock-Based Compensation Expense

The following table summarizes the components and classification of stock-based compensation expense:

	Years Ended December 31,
	2007	2006	2005

HLTH Plans:
Stock options	$11,310	$20,685	$462
Restricted stock	7,231	5,635	3,318
WebMD Plans:
Stock options	14,006	17,810	—
Restricted stock	2,768	3,736	874
Employee Stock Purchase Plan	162	406	—
Other	1,455	409	85

Total stock-based compensation expense	$36,932	$48,681	$4,739

Included in:
Cost of operations	$5,063	$11,541	$—
Sales and marketing	5,056	7,461	—
General and administrative	22,533	23,143	4,713
Gain on 2006 EBS Sale	—	30	—
Equity in earnings of EBS Master LLC	2,107	310	—

Income from continuing operations	34,759	42,485	4,713
(Loss) income from discontinued operations, net of tax	2,173	6,196	26

Total stock-based compensation expense	$36,932	$48,681	$4,739

Tax benefits attributable to stock-based compensation expense were only realized in certain states in which the Company does not have operating loss carryforwards because a valuation allowance was maintained for substantially all net deferred tax assets. As of December 31, 2007, approximately $23,480 and $39,840 of unrecognized stock-based compensation expense related to unvested awards (net of estimated forfeitures) is expected to be recognized over a weighted-average period of approximately 1.2 years and 1.6 years, related to the HLTH Plans and the WHC Plans, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes pro forma net income and net income per common share as if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation (including non-cash stock-based compensation expense related to discontinued operations) for the year ended December 31, 2005:

Year Ended
December 31, 2005

Net income as reported	$68,811
Add:
Non-cash stock-based employee compensation expense included in reported net income	4,739
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	(37,218)

Pro forma net income	$36,332

Net income per common share:
Basic and diluted — as reported	$0.20

Basic — pro forma	$0.11

Diluted — pro forma	$0.10

14.	Retirement Plans

The Company maintains various defined contribution retirement plans covering substantially all of its employees. During 2005, the Company amended one of the defined contribution retirement plans to provide for Company matching contributions. Certain of these plans provide for discretionary contributions and, as a result of this amendment, substantially all of the plans provide for Company matching contributions. The Company has recorded expenses related to these plans of $1,116, $1,746 and $1,154 for 2007, 2006 and 2005, respectively.

15.	Stockholders’ Equity

Common Stock

Repurchased shares are recorded under the cost method and are reflected as treasury stock in the accompanying consolidated balance sheets.

Tender Offers

On October 20, 2006, the Company commenced a tender offer to purchase shares of its common stock (“2006 Tender Offer”). On December 4, 2006, the 2006 Tender Offer was completed and, as a result, the Company repurchased 129,234,164 shares of its common stock at a price of $12.00 per share. The total cost of the 2006 Tender Offer was approximately $1,552,120, which includes approximately $1,309 of costs directly attributable to the purchase.

On November 23, 2005, the Company commenced a tender offer to purchase shares of its common stock (“2005 Tender Offer”). On December 21, 2005, the 2005 Tender Offer was completed and, as a result, the Company repurchased 66,905,919 shares of its common stock at a price of $8.20 per share. The total cost of

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the 2005 Tender Offer was approximately $549,268, which includes approximately $640 of costs directly attributable to the purchase.

Stock Repurchase Programs

On January 23, 2006, the Company announced the authorization of a stock repurchase program (the “2006 Repurchase Program”), at which time the Company was authorized to use up to $48,000 to purchase shares of its common stock, from time to time, in the open market, through block trades or in private transactions, depending on market conditions and other factors. On February 8, 2006, the maximum aggregate amount authorized for purchases under the 2006 Repurchase Program was increased to $68,000 and was then further increased on March 28, 2006 to $83,000. During 2006, 7,329,305 shares were repurchased under the 2006 Repurchase Program at a cost of approximately $71,843. In December 2006, the Company terminated the 2006 Repurchase Program and announced a new stock repurchase program (“New Repurchase Program”). Under the New Repurchase Program, the Company is authorized to use up to $100,000 to purchase shares of HLTH’s Common Stock from time to time beginning on December 19, 2006, subject to market conditions. As of December 31, 2007 and 2006, respectively, the Company had repurchased 4,280,931 and 910,940 shares at a cost of approximately $58,447 and $11,324 under the New Repurchase Program.

On March 29, 2001, the Company announced a stock repurchase program. Under that program, the Company was originally authorized to use up to $50,000 to purchase shares of HLTH’s Common Stock from time to time beginning on April 2, 2001, subject to market conditions. The maximum aggregate amount of purchases under that program was subsequently increased to $100,000, $150,000, $200,000 and $345,000 on November 2, 2001, November 7, 2002, August 19, 2004 and November 1, 2005, respectively. As of December 31, 2005, the Company had repurchased 29,126,986 shares at a cost of approximately $159,714 under that program, of which 2,541,000 shares were repurchased during 2005 for an aggregate purchase price of $21,246 and 4,272,630 shares were repurchased during 2004 for an aggregate purchase price of $32,110. On November 23, 2005, in connection with the 2005 Tender Offer, the Company announced the termination of the Program.

Preferred Stock

On September 23, 2004, two related proposals were approved at the Company’s annual meeting of stockholders. The first proposal reduced the number of authorized shares of the Company’s Convertible Redeemable Exchangeable Preferred Stock from 5,000,000 to 10,000. The other proposal authorized the Company’s Board of Directors to approve the issuance of up to 4,990,000 shares of preferred stock from time to time in one or more series, to establish from time to time the number of shares to be included in any such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. No shares have been issued pursuant to that authority and the 10,000 shares of Convertible Redeemable Exchangeable Preferred Stock were the only shares of preferred stock of the Company that were issued and outstanding and then converted in 2007. For a description of the Company’s Convertible Redeemable Exchangeable Preferred Stock, see Note 7.

HLTH 2007 Annual Report — Financial Statements Annex

ANNEX A-1 – PAGE 57

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Warrants

At December 31, 2007, the Company had warrants outstanding to purchase 2,440,838 shares of common stock which are all vested and exercisable. The following table summarizes information with respect to warrants outstanding at December 31, 2007:

			Weighted Average
		Weighted	Remaining
		Average	Contractual Life
Exercise Prices	Shares	Exercise Price	(In Years)

$9.25	2,408,908	$9.25	0.35
$30.00	31,930	30.00	0.94

	2,440,838	$9.52	0.36

During 2007 and 2005, warrants to purchase a total of 4,971 shares and 1,416,668 shares, of the Company’s Common Stock at a weighted average exercise price of $6.43 per share and $1.53 per share, respectively, were exercised. In 2006 there were no exercises of warrants. Also during 2007, 2006 and 2005, warrants to purchase a total of 3,014,229 shares, 100,000 shares and 599,197 shares, of the Company’s Common Stock at a weighted average price of $15.03 per share, $38.13 per share and $8.04 per share, respectively, expired.

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ANNEX A-1 – PAGE 58

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16.	Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets (liabilities) were as follows:

	December 31,
	2007	2006

Deferred tax assets:
Federal net operating loss carryforwards	$427,007	$418,391
State net operating loss carryforwards	59,024	67,316
Federal tax credits	28,809	33,963
Other accrued expenses	40,142	27,842
Stock-based compensation	18,610	12,230
Investment in EBS Master LLC	19,950	30,072
Intangible assets	12,313	14,173
Other	10,118	8,688

Total deferred tax assets	615,973	612,675
Valuation allowance	(503,900)	(554,204)

Net deferred tax assets	112,073	58,471

Deferred tax liabilities:
Goodwill	(8,855)	(5,233)
Convertible notes	(52,206)	(36,506)
Other	(356)	(668)

Total deferred tax liabilities	(61,417)	(42,407)

Net deferred tax assets	$50,656	$16,064

	December 31,
	2007	2006

Current deferred tax assets, net:
Current deferred tax assets, net of deferred tax liabilities	$58,396	$28,310
Valuation allowance	(47,770)	(28,310)

Current deferred tax assets, net	10,626	—

Non-current deferred tax assets, net:
Non-current deferred tax assets, net of deferred tax liabilities	496,160	541,958
Valuation allowance	(456,130)	(525,894)

Non-current deferred tax assets, net	40,030	16,064

Net deferred tax assets	$50,656	$16,064

HLTH 2007 Annual Report — Financial Statements Annex

ANNEX A-1 – PAGE 59

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The income tax (benefit) provision was as follows:

	Years Ended December 31,
	2007	2006	2005

Current:
Federal	$(366)	$7,494	$(5,610)
State and other	(2,199)	16,054	(807)

Current income tax (benefit) provision	(2,565)	23,548	(6,417)
Deferred:
Federal	(13,012)	(3,526)	3,812
State	308	(403)	435

Deferred income tax (benefit) provision	(12,704)	(3,929)	4,247
Reversal of valuation allowance applied to goodwill	2,610	30,770	—
Reversal of valuation allowance applied to additional paid-in capital	3,918	—	—

Total income tax (benefit) provision	$(8,741)	$50,389	$(2,170)

The reconciliation between the federal statutory rate and the effective income tax rate is as follows:

	Years Ended December 31,
	2007	2006	2005

United States federal statutory rate	35.0%	35.0%	35.0%
State income taxes (net of federal benefit)	20.8	1.2	0.4
Goodwill amortization	—	(0.8)	(12.2)
Gain on 2006 EBS Sale	(17.3)	14.1	—
Minority interest	11.2	—	0.8
Valuation allowance	(124.9)	(84.5)	37.2
Cumulative effect of change in tax rate	—	—	(68.0)
Non-deductible officer compensation	6.3	1.0	1.6
Settlement of tax contingencies	(1.7)	(0.6)	(18.1)
Reversal of valuation allowance applied to goodwill	7.8	7.2	—
Reversal of valuation allowance applied to additional paid-in capital	11.8	—	—
Losses benefited to discontinued operations	20.1	40.0	14.1
Other	4.7	(0.9)	2.8

Effective income tax rate	(26.2)%	11.7%	(6.4)%

Until the quarter ended December 31, 2007, a full valuation allowance had been provided against all domestic net deferred tax assets, except for a deferred tax liability originating from the Company’s business combinations that resulted in tax-deductible goodwill which is indefinite as to when such liability will reverse. During the quarter ended December 31, 2007, after consideration of the relevant positive and negative evidence, the Company reversed $24,652 of its valuation allowance, of which $16,327 reversed through the tax provision and the remainder primarily reversed through discontinued operations.

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ANNEX A-1 – PAGE 60

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The valuation allowance for deferred tax assets decreased by $50,304 and $369,951 in 2007 and 2006, respectively. The reduction in the valuation allowance in 2006 primarily relates to the utilization of net operating losses to offset the gain on the EPS Sale and the 2006 EBS Sale.

At December 31, 2007, the Company had net operating loss carryforwards for federal income tax purposes of approximately $1.3 billion, which expire in 2011 through 2028, and federal tax credits of approximately $34,022, which excludes the impact of any unrecognized tax benefits, which expire in 2008 through 2028. Approximately $440,424 and $29,739 of these net operating loss carryforwards were recorded through additional paid-in capital and goodwill, respectively. Therefore, if in the future the Company believes that it is more likely than not that these tax benefits will be realized, this portion of the valuation allowance will be reversed against additional paid-in capital and goodwill, respectively.

The Company uses the “with-and-without” approach as described in EITF Topic No. D-32 in determining the order in which tax attributes are utilized. Using the “with-and-without” approach, the Company will only recognize a tax benefit from stock-based awards in additional paid-in capital if an incremental tax benefit is realized after all other tax attributes currently available to the Company have been utilized. As a result of this approach, tax net operating loss carryforwards generated from operations and acquired entities are considered utilized before the current period’s share-based deduction.

The Company has excess tax benefits, related to stock option exercises subsequent to the adoption of SFAS 123(R) of $147,140 that are not recorded as a deferred tax asset as the amounts would not have resulted in a reduction in current taxes payable as all other tax attributes currently available to the Company were utilized. The benefit of these deductions will be recorded to additional paid-in capital at the time the tax deduction results in a reduction of current taxes payable.

A portion of net operating loss carryforwards and tax credit carryforwards may be subject to an annual limitation regarding their utilization against taxable income in future periods due to the “change of ownership” provisions of the Internal Revenue Code and similar state provisions. A portion of these carryforwards may expire before becoming available to reduce future income tax liabilities.

The income taxes for 2007 and 2006 include a provision for federal taxes of $2,565 and $28,783, respectively, that has not been reduced by the decrease in valuation allowance as these tax benefits were acquired through business combinations. In addition, in 2005 the Joint Committee of the Internal Revenue Service completed its review of claims related to 2001 and 2002. The 2005 federal tax benefit reflects approximately $5,610 of a reduction in tax expense primarily as a result of the reevaluation of our liabilities and contingencies in light of the completion of the review.

Some of the Company’s operating companies are profitable in certain states in which the Company does not have net operating losses to offset that income, or are utilizing net operating losses established through additional paid-in capital. Accordingly, the Company provided for taxes of $2,860, $19,330, and $544 related to state and other jurisdictions during 2007, 2006 and 2005, respectively. In addition, the income tax expense in 2007 and 2006 includes a provision for state taxes of $45 and $1,987, respectively, that has not been reduced by the decrease in valuation allowance as these tax benefits were acquired through business combinations. The state tax provision in 2007, 2006 and 2005 also reflects approximately $1,138, $3,446 and $1,511, respectively, of a reduction in tax expense related to discrete items associated with the reversal of contingencies for various statute expirations.

As of January 1, 2007 and December 31, 2007, the Company had unrecognized income tax benefits, including those of its discontinued operations, of $12,044 and $11,529, which if recognized, would result in $6,831 and $6,315, respectively, being reflected as a component of the income tax provision. Included in the

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ANNEX A-1 – PAGE 61

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

unrecognized income tax benefits as of January 1, 2007 and December 31, 2007 are accrued interest and penalties of $1,135 and $978, respectively. If recognized, these benefits would be reflected as a component of the income tax (benefit) provision. The following table summarizes the activity of unrecognized tax benefits, excluding accrued interest and penalties, for the year ended December 31, 2007:

Balance at January 1, 2007	$10,909
Increases related to prior year tax positions	140
Increases related to current year tax positions	1,364
Settlements with tax authorities	(769)
Expiration of the statute of limitations for the assessment of taxes	(1,093)

Balance at December 31, 2007	$10,551

Although the Company files U.S. federal, and various state and other tax returns, the major taxing jurisdiction is the U.S. The Company is currently under audit in a number of state and local taxing jurisdictions and will have statutes of limitations with respect to certain tax returns expiring within the next twelve months. As a result, it is reasonably possible that a reduction in the unrecognized income tax benefits, prior to any annual increase, may occur from $1,400 to $1,500 within the next twelve months. With the exception of adjusting net operating loss carryforwards that may be utilized, the Company is no longer subject to federal income tax examinations for tax years before 2004 and for state and local income tax examinations for years before 2002.

17.	Fair Value of Financial Instruments

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, “Disclosures about Fair Value of Financial Instruments.” The estimated fair values have been determined using available market information as of December 31, 2007. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

	December 31, 2007		December 31, 2006
	Cost Basis	Fair Value	Cost Basis	Fair Value

Assets:
Cash and cash equivalents	$536,879	$536,879	$614,691	$614,691
Short-term investments	290,858	290,858	34,140	34,140
Marketable securities — long term	1,473	2,383	1,474	2,633
Liabilities:
Convertible notes	650,000	654,083	650,000	636,996
Convertible redeemable exchangeable preferred stock	—	—	98,768	132,500

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ANNEX A-1 – PAGE 62

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In accordance with the requirements of SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” below is a summary of the fair value, gains and losses relating to the Company’s investments in debt and equity securities:

	December 31, 2007				December 31, 2006
	Cost or	Gross	Gross		Cost or	Gross	Gross
	Amortized	Unrealized	Unrealized		Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value	Cost	Gains	Losses	Fair Value

Short-Term:
Auction rate securities	$269,500	$—	$—	$269,500	$29,500	$—	$—	$29,500
Settlement due from broker	20,000	—	—	20,000	—	—	—	—
Certificate of deposits and other	1,358	—	—	1,358	4,640	—	—	4,640

Total short-term	$290,858	$—	$—	$290,858	$34,140	$—	$—	$34,140

Long-Term:
Equity securities	$1,473	$912	$2	$2,383	$1,474	$1,161	$2	$2,633

As of December 31, 2007 and 2006, all of the Company’s investments were classified as available-for-sale. As reflected in the table above, the Company’s investment portfolio includes investments in auction rate securities (“ARS”). The types of ARS investments that the Company owns are backed by student loans, almost all of which are guaranteed under the Federal Family Education Loan Program (FFELP), and all of which had credit ratings of AAA or Aaa when purchased. Refer to Note 23 for a discussion regarding recent developments with respect to the Company’s ARS investments.

During 2007 and 2006, the Company did not realize any gains or losses from the sales and maturities of its investments. During 2005, the Company sold investments in available-for-sale marketable debt securities for total proceeds of $1,063,606 which are included in proceeds from maturities and sales of available-for-sale securities in the accompanying consolidated statements of cash flows. The Company realized a total gain of $1,961 and realized a total loss of $8,326 in connection with these sales. These gains and losses have been included in other income (expense), net in the accompanying consolidated statements of operations, for the year ended December 31, 2005. Prior to the recognition of this loss, any excess of book value over the market value of these investments was reflected in accumulated other comprehensive income in the accompanying consolidated balance sheets.

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ANNEX A-1 – PAGE 63

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Other Income (Expense), Net

Other income (expense), net consists of the following items:

	Years Ended December 31,
	2007	2006	2005

Transition service fees(a)	$5,833	$2,524	$—
Reduction of tax contingencies(b)	1,497	—	—
Legal expense(c)	(1,397)	(2,578)	(17,835)
Advisory expense(d)	(2,527)	(4,198)	—
Loss on investments(e)	—	—	(6,365)
Loss on redemption of convertible note(f)	—	—	(1,902)
Settlement of litigation(g)	—	—	(1,863)

Other income (expense), net	$3,406	$(4,252)	$(27,965)

(a)	Represents the net fees received from Sage Software and EBSCo in relation to their respective transition services agreements.

(b)	Represents the reduction of certain sales and use tax contingencies resulting from the expiration of various statutes.

(c)	Represents the costs and expenses incurred by the Company related to the investigation by the United States Attorney for the District of South Carolina and the SEC.

(d)	In 2007, represents professional fees, primarily consisting of legal, accounting and financial advisory services incurred by the Company related to the potential merger of HLTH into WHC and the related 2008 EBSCo Sale. In 2006, represents similar professional fees related to the 2006 EBS Sale through September 26, 2006, the date the Company entered into a definitive agreement with General Atlantic regarding the 2006 EBS Sale.

(e)	Represents the loss recognized related to the sale of marketable securities.

(f)	Represents a write-off of the remaining unamortized deferred issuance costs related to the portion of the 3 1/4% Notes that were redeemed, and the payment of the redemption premium.

(g)	Represents the settlement of litigation in 2005, in which the Company was named as a defendant.

19.	Related Party Transactions

In 2004, the Company’s WebMD Segments entered into an agreement with Fidelity Human Resources Services Company LLC (“FHRS”) to integrate WebMD’s private portals product into the services FHRS provides to its clients. FHRS provides human resources administration and benefit administration services to employers. The Company recorded revenue of $10,362, $7,802 and $2,960 in 2007, 2006 and 2005, respectively, and $1,544 and $2,145 were included in accounts receivable as of December 31, 2007 and 2006, respectively, related to the FHRS agreement. FHRS is an affiliate of FMR Corp, which reported beneficial ownership of shares that represent approximately 13.6% of HLTH’s Common Stock and approximately 16.5% of WHC Class A Common Stock as of December 31, 2007. Affiliates of FMR Corp. provide services to the Company in connection with certain of the Company’s 401(k) plans.

20.	Comprehensive Income

Comprehensive income is comprised of net income and other comprehensive (loss) income. Other comprehensive (loss) income includes foreign currency translation adjustments and certain changes in equity

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ANNEX A-1 – PAGE 64

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

that are excluded from net income, such as changes in unrealized holding (losses) gains on available-for-sale marketable securities. The following table presents the components of other comprehensive (loss) income:

	Years Ended December 31,
	2007	2006	2005

Foreign currency translation gains (losses)	$3,318	$3,611	$(3,326)
Comprehensive loss of EBSCo.	(7,326)	—	—
Unrealized holding (losses) gains on securities:
Unrealized holding losses	(249)	(1,108)	(3,389)
Less: reclassification adjustment for net losses realized in net income	—	—	(6,365)

Net unrealized (losses) gains on securities	(249)	(1,108)	2,976

Other comprehensive (loss) income	(4,257)	2,503	(350)
Net income	19,879	771,917	68,811

Comprehensive income	$15,622	$774,420	$68,461

Included in comprehensive loss of EBSCo is the Company’s share of unrealized loss on the fair value of EBSCo’s interest rate swap agreements.

Deferred taxes are not included within accumulated other comprehensive income because a valuation allowance was maintained for substantially all net deferred tax assets.

Accumulated other comprehensive income includes:

	December 31,
	2007	2006	2005

Unrealized holding gains on securities	$910	$1,159	$2,267
Foreign currency translation gains	12,269	8,951	5,340
Comprehensive loss of EBSCo.	(7,326)	—	—

Total accumulated other comprehensive income	$5,853	$10,110	$7,607

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ANNEX A-1 – PAGE 65

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

21.	Supplemental Disclosures of Cash Flow Information

Supplemental information related to the consolidated statements of cash flows is summarized below:

	Years Ended December 31,
	2007	2006	2005

Supplemental Disclosure of Cash Flow Information:
Interest paid	$15,764	$15,821	$13,128

Taxes paid, net of refunds(a)	$27,375	$23,210	$5,727

Supplemental Schedule of Non-Cash Investing and Financing activities:
Conversion of convertible redeemable exchangeable preferred stock to HLTH Common Stock	$100,000	$—	$—

Accretion of convertible redeemable exchangeable preferred stock	$117	$235	$234

SAB 51 gain	$14,492	$16,779	$82,275

Conversion of $300,000 3 1/4% Convertible Subordinated Notes to HLTH Common Stock	$—	$—	$214,880

Deferred stock compensation related to restricted stock awards	$—	$—	$2,241

(a)	As the Company generally files its tax returns on a consolidated basis, taxes paid, net of refunds, includes all taxes paid by the Company, including those of the Company’s discontinued operations.

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ANNEX A-1 – PAGE 66

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

22.	Quarterly Financial Data (Unaudited)

The following table summarizes the quarterly financial data for 2007 and 2006. The per common share calculations for each of the quarters are based on the weighted average number of common shares for each period; therefore, the sum of the quarters may not necessarily be equal to the full year per common share amount.

	2007
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter

Revenue	$71,881	$77,197	$86,034	$96,581
Costs and expenses:
Cost of operations	28,618	28,997	30,021	29,645
Sales and marketing	22,868	21,928	22,462	26,387
General and administrative	28,445	26,951	25,715	23,210
Depreciation and amortization	6,325	7,239	7,390	7,302
Gain on 2006 EBS Sale	399	—	—	—
Interest income, net	4,965	5,484	6,204	6,789
Other income (expense), net	2,483	1,396	989	(1,462)

(Loss) income from continuing operations before income tax (benefit) provision	(6,528)	(1,038)	7,639	15,364
Income tax (benefit) provision	(231)	1,658	2,977	(13,145)
Minority interest in WHC	115	843	1,800	7,909
Equity in earnings of EBS Master LLC	7,099	7,575	8,005	5,887

Income from continuing operations	687	4,036	10,867	26,487
Income (loss) from discontinued operations, net of tax	5,015	(49,499)	5,704	16,582

Net income (loss)	$5,702	$(45,463)	$16,571	$43,069

Basic income (loss) per common share:
Income from continuing operations	$0.00	$0.02	$0.06	$0.15
Income (loss) from discontinued operations, net of tax	0.03	(0.27)	0.03	0.09

Net income (loss)	$0.03	$(0.25)	$0.09	$0.24

Diluted income (loss) per common share:
Income from continuing operations	$0.00	$0.02	$0.06	$0.13
Income (loss) from discontinued operations, net of tax	0.03	(0.26)	0.03	0.07

Net income (loss)	$0.03	$(0.24)	$0.09	$0.20

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ANNEX A-1 – PAGE 67

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2006
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter

Revenue	$231,200	$242,792	$252,580	$182,355
Costs and expenses:
Cost of operations	148,813	150,177	150,908	95,808
Sales and marketing	28,034	29,286	32,082	29,701
General and administrative	32,514	33,058	33,714	33,048
Depreciation and amortization	12,167	12,934	13,826	5,631
Gain on 2006 EBS Sale	—	—	—	352,297
Interest (expense) income, net	(280)	(244)	1,871	12,198
Other (expense) income, net	(542)	(2,347)	(2,809)	1,446

Income from continuing operations before income tax provision	8,850	14,746	21,112	384,108
Income tax provision (benefit)	1,821	2,596	3,428	42,544
Minority interest in WHC (loss) income	(472)	(121)	69	929
Equity in earnings of EBS Master LLC	—	—	—	763

Income from continuing operations	7,501	12,271	17,615	341,398
Income from discontinued operations, net of tax	8,089	9,815	362,852	12,376

Net income	$15,590	$22,086	$380,467	$353,774

Basic income per common share:
Income from continuing operations	$0.03	$0.04	$0.06	$1.33
Income from discontinued operations, net of tax	0.02	0.04	1.26	0.05

Net income	$0.05	$0.08	$1.32	$1.38

Diluted income per common share:
Income from continuing operations	$0.03	$0.04	$0.06	$1.12
Income from discontinued operations, net of tax	0.02	0.03	1.21	0.04

Net income	$0.05	$0.07	$1.27	$1.16

23.	Subsequent Events

Investment in Auction Rate Securities Backed by Federally Guaranteed Student Loans

As of February 21, 2008, the Company had approximately $1.45 billion in consolidated cash, cash equivalents and marketable securities, which includes approximately $364,000 of investments in certain ARS. Also as of this date, WHC had approximately $327,000 of the Company’s consolidated cash, cash equivalents and marketable securities, including approximately $169,000 of the Company’s consolidated ARS investments. The types of ARS investments that the Company owns are backed by student loans, 97% of which are guaranteed under the Federal Family Education Loan Program (FFELP), and all had credit ratings of AAA or Aaa when purchased. The Company and its subsidiaries do not own any other type of ARS investments.

The interest rates on these ARS investments are reset every 28 days by an auction process. Historically, these types of ARS investments have been highly liquid. In mid-February 2008, auctions for ARS investments backed by student loans failed, including auctions for the ARS investments held by the Company. The result of a failed auction is that these ARS investments continue to bear interest in accordance with their terms until

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ANNEX A-1 – PAGE 68

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the next successful auction; however, liquidity will be limited until there is a successful auction or until such time as other markets for these ARS investments develop. The Company believes that the underlying credit quality of the assets backing its ARS investments has not been impacted by the reduced liquidity of these ARS investments. As a result of these recent events, the Company is in the process of evaluating the extent of any impairment in its ARS investments resulting from the current lack of liquidity; however, the Company is not yet able to quantify the amount of any impairment. The Company believes that any lack of liquidity relating to its ARS investments will not have an impact on its ability to fund its current operations.

WHC Merger

On February 20, 2008, the Company and WHC entered into a Merger Agreement, pursuant to which the Company will merge into WHC ( the “WHC Merger”), with WHC continuing as the surviving company. In the WHC Merger, each outstanding share of Company common stock will be converted into 0.1979 shares of WHC common stock and $6.89 in cash, which cash amount is subject to a downward adjustment as described below (the “Merger Consideration”). The shares of WHC Class A Common Stock currently outstanding will remain outstanding and will be unchanged in the WHC Merger. The WHC Merger will eliminate both the controlling class of WHC stock held by the Company and WHC’s existing dual-class stock structure. The terms of the Merger Agreement were negotiated between the Company and a Special Committee of the Board of Directors of WHC. The Merger Agreement was approved by the Board of WHC based on the recommendations of the Special Committee and by the Board of the Company.

The cash portion of the Merger Consideration will be funded from cash and investments at WHC and the Company, and proceeds from the Company’s anticipated sales of its ViPS and Porex businesses. The cash portion of the Merger Consideration is subject to downward adjustment prior to the closing, based on the amount of proceeds received from the disposition of the Company’s investment in certain ARS, which, under the terms of the Merger Agreement, must be liquidated by the Company prior to closing of the WHC Merger. The Company cannot predict, at this time, the amount of such downward adjustment. See “Investment in Auction Rate Securities Backed by Federally Guaranteed Student Loans” above. If either ViPS or Porex has not been sold at the time the WHC Merger is ready to be consummated, WHC may issue up to $250,000 in redeemable notes to the stockholders of the Company in lieu of a portion of the cash consideration otherwise payable in the WHC Merger. The notes would bear interest at a rate of 11% per annum, payable in kind annually in arrears. The notes would be subject to mandatory redemption by WHC from the proceeds of the divestiture of the remaining ViPS or Porex business. The redemption price would be equal to the principal amount of the notes to be redeemed plus accrued but unpaid interest through the date of the redemption.

Completion of the WHC Merger is subject to: the Company and WHC receiving required stockholder approvals; a requirement that the surviving company have an amount of cash, as of the closing, at least equal to an agreed upon threshold, calculated in accordance with a formula contained in the Merger Agreement; completion of the sale by the Company of either ViPS or Porex and the sale of the Company’s ARS investments; and other customary closing conditions. The Company, which owns shares of WHC constituting approximately 96% of the total number of votes represented by outstanding shares, has agreed to vote its shares of WHC in favor of the WHC Merger. The transaction is expected to close in the second or third quarter of 2008.

Following the WHC Merger, WHC as the surviving corporation will assume the obligations of the Company under the Company’s 3 1/8% Convertible Notes due September 1, 2025 and the Company’s 1.75% Convertible Subordinated Notes due June 15, 2023 (“Convertible Notes”). In the event a holder of these Convertible Notes converts these Convertible Notes into shares of HLTH Common Stock pursuant to the terms of the applicable indenture prior to the effective time of the WHC Merger, those shares would be treated in the WHC Merger like all other shares of HLTH Common Stock. In the event a holder of the

HLTH 2007 Annual Report — Financial Statements Annex

ANNEX A-1 – PAGE 69

HLTH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Convertible Notes converts those Convertible Notes pursuant to the applicable indenture following the effective time of the WHC Merger, those Convertible Notes would be converted into the right to receive the Merger Consideration payable in respect of the shares of HLTH Common Stock into which such Convertible Notes would have been convertible. For additional information regarding these Convertible Notes, see Note 8, above.

Sale of EBSCo

On February 8, 2008, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) and simultaneously completed the sale (the “2008 EBSCo Sale”) of its 48% minority ownership interest in EBSCo for $575,000 in cash to an affiliate of GA and affiliates of Hellman & Friedman, LLC (“H&F”). The Purchase Agreement contains representations and warranties and covenants that are customary for transactions of this type. The Company and WHC will be continuing their product development and marketing relationships with EBSCo. The Company expects to recognize a taxable gain on the 2008 EBSCo Sale and expects to utilize a portion of its federal NOL carryforward to offset a portion of the tax liability that would otherwise result from the 2008 EBSCo Sale. Under the existing Tax Sharing Agreement between the Company and WHC, the Company has agreed to reimburse WHC for any NOL carryforward attributable to WHC that is utilized by the Company in connection with this transaction. The amount of the NOL carryforward attributable to WHC to be utilized and the amount of the resulting reimbursement depend on numerous factors and cannot be determined at this time. This reimbursement obligation would be extinguished by the completion of the WHC Merger.

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ANNEX A-1 – PAGE 70

Schedule II. Valuation and Qualifying Accounts

	Years Ended December 31, 2007, 2006 and 2005
	Balance at	Charged to
	Beginning	Costs and					Balance at
	of Year	Expenses	Acquired	Write-offs	Other		End of Year
	(In thousands)

December 31, 2007
Allowance for Doubtful Accounts	$956	$1,177	$—	$(968)	$—		$1,165
Valuation Allowance for Deferred Tax Assets	554,204	(42,953)	1,449	—	(8,800	)(c)	503,900
December 31, 2006
Allowance for Doubtful Accounts	6,245	1,852	229	(3,731)	(3,639	)(b)	956
Valuation Allowance for Deferred Tax Assets	924,155	(370,313)	362	—	—		554,204
December 31, 2005
Allowance for Doubtful Accounts	5,957	2,202	60	(1,974)	—		6,245
Valuation Allowance for Deferred Tax Assets	881,438	12,733	12,893	—	17,091	(a)	924,155

(a)	Represents valuation allowance created through equity as a result of stock option and warrant exercises.

(b)	Represents the sale of the Emdeon Business Services segment on November 16, 2006.

(c)	Represents valuation allowance released as a result of (i) the adoption of FIN 48, and (ii) stock option and warrant exercises, partially offset by the valuation allowance established relating to the Company’s share of unrealized loss on the fair value of EBSCo’s interest rate swap agreements.

HLTH 2007 Annual Report — Financial Statements Annex

ANNEX A-1 – PAGE S-1

ANNEX A-2

HLTH CORPORATION 2007 ANNUAL REPORT

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following tables set forth selected historical consolidated financial information for HLTH. The selected historical information is presented as of June 30, 2008 and for the six months ended June 30, 2008 and 2007 and as of and for the years ended December 31, 2007, 2006, 2005, 2004 and 2003. HLTH derived the historical information for the years ended December 31, 2007, 2006, 2005, 2004, and 2003 from its audited consolidated financial statements and the notes thereto. HLTH derived the historical information for the six months ended June 30, 2008 and 2007 from its unaudited consolidated financial statements for those periods. In the opinion of HLTH management, the unaudited consolidated interim financial statements incorporated by reference herein for the six months ended June 30, 2008 and 2007 have been prepared on a basis consistent with HLTH’s audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for these periods. The operating results for the six months ended June 30, 2008 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2008 of HLTH or the combined company.

The selected information set forth below should be read in conjunction with HLTH’s consolidated financial statements and related footnotes, as well as the disclosure under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in Annex A-1 and Annex A-2, respectively, to this proxy statement and in HLTH’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. The historical results of operations are not necessarily indicative of future results.

	Years Ended December 31,(1)
	2007	2006(2)(3)(4)	2005	2004	2003(5)
	(In thousands, except per share data)

Consolidated Statements of Operations Data:
Revenue	$331,693	$908,927	$852,010	$811,267	$629,994
Costs and expenses:
Cost of operations	117,281	545,706	528,004	512,679	404,186
Sales and marketing	93,645	119,103	104,669	114,216	91,798
General and administrative	104,321	132,334	118,202	106,703	98,615
Depreciation and amortization	28,256	44,558	43,548	39,134	47,053
Interest income	42,035	32,339	21,527	18,708	22,855
Interest expense	18,593	18,794	16,321	19,249	15,201
Gain on 2006 EBS Sale	399	352,297	—	—	—
Gain on sale of EBS Master LLC	—	—	—	—	—
Impairment of auction rate securities	—	—	—	—	—
Other (expense) income, net	3,406	(4,252)	(27,965)	(13,308)	1,918

Income (loss) from continuing operations before income tax provision (benefit)	15,437	428,816	34,828	24,686	(2,086)
Income tax provision (benefit)	(8,741)	50,389	(2,170)	4,272	3,148
Minority interest in WebMD (loss) income	10,667	405	775	—	—
Equity in earnings of EBS Master LLC	28,566	763	—	—	—

Income (loss) from continuing operations	42,077	378,785	36,223	20,414	(5,234)
(Loss) income from discontinued operations, net of tax	(22,198)	393,132	32,588	16,197	(13,188)

Net income (loss)	$19,879	$771,917	$68,811	$36,611	$(18,422)

HLTH 2007 Annual Report — Selected Financial Data

ANNEX A-2 – PAGE 1

	Years Ended December 31,(1)
	2007	2006(2)(3)(4)	2005	2004	2003(5)
	(In thousands, except per share data)

Basic income (loss) per common share:
Income (loss) from continuing operations	$0.24	$1.36	$0.11	$0.06	$(0.02)
(Loss) income from discontinued operations	(0.13)	1.41	0.09	0.05	(0.04)

Net income (loss)	$0.11	$2.77	$0.20	$0.11	$(0.06)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.21	$1.20	$0.10	$0.06	$(0.02)
(Loss) income from discontinued operations	(0.12)	1.18	0.10	0.05	(0.04)

Net income (loss)	$0.09	$2.38	$0.20	$0.11	$(0.06)

Weighted-average shares outstanding used in computing income (loss) per common share:
Basic	179,330	279,234	341,747	320,080	304,858
Diluted	188,763	331,642	352,852	333,343	304,858

	As of December 31,(1)
	2007	2006(2)(3)	2005	2004	2003
	(In thousands)

Consolidated Balance Sheets Data:
Cash, cash equivalents and short-term investments	$827,737	$648,831	$423,003	$101,655	$266,097
Long-term marketable equity securities	2,383	2,633	4,430	515,838	456,034
Working capital (excluding assets and liabilities of discontinued operations)	860,133	618,126	398,751	44,607	194,217
Total assets	1,651,397	1,470,366	2,214,879	2,309,012	2,129,642
Convertible notes	650,000	650,000	650,000	649,999	649,999
Minority interest in WebMD	131,353	101,860	43,096	—	—
Convertible redeemable exchangeable preferred stock	—	98,768	98,533	98,299	—
Stockholders’ equity	599,777	372,527	1,061,233	1,214,876	1,171,980

(1)	On February 21, 2008, HLTH announced its intention to divest its ViPS and Porex segments. Accordingly, this selected consolidated financial data has been reclassified to reflect the historical results of these two segments as discontinued operations for all periods presented.

(2)	For the year ended December 31, 2006, the consolidated financial position and results of operations reflect the sale of a 52% interest in HLTH’s Emdeon Business Services segment (which is referred to as EBS), as of November 16, 2006. Accordingly, the consolidated balance sheet as of December 31, 2006 excludes the assets and liabilities of EBS, includes an investment in EBS Master LLC accounted for under the equity method of accounting related to HLTH’s 48% ownership, and the consolidated statement of operations for the year ended December 31, 2006 includes the operations of EBS for the period January 1, 2006 through November 16, 2006 and HLTH’s 48% equity in earnings of EBS Master LLC from November 17, 2006 through December 31, 2006.

(3)	On September 14, 2006, HLTH completed the sale of the Emdeon Practice Services segment. Accordingly, this selected consolidated financial data has been reclassified to reflect the historical results of the Emdeon Practice Services segment as a discontinued operation for this and all prior periods presented.

(4)	On January 1, 2006, HLTH adopted Statement of Financial Accounting Standards No. 123 “(Revised 2004): Share Based Payment” that resulted in additional non-cash stock-based compensation expense during 2006 and the subsequent period.

(5)	On August 1, 2003, HLTH completed the sale of two operating units of its Porex businesses. Accordingly, this selected consolidated financial data has been reclassified to reflect the historical results of these two operating units as discontinued operations for the year ended December 31, 2003.

HLTH 2007 Annual Report — Selected Financial Data

ANNEX A-2 – PAGE 2

ANNEX A-3

HLTH CORPORATION 2007 ANNUAL REPORT

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This management’s discussion and analysis of financial condition and results of operations, or MD&A, contains forward-looking statements with respect to possible events, outcomes or results that are, and are expected to continue to be, subject to risks, uncertainties and contingencies, including those identified in this Annex A-3 and in the “Risk Factors” included in the proxy statement to which this Annex A-3 is attached. See “Forward-Looking Statements” in the proxy statement to which this Annex A-3 is attached.

Except for adjustments to references to where to find the Consolidated Financial Statements of HLTH, the text of this MD&A is taken directly from the MD&A included in Exhibit 99.3 to the Current Report on Form 8-K filed by HLTH Corporation on June 29, 2008 and is for the same periods as the MD&A included in HLTH’s Annual Report on Form 10-K filed on February 29, 2008 (which we refer to as the 2007 Form 10-K); however, it reflects the reclassification of our ViPS and Porex segments to discontinued operations (see “— Introduction — Recent and Pending Corporate Transactions”) and reflects the reclassification of segment information for WebMD into two WebMD segments (see “— Results of Operations by Operating Segment”). While this MD&A reflects the reclassifications described above, it does not reflect any other events occurring after the filing of the 2007 Form 10-K on February 29, 2008.

Overview

Our MD&A is provided as a supplement to the Consolidated Financial Statements and notes thereto included in Annex A-1 above and to provide an understanding of our results of operations, financial condition and changes in financial condition. Our MD&A is organized as follows:

•	Introduction. This section provides a general description of our company, a brief discussion of our operating segments, descriptions of recent and pending corporate transactions and other significant developments, a summary of the acquisitions we completed during the last three years, background information on certain trends and strategies and a discussion on how our business is impacted by seasonality.

•	Critical Accounting Estimates and Policies. This section discusses those accounting policies that both are considered important to our financial condition and results of operations, and require us to exercise subjective or complex judgments in making estimates and assumptions. In addition, all of our significant accounting policies, including our critical accounting policies, are summarized in Note 1 to the Consolidated Financial Statements included in Annex A-1 above.

•	Results of Operations and Results of Operations by Operating Segment. These sections provide our analysis and outlook for the significant line items on our consolidated statements of operations, as well as other information that we deem meaningful to understand our results of operations on both a company-wide and a segment-by-segment basis.

•	Liquidity and Capital Resources. This section provides an analysis of our liquidity and cash flows and discussions of our contractual obligations and commitments, as well as our outlook on our available liquidity as of December 31, 2007.

•	Recent Accounting Pronouncements. This section provides a summary of the most recent authoritative accounting standards and guidance that have either been recently adopted or may be adopted in the future.

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ANNEX A-3 – PAGE 1

In this MD&A, dollar amounts are in thousands, unless otherwise noted.

Introduction

HLTH Corporation is a Delaware corporation that was incorporated in December 1995 and commenced operations in January 1996 as Healtheon Corporation. We changed our name to Healtheon/WebMD Corporation in November 1999, to WebMD Corporation in September 2000, to Emdeon Corporation in October 2005 and to HLTH Corporation in May 2007. Our common stock began trading on the Nasdaq National Market under the symbol “HLTH” on February 11, 1999 and now trades under that symbol on the Nasdaq Global Select Market.

As of December 31, 2007, we owned approximately 84% of the aggregate amount of outstanding shares of WHC Class A Common Stock and Class B Common Stock and, accordingly, our consolidated financial statements reflect the minority shareholders’ 16% share of equity and net income of WHC.

On February 21, 2008, we announced our intention to divest our ViPS and Porex segments. As a result of our intention to divest these segments and our expectation that these divestitures will be completed within one year, we reflected these segments as discontinued operations within the consolidated financial statements contained in Exhibit 99.3.

On December 31, 2007, through WHC, we sold certain assets and liabilities of our medical reference publications and textbook publication business, including the publications ACP Medicine and ACS Surgery: Principles and Practice (which we collectively refer to as the ACS/ACP Business), to Decker Intellectual Properties Inc. and BC Decker Inc. Accordingly, the results of the ACS/ACP Business have been presented as discontinued operations in our consolidated financial statements for the years ended December 31, 2007, 2006 and 2005.

From November 16, 2006 to February 8, 2008, we owned 48% of EBS Master LLC (which we refer to as EBSCo), which owns Emdeon Business Services LLC. Emdeon Business Services LLC conducts the business that comprised our Emdeon Business Services segment until we sold a 52% interest in that business to an affiliate of General Atlantic LLC (which we refer to as GA) on November 16, 2006 (we refer to that transaction as the 2006 EBS Sale). In this MD&A, we use the names Emdeon Business Services and EBS to refer to the business owned by EBSCo and, with respect to periods prior to the consummation of the EBS Sale, to the reporting segment of our company. See “Background Information on Certain Trends and Strategies — Strategic Considerations Relating to the EPS Sale and the 2006 EBS Sale” below for background information regarding the 2006 EBS Sale.

On September 14, 2006, we completed the sale of our Emdeon Practice Services segment (which we refer to as EPS) to Sage Software, Inc. (which we refer to as Sage Software). We refer to this transaction in this MD&A as the EPS Sale. Accordingly, the results of EPS have been presented as discontinued operations in our consolidated financial statements for the years ended December 31, 2006 and 2005. Discontinued operations for the year ended December 31, 2007 consist of post-sale activities related to EPS, including litigation costs that were indemnified as part of the EPS Sale. See “— Introduction — Other Significant Developments” below with respect to this matter and see “Background Information on Certain Trends and Strategies — Strategic Considerations Relating to the EPS Sale and the 2006 EBS Sale” below for background information regarding the EPS Sale.

Segments

As a result of our intention to divest our ViPS and Porex segments, our only remaining operating segments are WebMD Online Services and WebMD Publishing and Other Services (which we refer to together, as our WebMD Segments). The following is a description of each of our current operating segments,

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ANNEX A-3 – PAGE 2

our corporate segment and the EBS segment (which ceased being a separate segment in connection with the 2006 EBS Sale):

•	WebMD Online Services. WebMD owns and operates both public and private online portals. WebMD’s public portals enable consumers to become more informed about healthcare choices and assist them in playing an active role in managing their health. The public portals also enable physicians and other healthcare professionals to improve their clinical knowledge and practice of medicine, as well as their communication with patients. WebMD’s public portals generate revenue primarily through the sale of advertising and sponsorship products, including continuing medical education (which we refer to as CME) services. WebMD’s sponsors and advertisers include pharmaceutical, biotechnology, medical device and consumer products companies. WebMD provides information and services that enable employees and members, respectively, to make more informed benefit, treatment and provider decisions through WebMD’s private portals for employers and health plans. WebMD also provides related services for use by such employees and members, including lifestyle education and personalized telephonic health coaching as a result of the acquisition of Summex on June 13, 2006. WebMD generates revenue from its private portals through the licensing of these portals to employers and health plans either directly or through distributors. WebMD also distributes its online content and services to other entities and generates revenue from these arrangements through the sale of advertising and sponsorship products and content syndication fees. WebMD also provides e-detailing promotion and physician recruitment services for use by pharmaceutical, medical device and healthcare companies as a result of the acquisition of Medsite on September 11, 2006.

•	WebMD Publishing and Other Services. WebMD provides several offline products and services: The Little Blue Book, a physician directory; and WebMD the Magazine, a consumer-targeted publication launched in early 2005 that is distributed free of charge to physician office waiting rooms. WebMD generates revenue from sales of The Little Blue Book directories and advertisements in those directories, and sales of advertisements in WebMD the Magazine. WebMD also conducted in — person medical education through December 31, 2006, as a result of the acquisition of the assets of Conceptis Technologies, Inc. in December 2005. Until December 31, 2007, WebMD published ACP Medicine and ACS Surgery: Principles of Practice, its medical reference textbooks. WebMD sold this business in 2007 and it has now been reflected as a discontinued operation in our financial statements. WebMD’s Publishing and Other Services segment complements its Online Services segment and extends the reach of WebMD’s brand and WebMD’s influence among health-involved consumers and clinically-active physicians.

•	Corporate. Corporate includes personnel costs and other expenses related to functions that are not directly managed by one of our segments, or by the ViPS and Porex businesses which are reflected within discontinued operations. The personnel costs include executive personnel, legal, accounting, tax, internal audit, risk management, human resources and certain information technology functions. Other corporate costs and expenses include professional fees including legal and audit services, insurance, costs of leased property and facilities, telecommunication costs and software maintenance expenses. Corporate expenses are net of $3,340, $3,190 and $5,117 for the years ended December 31, 2007, 2006 and 2005, respectively, which are costs allocated to WebMD for services provided by the Corporate segment. In connection with the sale of our EBS and EPS segments during the second half of 2006, we entered into transition services agreements whereby we provided Sage Software and EBSCo certain administrative services, including payroll, accounting, purchasing and procurement, tax, and human resource services, as well as information technology support. Additionally, EBSCo provides us certain administrative services, including telecommunication infrastructure and management services, data center support and purchasing and procurement services. Some of the services provided by EBSCo to HLTH are, in turn, used to fulfill HLTH’s obligations to provide transition services to Sage Software. These services are provided through the Corporate segment, and the related transition services fee we

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ANNEX A-3 – PAGE 3

charge to EBSCo and Sage Software, net of the fee we pay to EBSCo, is also included in the Corporate segment, which approximates the cost of providing these services.

•	Emdeon Business Services. EBS provides solutions that automate key business and administrative functions for healthcare payers and providers, including electronic patient eligibility and benefit verification; electronic and paper claims processing; electronic and paper paid-claims communication services; and patient billing, payment and communications services. In addition, EBS provides clinical communications services that improve the delivery of healthcare by enabling physicians to manage laboratory orders and results, hospital reports and electronic prescriptions. As a result of the 2006 EBS Sale, beginning November 17, 2006, the results of EBS are no longer included in the segment results but are reflected as an equity investment in our operating results.

Recent and Pending Corporate Transactions

Proposed WHC Merger.  On February 20, 2008, HLTH and WHC entered into a Merger Agreement, pursuant to which HLTH will merge into WHC (which we refer to as the WHC Merger), with WHC continuing as the surviving company. In the WHC Merger, each outstanding share of HLTH common stock will be converted into 0.1979 shares of WHC common stock and $6.89 in cash, which cash amount is subject to a downward adjustment as described below (which we refer to as the Merger Consideration). The shares of WHC Class A Common Stock currently outstanding will remain outstanding and will be unchanged in the WHC Merger. The WHC Merger will eliminate both the controlling class of WHC stock held by HLTH and WHC’s existing dual-class stock structure. The terms of the Merger Agreement were negotiated between HLTH and a Special Committee of the Board of Directors of WHC. The Merger Agreement was approved by the Board of WHC based on the recommendations of the Special Committee and by the Board of HLTH.

The cash portion of the Merger Consideration will be funded from cash and investments at WHC and HLTH, and proceeds from HLTH’s anticipated sales of its ViPS and Porex businesses. See “— Proposed Divestitures of Porex and ViPS” below. The cash portion of the Merger Consideration is subject to downward adjustment prior to the closing, based on the amount of proceeds received from the disposition of approximately $195,000 of HLTH’s investment (which excludes the portion held by WHC) in certain ARS, which, under the terms of the Merger Agreement, must be liquidated by HLTH prior to closing of the WHC Merger. We cannot predict, at this time, the amount of such downward adjustment. See “— Other Significant Developments — Investment in Auction Rate Securities Backed by Federally Guaranteed Student Loans” below. If either ViPS or Porex has not been sold at the time the WHC Merger is ready to be consummated, WHC may issue up to $250,000 in redeemable notes to the stockholders of HLTH in lieu of a portion of the cash consideration otherwise payable in the WHC Merger. The notes would bear interest at a rate of 11% per annum, payable in kind annually in arrears. The notes would be subject to mandatory redemption by WHC from the proceeds of the divestiture of the remaining ViPS or Porex business. The redemption price would be equal to the principal amount of the notes to be redeemed plus accrued but unpaid interest through the date of the redemption.

Completion of the WHC Merger is subject to: HLTH and WHC receiving required stockholder approvals; a requirement that the surviving company have an amount of cash, as of the closing, at least equal to an agreed upon threshold, calculated in accordance with a formula contained in the Merger Agreement; completion of the sale by HLTH of either ViPS or Porex and the sale of HLTH’s ARS investments; and other customary closing conditions. HLTH, which owns shares of WHC constituting approximately 96% of the total number of votes represented by outstanding shares, has agreed to vote its shares of WHC in favor of the WHC Merger. The transaction is expected to close in the second or third quarter of 2008.

Following the WHC Merger, WHC as the surviving corporation will assume the obligations of HLTH under HLTH’s 3 1/8% Convertible Notes due September 1, 2025 and HLTH’s 1.75% Convertible Subordinated Notes due June 15, 2023 (collectively referred to as Notes). In the event a holder of these Notes converts these Notes into shares of HLTH Common Stock pursuant to the terms of the applicable indenture prior to the

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ANNEX A-3 – PAGE 4

effective time of the WHC Merger, those shares would be treated in the WHC Merger like all other shares of HLTH Common Stock. In the event a holder of the Notes converts those Notes pursuant to the applicable indenture following the effective time of the WHC Merger, those Notes would be converted into the right to receive the Merger Consideration payable in respect of the shares of HLTH Common Stock into which such Notes would have been convertible.

Sale of EBSCo.  On February 8, 2008, we entered into a Securities Purchase Agreement (which we refer to as the Purchase Agreement) and simultaneously completed the sale (which we refer to as the 2008 EBSCo Sale) of our 48% minority ownership interest in EBSCo for $575,000 in cash to an affiliate of GA and affiliates of Hellman & Friedman, LLC (which we refer to as H&F). The Purchase Agreement contains representations and warranties and covenants that are customary for transactions of this type. We, including the WebMD Segments, will be continuing our product development and marketing relationships with EBSCo. We expect to recognize a taxable gain on the 2008 EBSCo Sale and expect to utilize a portion of our federal net operating loss carryforward to offset a portion of the tax liability that would otherwise result from the 2008 EBSCo Sale. Under the existing Tax Sharing Agreement between HLTH and WHC, HLTH has agreed to reimburse WHC for any net operating loss carryforward attributable to WHC that is utilized by HLTH in connection with this transaction. The amount of the net operating loss carryforward attributable to WHC to be utilized and the amount of the resulting reimbursement depend on numerous factors and cannot be determined at this time. This reimbursement obligation would be extinguished by the completion of the WHC Merger.

Proposed Divestitures of Porex and ViPS.  On February 21, 2008, HLTH announced that it intends to divest its ViPS and Porex segments. These divestitures are not dependent on the WHC Merger and do not require shareholder approval. As a result of our intention to divest these segments and our expectation that these divestitures will be completed within one year, we reflected these segments as discontinued operations within the Consolidated Financial Statements contained in Annex A-1 above.

Strategic Considerations Relating to the Recent and Pending Transactions.  In late 2007, HLTH’s Board of Directors initiated the process leading to the entry into the Merger Agreement with WHC because it believed that the primary reason of many of the holders of HLTH common stock for owning those shares was HLTH’s controlling interest in WHC and that the value of HLTH’s other businesses was not adequately reflected in the trading price of HLTH common stock. Accordingly, HLTH sought to negotiate a transaction with the Special Committee of the Board of WHC that would allow HLTH’s stockholders to participate more directly in the ownership of WHC and would unlock the value of the other HLTH assets. Cash on hand at HLTH and WHC (including proceeds from the sales of ViPS, Porex and HLTH’s remaining 48% interest in EBS) would be used as a portion of the consideration in the WHC Merger, reducing the need for issuance of shares of WHC common stock. Upon completion of the WHC Merger, as structured in the definitive Merger Agreement, HLTH stockholders will own approximately 80% of the outstanding common stock of WHC, based on shares currently outstanding at HLTH and WHC. The WHC Merger will eliminate HLTH’s controlling interest in WHC, and is expected to enhance the liquidity of WHC shares by significantly increasing the public float. In connection with the entry by HLTH and WHC into the merger agreement, the HLTH Board made a determination to divest Porex and VIPS (which divestitures are not, however, dependent on the merger occurring). The decisions relating to the divestitures of ViPS, Porex and HLTH’s 48% interest in EBS were based on the corporate strategic considerations described above and not the performance of, or underlying business conditions affecting, the respective businesses.

Other Significant Developments

Investment in Auction Rate Securities Backed by Federally Guaranteed Student Loans.  As of February 21, 2008, HLTH had investments of approximately $364,000 in certain auction rate securities (which we refer to as ARS). The types of ARS investments that HLTH owns are backed by student loans, 97% of which are guaranteed under the Federal Family Education Loan Program (which we refer to as FFELP), and

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all had credit ratings of AAA or Aaa when purchased. HLTH does not own any other type of ARS investments. The interest rates on these ARS investments are reset every 28 days by an auction process. Historically, these types of ARS investments have been highly liquid. In mid-February 2008, auctions for ARS investments backed by student loans failed, including auctions for the ARS investments held by HLTH. The result of a failed auction is that these ARS investments continue to pay interest in accordance with their terms until the next successful auction; however, liquidity will be limited until there is a successful auction or until such time as other markets for these ARS investments develop. HLTH believes that the underlying credit quality of the assets backing its ARS investments has not been impacted by the reduced liquidity of these ARS investments. As a result of these recent events, HLTH is in the process of evaluating the extent of any impairment in its ARS investments resulting from the current lack of liquidity; however, it is not yet able to quantify the amount of any impairment. HLTH believes that the lack of liquidity relating to its ARS investments will not have an impact on its ability to fund its current operations.

Directors & Officers Liability Insurance Coverage Litigation.  On July 23, 2007, we commenced litigation (which we refer to as the Coverage Litigation) in the Court of Chancery of the State of Delaware in and for New Castle County against ten insurance companies in which we are seeking to compel the defendant companies (which we refer to collectively as the Defendants) to honor their obligations under certain directors and officers liability insurance policies (which we refer to as the Policies). We are seeking an order requiring the Defendants to advance and/or reimburse expenses that we have incurred and expect to continue to incur for the advancement of the reasonable defense costs of initially ten and now nine former officers and directors of our former EPS subsidiary who were indicted in connection with the previously disclosed investigation by the United States Attorney for the District of South Carolina (which we refer to as the Investigation) described in Note 12, “Commitments and Contingencies” located in the Notes to the Consolidated Financial Statements included in Annex A-1 above. We subsequently have settled with two of the insurance companies during January 2008, through which we received an aggregate amount of $14,625. This amount is included within (loss) income from discontinued operations in the accompanying statement of operations for the year ended December 31, 2007 and is included within prepaid expenses and other current assets in the accompanying consolidated balance sheet as of December 31, 2007.

Pursuant to a stipulation among the parties, the Coverage Litigation was transferred on September 13, 2007 to the Superior Court of the State of Delaware in and for New Castle County. The Policies were issued to our company and to EPS, our former subsidiary, which is our co-plaintiff in the Coverage Litigation (which we refer to collectively as the Plaintiffs). EPS was sold in September 2006 to Sage Software and has changed its name to Sage Software Healthcare, Inc. (which we refer to as SSHI). In connection with our sale of EPS to Sage Software, we retained certain obligations relating to the Investigation and agreed to indemnify Sage Software and SSHI with respect to certain expenses in connection with the Investigation. We retained the right to assert claims and recover proceeds under the Policies on behalf of SSHI.

The Policies at issue in the Coverage Litigation consist of two separate groups of insurance policies. Each group of policies consists of several layers of coverage, with different insurers having agreed to provide specified amounts of coverage at various levels. The first group of policies was issued to EPS in the amount of $20,000 (which we refer to as the EPS Policies) and the second group of policies was issued to Synetic, Inc. (the former parent of EPS, which merged into HLTH) in the amount of $100,000, of which approximately $3,600 was paid by the primary carrier with respect to another unrelated matter (which we refer to as the Synetic Policies). To date, $31,000 has been paid by insurance companies representing the EPS Policies and the Synetic Policies through a combination of payment under the terms of the Policies, payment under reservation of rights and settlement. As a result of these payments, we have exhausted our coverage under the EPS Policies. Additionally, as of December 31, 2007, $16,414 has been paid under the Synetic Policies and we have remaining coverage under such policies of approximately $80,000. Our insurance policies provide that under certain circumstances, amounts advanced by the insurance companies in connection with the defense costs of the indicted individuals, may have to be repaid by our company, although the $14,625 that we

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received in settlement from certain carriers is not subject to being repaid. We have obtained an undertaking from each indicted individual pursuant to which, under certain circumstances, such individual has agreed to repay defense costs advanced on such individual’s behalf.

The carrier with the third level of coverage in the Synetic Policies has filed a motion for summary judgment in the Coverage Litigation, which most of the carriers who have issued the Synetic policies have joined, seeking summary judgment that any liability to pay defense costs should be allocated among the three sets of policies available to our company (including the policies with respect to which the Coverage Litigation relates and a third set of policies the issuers of which have not been named by our company) such that the Synetic Policies would only be liable to pay about $23,000 of the $96,400 total coverage available under such policies. We believe that such assertion is without merit. We are due to file our opposition to the motion by February 29, 2008 together with our motion for summary judgment against such carrier and several other carriers who have issued the Synetic Policies seeking to require such carriers to advance payment of the defense costs that we are obligated to pay while the Coverage Litigation is pending. Oral argument with respect to both motions is set for May 5, 2008.

We believe that the Defendants are required to advance and/or reimburse amounts that we have incurred and expect to continue to incur for the advancement of the reasonable defense costs of the indicted individuals and as described above several carriers have reimbursed us through a combination of payment under the terms of the Policies, payment under reservation of rights and settlement. However, there can be no assurance that we will prevail in the Coverage Litigation or that the Defendants will be required to provide funding on an interim basis pending the resolution of the Coverage Litigation. We intend to continue to satisfy our legal obligations to the indicted individuals with respect to advancement of amounts for their defense costs.

Indemnification Obligations.  We have certain indemnity obligations to advance amounts for reasonable defense costs for initially ten and now nine former officers and directors of EPS, who were indicted in connection with the Investigation. In connection with the sale of EPS, we agreed to indemnify Sage Software relating to these indemnity obligations. During the quarter ended June 30, 2007, based on information we had recently received at that time, we determined a reasonable estimate of the range of probable costs with respect to our indemnification obligation and accordingly, recorded a pre-tax charge of $57,774, which represented our estimate of the low end of the probable range of costs related to this matter. We reserved the low end of the probable range of costs because no estimate within the range was a better estimate than any other amount. That estimate included assumptions as to the duration of the trial and pre-trial periods, and the defense costs to be incurred during these periods. During the quarter ended December 31, 2007, we updated the estimate of the range of our indemnification obligation, and as a result, recorded an additional pre-tax charge of $15,573, which reflects the increase in the low end of the probable range of costs related to this matter. As of December 31, 2007, the probable range of future costs with respect to this matter is approximately $46,600 to $70,500. The increase in this estimate is primarily due to a delay in the expected trial date and an increase in the estimated costs during the pre-trial period. The ultimate outcome of this matter is still uncertain, and accordingly, the amount of cost we may ultimately incur could be substantially more than the reserve we have currently provided. If the recorded reserves are insufficient to cover the ultimate cost of this matter, we will need to record additional charges to our consolidated statement of operations in future periods. The remaining accrual related to this obligation is $55,563 and is reflected as liabilities of discontinued operations in our consolidated balance sheet as of December 31, 2007.

Acquisitions

2006 Acquisitions.  During 2006, we acquired five companies, Subimo LLC (which we refer to as Subimo), Medsite, Inc. (which we refer to as Medsite), Interactive Payer Network, Inc. (which we refer to as IPN), Summex Corporation (which we refer to as Summex) and eMedicine.com, Inc. (which we refer to as eMedicine), or which we collectively called the 2006 Acquisitions.

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•	On December 15, 2006, through WHC, we acquired Subimo, a privately held provider of healthcare decision support applications to large employers, health plans and financial institutions. The total purchase consideration for Subimo was approximately $59,320, comprised of $32,820 in cash paid at closing, net of cash acquired, $26,000 of WHC equity and $500 of acquisition costs. The $26,000 of WHC equity, equal to 640,930 shares of WHC Class A Common Stock, will not be issued until December 2008, subject to certain conditions. While a maximum of 246,508 of these shares may be used to settle any outstanding claims or warranties against the sellers, the remaining 394,422 of these shares will be issued with certainty. Accordingly, we recorded a gain to equity of $11,627, in connection with the issuance of these 394,422 WHC shares. The results of operations of Subimo have been included in our financial statements from December 15, 2006, the closing date of the acquisition, and are included in the WebMD Online Services segment.

•	On September 11, 2006, through WHC, we acquired the interactive medical education, promotion and physician recruitment businesses of Medsite. The total purchase consideration for Medsite was approximately $31,467, comprised of $30,682 in cash, net of cash acquired, and $785 of acquisition costs. The results of operations of Medsite have been included in our financial statements from September 11, 2006, the closing date of the acquisition, and are included in the WebMD Online Services segment.

•	On July 18, 2006, through EBS, we acquired IPN, a privately held provider of healthcare electronic data interchange services. The total purchase consideration for IPN was approximately $3,907, comprised of $3,799 in cash, net of cash acquired, and $108 of acquisition costs. In addition, we agreed to pay up to an additional $3,000 in cash over a two-year period beginning in August 2007 if certain financial milestones are achieved. The IPN business is part of the EBS businesses that were sold on November 16, 2006. Accordingly, the results of operations of IPN have been included in our financial statements, specifically within our EBS segment, from July 18, 2006, the closing date of the acquisition, through November 16, 2006, the closing date of the 2006 EBS Sale. The obligation to pay up to $3,000 in earn out payments was transferred in connection with the 2006 EBS Sale and is no longer our obligation.

•	On June 13, 2006, through WHC, we acquired Summex, a provider of health and wellness programs that include online and offline health risk assessments, lifestyle education and personalized telephonic health coaching. The total purchase consideration for Summex was approximately $30,191, comprised of $29,691 in cash, net of cash acquired, and $500 of acquisition costs. In addition, we have agreed to pay up to an additional $5,000 in cash in June 2008 if certain financial milestones are achieved. The results of operations of Summex have been included in our financial statements from June 13, 2006, the closing date of the acquisition, and are included in the WebMD Online Services segment.

•	On January 17, 2006, through WHC, we acquired eMedicine, a privately held online publisher of medical reference information for physicians and other healthcare professionals. The total purchase consideration for eMedicine was approximately $25,195, comprised of $24,495 in cash, net of cash acquired, and $700 of acquisition costs. The results of operations of eMedicine have been included in our financial statements from January 17, 2006, the closing date of the acquisition, and are included in the WebMD Online Services segment.

2005 Acquisitions.  During 2005, we acquired the assets of Conceptis Technologies, Inc. (which we refer to as Conceptis) and HealthShare Technology, Inc. (which we refer to as HealthShare), or which we collectively called the 2005 Acquisitions.

•	On December 2, 2005, through WHC, we acquired the assets of and assumed certain liabilities of Conceptis, a Montreal-based provider of online and offline medical education and promotion aimed at physicians and other healthcare professionals. The total purchase consideration for Conceptis was approximately $19,859, comprised of $19,256 in cash and $603 of acquisition costs. The results of

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operations of Conceptis have been included in our financial statements from December 2, 2005, the closing date of the acquisition, and are included in the WebMD Online Services and the WebMD Publishing and Other Services segments.

•	On March 14, 2005, through WHC, we acquired HealthShare, which provides online tools that compare cost and quality measures of hospitals for use by consumers, providers and health plans. The total purchase consideration for HealthShare was approximately $29,985, comprised of $29,533 in cash, net of cash acquired, and $452 of acquisition costs. The results of operations of HealthShare have been included in our financial statements from March 14, 2005, the closing date of the acquisition, and are included in the WebMD Online Services segment.

Strategic Considerations Relating to the 2006 Acquisitions and 2005 Acquisitions by WebMD.  The 2006 Acquisitions and the 2005 Acquisitions made by WebMD reflect WebMD’s efforts to acquire businesses that have products and services that it believes are complementary to its own health information products and services, including:

•	products and services intended for or sought by WebMD’s existing users and clients; and

•	products and services that can be distributed through WebMD’s existing infrastructure.

The acquisitions of eMedicine, Conceptis and Medsite strengthened WebMD’s public portals and related services. The acquisitions of HealthShare, Summex and Subimo strengthened WebMD’s private portal offerings and related services for employers and health plans.

Background Information on Certain Trends and Strategies

Use of the Internet by Consumers and Physicians.  The Internet has emerged as a major communications medium and has already fundamentally changed many sectors of the economy, including the marketing and sales of financial services, travel, and entertainment, among others. The Internet is also changing the healthcare industry and has transformed how consumers and physicians find and utilize healthcare information. As consumers are required to assume greater financial responsibility for rising healthcare costs, the Internet serves as a valuable resource by providing them with immediate access to searchable and dynamic interactive content to check symptoms, assess risks, understand diseases, find providers and evaluate treatment options. The Internet has also become a primary source of information for physicians seeking to improve clinical practice and is growing relative to traditional information sources, such as conferences, meetings and offline journals.

Increased Online Marketing and Education Spending for Healthcare Products.  Pharmaceutical, biotechnology and medical device companies spend large amounts each year marketing their products and educating consumers and physicians about them; however, only a small portion of this amount is currently spent on online services. We believe that these companies, which comprise the majority of WebMD’s advertisers and sponsors, are becoming increasingly aware of the effectiveness of the Internet relative to traditional media in providing health, clinical and product-related information to consumers and physicians, and this increasing awareness will result in increasing demand for WebMD’s services.

Changes in Health Plan Design; Health Management Initiatives.  In a healthcare market where a greater share of the responsibility for healthcare costs and decision-making has been increasingly shifting to consumers, use of information technology (including personal health records) to assist consumers in making informed decisions about healthcare has also increased. WebMD believes that through WebMD’s Health and Benefits Manager tools, including WebMD’s personal health record application, WebMD is well positioned to play a role in this consumer-directed healthcare environment, and these services will be a significant driver for the growth of WebMD’s private portals during the next several years. However, WebMD’s growth strategy depends, in part, on increasing usage of WebMD’s private portal services by WebMD’s employer and health plan clients’ employees and members, respectively. Increasing usage of WebMD’s services requires WebMD to

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continue to deliver and improve the underlying technology and develop new and updated applications, features and services. In addition, WebMD faces competition in the area of healthcare decision-support tools and online health management applications and health information services. Many of WebMD’s competitors have greater financial, technical, product development, marketing and other resources than WebMD does, and may be better known than WebMD is.

Strategic Considerations Relating to the EPS Sale and the 2006 EBS Sale.  In February 2006, we announced that, in connection with inquiries received from several third parties expressing an interest in acquiring our EBS and EPS segments, our Board of Directors had authorized commencing a process to evaluate strategic alternatives relating to these businesses (other than the ViPS business then included in EBS) to maximize stockholder value. After seeking offers from qualified purchasers for EPS and EBS, we announced, in August 2006, that we had entered into a definitive agreement with Sage Software, a wholly-owned subsidiary of The Sage Group plc with respect to the EPS Sale, for a purchase price of $565 million, subject to customary adjustments. The EPS Sale was completed in September 2006. Also in September 2006, we entered into a definitive agreement with respect to the 2006 EBS Sale, which was completed in November 2006. The 2006 EBS Sale allowed us to realize proceeds of approximately $1.2 billion in cash while preserving our ability to participate in the future growth of EBS through our 48% ownership stake. We used proceeds from the 2006 EBS Sale and the EPS Sale to fund a tender offer for our common stock, pursuant to which we purchased approximately 129.2 million shares of our common stock at a purchase price of $12.00 per share, for a total cost of approximately $1.55 billion. By significantly reducing the number of outstanding shares of our common stock and simplifying our corporate structure through these transactions, our shareholders increased their participation in the performance of WebMD, which became our primary business.

Seasonality

The timing of our revenue is affected by seasonal factors. WebMD’s advertising and sponsorship revenue is seasonal, primarily as a result of the annual budget approval process of the advertising and sponsorship clients of the public portals. This portion of revenue is usually the lowest in the first quarter of each calendar year, and increases during each consecutive quarter throughout the year. WebMD’s private portal licensing revenue is historically highest in the second half of the year as new customers are typically added during this period in conjunction with their annual open enrollment periods for employee benefits. Additionally, the annual distribution cycle for certain publishing products results in a significant portion of WebMD’s publishing revenue being recognized in the second and third quarter of each calendar year.

Critical Accounting Estimates and Policies

Critical Accounting Estimates

Our discussion and analysis of HLTH’s financial condition and results of operations are based upon our Consolidated Financial Statements and Notes to Consolidated Financial Statements, which were prepared in conformity with U.S. generally accepted accounting principles. The preparation of financial statements requires us to make certain estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We base our estimates on historical experience, current business factors, and various other assumptions that we believe are necessary to consider in order to form a basis for making judgments about the carrying values of assets and liabilities, the recorded amounts of revenue and expenses, and disclosure of contingent assets and liabilities. We are subject to uncertainties such as the impact of future events, economic, environmental and political factors, and changes in our business environment; therefore, actual results could differ from these estimates. Accordingly, the accounting estimates used in preparation of our financial statements will change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes. Changes in estimates are made when circumstances warrant. Such changes in estimates and refinements in estimation methodologies are

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reflected in reported results of operations; if material, the effects of changes in estimates are disclosed in the notes to our consolidated financial statements.

We evaluate our estimates on an ongoing basis, including those related to revenue recognition, short-term and long-term investments, income taxes and tax contingencies, collectibility of customer receivables, long-lived assets including goodwill and other intangible assets, software and Web site development costs, prepaid advertising services, certain accrued expenses, contingencies, litigation and related legal accruals and the value attributed to employee stock options and other stock-based awards.

Critical Accounting Policies

We believe the following reflects our critical accounting policies and our more significant judgments and estimates used in the preparation of our consolidated financial statements:

•	Revenue — Our revenue recognition policies are as follows:

WebMD Segments.  Revenue from advertising is recognized as advertisements are delivered or as publications are distributed. Revenue from sponsorship arrangements, content syndication and distribution arrangements, and licenses of healthcare management tools and private portals as well as related health coaching services are recognized ratably over the term of the applicable agreement. Revenue from the sponsorship of CME is recognized over the period WebMD substantially completes its contractual deliverables as determined by the applicable agreements. When contractual arrangements contain multiple elements, revenue is allocated to each element based on its relative fair value determined using prices charged when elements are sold separately. In certain instances where fair value does not exist for all the elements, the amount of revenue allocated to the delivered elements equals the total consideration less the fair value of the undelivered elements. In instances where fair value does not exist for the undelivered elements, revenue is recognized when the last element is delivered.

Emdeon Business Services.  Through the date of the 2006 EBS Sale on November 16, 2006, healthcare payers and providers paid us fees for transaction services, generally on either a per transaction basis or, in the case of some providers, on a monthly fixed fee basis. Healthcare payers and providers also paid us fees for document conversion, patient statement and paid-claims communication services, typically on a per document, per statement or per communication basis. EBS generally charged a one-time implementation fee to healthcare payers and providers at the inception of a contract, in connection with their related setup to submit and receive medical claims and other related transactions through EBS’s clearinghouse network. Revenue for transaction services, patient statement services and paid-claims communication services was recognized as the services were provided. The implementation fees were deferred and amortized to revenue on a straight line basis over the contract period of the related transaction processing services, which generally vary from one to three years.

•	Long-Lived Assets — Our long-lived assets consist of property and equipment, goodwill and other intangible assets. Goodwill and other intangible assets arise from the acquisitions we have made. The amount assigned to intangible assets is subjective and based on our estimates of the future benefit of the intangible asset using accepted valuation techniques, such as discounted cash flow and replacement cost models. Our long-lived assets, excluding goodwill, are amortized over their estimated useful lives, which we determine based on the consideration of several factors, including the period of time the asset is expected to remain in service. We evaluate the carrying value and remaining useful lives of long-lived assets, excluding goodwill, whenever indicators of impairment are present. We evaluate the carrying value of goodwill annually, or whenever indicators of impairment are present. We use a discounted cash flow approach to determine the fair value of goodwill. Long-lived assets held for sale are reported at the lower of cost or fair value less costs to sell. There was no impairment of goodwill noted as a result of our impairment testing in 2007.

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•	Investments — Our investments, at December 31, 2007, consisted principally of money market funds and investments in certain ARS. All of our investments were classified as available-for-sale and were carried at fair value. Unrealized gains and losses associated with available-for-sale securities are recorded as a component of accumulated other comprehensive income within stockholders’ equity. Realized gains and losses and declines in value determined to be other-than-temporary are recorded in the consolidated statements of operations. A decline in value is deemed to be other-than-temporary if we do not have the intent and ability to retain the investment until any anticipated recovery in market value. The cost of securities is based on the specific identification method.

As discussed in more detail above in “— Introduction — Other Significant Developments”, during mid-February 2008, auctions for ARS investments backed by student loans failed, including auctions for the ARS investments we held. The result of a failed auction is that these ARS investments continue to bear interest in accordance with their terms until the next successful auction; however, liquidity will be limited until there is a successful auction or until such time as other markets for these ARS investments develop. We believe that the underlying credit quality of the assets backing its ARS investments have not been impacted by the reduced liquidity of these ARS investments. As a result of these recent events, we are in the process of evaluating the extent of any impairment in our ARS investments resulting from the current lack of liquidity; however, we are not yet able to quantify the amount of any impairment.

•	Sale of Subsidiary Stock — Our WHC subsidiary issues its Class A Common Stock in various transactions, which results in a dilution of our percentage ownership in WHC. We account for the sale of WHC Class A Common Stock in accordance with the SEC’s Staff Accounting Bulletin No. 51 “Accounting for Sales of Stock by a Subsidiary.” The difference between the carrying amount of our investment in WHC before and after the issuance of WHC Class A Common Stock is considered either a gain or loss and is reflected as a component of our stockholders’ equity. During 2007 and 2006, WHC issued Class A Common Stock for the following transactions, which resulted in our ownership in WHC decreasing to 84.1% as of December 31, 2007 from 85.2% as of December 31, 2006:

•	Compensation Related. During 2007 and 2006, WHC stock options were exercised and restricted stock awards were released in accordance with WHC’s 2005 Long-Term Incentive Plan and WHC issued WHC Class A Common Stock to its Board of Directors as payment for their services. The issuance of these shares resulted in an aggregate gain of $14,492 and $5,152 in 2007 and 2006. We expect to continue to record gains in the future related to the future issuances of WHC Class A Common Stock in these types of transactions.

•	Acquisition of Subimo. During 2006, WHC purchased Subimo for cash and agreed to the future issuance of WHC Class A Common Stock (see “— Introduction — Acquisitions” above for further details) and, accordingly, we recorded a gain to equity of $11,627 in connection with the issuance of the non-contingent portion of this WHC Class A Common Stock.

•	Equity Investment in EBSCo — We accounted for our equity investment in EBSCo (which, as described above, was sold on February 8, 2008) in accordance with Accounting Principles Board (which we refer to as APB) Opinion No. 18, “The Equity Method of Accounting for Investments in Common Stock” (which we refer to as APB 18), which stipulates that the equity method should be used to account for investments whereby an investor has “the ability to exercise significant influence over operating and financial policies of an investee,” but does not exercise control. APB 18 generally considers an investor to have the ability to exercise significant influence when it owns 20% or more of the voting stock of an investee. We believe that our equity investment in EBSCo met these criteria. We assess the recoverability of the carrying value of our investment whenever events or changes in circumstances indicate a loss in value that is other than a temporary decline. Factors indicating a decline in value that is deemed to be other-than-temporary include the lack of intent and our inability

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to retain the investment until any anticipated recovery in the carrying amount of the investment, or the inability of the investment to sustain an earnings capacity which would justify the carrying amount. As of December 31, 2007, the current fair value of our equity investment in EBSCo exceeded its carrying amount of $25,261.

•	Stock-Based Compensation — On January 1, 2006, we adopted SFAS No. 123, “(Revised 2004): Share-Based Payment” (which we refer to as SFAS 123R), which replaces SFAS No. 123, “Accounting for Stock-Based Compensation” (which we refer to as SFAS 123) and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” (which we refer to as APB 25). SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized as compensation expense over the service period (generally the vesting period) in the consolidated financial statements based on their fair values. We elected to use the modified prospective transition method. Under the modified prospective transition method, awards that were granted or modified on or after January 1, 2006 are measured and accounted for in accordance with SFAS 123R. Unvested stock options and restricted stock awards that were granted prior to January 1, 2006 will continue to be accounted for in accordance with SFAS 123, using the same grant date fair value and same expense attribution method used under SFAS 123, except that all awards are recognized in the results of operations over the remaining vesting periods. The impact of forfeitures that may occur prior to vesting is also estimated and considered in the amount recognized for all stock-based compensation beginning January 1, 2006. As of December 31, 2007, approximately $23,480 and $39,840 of unrecognized stock-based compensation expense related to unvested awards (net of estimated forfeitures) is expected to be recognized over a weighted-average period of approximately 1.2 years and 1.6 years, related to the HLTH and WHC stock-based compensation plans. The total recognition period for the remaining unrecognized stock-based compensation expense for both the HLTH and WHC stock-based compensation plans is approximately four years; however, the majority of this cost will be recognized over the next two years, in accordance with our vesting provisions.

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model. The assumptions used in this model are expected dividend yield, expected volatility, risk-free interest rate and expected term. The expected volatility for stock options to purchase HLTH Common Stock is based on implied volatility from traded options of HLTH Common Stock combined with historical volatility of HLTH Common Stock. Prior to August 1, 2007, the expected volatility for stock options to purchase WHC Class A Common Stock was based on implied volatility from traded options of stock of comparable companies combined with historical stock price volatility of comparable companies. Beginning on August 1, 2007, expected volatility is based on implied volatility from traded options of WHC Class A Common Stock combined with historical volatility of WHC Class A Common Stock.

•	Deferred Taxes — Our deferred tax assets are comprised primarily of net operating loss carryforwards. At December 31, 2007, we had net operating loss carryforwards of approximately $1.3 billion, which expire at varying dates from 2011 through 2028. These loss carryforwards may be used to offset taxable income in future periods, reducing the amount of taxes we might otherwise be required to pay. Until the quarter ended December 31, 2007, a full valuation allowance had been provided against all net deferred taxes, except for a deferred tax liability originating from business combinations that resulted in tax deductible goodwill. During the quarter ended December 31, 2007, after consideration of the relevant positive and negative evidence, we reversed a portion of our valuation allowance primarily through the tax provision and discontinued operations. In determining the need for a valuation allowance, management determined the probability of realizing deferred tax assets, taking into consideration factors including historical operating results, expectations of future earnings and taxable income. Management will continue to evaluate the need for a valuation allowance, and in the future, should management determine that realization of the net deferred tax asset is more likely than not,

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some or all of the remaining valuation allowance will be reversed, and our effective tax rate may be reduced by such reversal.

•	Tax Contingencies — Our tax contingencies are recorded to address potential exposures involving tax positions we have taken that could be challenged by tax authorities. These potential exposures result from applications of various statutes, rules, regulations and interpretations. Our estimates of tax contingencies reflect assumptions and judgments about potential actions by taxing jurisdictions. We believe that these assumptions and judgments are reasonable; however, our accruals may change in the future due to new developments in each matter and the ultimate resolution of these matters may be greater or less than the amount that we have accrued. Consistent with our historical financial reporting, we have elected to reflect interest and penalties related to uncertain tax positions as part of the income tax provision. As of December 31, 2007, accrued interest and penalties were $978.

On January 1, 2007, we adopted Financial Accounting Standards Board (which we refer to as FASB) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (which we refer to as FIN 48), which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on derecognizing, classification, interest and penalties, accounting in interim periods, disclosure and transition. Upon adoption, we reduced the existing reserves for uncertain income tax positions by $1,475, primarily related to a reduction in state income tax matters. This reduction was recorded as a cumulative effect adjustment to accumulated deficit. In addition, we reduced $5,213 of a deferred tax asset and its associated valuation allowance upon adoption of FIN 48.

Results of Operations

The following table sets forth our consolidated statements of operations data and expresses that data as a percentage of revenue for the periods presented (amounts in thousands):

	Years Ended December 31,
	2007		2006		2005
	$	%	$	%	$	%

Revenue	$331,693	100.0	$908,927	100.0	$852,010	100.0
Costs and expenses:
Cost of operations	117,281	35.3	545,706	60.0	528,004	61.9
Sales and marketing	93,645	28.2	119,103	13.1	104,669	12.3
General and administrative	104,321	31.5	132,334	14.6	118,202	13.9
Depreciation and amortization	28,256	8.5	44,558	4.9	43,548	5.1
Interest income	42,035	12.7	32,339	3.6	21,527	2.5
Interest expense	18,593	5.6	18,794	2.1	16,321	1.9
Gain on 2006 EBS Sale	399	0.1	352,297	38.8	—	—
Other income (expense), net	3,406	1.0	(4,252)	(0.5)	(27,965)	(3.3)

Income from continuing operations before income tax (benefit) provision	15,437	4.7	428,816	47.2	34,828	4.1
Income tax (benefit) provision	(8,741)	(2.6)	50,389	5.6	(2,170)	(0.3)
Minority interest in WHC	10,667	3.2	405	0.0	775	0.1
Equity in earnings of EBS Master LLC	28,566	8.6	763	0.1	—	—

Income from continuing operations	42,077	12.7	378,785	41.7	36,223	4.3
(Loss) income from discontinued operations, net of tax	(22,198)	(6.7)	393,132	43.2	32,588	3.8

Net income	$19,879	6.0	$771,917	84.9	$68,811	8.1

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Revenue is currently derived from the WebMD Segments and was derived through our EBS segment through the date of the 2006 EBS Sale on November 16, 2006. The WebMD Online Services segment derives revenue from advertising, sponsorship (including online CME services), e-detailing promotion and physician recruitment services, content syndication and distribution, and licenses of private online portals to employers, healthcare payers and others, along with related services including lifestyle education and personalized telephonic coaching. The WebMD Publishing and Other Services segment derives revenue from sales of, and advertising in, its physician directories, and advertisements in WebMD the Magazine, and from in-person CME programs from December 2005 through December 31, 2006. As of December 31, 2006, these in-person CME programs were no longer offered by WebMD. Additionally, WebMD sold its ACS/ACP Business as of December 31, 2007 and the revenue and expenses of this business are shown as discontinued operations for all periods presented. WebMD’s customers include pharmaceutical, biotechnology, medical device and consumer products companies, as well as employers and health plans. WebMD’s customers also include physicians and other healthcare providers who buy our physician directories and reference text books. EBS, which was a segment through November 16, 2006, the date of the 2006 EBS Sale, provided solutions that automate key business and administrative functions for healthcare payers and providers, including: electronic patient eligibility and benefit verification; electronic and paper claims processing; electronic and paper paid-claims communication services; and patient billing, payment and communications services. EBS also provided clinical communications services that enable physicians to manage laboratory orders and results, hospital reports and electronic prescriptions. A significant portion of EBS revenue was generated from the country’s largest national and regional healthcare payers.

Cost of operations consists of costs related to services and products WebMD provides to customers and costs associated with the operation and maintenance of WebMD’s public and private portals. These costs relate to editorial and production operations, Web site operations, non-capitalized Web site development costs, and costs related to the production and distribution of WebMD’s publications. These costs consist of expenses related to salaries and related expenses, non-cash stock-based compensation, creating and licensing content, telecommunications, leased properties and printing and distribution and non-cash advertising costs. Prior to the 2006 EBS Sale on November 16, 2006, cost of operations also related to EBS’ products and services including the cost of postage related to EBS’ automated print-and-mail services and paid-claims communication services, as well as sales commissions paid to certain distributors of EBS’ products.

Sales and marketing expense consists primarily of advertising, product and brand promotion, salaries and related expenses, and non-cash stock-based compensation. These expenses include items related to salaries and related expenses of account executives, account management and marketing personnel, costs and expenses for marketing programs, and fees for professional marketing and advertising services. Also included in sales and marketing expense are the non-cash advertising expenses, which are discussed below.

General and administrative expense consists primarily of salaries, non-cash stock-based compensation and other salary-related expenses of administrative, finance, legal, information technology, human resources and executive personnel. These expenses include costs of general insurance and costs of accounting and internal control systems to support our operations.

Our discussions throughout MD&A make references to certain non-cash expenses. We consider non-cash expenses to be those expenses that result from the issuance of our equity instruments. The following is a summary of our principal non-cash expenses:

•	Non-cash stock-based compensation expense. Expense for 2007 and 2006 reflects the adoption of SFAS 123R on January 1, 2006, which requires all share-based payments to employees, including grants of employee stock options, to be recognized as compensation expense over the service period (generally the vesting period) in the consolidated financial statements based on their fair values. Expense for 2005 primarily related to restricted stock awards. Non-cash stock-based compensation expense is reflected in the same expense captions as the related salary costs of the respective employee.

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•	Non-cash advertising expense. Expense related to the use of WebMD’s prepaid advertising inventory that WHC received from News Corporation in exchange for equity instruments we issued in connection with an agreement we entered into with News Corporation in 1999 and subsequently amended in 2000. This non-cash advertising expense is included in cost of operations when WHC utilizes this advertising inventory in conjunction with offline advertising and sponsorship programs and is included in sales and marketing expense when WHC uses the asset for promotion of WHC’s brand.

The following table is a summary of our non-cash expenses included in the respective statements of operations captions.

	Years Ended December 31,
	2007	2006	2005

Stock-based compensation expense:
Cost of operations	$5,063	$11,541	$—
Sales and marketing	5,056	7,461	—
General and administrative	22,533	23,143	4,713

Total	$32,652	$42,145	$4,713

Advertising expense:
Cost of operations	$—	$—	$336
Sales and marketing	5,264	7,414	10,534

Total	$5,264	$7,414	$10,870

Modification to the Classification of Results

The following discussion of our operating results reflects the reclassification of EPS as a discontinued operation for the years ended December 31, 2006 and 2005, as a result of the EPS Sale that was completed on September 14, 2006, and the reclassification of our ViPS and Porex businesses as discontinued operations in all periods presented, as a result our intention to divest these segments.

In contrast to the discontinued operations presentation for EPS, ViPS and Porex, the 2006 EBS Sale did not result in the accounting for EBS as a discontinued operation, because the 2006 EBS Sale was only a partial sale, through which we retained a 48% ownership interest in EBSCo following the transaction. Accordingly, the historical results of operations for EBS are included in our financial statements from January 1, 2006 through the date of the 2006 EBS Sale on November 16, 2006 and for the year ended 2005. Subsequent to the 2006 EBS Sale on November 17, 2006, our 48% portion of EBSCo’s income is reflected in the line item “Equity in earnings of EBS Master LLC.” Because of this treatment, our consolidated results of operations for 2007, 2006 and 2005, as well as the EBS segment results for these periods, are presented on a basis that makes prior period results not directly comparable to the results for the full year 2007 and 2006. In the discussion of those consolidated operating results, in addition to noting the effect of the 2006 EBS Sale (which is relatively large as compared to all other differences between the periods), we have provided comparative information on items that reflect trends in our operating results based on their materiality to our consolidated operating results for the years ended 2007, 2006 and 2005. The results of the WebMD Segments were not affected by the 2006 EBS Sale and comparisons with prior periods are not subject to the considerations applicable to EBS and to our consolidated results.

2007 and 2006

The following discussion is a comparison of our results of operations for the year ended December 31, 2007, to the year ended December 31, 2006.

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Revenue

Our revenue decreased 63.5% to $331,693 in 2007 from $908,927 in 2006. Revenue attributable to EBS decreased by $661,090 as a result of the 2006 EBS Sale. Partially offsetting this decrease was higher revenue in our WebMD Segments. The WebMD Online Services segment accounted for $83,417 of the higher revenue, partially offset by lower revenue of $239 within the WebMD Publishing and Other Services segment. Excluding the impact of the acquisitions WebMD made in 2006, our total revenue attributable to WebMD increased by approximately $60,000 from 2006 to 2007. A more detailed discussion regarding changes in revenue is included below under “— Results of Operations by Operating Segment.”

Costs and Expenses

Cost of Operations.  Cost of operations was $117,281 in 2007, compared to $545,706 in 2006. Our cost of operations represented 35.3% of revenue in 2007, compared to 60.0% of revenue in 2006. Included in cost of operations are non-cash expenses related to stock-based compensation of $5,063 in 2007, compared to $11,541 in 2006. The decrease in non-cash stock-based compensation expense for 2007 was primarily due to the graded vesting schedule that was used for all stock options and restricted stock awards granted prior to the January 1, 2006 adoption date of SFAS 123R, including the WHC options and restricted stock granted at the time of the initial public offering, as well as approximately $2,600 of non-cash stock-based compensation expense related to EBS employees, which was included in the prior year period.

Cost of operations, excluding the non-cash stock-based compensation expense discussed above, was $112,218 or 33.8% of revenue in 2007, compared to $534,165 or 58.8% of revenue in 2006. The decrease in cost of operations excluding non-cash stock-based compensation expense, as a percentage of revenue and in dollars, was primarily due to the 2006 EBS Sale, which was the reason for approximately $441,200 of the decrease in cost of operations, as EBS services and products had lower gross margins than our WebMD Segments. Partially offsetting this impact of the 2006 EBS Sale was higher cost of operations of approximately $19,300 related to the WebMD Segments as a result of the growth within that business.

Sales and Marketing.  Sales and marketing expense was $93,645 in 2007, compared to $119,103 in 2006. Our sales and marketing expense represented 28.2% of revenue in 2007, compared to 13.1% of revenue in 2006. Non-cash expense related to advertising was $5,264 in 2007, compared to $7,414 in 2006. This decrease was due to lower utilization of WebMD’s prepaid advertising inventory. Non-cash stock-based compensation was $5,056 in 2007, compared to $7,461 in 2006. The decrease in non-cash stock-based compensation expense in 2007, when compared to 2006, is due to approximately $1,600 related to the 2006 EBS Sale, as well as approximately $800 in lower non-cash stock-based compensation expense for our WebMD Segments which primarily related to the graded vesting methodology used in determining stock-based compensation expense related to WebMD’s stock options and restricted stock awards granted at the time of the initial public offering.

Sales and marketing expense, excluding the non-cash expenses discussed above, was $83,325 or 25.1% of revenue in 2007, compared to $104,228 or 11.5% of revenue in 2006. The increase in sales and marketing expense, excluding the non-cash expenses discussed above, as a percentage of revenue, was primarily due to the 2006 EBS Sale, as EBS had lower sales and marketing expense as a percentage of revenue than our WebMD Segments. The 2006 EBS Sale was also the primary reason for the decrease in sales and marketing expense, in the amount of approximately $41,300. This decrease was partially offset by approximately $20,400 in higher expenses within our WebMD Segments related to an increase in compensation related costs due to increased staffing and sales commissions related to higher revenue and to expenses related to WebMD’s acquisitions of Summex, Medsite and Subimo.

General and Administrative.  General and administrative expense was $104,321 in 2007, compared to $132,334 in 2006. Our general and administrative expense represented 31.5% of revenue in 2007, compared to 14.6% of revenue in 2006. Included in general and administrative expense were non-cash expenses related to

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stock-based compensation. Non-cash stock-based compensation was $22,533 in 2007, compared to $23,143 in 2006. Non-cash stock-based compensation expense was lower in 2007, when compared to 2006 in our WebMD Segments by approximately $2,600 as a result of the graded vesting methodology used in determining stock-based compensation expense related to WebMD’s stock options and restricted stock awards granted at the time of the initial public offering. Additionally, our non-cash stock compensation expense was lower in 2007, as compared to 2006 by approximately $1,700 as a result of the 2006 EBS Sale. These decreases were offset by approximately $3,700 in our Corporate segment primarily related to additional stock compensation expense related to new equity awards granted during the second half of 2006.

General and administrative expense, excluding the non-cash stock-based compensation expense discussed above, was $81,788 or 24.7% of revenue in 2007, compared to $109,191 or 12.0% of revenue in 2006. The increase in general and administrative expense, excluding the non-cash stock-based compensation expense, as a percentage of revenue, was primarily due to the impact of the 2006 EBS Sale. The 2006 EBS Sale was also the primary reason for the decrease in general and administrative expense in dollars, in the amount of approximately $25,000. Also contributing to the decrease in general and administrative expense were approximately $13,900 of lower shared service costs and other corporate expenses primarily due to the 2006 EBS Sale and EPS Sale. This decrease was partially offset by higher expenses within our WebMD Segments of approximately $11,500 primarily related to an increase in compensation related costs and expenses due to increased staffing levels and outside personnel expenses and expenses related to WebMD’s acquisitions of Summex, Medsite and Subimo.

Depreciation and Amortization.  Depreciation and amortization expense was $28,256 or 8.5% of revenue in 2007, compared to $44,558 or 4.9% of revenue in 2006. Depreciation and amortization expense decreased by approximately $25,900 due to the 2006 EBS Sale. Partially offsetting this decrease was the impact of recent acquisitions and capital improvements within our WebMD Segments, which resulted in additional depreciation and amortization expense of approximately $9,600 when compared to 2006.

Interest Income.  Interest income increased to $42,035 in 2007, from $32,339 in 2006. The increase was due to higher average investment balances and higher rates of return in 2007, as compared to 2006.

Interest Expense.  Interest expense of $18,593 in 2007 was consistent with interest expense of $18,794 in 2006. Interest expense in both 2007 and 2006 primarily included the interest expense and the amortization of debt issuance costs for our $350,000 of 1.75% Convertible Subordinated Notes due 2023 and our $300,000 of 3 1/8% Convertible Notes due 2025.

Gain on 2006 EBS Sale.  The gain on the 2006 EBS Sale of $399 in 2007 represented a gain recognized in connection with the working capital adjustment associated with the 2006 EBS Sale, while the gain on sale of $352,297 in 2006 represents the gain recognized in connection with the 2006 EBS Sale as of the November 16, 2006 closing date.

Other Income (Expense), Net.  Other income, net was $3,406 in 2007, compared to other expense, net of $4,252 in 2006. Other income (expense), net includes transition services income of $5,833 and $2,524 in 2007 and 2006 related to the services we provide to EBSCo and Sage Software, net of services EBSCo provides to us, related to each of their respective transition services agreements, and $1,497 in 2007 related to the reversal of certain sales and use tax contingencies resulting from the expiration of various statutes. We expect these transaction service fees to be lower in 2008. Other expense of $2,527 and $4,198 in 2007 and 2006 represents advisory expenses for professional fees, primarily consisting of legal, accounting and financial advisory services related to our exploration of strategic alternatives for WHC in 2007 and our former EBS segment in 2006. See “— Introduction — Recent and Pending Corporate Transactions” above for more information on the WHC Merger. Also included in other income (expense), net was $1,397 and $2,578 in 2007 and 2006 of external legal costs and expenses we incurred related to the investigation by the United States Attorney for the District of South Carolina and the SEC.

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Income Tax (Benefit) Provision.  The income tax benefit of $8,741 in 2007 and provision of $50,389 in 2006, includes tax expense for operations that were profitable in certain states and other jurisdictions in which we do not have net operating loss carryforwards to offset that income. The income tax provision includes a non-cash provision for taxes of $2,610 and $30,770 in 2007 and 2006, respectively, that has not been reduced by the reversal of the valuation allowance as these tax benefits were acquired through business combinations and therefore the related valuation allowance was reversed through goodwill. Additionally, included in the income tax provision in 2007 and 2006 is a deferred tax provision of $3,623 and a benefit of $3,929, respectively, primarily related to a certain portion of our goodwill that is deductible for tax purposes. The 2007 tax provision also includes a benefit of $16,327 related to the reversal of our valuation allowance related to the estimated utilization of our net operating losses in 2008. The income tax provision in 2006 was considerably higher than in 2007 and prior periods as a result of the gain we recorded in connections with the 2006 EBS Sale and the reversal of a portion of our valuation allowance at December 31, 2007.

Minority Interest in WHC.  Minority interest expense of $10,667 in 2007, compared to $405 in 2006, represents the minority stockholders’ proportionate share of income for WHC. The ownership interest of minority shareholders fluctuates based on the net income or loss reported by WHC, combined with changes in the percentage ownership of WHC held by the minority interest shareholders. The minority interest shareholders percentage ownership changes as a result of the issuance of WHC Class A Common Stock for the exercise of stock options, the release of restricted awards and stock issued for acquisitions, such as Subimo.

(Loss) Income from Discontinued Operations, Net of Tax.  Loss from discontinued operations was $22,198 in 2007, which includes a pre-tax charge of $73,347 related to the estimate of our indemnity obligations to advance amounts for reasonable defense costs for initially ten and now nine former officers and directors of EPS, who were indicted in connection with the previously disclosed investigation by the United States Attorney for the District of South Carolina. Partially offsetting the pre-tax charge, is the reimbursement of $14,625 by two of the nine insurance companies we have been seeking to honor their obligations under certain directors and officers liability insurance policies. For a description of this matter, see “— Introduction — Other Significant Developments” above. Income from discontinued operations in 2006 was $393,132, which included a gain of $353,158, net of tax, recognized in connection with the EPS Sale, as well as EPS’s net operating results of $17,902 during the period from January 1, 2006 through the date of sale on September 16, 2006. Also included in (loss) income from discontinued operations, net of tax, during 2007 and 2006 was the net operating results of ViPS, Porex and WebMD’s ACS/ACP Business, which, in the aggregate amounted to $32,119 in 2007 and $22,072 in 2006, including the gain on the sale of the ACS/ACP business on December 31, 2007 of $3,571.

2006 and 2005

The following discussion is a comparison of our results of operations for the year ended December 31, 2006, to the year ended December 31, 2005.

Revenue

Our total revenue increased 6.7% to $908,927 in 2006 from $852,010 in 2005. The WebMD Online Services and the WebMD Publishing and Other Services segments accounted for $78,165 and $7,401 of the revenue increase for 2006 and 2005, respectively, which was partially offset by a decrease in revenue of $28,215 as a result of the 2006 EBS Sale. A more detailed discussion regarding changes in revenue is included below under “— Results of Operations by Operating Segment.”

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Costs and Expenses

Cost of Operations.  Cost of operations was $545,706 in 2006, compared to $528,004 in 2005. Our cost of operations represented 60.0% of revenue in 2006, compared to 61.9% of revenue in 2005. Included in cost of operations are non-cash stock-based compensation expenses of $11,541 for the year ended December 31, 2006, with no corresponding amount in the prior year period, as a result of the adoption of SFAS 123R.

Cost of operations, excluding the non-cash stock-based compensation expense, was $534,165 or 58.8% of revenue in 2006. This increase of $6,161 was primarily due to higher compensation expenses as a result of higher staffing levels and outside personnel expenses related to WebMD’s Web site operations and development, increased expenses associated with creating and licensing WebMD content, increased production costs related to the WebMD the Magazine which shipped larger issues in 2006, as compared to 2005, and expenses related to WebMD’s acquisitions. In the aggregate, the increase in cost of operations related to our WebMD Segments was approximately $27,600. This increase was partially offset by lower cost of operations in our EBS segment as a result of the 2006 EBS Sale and also as a result of lower direct expenses in our EBS segment during 2006, when compared to 2005, through operating efficiencies and cost savings. In the aggregate, the decrease in cost of operations attributed to the EBS segment in 2006, when compared to 2005, was approximately $21,400.

Sales and Marketing.  Sales and marketing expense was $119,103 in 2006, compared to $104,669 in 2005. Our sales and marketing expense represented 13.1% of revenue in 2006, compared to 12.3% of revenue in 2005. Included in sales and marketing expense were non-cash expenses related to stock-based compensation and advertising services. Non-cash stock-based compensation was $7,461 in 2006, with no corresponding amount in the prior year period, as a result of the adoption of SFAS 123R. Non-cash expenses related to advertising services were $7,414 in 2006, compared to $10,534 in 2005. The decrease in non-cash advertising expense for 2006 was due to lower utilization of our prepaid advertising inventory.

Sales and marketing expense excluding the non-cash expenses discussed above was $104,228, or 11.5% of revenue in 2006, compared to $94,135, or 11.0% of revenue in 2005. The increase in dollars in 2006, compared to 2005, was primarily due to increased compensation related costs due to increased staffing levels and sales commission related to WebMD’s acquisitions, which were not included, or only partially included a year ago. In the aggregate and excluding the non-cash expenses discussed above, sales and marketing expense related to the WebMD Segments increased by approximately $20,300 in 2006, as compared to 2005. In contrast, these higher costs at WebMD were partially offset by approximately $9,300 of lower costs for EBS in 2006, compared to 2005, as a result of the 2006 EBS Sale.

General and Administrative.  General and administrative expense was $132,334 in 2006, compared to $118,202 in 2005. Our general and administrative expense represented 14.6% of revenue in 2006, compared to 13.9% of revenue in 2005. Included in general and administrative expense were non-cash expenses related to stock-based compensation. Non-cash stock-based compensation expense increased to $23,143 in 2006, compared to $4,713 in 2005, reflecting the adoption of SFAS 123R on January 1, 2006.

General and administrative expense, excluding the non-cash expense discussed above, was $109,191 or 12.0% of revenue in 2006, compared to $113,489 or 13.3% of revenue in 2005. The decrease in dollars in 2006, compared to 2005, was primarily due to the 2006 EBS Sale, in the amount of approximately $12,300, and our Corporate segment, in the amount of approximately $4,000. The decrease was partially offset by an increase in our WebMD Segments, which in the aggregate was approximately $12,000, as a result of higher staffing levels and increased expenses related to WebMD’s acquisitions and public company related costs. Additionally, within 2005 is a charge of approximately $2,200 related to the resignation of WebMD’s former CEO and recruitment of WebMD’s Executive Vice President of Product and Programming and Chief Technology Officer.

Depreciation and Amortization.  Depreciation and amortization expense was $44,558 or 4.9% of revenue in 2006, compared to $43,548 or 5.1% of revenue in 2005. The 2006 Acquisitions and 2005 Acquisitions in

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our WebMD Segments, as well as increased capital expenditures throughout 2006 and 2005 within our WebMD Segments resulted in higher depreciation and amortization expense of approximately $7,000 in 2006 when compared to 2005. This increase was offset by a decrease of approximately $6,400 in depreciation and amortization expense as a result of the 2006 EBS Sale. The EBS business was deemed to be an asset held for sale on September 26, 2006 in connection with the signing of a definitive agreement for the partial sale of that business, and accordingly, no depreciation or amortization expense was recorded for the EBS business during the fourth quarter of 2006.

Interest Income.  Interest income increased to $32,339 in 2006, from $21,527 in 2005. The increase was mainly due to higher rates of return in 2006, compared to 2005. Also contributing to the increase in interest income were higher investment balances, particularly during the fourth quarter of 2006, as a result of the proceeds received in connection with the EPS Sale on September 14, 2006 and the 2006 EBS Sale on November 16, 2006, partially offset by the $1.55 billion used in connection with the 2006 Tender Offer that was completed on December 4, 2006.

Interest Expense.  Interest expense increased to $18,794 in 2006, from $16,321 in 2005, primarily due to higher weighted average debt outstanding during 2006, compared to 2005.

Gain on 2006 EBS Sale.  The gain on 2006 EBS Sale represents a gain of $352,297, recognized in connection with the 2006 EBS Sale, for gross cash proceeds of approximately $1,209,000.

Other Income (Expense), Net.  Other expense, net was $4,252 and $27,965 in 2006 and 2005. Other expense, net in 2006 includes advisory expenses of $4,198 for professional fees, primarily consisting of legal, accounting and financial advisory services related to our exploration of strategic alternatives for our EBS business, from the time we initiated this exploration, through the date we signed the definitive agreement for the 2006 EBS Sale on September 26, 2006. Also included in other expense, net was transition services income of $2,524 earned from the service fee charged to EBSCo and Sage Software for services rendered under each of their respective transition services agreement and external legal costs and expenses of $2,578 and $17,835 that we incurred related to the investigation by the United States Attorney for the District of South Carolina and the SEC. Other expense, net in 2005 represents a charge of $1,863 related to the settlement of litigation in 2005, a loss of $1,902 related to the redemption of our $300,000 3 1/4% Convertible Notes on June 2, 2005 and a net loss of $6,365 on marketable securities.

Income Tax (Benefit) Provision.  The income tax provision of $50,389 and benefit of $2,170 in 2006 and 2005 includes tax expense for operations that are profitable in certain states and other jurisdictions in which we do not have net operating losses to offset that income. In addition, the income tax provision includes a non-cash provision for taxes of $30,770 in 2006 that has not been reduced by the reversal of the valuation allowance as these tax benefits were acquired through business combinations and therefore the related valuation allowance was reversed through goodwill. Additionally, included in the income tax provision in 2006 and 2005 is a deferred tax benefit of $3,929 and expense of $4,247, respectively, primarily related to a certain portion of our goodwill that is deductible for tax purposes. The income tax provision in 2006 was considerably higher than in prior periods, as a result of the gain we recorded in connection with the 2006 EBS Sale. In 2005, the tax expense was partially offset by the reversal of reserves for tax contingencies resulting from the completion of an IRS Joint Committee review and, to a lesser extent, the expiration of the statutes of limitation periods applicable to certain of our tax returns.

Minority Interest in WHC.  Minority interest of $405 and $775 in 2006 and 2005, respectively, represents the minority stockholders’ proportionate share of income for WHC. The ownership interest of minority shareholders was created as part of our initial public offering of WHC on September 28, 2005 and fluctuates based on the net income or loss reported by WHC, combined with changes in the percentage ownership of WHC held by the minority interest shareholders.

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(Loss) Income from Discontinued Operations, Net of Tax.  Income from discontinued operations, net of tax includes EPS’s net operating results of $17,902 during the period from January 1, 2006 through the date of sale on September 14, 2006 and $16,265 for the year ended December 31, 2005, as well as a gain of $353,158, net of tax, recognized in 2006 in connection with the completed EPS Sale. In addition, included in income from discontinued operations, net of tax, is the net operating results of our ViPS segment, our Porex segment and WebMD’s ACS/ACP Business, which, in the aggregate, amounted to $22,072 and $16,323 in 2006 and 2005, respectively.

Results of Operations by Operating Segment

We monitor the performance of our business based on earnings before interest, taxes, non-cash and other items. Other items include: legal expenses we incurred which reflect costs and expenses related to the investigation by the United States Attorney for the District of South Carolina and the SEC; income related to the reduction of certain sales and use tax contingencies; professional fees in 2007, primarily consisting of legal, accounting and financial advisory services, related to the merger of HLTH and WHC, the sale of our 48% ownership interest in EBSCo and the 2006 EBS Sale; a charge related to the redemption of $300,000 3 1/4% Convertible Subordinated Notes; loss recognized related to the sale of marketable securities; and costs and expenses related to the settlement of litigation in 2005. Inter-segment revenue primarily represents printing services provided by EBS during 2006 and 2005 and certain services provided by our WebMD Segments during 2007, 2006 and 2005.

Reclassification of Segment Information.  As a result of our intention to divest the ViPS and Porex segments and due to the December 31, 2007 sale of WHC’s ACS/ACP business, the financial information for these businesses has been reclassified to discontinued operations for the current and prior year periods. In addition, certain expenses of Porex related to activities that were previously managed by, and therefore reported within, the Corporate segment, were also reclassified to discontinued operations, as these expenses do not relate to our continuing operations. These expenses were reclassified for the current and prior year periods and amounted to $609, $1,684 and $290 in 2007, 2006 and 2005, respectively. Additionally, as a result of the discontinued operations presentation for ViPS and Porex, our only remaining operating segment is WebMD. We expanded our segment disclosure for WebMD to provide additional information related to the WebMD Online Services segment and the WebMD Publishing and Other Services segment. This additional information for WebMD has been provided for all periods presented.

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Summarized financial information for each of our operating segments and our Corporate segment and a reconciliation to net income are presented below (amounts in thousands):

	Years Ended December 31,
	2007	2006(a)	2005

Revenue
Emdeon Business Services	$—	$661,090	$689,305
WebMD Online Services:
Advertising and sponsorship	229,333	170,626	109,850
Licensing	81,471	55,621	33,540
Content syndication and other	2,378	3,518	8,210

Total WebMD Online Services	313,182	229,765	151,600
WebMD Publishing and Other Services	18,772	19,011	11,610
Inter-segment eliminations	(261)	(939)	(505)

	$331,693	$908,927	$852,010

Earnings before interest, taxes, non-cash and other items
Emdeon Business Services	$—	$152,911	$138,529
WebMD Online Services	80,594	52,324	27,766
WebMD Publishing and Other Services	4,103	362	(386)
Corporate	(24,502)	(41,730)	(49,191)

	60,195	163,867	116,718
Interest, taxes, non-cash and other items
Depreciation and amortization	(28,256)	(44,558)	(43,548)
Non-cash stock-based compensation	(32,652)	(42,145)	(4,713)
Non-cash advertising	(5,264)	(7,414)	(10,870)
Interest income	42,035	32,339	21,527
Interest expense	(18,593)	(18,794)	(16,321)
Income tax benefit (provision)	8,741	(50,389)	2,170
Minority interest in WHC	(10,667)	(405)	(775)
Equity in earnings of EBS Master LLC	28,566	763	—
Gain on 2006 EBS Sale	399	352,297	—
Other expense, net	(2,427)	(6,776)	(27,965)

Income from continuing operations	42,077	378,785	36,223
(Loss) income from discontinued operations, net of tax	(22,198)	393,132	32,588

Net income	$19,879	$771,917	$68,811

(a)	The EBS segment was sold on November 16, 2006 and, therefore, the operations of the EBS segment are included only for the period January 1, 2006 through November 16, 2006.

2007 and 2006

The following discussion is a comparison of the results of operations for our WebMD Segments and our corporate segment for the year ended December 31, 2007, to the year ended December 31, 2006.

WebMD Online Services.  Revenue was $313,182 in 2007, an increase of $83,417 or 36.3% from 2006. Advertising and sponsorship revenue increased $58,707 or 34.4% in 2007, compared to 2006. The increase in advertising and sponsorship revenue was primarily attributable to an increase in the number of brands and sponsored programs promoted on WebMD’s Web sites as well as the acquisition of Medsite in September 2006. The acquisition of Medsite contributed $16,291 and $4,852 of advertising and sponsorship revenue in

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2007 and 2006, respectively. Including the Medsite acquisition, the number of such programs grew to approximately 1,000 in 2007 compared to approximately 800 in 2006. In general, pricing remained relatively stable for our advertising and sponsorship programs and was not a significant source of the revenue increase. Licensing revenue increased $25,850 or 46.5% in 2007 compared to 2006. This increase was due to an increase in the number of companies using WebMD’s private portal platform to 117 from 99 last year. WebMD also had approximately 150 additional customers who purchase stand alone decision support services as a result of the acquisitions completed in 2006. The acquisitions of Summex and Subimo contributed $19,526 and $4,398 in licensing revenue for the years ended December 31, 2007 and 2006, respectively. Content syndication and other revenue decreased $1,140 in 2007 from $3,518 in 2006, primarily as a result of the completion of certain contracts and our decision not to seek new content syndication business.

WebMD Online Services earnings before interest, taxes, non-cash and other items was $80,594 or 25.7% of revenue in 2007, compared to $52,324 or 22.8% of revenue in 2006. This increase as a percentage of revenue was primarily due to higher revenue from the increase in the number of brands and sponsored programs in WebMD’s public portals as well as the increase in companies using WebMD’s private online portal without incurring a proportionate increase in overall expenses, due to the benefits achieved from WebMD’s infrastructure investments as well as acquisition synergies.

WebMD Publishing and Other Services.  Revenue was $18,772 in 2007, a decrease of $239 or 1.3% from 2006. The decrease was primarily attributable to WebMD’s decision to discontinue offline CME products.

WebMD Publishing and Other Services earnings before interest, taxes, non-cash and other items was $4,103 or 21.9% of revenue in 2007, compared to $362 or 1.9% of revenue in 2006. The increase was primarily attributable to a change in mix of revenues to higher margin products compared to the same period last year.

Corporate.  Corporate includes costs and expenses for functions that are not directly managed by one of our segments, or by the Porex and ViPS businesses which are reflected within discontinued operations. Corporate expenses decreased to $24,502, or 7.4% of consolidated revenue in 2007, compared to $41,730, or 4.6% of consolidated revenue in 2006. The decrease in corporate expenses, in dollars, for 2007 was the result of the 2006 EBS Sale and the EPS Sale which occurred in the second half of 2006 and resulted in a significant reduction in a portion of the shared services performed at corporate, which previously supported those operations. The most significant reductions in expenses were related to certain outside services including legal and accounting services, as well as personnel expenses. Additionally, included in corporate is transition service income, net of expenses, of $5,833 and $2,524 in 2007 and 2006, related to the services we continue to provide to EBSCo and Sage Software, which were only partially included in the prior year period. These amounts were reflected within our Corporate segment, partially offsetting the cost of providing these services. We expect these transaction service fees to be lower in 2008. The increase in corporate expenses as a percentage of revenue was due to the impact of lower revenue as a result of the 2006 EBS Sale, combined with the effect of certain corporate expenses that are fixed in nature, and accordingly, did not decrease in proportion to the reduction in revenue.

Inter-Segment Eliminations.  Inter-segment eliminations primarily represents printing services provided by the EBS segment in 2006 and certain services provided by the WebMD Segments.

2006 and 2005

The following discussion is a comparison of the results of operations for each of our operating segments and corporate segment for the year ended December 31, 2006, to the year ended December 31, 2005.

HLTH 2007 Annual Report — MD&A Annex

ANNEX A-3 – PAGE 24

Emdeon Business Services.  Revenue was $661,090 in 2006, a decrease of $28,215 or 4.1% from 2005. The decrease in revenue was primarily due to the impact of the 2006 EBS Sale that occurred on November 6, 2006. As a result, the 2006 period is not directly comparable to the full year of 2005.

Earnings before interest, taxes, non-cash and other items was $152,911 in 2006, compared to $138,529 in 2005. As a percentage of revenue, earnings before interest, taxes, non-cash and other items was 23.1% in 2006, compared to 20.1% in 2005. The increase in operating margin, as a percentage of revenue, was primarily the result of revenue growth experienced in the period prior to the 2006 EBS Sale, without a proportionate increase in costs. This was due to a combination of certain costs that are more fixed in nature and do not increase proportionately with revenue including certain personnel related costs, as well as the result of operating efficiencies and cost savings. The operating efficiencies and costs savings included lower direct expenses in the areas of telecommunication expenses and other direct material costs related to our patient statement and remittance and payment service offerings.

WebMD Online Services.  Revenue was $229,765 in 2006, an increase of $78,165 or 51.6% from 2005. Advertising and sponsorship revenue increased $60,776 or 55.3% in 2006 compared to 2005. The increase in advertising and sponsorship revenue was primarily attributable to an increase in the number of brands and sponsored programs promoted on WebMD’s Web sites as well as the acquisitions of Conceptis in December 2005, eMedicine in January 2006 and Medsite in September 2006. The acquisitions of Conceptis, eMedicine and Medsite contributed approximately $21,200 of advertising and sponsorship revenue in 2006. Including the Conceptis, eMedicine and Medsite acquisitions, the number of such programs grew to approximately 800 in 2006 compared to approximately 570 in 2005. In general, pricing remained relatively stable for our advertising and sponsorship programs and was not significant source of the revenue increase. Licensing revenue increased $22,081 or 65.8% in 2006 compared to 2005. This increase was due to an increase in the number of companies using WebMD’s private portal platform to 99 from 78 last year. WebMD also has approximately 150 additional customers who purchase stand alone decision support services as a result of the acquisitions completed in 2005 and 2006. The acquisitions of Summex and Subimo contributed approximately $4,400 in licensing revenue in 2006. HealthShare pre-acquisition revenue not included in our results for the period from January 1, 2005 to March 13, 2005 was $1,824. Content syndication and other revenue declined $4,692 in 2006 from $8,210 in 2005, primarily as a result of the completion of certain contracts and our decision not to seek new content syndication business.

WebMD Online Services earnings before interest, taxes, non-cash and other items was $52,324 or 22.8% of revenue in 2006, compared to $27,766 or 18.3% of revenue in 2005. This increase as a percentage of revenue was primarily due to higher revenue from the increase in number of brands and sponsored programs in WebMD’s public portals as well as the increase in companies using WebMD’s private online portal without incurring a proportionate increase in overall expenses, offset by a charge of approximately $3,150 during the year ended December 31, 2005 related to the resignation of WebMD’s former CEO and other personnel, and the recruitment of WebMD’s Executive Vice President of Product and Programming and Chief Technology Officer.

WebMD Publishing and Other Services.  Revenue was $19,011 in 2006, an increase of $7,401 or 63.7% from 2005. The increase was primarily attributable to WebMD’s acquisition of Conceptis in December 2005, which contributed approximately $4,000 in offline medical education revenue in 2006 and higher revenue of approximately $1,500 from The Little Blue Book physician oriented offerings.

WebMD Publishing and Other Services earnings before interest, taxes, non-cash and other items was $362 or 1.9% of revenue in 2006, compared to a loss of $386 or 3.3% of revenue in 2005. The increase was primarily attributable to a change in mix of revenues to higher margin products compared to the same period last year.

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ANNEX A-3 – PAGE 25

Corporate.  Corporate includes costs and expenses for functions that are not directly managed by one of our segments, or by the Porex and ViPS businesses which are reflected within discontinued operations. Corporate expenses decreased to $41,730, or 4.6% of consolidated revenue in 2006, compared to $49,191, or 5.8% of consolidated revenue in 2005. These expenses, in dollars, decreased as a result of lower personnel related costs due to lower headcount. Additionally, our corporate expenses as a percentage of revenue continue to decrease when compared to the prior periods reflecting our ability to increase revenue without a proportionate increase in corporate costs which are generally more fixed in nature. Additionally, in connection with the transition services we are providing to EPS and EBSCo following the EPS Sale and 2006 EBS Sale, we charged EPS and EBSCo transition services fees of $2,524 during 2006, which is net of certain fees we pay to EBSCo, related to certain services they perform for us. This amount was reflected within our Corporate segment during 2006, partially offsetting the cost of providing these services.

Inter-Segment Eliminations.  Inter-segment eliminations primarily represents printing services provided by the EBS segment and certain services provided by the WebMD Segments.

Liquidity and Capital Resources

Cash Flows

Cash provided by operating activities from our continuing operations was $47,896 in 2007, compared to $134,696 in 2006. The $86,800 decrease in cash provided by operating activities from our continuing operations when compared to a year ago primarily relates to EBS being treated as an equity investment during 2007, compared to it being treated as part of our operations for the period January 1, 2006 through November 16, 2006. While we are sharing 48% of EBSCo’s earnings, we did not receive cash distributions from the investment during the current year period. Also contributing to this decrease in cash flow from operating activities, when compared to the prior year, were estimated payments for income taxes, which were higher than the prior year period due to the gain recognized for the 2006 EBS Sale during the three months ended December 31, 2006.

Cash used in investing activities from our continuing operations was $242,408 in 2007, compared to cash provided by investing activities from our continuing operations of $1,741,837 in 2006. Cash used in investing activities from our continuing operations in 2007 included net disbursements of $256,712 from purchases, net of maturities and sales, of available for sale securities, compared to $241,469 of proceeds from maturities and sales, net of purchases, in 2006. Partially offsetting this disbursement of cash during 2007, is the receipt of $18,792 in repayment of advances to EBSCo, which primarily consisted of $10,000 advanced to EBSCo at closing on November 16, 2006 to support working capital needs and $10,016 of expenses paid by us on EBSCo’s behalf through December 31, 2006. In addition, during 2007, we received $11,667, which was released from escrow, related to the EPS Sale. Cash provided by investing activities from our continuing operations in 2006 was primarily attributable to $1,199,872 and $522,604 of proceeds received from the 2006 EBS Sale and EPS Sale, respectively. Cash paid in business combinations, net of cash acquired, was $152,672 in 2006, which primarily related to the acquisitions of Subimo, Medsite, Summex and eMedicine, as well as contingent consideration payments related to our acquisitions of Advanced Business Fulfillment, Inc. and MedicineNet. Investments in property and equipment were $19,053 in 2007, compared to $49,420 in 2006.

Cash provided by financing activities from our continuing operations was $92,512 in 2007, compared to cash used in financing activities from our continuing operations of $1,479,546 in 2006. Cash provided by financing activities for 2007 principally related to proceeds of $133,054 from the issuance of HLTH Common Stock and WHC Class A Common Stock resulting from the exercises of employee stock options, as well as a tax benefit of $6,601 from the exercise of employee stock options, partially offset by the repurchases of 3.4 million shares of HLTH Common Stock for $47,123. Cash used in financing activities in 2006 principally related to the repurchases of a total of 137.5 million shares of HLTH Common Stock for $1,635,287, offset by

HLTH 2007 Annual Report — MD&A Annex

ANNEX A-3 – PAGE 26

proceeds from the issuance of HLTH Common Stock and WHC Class A Common Stock (primarily resulting from exercises of employee stock options) of $156,078.

Included in our consolidated statements of cash flows are cash flows from our discontinued operations, which include (i) cash provided by the operations of the EPS segment through the date of the EPS Sale on September 14, 2006, (ii) the operating activities of the ViPS and Porex businesses and (iii) the operations of WebMD’s ACS/ACP Business through the date of its sale on December 31, 2007. Other cash flow activity related to our discontinued operations during 2007 includes (i) $17,784 in payments of legal fees related to our indemnity obligations of the initially ten and now nine former officers and directors of EPS, who were indicted in connection with the Investigation and (ii) the January 2008 reimbursement of $14,625 from two of the nine insurance companies for these costs related to this obligation. Our remaining reserve relating to this indemnity obligation was $55,563 as of December 31, 2007. The ultimate outcome of this matter is still uncertain, and accordingly, the amount of cost we may ultimately incur could be substantially more than the reserve we have currently provided.

Outlook on Future Liquidity

Our liquidity during 2008 is expected to be significantly impacted as a result of the planned WHC Merger, and also as a result of the planned divestitures of ViPS and Porex, see “— Introduction — Recent and Pending Corporate Transactions” above. The planned merger with WHC will result in the payment of up to $6.89 in cash for each outstanding share of HLTH Corporation as of the closing date of the merger. We expect to use available cash on hand, as well as cash proceeds to be received from the divestitures of Porex and ViPS to fund the cash portion of the merger consideration. Additionally, if either Porex or ViPS has not been sold at the time the WHC Merger is ready to be consummated, WHC could issue up to $250,000 in redeemable notes to the HLTH stockholders in lieu of a portion of the cash consideration otherwise payable in the merger.

As of February 21, 2008, we have approximately $1.45 billion in consolidated cash, cash equivalents and marketable securities, which reflects the receipt of $575,000 in cash on February 8, 2008 as a result of the sale of our remaining 48% interest in EBSCo. Also as of February 21, 2008, and as discussed in more detail above (see “— Introduction — Other Significant Developments”), we owned investments in approximately $364,000 of ARS investments, including approximately $169,000 of ARS investments held at WHC. In mid-February 2008, auctions for ARS investments backed by student loans failed, including auctions for the ARS investments we held. The result of a failed auction is that these ARS investments continue to bear interest in accordance with their terms until the next successful auction; however, liquidity will be limited until there is a successful auction or until such time as other markets for these ARS investments develop. We believe that any lack of liquidity relating to our ARS investments will not have an impact on our ability to fund our operations.

We believe that our available cash resources and future cash flow from operations, will provide sufficient cash resources to meet the commitments described above and to fund our currently anticipated working capital and capital expenditure requirements, for up to twenty-four months. Our future liquidity and capital requirements will depend upon numerous factors, including retention of customers at current volume and revenue levels, our existing and new application and service offerings, competing technological and market developments, cost of maintaining and upgrading the information technology platforms and communications systems that WebMD uses to provide its services and potential future acquisitions. We may need to raise additional funds to support expansion, develop new or enhanced applications and services, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. If required, we may raise such additional funds through public or private debt or equity financing, strategic relationships or other arrangements. There can be no assurance that such financing will be available on acceptable terms, if at all, or that such financing will not be dilutive to our stockholders. Future indebtedness may impose various restrictions and covenants on us that could limit our ability to respond to market conditions, to provide for unanticipated capital investments or to take advantage of business opportunities.

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ANNEX A-3 – PAGE 27

Contractual Obligations and Commitments

The following table summarizes our principal commitments as of December 31, 2007 for future specified contractual obligations, including those of our discontinued operations, that are not reflected in our consolidated balance sheets, as well as the estimated timing of the cash payments associated with these obligations. This table also provides the timing of cash payments related to our long-term debt obligations included in our consolidated balance sheets. Management’s estimates of the timing of future cash flows are largely based on historical experience, and accordingly, actual timing of cash flows may vary from these estimates.

		Less Than			More Than
	Total	1 Year	1-3 Years	4-5 Years	5 Years
	(In thousands)

Long-term debt(a)	$712,188	$15,500	$377,938	$318,750	$—
Leases(b)	64,415	11,063	22,131	16,260	14,961
Purchase obligations(c)	7,626	5,439	2,187	—	—
Other long-term obligation	456	280	176	—	—

Total	$784,685	$32,282	$402,432	$335,010	$14,961

(a)	Long-term debt includes our 3 1/8% Notes, and our 1.75% Convertible Subordinated Notes due 2023, which are first puttable at the option of the holders in 2012 and 2010, respectively. Amounts include our contractual interest payments through the earliest date at which these notes are puttable by the holder.

(b)	The lease amounts are net of sublease income.

(c)	Purchase obligations include amounts committed under legally enforceable contracts or purchase orders for goods and services with defined terms as to price, quantity and delivery.

The above table excludes $11,529 of uncertain tax positions, including interest and penalties, under FIN 48, as we are unable to reasonably estimate the timing of the settlement of these items. These uncertain tax positions include those of our discontinued operations. See Note 16, “Income Taxes” located in the Notes to Consolidated Financial Statements included in Annex A-1 above.

Off-Balance Sheet Arrangements

We have no material off-balance sheet arrangements.

Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (which we refer to as FASB) issued SFAS No. 141 (Revised 2007), “Business Combinations” (which we refer to as SFAS 141R), a replacement of FASB Statement No. 141. SFAS 141R is effective for fiscal years beginning on or after December 15, 2008 and applies to all business combinations. SFAS 141R provides that, upon initially obtaining control, an acquirer shall recognize 100 percent of the fair values of acquired assets, including goodwill, and assumed liabilities, with only limited exceptions, even if the acquirer has not acquired 100 percent of its target. As a consequence, the current step acquisition model will be eliminated. Additionally, SFAS 141R changes current practice, in part, as follows: (1) contingent consideration arrangements will be fair valued at the acquisition date and included on that basis in the purchase price consideration; (2) transaction costs will be expensed as incurred, rather than capitalized as part of the purchase price; (3) pre-acquisition contingencies, such as legal issues, will generally have to be accounted for in purchase accounting at fair value; and (4) in order to accrue for a restructuring plan in purchase accounting, the requirements in FASB Statement No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” would have to be met at the acquisition date. While there is no expected impact to our consolidated financial statements on the accounting for acquisitions completed

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ANNEX A-3 – PAGE 28

prior to December 31, 2008, the adoption of SFAS 141R on January 1, 2009 could materially change the accounting for business combinations consummated subsequent to that date.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51,” (which we refer to as SFAS 160). SFAS 160 requires the recognition of a noncontrolling interest (minority interest) as equity in the financial statements and separate from the parent’s equity. The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the results of operations. SFAS 160 clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date. SFAS 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and is to be applied prospectively as of the beginning of the fiscal year in which the statement is applied. We are currently evaluating the impact that SFAS 160 will have on our operations, financial positions and cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of SFAS 115” (which we refer to as SFAS 159), which permits but does not require us to measure financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. As we do not expect to elect to fair value any of our financial instruments under the provisions of SFAS 159, the adoption of this statement is not expected to have any impact to our consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (which we refer to as SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and establishes a hierarchy that categorizes and prioritizes the sources to be used to estimate fair value. SFAS 157 also expands financial statement disclosures about fair value measurements. On February 6, 2008, the FASB issued FASB Staff Position 157-b (which we refer to as FSP 157-b) which delays the effective date of SFAS 157 for one year for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). SFAS 157 and FSP 157-b are effective for financial statements issued for fiscal years beginning after November 15, 2007. We have elected a partial deferral of SFAS 157 under the provisions of FSP 157-b related to the measurement of fair value used when evaluating goodwill, other intangible assets and other long-lived assets for impairment and valuing asset retirement obligations and liabilities for exit or disposal activities. The impact of partially adopting SFAS 157 effective January 1, 2008 is not expected to be material to our consolidated financial statements.

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ANNEX A-3 – PAGE 29

ANNEX A-4

HLTH CORPORATION 2007 ANNUAL REPORT

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Interest Rate Sensitivity

The primary objective of our investment activities is to preserve principal and maintain adequate liquidity, while at the same time maximizing the yield we receive from our investment portfolio.

Changes in prevailing interest rates will cause the principal amount of the investment to fluctuate. To minimize this risk, we maintain our portfolio of cash equivalents, short-term investments and various types of marketable securities.

The 3 1/8% Notes and the 1.75% Notes that we have issued have fixed interest rates; changes in interest rates will not impact our financial condition or results of operations.

Exchange Rate Sensitivity

Currently, substantially all of our sales and expenses are denominated in United States dollars; however, Porex is exposed to fluctuations in foreign currency exchange rates, primarily the rate of exchange of the United States dollar against the Euro. This exposure arises primarily as a result of translating the results of Porex’s foreign operations to the United States dollar at exchange rates that have fluctuated from the beginning of the accounting period. Porex has not engaged in foreign currency hedging activities to date. Foreign currency translation gains (losses) were $3.3 million, $3.6 million and $(3.3) million in 2007, 2006 and 2005, respectively. We believe that future exchange rate sensitivity related to Porex will not have a material effect on our financial condition or results of operations.

ANNEX B

HLTH CORPORATION 2007 ANNUAL REPORT

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

We completed the initial public offering of our Common Stock on February 10, 1999. Our Common Stock began trading on the Nasdaq National Market under the symbol “HLTH” on February 11, 1999 and now trades on the Nasdaq Global Select Market.

The high and low prices for each quarterly period during the last two fiscal years are as follows:

	High	Low

2006
First quarter	$11.18	$8.32
Second quarter	12.44	10.41
Third quarter	12.60	11.45
Fourth quarter	12.78	11.37
2007
First quarter	$16.23	$12.28
Second quarter	16.56	13.72
Third quarter	15.25	12.56
Fourth quarter	16.39	12.93

The market price of our Common Stock has fluctuated in the past and is likely to fluctuate in the future. Changes in the market price of our Common Stock and other securities may result from, among other things:

•	quarter-to-quarter variations in operating results;

•	operating results being different from analysts’ estimates or opinions;

•	changes in analysts’ earnings estimates;

•	changes in financial guidance or other forward-looking information;

•	announcements of new technologies, products, services or pricing policies by us or our competitors;

•	announcements of acquisitions or strategic partnerships by us or our competitors;

•	developments in existing customer or strategic relationships;

•	actual or perceived changes in our business strategy;

•	developments in new or pending litigation and claims;

•	sales of large amounts of our Common Stock;

•	changes in market conditions in the healthcare, information technology, Internet or plastic industries;

•	changes in general economic conditions; and

•	fluctuations in the securities markets in general.

In addition, the market prices of Internet and healthcare information technology stocks in general, and of our Common Stock in particular, have experienced large fluctuations, sometimes quite rapidly. These

HLTH 2007 Annual Report — Market for Common Equity

ANNEX B – PAGE 1

fluctuations often may be unrelated or disproportionate to the operating performance of these companies. Any negative change in the public’s perception of the prospects of these companies, as well as other broad market and industry factors, may result in changes in the prices of our Common Stock.

Performance Graph

The following graph compares the cumulative total stockholder return on HLTH Common Stock with the comparable cumulative return of the NASDAQ Composite Index, a Peer Group Index (as described below) and the Research Data Group (RDG) Internet Composite Index over the period of time from December 31, 2002 through December 31, 2007. The graph assumes that $100 was invested in HLTH Common Stock and each index on December 31, 2002. The stock price performance on the graph is not necessarily indicative of future stock price performance.

Pursuant to applicable rules under the Securities Exchange Act of 1934, we are required to include in the graph below an index of companies in our industry or line-of-business. We have included an index of a specific group of companies (which we refer to as the Peer Group Index) to meet this requirement. This group of companies consists of Allscripts Healthcare Solutions, Amicas, Inc. (formerly known as Vitalworks Inc.), Cerner Corporation, Drugstore.com, Inc., Eclipsys Corporation, ProxyMed, Inc., QuadraMed Corporation, Quality Systems, Inc. and TriZetto Group, Inc. In addition, we have included in the graph the RDG Internet Composite Index, which WebMD Health Corp uses in the Performance Graph in its Annual Report as an index of companies in its industry or line-of-business.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among HLTH Corporation, The NASDAQ Composite Index,
The RDG Internet Composite Index And A Peer Group

*	$100 invested on 12/31/02 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

HLTH 2007 Annual Report — Market for Common Equity

ANNEX B – PAGE 2

HLTH CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 10, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints each of Mark D. Funston, Lewis H. Leicher and Charles A. Mele as proxies, each with full power of substitution, to represent the undersigned and to vote all shares of stock which the undersigned is entitled in any capacity to vote at the 2008 Annual Meeting of Stockholders of HLTH CORPORATION, to be held at The Waldorf-Astoria Hotel, 301 Park Avenue, New York, NY 10022, on December 10, 2008, at 9:30 a.m., Eastern time, and at any adjournment or postponement thereof, on the matters set forth below and, in their discretion, upon all matters incident to the conduct of the Annual Meeting and upon such other matters as may properly be brought before the Annual Meeting or any adjournment or postponement thereof. This proxy revokes all prior proxies given by the undersigned.
     WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER OR, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS AND NOMINEES SET FORTH BELOW.

MAIL — Please date, sign and mail your proxy card in the envelope provided as soon as possible.
or
TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718- 921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
or
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting.
☒    Please mark your votes as in this example.
The Board of Directors recommends a vote FOR the election of each of the director nominees listed in Proposal 1 and FOR Proposal 2.

			WITHHOLD	FOR ALL
			AUTHORITY	EXCEPT
		FOR ALL	FOR ALL	(See instructions
		NOMINEES	NOMINEES	below)

1.	To elect the persons listed below to each serve a three-year term as a Class I director.	☐	☐	☐

NOMINEES:

O Neil F. Dimick

O Joseph E. Smith

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●)

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as HLTH’s independent auditor for the fiscal year ending December 31, 2008.	☐	☐	☐
The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and Proxy Statement.

Signature:	Signature:
Date:	Date:

NOTE:	Please sign exactly as your name or names appear on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If the signer is a corporation, please print the full corporate name and the full title of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and the full title of the duly authorized person executing on behalf of the partnership.